As filed with the Securities and Exchange Commission on September 12, 1999
                           REGISTRATION NO. 333-59829

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               AMENDMENT NO. 2 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          SWISSRAY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         NEW YORK                                            [3841]
 (State or other jurisdiction of                  (Primary Standard Industrial
  incorporation or organization)                       Classification Number)

                                   16-0950197
                     (I.R.S. Employer Identification Number)

                          SWISSRAY INTERNATIONAL, INC.
                        320 WEST 77TH STREET, SUITE 1A
                            NEW YORK, NEW YORK 10024
                         UNITED STATES: (917) 441-7841
                         SWITZERLAND: 011-4141-914-1200

  (Address,        including zip code,  and  telephone  number,  including  area code, of registrant's principal executive offices)

                               RUEDI G. LAUPPER,
                      CHAIRMAN OF THE BOARD AND PRESIDENT
                          SWISSRAY INTERNATIONAL, INC.
                        320 WEST 77TH STREET, SUITE 1A
                            NEW YORK, NEW YORK 10024

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                              GARY B. WOLFF, ESQ.
                              GARY B. WOLFF, P.C.
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 644-6446

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the discretion of the converting shareholders after the effective date of the Registration Statement.

* In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933 this Registration Statement and the Prospectus which is a part thereof relates, in part, and combines with an earlier Registration Statement under Registration No. 333-50069 declared effective May 12, 1998.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                  / /

CALCULATION OF REGISTRATION FEE (4)

                                                                Proposed
                                                                 Maximum           Proposed
                                              Amount to         Offering            Maximum
       Title of Each Class of                    be               Price            Aggregate                Amount of
          Securities to be                   Registered         Per Share          Offering               Registration
             Registered                          (1)             (2)(3)           Price(1)(2)                  Fee
--------------------------------------------------------------------   -------------------------------------------------
Common Stock ($.01 par
  value per share)                           11,310,942          $2.593           $29,329,273           $8,652.14 (4)(5)

(1) Includes (a) 2,437,740 shares for previously issued restrictive shares pursuant to Convertible Debentures referred to under Registration Nos. 333-50069, and 333-59829 (b)6,558,153 shares which are reserved for issuance pursuant to currently issued and outstanding Convertible Debentures which will be offered for resale by certain Selling Holders under this Registration Statement, (c) 2,079,972 shares which were subsequently automatically converted into convertible debentures upon non-payment on their respective due dates and which shares may be offered for resale by certain then Selling Holders under this Registration Statement, (d) 85,077 shares being registered pursuant to certain "piggy-back" registration rights granted to an otherwise unaffiliated lender pursuant to terms of a promissory note (see "Description of Capital Stock-Promissory Note") and (e) 150,000 shares being registered which underlie certain outstanding Warrants (unrelated to aforementioned convertible debentures and/or promissory notes). Also registered hereunder (and included in the 11,310,942 shares) are shares of Common Stock of the Registrant referred to above are (i)those shares issuable in exchange for interest earned under Convertible Debentures with interest calculated through respective mandatory conversion dates and (ii) such additional shares as may be issued under anti-dilution provisions contained in the aforesaid Convertible Debentures and related Registration Rights Agreements. Such additional shares do not and will not include any shares as may otherwise be required to be issued as a result of adjustments to the conversion price, stock dividends, stock splits or similar transactions as Registrant is not relying upon Rule 416 with respect thereto.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933. In accordance with Rule 457(c) of Regulation C, the estimated price for the Securities was based on the average of the high and low reported prices on the Electronic Over-the-Counter Bulletin Board on August 24, 1999 an average of $2.578.

(3) The number of shares referred to throughout this Registration Statement unless otherwise specifically indicated gives retroactive effect to a 1 for 10 reverse stock split effective as of October 1, 1998.

(4) The number of securities being carried forward and the amount of the filing fee associated with such securities that was previously paid under earlier Registration No. 333-50069 was 1,477,008 shares of Common Stock, $.01 par value, for which the registration fee of $2,859.40 was paid. This information is provided in accordance with Rule 429(b) of the 1933 Act and the number of securities being carried forward and the amount of the filing fee associated with such securities that was previously paid under earlier Registration No.333-50069 was an additional 1,967,900 and under Registration No. 333-59829, 10,532,503 shares and 85,077 shares pursuant to piggy-back registration rights for which the registration fee of $1,545.08 was paid.

(5) Includes (a) 2,437,740 shares which are reserved for issuance pursuant to currently issued and outstanding convertible debentures which will be offered for resale by certain Selling Holders under Registration Nos. 333-50069 and 333-59829 and (b) an additional aggregate of 9,027,700 shares as indicated in footnote 1(b) through (e) inclusive.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

SWISSRAY INTERNATIONAL, INC.

CROSS-REFERENCE SHEET

PURSUANT TO ITEM 501(b) OF REGULATION S-K.

Registration Statement Item and Heading                                                   Prospectus Caption
1.       Forepart of the Registration Statement and Outside                               Cover Page of Registration
         Front Cover Page of the Prospectus                                               Statement; Outside Front
                                                                                          Cover Page of Prospectus

2.       Inside Front and Outside Back Cover Pages of                                     Inside Front and Outside
         Prospectus                                                                       Back Cover Pages of
                                                                                          Prospectus

3.       Summary Information, Risk Factors and Ratio of                                   Prospectus Summary; Risk
         Earnings to Fixed Charges                                                        Factors; The Company

4.       Use of Proceeds                                                                  Prospectus Summary; Use
                                                                                          of Proceeds

5.       Determination of Offering Price                                                  Outside Front Cover Page
                                                                                          of Prospectus

6.       Dilution                                                                         Risk Factors; Dilution

7.       Selling Security Holders                                                         Selling Holders and Plan
                                                                                          of Distribution

8.       Plan of Distribution                                                             Outside Front Cover Page
                                                                                          of Prospectus; Selling
                                                                                          Holders and Plan of
                                                                                          Distribution

9.       Description of Securities to be Registered                                       Description of Capital Stock

10.      Interests of Named Experts and Counsel                                           Legal Matters; Independent
                                                                                          Auditors
11.      Information with Respect to Registrant

         (a)   (1)       Description of Business                                          Prospectus Summary;
                                                                                          Management's Discussion and
                                                                                          Analysis of Financial Condition
                                                                                          and Results of Opertions;
                                                                                          Business; The Company


Registration Statement Item and Heading                                                   Prospectus Caption

               (2)       Description of Property                                          Business -- Description of Property

               (3)       Legal Proceedings                                                Business -- Legal Proceedings

               (4)       Control of Registrant                                            Not Applicable

               (5)       Nature of Trading Market                                         Risk Factors; Selling
                                                                                          Holders and Plan of
                                                                                          Distribution

               (6)       Exchange Controls and Other Limitations                          Risk Factors; Description
                         Affecting Security Holders                                       of Capital Stock

               (7)       Taxation                                                         Risk Factors

               (8)       Selected Financial Data                                          Prospectus Summary;
                                                                                          Selected Consolidated
                                                                                          Financial Data

               (9)       Management's Discussion and Analysis of                          Management's Discussion
                         Financial Condition and Results of                               and Analysis of Financial
                         Operations                                                       Condition and Results of
                                                                                          Operations

               (10)      Directors and Officers of Registrant                             Management

               (11)      Compensation of Directors and Officers                           Management

               (12)      Options to Purchase Securities from                              Management
                         Registrant or Subsidiaries

               (13)      Interest of Management in Certain                                Certain Transactions
                         Transactions

         (b)   Financial Statements                                                       Financial Statements

12.      Disclosure of Commission Position on Indemnification                             Information Not Required
         for Securities Act Liabilities                                                   In Prospectus

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             DATED SEPTEMBER 12, 1999

                                   PROSPECTUS

                          SWISSRAY INTERNATIONAL, INC.

                       11,310,942 Shares of Common Stock

         This prospectus ("Prospectus") relates to the offer and sale of up to 11,310,942 shares of common stock, $.01 par value per share (the "Common Stock"), of Swissray International, Inc., a New York corporation ("Swissray International, Inc." or the "Registrant"), which shares consist of (i) up to 6,558,153 shares of Common Stock which are issuable to certain persons (the "Selling Holders") upon conversion of convertible debentures, issued in nine (9) separate financings from June 1998 through August 1999, (the "Convertible Debentures") and which shares are being registered hereby pursuant to
Registration Rights Agreements between the Registrant and the Selling Holders named in this Prospectus under Registration No. 333-59829, (ii) up to 2,079,972 additional shares of Common Stock heretofore issued as restrictive shares to certain Selling Holders upon conversion of convertible debentures issued in March 1998, and August 1998 (the "Convertible Debentures") and which additional shares are being registered hereby pursuant to Registration Rights Agreements between the Registrant and the Selling Holders named in a Prospectus under Registration Nos. 333-50069, and 333-59829 (iii) 2,143,516 shares which are reserved for issuance pursuant to four separate promissory note financings which were subsequently automatically converted into convertible debentures upon non-payment on their respective due dates which shares may be offered for resale by certain then Selling Holders under this Registration Statement, (iv) 85,077 shares being registered pursuant to certain "piggy-back" registration rights granted to an otherwise unaffiliated lender pursuant to terms of a promissory note (see "Description of Capital Stock - Promissory Note") and (v)150,000 Shares being registered which underlie certain outstanding Warrants (unrelated to aforementioned convertible debentures and/or promissory notes). The up to 11,310,942 shares of Common Stock offered hereby are herein referred to as the "Securities." For further and more specific information identifying when each of the debentures referred to herein were issued and itemizing the number of shares being registered for each of such debentures, reference is made to risk factor entitled "Significant Number of Shares Issued..".

         The number of shares being registered hereunder (exclusive of an aggregate of 2,079,972 restrictive shares already issued as indicated in (ii) and (iv) of preceding paragraph) when added to the 14,541,537 shares of common stock currently issued and outstanding would increase total issued and outstanding shares to 23,329,663 and would represent 38% of all outstanding shares of common stock. The registration of such a large percentage of total outstanding securities may have a material adverse effect on the market price of the Company's common stock. Those shares being registered hereunder in accordance with aforementioned convertible debentures are to be issued in accordance with private placements and reliance upon exemption afforded under Regulation D and Section 4(6). The Company's common stock is currently listed for trading on the Electronic Over-the Counter Bulletin Board ("OTC") and the closing bid price on August 24, 1999 was $2.593. See also "Market Price and Dividend Policy" hereinafter and in particular footnote 1 thereto.

         The Securities may be offered and sold from time to time by the Selling Holders named herein (or in Registration No. 333-50069 hereinafter "Selling Holders" unless otherwise indicated or the Stockholder whose shares are being registered pursuant to aforesaid piggy-back rights) or by their transferees, pledgees, donees or their successors pursuant to the Prospectus. The Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or the purchasers of the Securities for whom such agents, underwriters or dealers may act. See "Selling Holders and Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus. The Registrant will not receive any of the proceeds from the sale of the Securities by the Selling Holders.

         The Selling Holders will receive all of the net proceeds from the sale of the Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Registrant is responsible for payment of all other expenses incident to the offer and sale of the Securities. The Selling Holders and any broker-dealers, agents or underwriters that participate in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any profit on the sale of the Securities by the Selling Holders and any commissions received by any such underwriters may be deemed to be underwriting commissions or discounts under the Act. See "Selling Holders and Plan of Distribution" for a description of indemnification arrangements.

         All references herein to the "Company" refer to Swissray International, Inc. and its subsidiaries. The executive offices of the Company are located at Swissray International, Inc., 320 West 77th Street, Suite 1A, New York, New York 10024. The telephone number is 917-441-7841 and the fax number is 917-441-7842. The address in Switzerland is Turbistrasse 25-27, CH-6280 Hochdorf, Switzerland and the telephone number in Switzerland is 011-4141-914-1200.

                 THE SECURITIES OFFERED HEREBY ARE SPECULATIVE
      AND INVOLVE A HIGH DEGREE OF RISK. ACCORDINGLY, PROSPECTIVE INVESTORS
       SHOULD BE PREPARED TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT.

         The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights
Agreements among the Registrant and the Selling Holders (the "Registration Rights Agreements"), the Registrant will use reasonable efforts to (i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the investors who hold a majority ^ interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date, (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities; (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Registrant or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Registrant and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    THE DATE OF THIS PROSPECTUS IS __, 1999.

                             AVAILABLE INFORMATION

         The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, NW., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission, such as the Registrant. The address of such site is http:\\www.sec.gov.

                               PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by the detailed information and financial information incorporated by reference herein or appearing elsewhere in this Prospectus.

                                  THE COMPANY

         The Registrant was incorporated under the laws of the State of New York on January 2, 1968 under the name CGS Units Incorporated. On June 15, 1994, the Registrant merged with Direct Marketing Services, Inc. and changed its name to DMS Industries, Inc. In May of 1995 the Registrant discontinued the operations then being conducted by DMS Industries, Inc. and acquired all of the outstanding securities of SR Medical AG, a Swiss corporation engaged in the business of manufacturing and selling X-ray equipment, components and accessories. On June 5, 1995 the Registrant changed its name to Swissray International, Inc. The Registrant's operations are being conducted principally through its wholly owned subsidiaries, Swissray Medical AG ( formerly known as SR Medical Holding AG and SR Medical AG) a Swiss corporation and its wholly owned subsidiary Swissray (Deutschland) Rontgentechnik GmbH (formerly known as SR Medical GmbH), a German limited liability company as well as through the Company's other wholly owned subsidiaries, Swissray America, Inc., a Delaware corporation,Swissray Healthcare ,Inc., a Delaware corporation and Swissray Information Solutions,Inc. a Delaware corporation.

         Swissray Media AG (formerly SR Medical Holding AG and SR Medical AG until renamed in June 1999 and February 1998) acquired all assets and liabilities, effective July 1998, of its wholly owned subsidiaries,SR Medical AG (known as Teleray AG until renamed in February 1998), a Swiss corporation and Telray Research and Development AG, a Swiss corporation. Swissray Medical AG also absorbed all assets and liabilities of the Company's other wholly owned subsidiary SR Management AG (formerly SR Finance AG), a swiss corporation.

         Effective as of July 1, 1999 Swissray Medical Systems, Inc., a Delaware corporation (formerly Swissray America Corporation) and Empower Inc. a New York corporation, have been merged into Swissray America Inc., a Delaware corporation. Unless otherwise specifically indicated, all references hereinafter to the "Company" refer to the Registrant and its subsidiaries.

         The Company is active in the markets for diagnostic imaging devices for the health care industry. The Company's products include a full range of conventional X-ray equipment for all diagnostic purposes other than mammography and dentistry, a direct digital multi-functional X-ray system - the ddR-Multi System (formerly known as the AddOn-Multi-System) and the SwissVision(TM) line of DICOM 3.0 compatible postprocessing workstations operating on a Windows NT platform for the processing of digital image data. In addition, the Company is in the business of selling components and accessories for X-ray equipment manufactured by third parties and providing services related to imaging systems. The Company is also offering products, consulting and services related to viewing, archiving, networking and transmitting of digital X-ray images.

         The services offered by the Company include the installation and after-sales servicing of imaging equipment sold by the Company, consulting services and application training of radiographers. In the United States, the Company offers information and informatics solutions consulting services to hospital imaging departments and imaging centers, maintenance management and after sales-services of products manufactured by the Company and third parties (multi-vendor, multi-modality services).

         The Company and its predecessors have been in the business of manufacturing and selling X-ray equipment in Switzerland and Germany since 1988. Beginning in 1991, the Company's predecessors began to expand into other markets in Europe, the Middle East and Asia. In 1992, the Company entered into a first Original Equipment Manufacturing ("OEM") Agreement with Philips Medical Systems GmbH ("Philips Medical Systems") providing for the manufacturing by the Company of a Multi-Radiography System ("MRS"). Simultaneously, the Company developed the first SwissVision(TM) image post-processing system, which was able to convert analog images obtained in fluoroscopy into digital information. In 1993, the Company won the innovation award of the Chamber of Commerce of Central Switzerland for this post-processing system. Beginning in 1993, the Company began the development of direct digital X-ray technology for medical diagnostic purposes.

         On April 1, 1997, the Company acquired Empower, Inc., a New York corporation ("Empower") which since incorporation in 1985, had been engaged in distributing and servicing diagnostic X-ray equipment and accessories in the New York/New Jersey/Connecticut area. Certain details with respect to such acquisition were reported in a Form 8-K and Form 8-K/A1 with date of report of April 1, 1997. In February 1998 the Company entered into a letter of intent with E.M. Parker Co., Inc., a Massachusetts corporation ("Parker") with respect to the sale of Empower's film and x-ray accessories business. Thereafter, the Company and its wholly owned subsidiary, Empower, Inc. ("Empower")entered into an Asset Purchase Agreement with Parker pursuant to which the Company and Empower sold and Parker purchased substantially all of the assets of Empower (excluding certain excluded assets as defined in the Agreement) in consideration of: (i) the assumption by Parker of certain liabilities of Empower; (ii) the cash purchase price of $250,000.00; and (iii) the payment by Parker of approximately $376,000 to a banking institution in satisfaction of certain outstanding indebtedness of Empower. Empower has been merged into Swissray
America, Inc. effective July 1, 1999. The Company is currently engaged in litigation with the former CEO of Empower. For information regarding such litigation reference is made to "Business - Legal Proceedings".

         On October 17, 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG"), located in Gig Harbor, Washington. SSG has been in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States since it was formed on October 16, 1996. SSG's operations are currently being conducted through the following wholly owned Company subsidiaries: Swissray Healthcare, Inc., and Swissray Information Solutions, Inc. The Company was recently engaged in litigation with three individuals who formerly owned SSG. For information regarding such litigation and subsequent settlement terms with respect thereto, reference is made to "Business - Legal Proceedings".

         The following organizational chart graphically indicates the Company, its wholly owned subsidiaries and certain additional information regarding each of such firms including principal locations.

                                                       Organization Chart
                                                  -----------------------------
                                                  |SWISSRAY International, Inc.|
                                                  |         New York           |
                                                  |             USA            |
                                                   ----------------------------
                                                                 |
        --------------------------------------------------------|----------------------------------------
            |                     |                      |                     |                        |
            |                     |                      |                     |                        |
  --------------------   --------------------   --------------------   ----------------------      -------------
 |Swissray Healthcare,| |Swissray Information| |Swissray Medical AG| |Swissray Rontgentechnik|    |  Swissray   |
 |        Inc.        | |    Solutions Inc.  | |      Hochdorf     | |  (Deutschland)  GmbH  |    |America, Inc.|
 |   Delaware, USA    | |    Delaware,  USA  | |    Switzerland    | |   Wiesbaden, Germany  |    |      USA    |
  --------------------   --------------------   -------------------   ----------------------       -------------


                                         THE OFFERING

Common Stock Offered(1)               Up to 11,310,942 shares of Common Stock.

Common Stock Outstanding
  Before the Offering(2)(3)           14,541,537

Common Stock Outstanding
  After the Offering(4)               23,329,663

Use of Proceeds                       The Registrant will not receive any of the
                                      proceeds from the sale of any of the
                                      Securities.

Risk                                  Factors  The  Securities   offered  hereby
                                      involve a high  degree of risk.  See "Risk
                                      Factors" commencing on page 8 hereof.

Electronic Over-the-Counter
  Bulletin Board Symbol               SRMI

(1) Includes an aggregate of up to 6,558,153 shares of Common Stock reserved for issuance upon the conversion of the Convertible Debentures. See "Selling Holders and Plan of Distribution" and "Description of Capital Stock." Also includes an aggregate of 2,437,740 additional shares of Common Stock heretofore issued as restrictive shares upon conversion of Convertible Debentures issued in March 1998, and August 1998 which latter shares relate to Registration Nos. 333-50069 and 333-59829 in accordance with Rule 429 (b) of the 1933 Act. Also being registered hereunder in accordance with certain "piggyback" registration rights are 85,077 restrictive shares heretofore issued pursuant to terms of a convertible promissory note, 150,000 shares underlying certain outstanding Warrants
    (unrelated   to   convertible  debentures)  and   2,079,972   shares   which
     are reserved for issuance pursuant to four separate promissory note offerings which were subsequently automatically converted into convertible debentures upon non-payment on their repective due dates. Regarding such former promissory notes see Description of Capital Stock - Promissory Notes Subsequently Converted Into Debentures - December 1998, March 2, 1999, March 26, 1999 and July 9, 1999.

(2) Does not include (i) those shares referred to in footnote 1 above, (ii) 161,000 shares of Common Stock which may be issued upon the exercise of outstanding options under the Registrant's 1996 Non-Statutory Stock Option Plan (the "1996 Plan"), and (iii) 200,000 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the under the 1997 Non-Statutory Stock Option Plan (the "1997 Plan").

(3) As of the close of business on August 24, 1999 there were 14,541,537 shares issued and outstanding held by 674 stockholders of the Registrant's Common Stock.

(4) While the Common Stock registered hereunder is being offered on a delayed or continuous basis pursuant to Rule 415 under the Act, the Registrant has quantified the number of shares that would be outstanding if debentures were converted as of August 24, 1999 (while taking into account interest earned through date of mandatory conversion).

Summary Financial Data

         The summary information below represents financial information of the Registrant for the fiscal years ended June 30, 1999, June 30, 1998, and June 30, 1997 which information was derived from the audited consolidated financial statements of the Registrant.

                                                        Year Ended June 30,
                                                  ------------------------------
                                                    1999        1998       1997*
                                                  ---------   ---------  ---------
                                            (In Thousands Except Per Share Data)
Statement of Operations Data:
Net Sales                                         $  17,296   $  22,893  $  13,151
Cost of goods sold                                   13,529      18,082      8,445
                                                  ---------   ---------  ---------
Gross profit                                          3,767       4,811      4,706
Selling, general and administrative expenses         15,581      18,748     17,450
                                                  ---------   ---------  ---------
Operating loss                                      (11,814)    (13,937)   (12,744)
Other expenses (income)                                 (40)        281       (319)
Interest expense                                      4,639       8,590        762
                                                  ---------   ---------  ---------
Loss from continuing operations, before             (16,413)    (22,808)   (13,187)
   income taxes and extraordinary item
Income tax provision (benefit)                           --          --        110
                                                  ---------   ---------  ---------
Loss from continuing operations before
   extraordinary item                              $(16,413)   $(22,808)  $(13,297)
                                                   ========   =========   ========
Loss per share from contunuing operations          $  (2.52)   $  (8.48)  $  (8.41)
                                                   ========   =========   =========

*    Restated

                                                   Pro-Forma      As adjusted
                                  June 30,          June 30,        June 30,
                                    1999            1999 (1)        1999 (2)
Balance Sheet Data:                ________        _________        ________

Total assets                         23,761           24,861          24,761
Long term liabilities                15,751           16,899             195
Total liabilities                    31,516           30,844          13,389
Common stock subject to put           1,820            1,820           1,820
Total stockholders' equity           (7,755)          (7,803)          9,552


(1) Includes July 1999 financing of $1,100,000 and conversion to debenture in August 1999.

(2) Adjusted to reflect conversion of convertible debentures and accrued interest thereon, since such debentures contain a mandatory conversion feature whereby any unconverted balance is automatically converted on the last date of debenture.

                                  RISK FACTORS

         Investors should carefully consider the factors set forth below as well as the other information set forth in this Prospectus before purchasing the Securities.

History of Increasing Losses; Profitability Uncertain

         As of  June  30,  1995  the  Registrant  had  accumulated  losses  on a consolidated basis of approximately $6,000,000. A substantial part of such losses resulted from activities unrelated to the Company's present operations. Since June 30, 1995 and for the four fiscal years commencing July 1, 1995 and concluding June 30, 1999, the Company incurred additional net losses aggregating $61,700,405 ($17,246,028 of which was attributable to year ended June 30, 1999 as compared to $22,503,109 which was attributable to year end June 30, 1998). Such additional losses primarily resulted from the significant expenses associated with the development of the Company's products, primarily its direct digital X-ray system, the ddR-Multi-System, the building of the Company's organization and market position as well as the costs of amortization of debenture issuance costs and beneficial conversion feature (as well as the absence of a significant increase in sales - during fiscal year ended June 30, 1998 - as a result of the delay in the market introduction of certain of the
Company's products, which delays were for the purpose of assuring product quality prior to introduction to the industry). The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and past delays encountered in connection with the development of any new products and the competitive environment in which the Company operates. Although the Company is deriving operating revenue from its current operations, such revenue has not been sufficient to make the Company's operations profitable. There can be no assurance that the Company will be able to develop significant additional sources of revenue or that it will become profitable. Results of operations may fluctuate significantly and will depend upon further successful introduction of the ddR-Multi-System, further market acceptance of new product introductions in the future and competition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Products," "-- Research and Development" and "-- Competition."

Need for Continued Market Acceptance of the ddR-Multi-System

         The Company's future performance will depend to a substantial degree upon the continued market introduction and acceptance of the ddR-Multi-System. The Company's marketing efforts to date have generated considerable awareness about the ddR-Multi-System among radiologists. From October 1997 through June 30, 1999, the Company sold twelve ddR-Multi-Systems in the United States and Europe. During the first two months of its current fiscal year the Company has already contracted sales of 10 ddR-Multi-Systems which represents a 25% increase in sales of such Systems over the entire preceding fiscal year (when eight Systems were sold). The extent of, and rate at which, the market introduction, acceptance and penetration can be achieved by the ddR-Multi-System are functions of many variables, including, but not limited to, obtaining the necessary governmental approvals (see "Government Regulation" hereinafter), price, effectiveness, acceptance by potential customers and manufacturing, training capacity and marketing and sales efforts. There can be no assurance that the ddR-Multi-System will achieve or maintain acceptance in its target markets although management is pleased with the degree of industry acceptance to date (especially reception and feedback received at RSNA convention in Chicago in December 1998, ECR convention in Vienna in March 1999 and the Computer convention (SCAR) held in Houston, Texas in May 1999. Similar risks may confront other products developed by the Company in the future. See "Business --Products" and "-- Regulatory Matters."

Reliance on a Single Product

         The Company has concentrated its efforts primarily on the development of the ddR-Multi-System and will be dependent to a significant extent upon acceptance of that product to generate additional revenues. There can be no assurance that the ddR-Multi-System will be successfully commercialized notwithstanding its recent successful introduction both within and without the United States (as heretofore and hereinafter indicated) and the fact that more Systems (10) have been sold during the first two months of the Company's current fiscal year than were sold for the entire preceding fiscal year. There can be no assurance that the Company's competitors will not succeed in developing or marketing technologies and products that are more commercially attractive than the ddR-Multi-System. See "Business -- Products" and "-- Competition."

Future Capital Needs and Uncertainty of Additional Financing

         There can be no assurance that the Company will not be required to seek additional equity or debt capital to finance its operations in the future. In addition, there can be no assurance that any such financings, if needed, will be available to the Company or that adequate funds for the Company's operations, whether from the Company's revenues, financial markets, collaborative or other arrangements with corporate partners or from other sources, will be available when needed or on terms attractive to the Company. The inability to obtain sufficient funds may require the Company to delay, scale back or eliminate some or all of its research and product development programs, sales and marketing efforts, manufacturing and slide processing operations, clinical studies and/or regulatory activities or to grant licenses to third parties to commercialize products or technologies that the Company would otherwise seek to market and sell itself.

         There can be no assurance that any additional source of financing at reasonable terms or otherwise (be it debt and/or equity financing) will be available to the Company in the future (notwithstanding availability of such financings as recently as August 1999) or that absent such financing the Company will have sufficient cash flow to maintain operations in the manner contemplated. See also risk factor directly below regarding shares issued since May of 1995 as a result of debt or equity financing.

Significant Number of Shares Issued as a Result of Equity and Debt Financings Pursuant to Regulation S and Regulation D

         From May 1995 through August 24, 1999 the Company has engaged in a significant number of equity (Regulation S) financings and debt (Regulation D) financings. Appearing directly below is a chart indicating the number of shares issued as a result of such finanicngs.

Type of                Date of           Closing      Discount    Number Of       Proceeds      Outstanding
Financing              Financing         Bid Price  From Market Shares Issued(3) Received       Balance
Reg S- Off-Shore       May 20, 1995      (4)                     2,000,000        $4,000,000    $ -0-
Reg S- Off-Shore       Dec. 10, 1995     (4)                     1,000,000        $4,500,000    $ -0-
Reg S- Convertible     Sept. 11, 1996    $4.125                  1,872,707        $3,800,000    $ -0-
Reg S- Convertible     Jan. 10, 1997     $3.00                   2,395,709        $3,500,000    $ -0-
Reg S- Off-Shore       Mar. 5, 1997      $2.6875                 1,000,000        $2,000,000    $ -0-
Reg S- Prom. Note      Apr. 28, 1997     $1.96875                  800,000        $2,000,000    $ -0-
Reg S- Convertible     May 15, 1997      $2.40625                       --        $2,000,000    $ -0-
Reg S- Convertible     June 15, 1997     $3.0625                        --        $2,000,000    $ -0-
Reg S- Convertible     July 31, 1997     $2.750                  4,077,878        $4,262,500    $ -0-(includes May and June 1997)(5)
Reg D- Convertible     Aug. 19, 1997     $2.6875     20%         3,643,053        $5,000,000    $1,850,000 rolled over
Reg D- Convertible     Nov. 26, 1997     $1.84375    25%         4,397,081        $2,158,285    $ -0-
Reg D- Convertible     Dec. 11, 1997     $1.375      25%         7,735,099        $3,690,000    $ -0-
Reg D- Convertible     Mar. 16, 1998     $1.00       20%         7,075,138        $5,500,000    $ -0-
Reg D- Convertible     June 15, 1998     $.578       20%                (1)       $2,000,000    $2,000,000
Reg D- Convertible     Aug. 31, 1998     $.281       18%                (1)       $6,143,849    $5,629,421
Reg D- Convertible     Oct. 6, 1998      $.188       18%                (1)       $2,940,000    $2,940,000
Reg D- Convertible     May 13, 1999      $.500       18%             (1)(2)       $1,080,000    $1,119,600
Reg D- Convertible     Jan. 29, 1999     $.375       18%                (1)       $1,170,000    $1,170,000
Reg D- Convertible     May 31, 1999      $.437       18%             (1)(2)       $1,110,000    $1,132,200
Reg D- Convertible     May 14, 1999      $2.875      20%                (1)       $  500,000    $  500,000
Reg D- Convertible     May 21, 1999      $3.00       20%                (1)       $  200,000    $  200,000
Reg D- Convertible     June 9, 1999      $2.625      20%                (1)       $  150,000    $  150,000
Reg D- Convertible     June 24, 1999     $.59375     18%             (1)(2)       $  550,000    $  561,000
Reg D- Convertible     Aug. 23, 1999     $3.750      20%             (1)(2)       $1,100,000    $1,148,400

(1) Utilizing the August 24, 1999 bid price for the Company's common stock ($2.593) and assuming indicated discount from market, if all convertible debentures were converted the number of shares required to be issued (inclusive of such shares as may be issued for interest earned) would amount to 8,638,126 shares. However, since (as indicated in preceding risk factor) the debenture agreements do not contain any "floor" provisions, the number of shares as may actually be issued in the future may significantly increase if there is a further significant decline in the bid price of the Company's common stock.

(2) Such shares as may be issued result from conversion of promissory notes into debentures when notes were not paid at or before their respective due dates Outstanding balance amounts indicated include interest earned on promissory notes as of due date, which due date then became date of convertible debenture issuance. See also "Description of Capital Stock - Convertible Promissory Notes Subsequently Converted Into Debentures - December 1998, March 2, 1999, March 26, 1999 and July 9, 1999".

(3) In accordance with the terms of the debentures and related agreements, 2,437,740 of these shares have been issued with restrictive legends and are included in the number of shares being registered pursuant to this Registration Statement.

(4) Date precedes initial NASDAQ listing when securities traded in "pink sheets". While prices are not currently available some were determined in arms-length negotiations at the time of such financings.

(5) The July 31, 1997 transaction represents a renegotiated replacement, inclusive of interest, of those prior two transactions which occurred on May 15, 1997 and June 15, 1997 ($2,000,000 each).

(6) In each instance where a Regulation D financing was concluded the Registrant was required to file a Form D with the SEC indicating to what extent, if any, net proceeds were utilized as and for payments to "officers, directors and affiliates" of the Registrant as opposed to "payment to others". Each of the Forms D indicate that net proceeds received were entirely allocated as "payments to others" and with a substantial majority of such funds being allocated to working capital.

         These persons and/or firms owning convertible debentures may profit from "shorting" (selling without ownership of underlying shares) the Registrant's common stock by covering such short positions with registered shares of Company common stock received upon debenture conversion.

Dilution; Effect of Outstanding Convertible Debentures on Certain Shares

         The Registrant has outstanding convertible debentures and options to purchase Common Stock at prices that are below the per share price to purchasers of the Registrant's Common Stock in the market. The discount from market, dependent upon the specific convertible debenture, ranges from 18% to 20% except for one instance where the discount from market was 25% on a $145,969 debenture (since entirely converted into shares of Company common stock). The exercise of such convertible debentures or options would have a dilutive effect on the investment of a holder of the Registrant's Common Stock.As of August 24, 1999 if all of the principal balance and interest earned on outstanding unconverted convertible debentures and warrants were converted (based on calculation contained in this Registration Statement) the Registrant would be required to issue 8,788,126 shares of its common stock thereby increasing total outstanding from 14,541,537 to 23,329,663 and reducing percentage of all current stockholders from 100% to 62%. Historically the Company has met (and intends to continue to meet) its convertible debenture obligations through issuance of stock as opposed to cash payments (i.e., interest earned from issuance of debenture to date of conversion has been paid in stock).

         As and when conversion occurs regarding outstanding convertible debentures referred to herein (and in prior risk factor entitled "Significant Number of Shares Issued..") a number of new significant holders of Company common stock will necessarily exist.

         The market price of the Registrant's Common Stock may also be adversely affected by sales of substantial amounts of Common Stock in the public market, including sales of Common Stock under Rule 144 or after the expiration of any other applicable holding period (by contract and/or statute). The sale of such stock could also adversely affect the ability of the Registrant to sell Common Stock for its own account. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Compensation of Directors and Executive Officers," "Selling Holders and Plan of Distribution" and "Description of Capital Stock."

Issuance of Significant Percentage of Securities Pursuant to Consulting Agree-ment With Corresponding Dilution to Current Stockholders

         In March 1999 the Registrant issued an aggregate of 3,800,000 shares of restrictive common stock pursuant to two separate consulting agreements and in lieu of cash payment. At the time of such issuance these shares represented approximately 32% of all outstanding shares and currently represent approximately 26% of all outstanding securities. Accordingly, upon issuance of such 3,800,000 shares, current stockholders percentage of ownership (100%) decreased (by 32%) to 68% of all then issued and outstanding shares. The
Registrant has no current plans to continue this practice. For further information regarding terms and conditions relating to such consulting agreements, reference is herewith made to "Business - Recent Developments".

Significant Portion of Company Assets Are Intangible Assets

         As of June 30, 1999, and for the year then ended, the Company's licensing agreement, patents and goodwill (aggregating approximately $4,900,000) are all intangibles and account for approximately 21% of all Company assets. Amortization of such intangibles amounts to approximately $821,000 or approximately 5.3% of total operating expenses. The Company evaluates the recoverability of unamortized intangible assets based upon expectations of nondiscounted cash flows and operating income. Impairments, if any, would be recognized in operating results if a permanent diminution in value were to occur.

Reliance on Large Customers

         In the past, the Company has made a significant amount of sales to a few large customers. Historically, the identity of the Company's largest customers and the volumes purchased by them has varied. The loss of one of the Company's current two largest customers who accounted for 54% of Company sales during fiscal year ended June 30, 1999 (as compared to the second largest customer who only accounted for 1% of Company sales during fiscal year ended June 30, 1999) or a reduction of the volume purchased by such customer would have an adverse effect upon the Company's sales until such time, if ever, as significant sales to other customers can be made. The Company considers the relationship with its largest customers to be satisfactory. The Company expects that as sales of its ddR-Multi-System continues to increase, the Company's revenue will be less dependent on one or a few large customers. See Note 19 to the Consolidated Financial Statements of June 30, 1999, 1998 and 1997 and "Business -- Sales and Marketing."

Risk of Currency Fluctuations

         The Company is subject to risks and uncertainties resulting from changes in currency exchange rates. Future currency fluctuations, to the extent not adequately hedged, could have an adverse effect on the Company's business, financial condition and results of operations. On occasion, the Company enters into currency forward contracts as a hedge against anticipated foreign currency exposures and not for speculation purposes. Such contracts, which are types of financial derivatives limit the Company's exposure to both favorable and unfavorable currency fluctuations. In the past the Company has used forward contracts exclusively in connection with the purchase of material in currencies other than Swiss Francs or U.S. dollars. For a discussion of these risks, see "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Effect of Currency on Results of Operations."

No Registration Under "Blue Sky" Laws

         The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights Agreements, the Registrant will use reasonable efforts to (i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the investors who hold a majority interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities;
(iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the
Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Registrant or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Registrant and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

Risks Associated With International Operations

         The Company does business in numerous countries, including the United States, Switzerland and Germany. Revenues from international operations outside the United States amounted to approximately 76.7% of total sales for the fiscal year ended June 30, 1999. In addition to the currency risks discussed above, the Company's international operations are subject to the risk of new and different legal and regulatory requirements in local jurisdictions, tariffs and trade barriers, potential difficulties in staffing and managing local operations, credit risk of local customers and distributors, potential inability to obtain regulatory approvals, different requirements as to product standards, potential difficulties in protecting intellectual property, risk of nationalization of private enterprises, potential imposition of restrictions on investments or transfer of funds, potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries, and local economic, political and social conditions, including the possibility of hyper-inflationary conditions, in certain countries. Any adverse change in any of these conditions could have a material adverse effect on the Company's business or financial condition. See "-- Risk of Currency Fluctuations," "-- Government Regulation," "Management's Discussion and Analysis of Financial Condition and Results of Operations-Taxes," "-- Effect of Currency on Results of Operations" and "Business -- Regulatory Matters."

         The Company previously reported an order backlog for its digital x-ray equipment as of June 30, 1997 of $30,000,000; $29,000,000 of which relates to a contract with a purchaser located in South Korea. No portion of this $29,000,000 purchase order has been filled due to economic problems in South Korea and beyond the Company's control. See also "Business - Backlog".

Highly Competitive Market, Rapid and Significant Technological Change

         The highly competitive markets in which the Company operates are characterized by rapid and significant technological change, evolving industry standards and new product introductions. The Company competes with numerous competitors, many of which are well-established in the Company's markets. Most competitors are divisions of larger companies with potentially greater financial and other resources than the Company.

         The Company's competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. Although the Company believes that it has certain technological and other advantages over its competitors, realizing and maintaining these advantages will require continued investment by the Company in research and development, sales and marketing and customer service and support. There can be no assurance that the Company will have sufficient resources to continue to make such investments or that the Company will be successful in maintaining such advantages. If the Company's products or technologies become non-competitive or obsolete, it will have a material adverse effect on the Company. See "Business -- Competition."

Dependence on Patents and Proprietary Technology

         The Company has patented certain aspects of its proprietary technology in certain markets and has filed patent applications for its direct digital technology in key markets, including the United States. The European patent as well as the U.S. patent for the Add-On Bucky have been granted and expire January 2015. The duration of other patents range from 2000 to 2016. However, there can be no assurance that other applications will be granted. There can be no assurance that the Company's issued patents or other patents issued in the future will afford protection from material infringement or that such patents will not be challenged. The Company also relies on trade secrets and proprietary and licensed know-how, which it protects, in part, through confidentiality agreements with employees, consultants and other parties. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known to, or independently developed by, competitors.

         There also can be no assurance that the Company's technology will not infringe upon the patents of others. In the event that any such infringement claim is successful, there can be no assurance that the Company would be able to negotiate with the patent holder for a license, in which case the Company could be prevented from practicing the subject matter claimed by such patent. In addition, there can be no assurance that the Company would be able to redesign its products to avoid infringement. The inability of the Company to practice the subject matter of patents claimed by others or to redesign its products to avoid infringement could have a material adverse effect on the Company.

         The Company obtained a non-exclusive license for a term of two years ending July 24, 1999(recently extended to July 31, 2000) to use certain software for its line of SwissVision(TM) postprocessing systems. There can be no assurance that this license will not be granted to a competitor of the Company. See "Business -- Intellectual Property."

Government Regulation

General

         The Company's services, products and manufacturing activities are subject to extensive and rigorous government regulation, including the provisions of the Federal Food, Drug and Cosmetic Act. Commercial distribution in certain foreign countries is also subject to government regulations. The process of obtaining required regulatory approvals can be lengthy, expensive and uncertain. Moreover, regulatory approvals, if granted, may include significant limitations on the indicated uses for which a product may be marketed.

         The Food and Drug Administration (the "FDA") actively enforces regulations prohibiting marketing without compliance with the pre-market approval provisions of medical devices. A Section 510(k) application is required in order to market a new or modified medical device. If specifically required by the FDA, a pre-market approval may be necessary. The FDA review process typically requires extended proceedings pertaining to the safety and efficacy of new products, which may delay or hinder a product's timely entry into the marketplace.

         On November 21, 1997, the AddOn Bucky(R), the direct digital detector of the ddR-Multi-System received FDA approval. The Company also submitted the ddR-Multi-System for Section 510(k) approval with the FDA and such approval was obtained on December 18, 1997 so that the ddR-Multi-System may be marketed in the United States.

         The FDA also regulates the content of advertising and marketing materials relating to medical devices. There can be no assurance that the Company's advertising and marketing materials regarding its products are and will be in compliance with such regulations. The Company is also subject to other federal, state, local and foreign laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could affect the timing of, or prevent the Company from obtaining, future regulatory approvals. The effect of government regulation may be to delay for a considerable period of time or to prevent the marketing and full commercialization of future products or services that the Company may develop and/or to impose costly requirements on the Company. There can also be no assurance that additional regulations will not be adopted or current regulations amended in such a manner as will materially adversely affect the Company. See "-- Risks Associated With International Operations," "Business -- Markets" and "-- Regulatory Matters."

         The Company is in compliance with the following regulations:

          Section 510(K) notification, 21CFR 892.1680, Reg. K973710 Quality Assurance QSR 21 CFR Part 820 and Part 820.72 (inspection) General Labeling Provisions and 21 CFR Part 801.4, 801.5 and 801.6

          ISO 9001/EN 46001 and Appendix II
          BAG CH (Ministry of Health CH)
          EWG 93/42
          ENTELA (USA), UL/CSA (USA), CSA/UL (Canada)

Sales to Health Care Industry

         The Company's products are used exclusively in the health care industry, which is highly regulated. The health care industry in certain markets for the Company's products, including the United States, has experienced significant pressure to reduce costs, which has led in some jurisdictions to substantial reorganizations and consolidations of health care providers or payors. Cost reduction efforts by the Company's customers may adversely affect the potential markets for the Company's products and services. It is also possible that legislation could be adopted in any of these jurisdictions which could increase such pressures or which could otherwise result in a modification of the private or public health care system or both or impose limitations on the ability of the Company to market its products in any such jurisdiction. Any such event or condition could have an adverse impact on the Company's business, financial condition or results of operations. See "Business -- Markets."

Reliance on Key Management

         The Company's business is highly dependent on the principal members of its management, marketing, research and development and technical staffs, and the loss of their services might impede the achievement of the Company's business objectives. In addition, the Company's future success will depend in part upon its ability to retain highly qualified management, scientific, technical and marketing personnel. There can be no assurance that the Company will be successful in retaining such qualified personnel or hiring additional qualified personnel. Losses of key personnel could have a material adverse effect on the Company's business. The Company has no key man life insurance policies with respect to any of its senior executives. See "Business -- Research and Development" and "Management -- Directors and Executive Officers of the Company."

Limited Manufacturing History with Respect to ddR-Multi-System

         The Company has limited experience with the manufacture and assembly of the ddR-Multi-System in the volumes that will be necessary for the Company to generate significant revenues from the sale of the ddR-Multi-System. The Company may encounter difficulties in scaling up its production or in hiring and training additional personnel to manufacture the ddR-Multi-System. Future interruptions in supply or other production problems could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business - Products".

Dependence on Sole Source Suppliers

         The Company has only single sources for certain essential components of the ddR-Multi-System. Interruptions in the supply of such components might result in production delays, each of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Reliance on A Single Product". To date no material interruptions have occured.

         The percentage of Company revenues derived from products which included components then only currently available from a single source supplier amounts to 13.6% as of June 30, 1999. The agreement with the single source supplier of certain camera electronics will be terminated December 31, 1999. The Company has 160 CCD cameras in stock which can be used for the next 40 ddR-Systems. The Company is currently in negotiations with three different comparable source suppliers and does not expect any material business interruptions to occur regarding CCD camera availability in a timely manner nor does it anticipate that change of supplier will have any affect upon quality of its ddR-Systems. The agreement with the single source supplier of optics expires in July 2002 and subject to renegotiations. This agreement may not be terminated by either party without cause.

Inability to Currently Determine Number of Shares Which May be Issued Upon Debenture Conversion; Potential For New Significant Stockholders and Potential Significant Percentage Dilution to Existing Stockholders Which Would Result From Significant Increase in Outstanding Shares

         Any additional convertible debenture financings will result in additional dilution to present Company shareholders by reducing their percentage of interest in the Company. In the past the Company has issued (and currently intends to issue when, as and if necessary) debt convertible into common stock without any limits on the amount that can be converted over any specific period of time. Since such conversion occurs at a negotiated discount from market price, such conversion can have a negative impact upon trading price of the Company's common stock. Further, since there is no "floor" in the debt convertibles (i.e., no bid price below which debentures may not be converted) there is no specific limit on the number of shares that may be issued upon conversion since such number of shares is dependent upon common share price at of conversion. Additionally, debenture conversion may result in a larger number of new significant stockholders to the Company.

Potential Recalls and Product Liability

         Any of the Company's products may be subject to recall for unforeseen reasons. The medical device industry has been characterized by significant malpractice litigation. As a result, the Company faces a risk of exposure to product liability, errors and omissions or other claims in the event that the use of its X-ray equipment, components, accessories or related services or other future potential products is alleged to have resulted in a false diagnosis and there can be no assurance that the Company will avoid significant liability. There also can be no assurance that the Company will be able to retain its current insurance coverage or that such coverage will continue to be available at an acceptable cost, if at all. Consequently, such claims could have a material adverse effect on the business or financial condition of the Company. As of the date hereof, the Company continues to maintain what it considers to be adequate product liability insurance so as to enable it to be compensated for certain losses incurred as a result of product recalls and product liability claims (but remains "at risk" if and to the extent that awarded damages exceed coverage).

Limited Public Market; Liquidity; Possible Volatility of Stock Price

         The Common Stock was quoted on the Nasdaq SmallCap Market System under the symbol "SRMI" until its delisting on October 26, 1998 and is currently quoted on the Electronic Over-the-Counter Bulletin Board under the same symbol. There can be no assurance that an established public market for the Common Stock can be established and/or sustained. The market price of the Common Stock could fluctuate significantly as a result of the Company's financial results, regulatory approval filings, clinical studies, technological innovations or new commercial products introduced by the Company or its competitors, developments concerning patents or proprietary rights, trends in the health care industry or in health care generally, litigation, the adoption of new laws or regulations or new interpretations of existing laws or regulations and other factors.

Delisting Due To Non-Compliance With Certain NASDAQ Standards

         The Nasdaq Stock Market recently adopted certain changes to the standards for issuers with securities listed on Nasdaq. One of the changes included increasing the quantitative maintenance requirements for continued listing in the Nasdaq SmallCap Market, on which the Company's Common Stock was then listed and traded under the symbol SRMI until October 26, 1998 delisting. In order to maintain continued listing on Nasdaq the Company's Common Stock was required to maintain a closing bid price at least equal to $1.00 per share. On October 26, 1998 NASDAQ determined to delist Company's securities from The NASDAQ Stock Market effective with the close of business October 26, 1998. The advise (accompanying the delisting letter) indicated in pertinent part that (a) the bid price of Company's common stock had fallen below $1.00 per share on October 26, 1998 despite the Company having demonstrated ".. a closing bid price in excess of $1.00 for a period of 17 consecutive trading days" and (b) the Company's 15 day extension within which to timely file its Form 10-K for fiscal year ended June 30, 1998 had expired October 15, 1998 and, accordingly, "the Registrant is now deficient in filing its 10-K for the fiscal year ended June 30, 1998".

         The NASDAQ Listing and Hearing and Review Council("Council") may,on its own motion, determine to review any NASDAQ Listing Qualifications Panel ("Panel") decision within 45 calendar days after issuance of a written decision. The Council, by letter dated December 9, 1998, and on its own initiative, called for review of the above referenced Panel's decision. The Council may affirm, modify, reverse, dismiss, or remand the decision to the Panel. The Registrant may also request the Council to review its decision and such request must be made within 15 days of the date of this decision. The institution of a review, whether by way of any request, or on the initiative of the Council, does not operate as a stay of NASDAQ's October 26, 1998 delisting decision.

         The Company formally requested a review of NASDAQ's decision in a timely manner and such request was confirmed by NASDAQ on November 16, 1998 wherein NASDAQ indicated that the Company had until January 15, 1999 for its submission of any additional information it may deem pertinent for purposes of Review Council's consideration. The Company understands that the Review Panel is prepared to and will consider any and all additional information supplied to it by the Company that did not exist at the time of delisting and, accordingly, the Company provided certain new and significant information (in a timely manner) for NASDAQ's consideration; such information primarily consisting of the fact that current bid price for common stock met NASDAQ standards and that the Company was current with respect to its Exchange Act reporting requirements and was accompanied by various literature describing the Company's products and business prospects.

         On April 1, 1999 the Council issued a Decision whereby it reversed and remanded the decision of the NASDAQ Panel with instructions, having found that the Company was not provided with adequate notice and opportunity to respond to all of the basis upon which the Panel apparently determined to delist the Company's securities.

         The Council's instructions directs NASDAQ staff and Panel to determine whether the Company complies with all continued listing requirements for the Nasdaq SmallCap Market and demonstrates the ability to maintain compliance with these requirements in the long term. Such Council's decision directs the staff to conclude its review and provide its findings to the Panel within 45 days from April 1, 1999. The decision further states that "If, at the time of the staff's review, the staff finds that the Company meets all of the requirements for continued listing on The Nasdaq SmallCap Market, demonstrates the ability to maintain compliance with these requirements in the long term, and there are no new adverse developments, the Panel should relist the Company on the SmallCap Market. If, however, the staff finds that the Company does not meet all of the continued listing requirements or does not demonstrate the ability to maintain compliance with these requirements for the long term, the Panel must notify the Company of which requirement(s) it fails to satisfy." (providing the Company with 15 days to respond).

         As of August 24, 1999 no final determination has been made regarding the issues referred to above.

No Dividends and None Anticipated

         The Company has not paid any dividends upon its common stock since its inception and by reason of its present financial condition and contemplated financing requirements does not anticipate paying any dividends in the foreseeable future but rather intends to retain earnings, if any, in order to finance its further growth and development.

Environmental Matters

         The Company is subject to various environmental laws and regulations in the jurisdiction in which it operates. Although the Company believes that it is in substantial compliance with applicable environmental requirements and the Company to date has not incurred material expenditures in connection with environmental matters, it is possible that the Company could become subject to additional or changing environmental laws or liabilities in the future that could result in an adverse effect on the Company's financial condition or results of operations. See "-- Environmental Matters" and "Business -- Environmental Matters."

Year 2000 Issue

         Many currently installed computer systems and software products are coded to accept only two-digit entries to represent years in the date code field. Computer systems are products that do not accept four-digit year entries and will need to be upgraded or replaced to accept four-digit entries to distinguish years beginning with 2000 from prior years. Management is now compliant with the Year 2000 requirements and believes that its management information system with the Year 2000 requirements on a timely basis at a minimal cost. The Company currently does not anticipate that it will experience any material disruption to its operations as a result of the failure of its management information system to be Year 2000 compliant. There can be no assurance, however, that computer systems operated by third parties, including customers vendors, credit card transactions processors and financial institutions, with which the Company's management information system interface will continue to properly interface with the Company's system and will otherwise be compliant on a timely basis with year 2000 requirements. For relevant material (information and non-information technology) delivered by third parties the Company received written assurances that their year 2000 compliance's is under control. Any failure of the Company's management information system or the systems of third parties to timely achieve Year 2000 compliance could have a material adverse effect on the Company's business, financial condition, and operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                   THE COMPANY

         The Registrant was incorporated under the laws of the State of New York on January 2, 1968 under the name CGS Units Incorporated. On June 15, 1994, the Registrant merged with Direct Marketing Services, Inc. and changed its name to DMS Industries, Inc. In May of 1995 the Registrant discontinued the operations then being conducted by DMS Industries, Inc. and acquired all of the outstanding securities of SR Medical AG, a Swiss corporation engaged in the business of manufacturing and selling X-ray equipment, components and accessories. On June 5, 1995 the Registrant changed its name to Swissray International, Inc. The Registrant's operations are being conducted principally through its wholly owned subsidiaries, Swissray Medical AG (formerly known as SR Medical Holding AG and SR Medical AG) a Swiss corporation and its wholly owned subsidiary Swissray (Deutschland) Rontgentechnik GmbH (formerly known as SR Medical GmbH), a German limited liability company as well as through the Company's other wholly owned subsidiaries, Swissray America, Inc., a Delaware corporation, Swissray Healthcare, Inc., a Delaware corporation and Swissray Information Solutions, a Delaware corporation.


       Swissray Media AG (formerly SR Medical Holding AG and SR Medical AG until renamed in June 1999 and February 1998) acquired all assets and liabilities, effective July 1998, of its wholly owned subsidiaries, SR Medical AG (known as Teleray AG until renamed in February 1998), a Swiss corporation and Telray Research and Development AG, a Swiss corporation. Swissray Medical AG also absorbed all assets and liabilities of the Company's other wholly owned subsidiary SR Management AG (formerly SR Finance AG), a swiss corporation.

         Effective as of July 1, 1999 Swissray Medical Systems, Inc., a Delaware corporation (formerly Swissray America Corporation) and Empower Inc. a New York corporation, have been merged into Swissray America Inc., a
Delaware corporation. Unless otherwise specifically indicated, all references hereinafter to the "Company" refer to the Registrant and its subsidiaries.

         The Company and its predecessors have been in the business of manufacturing and selling X-ray equipment in Switzerland and Germany since 1988. Beginning in 1991, the Company's predecessors began to expand into other markets in Europe, the Middle East and Asia. In 1992, SR Medical AG entered into a first Original Equipment Manufacturing ("OEM") Agreement with Philips Medical Systems GmbH ("Philips Medical Systems") providing for the manufacturing of a multi-radiography system ("MRS"). In 1996, this agreement was replaced with a new OEM Agreement ("Philips OEM Agreement") which provides for the manufacturing of the Bucky Diagnost TS bucky table in addition to the MRS System. Simultaneously, the Company developed the first SwissVision(TM) post-processing system which was able to convert analog images obtained in fluoroscopy into digital information. Beginning in 1993, the Company began the development of direct digital X-ray technology for medical diagnostic purposes.

         On November 6, 1996, the Company formed Swissray Corporation (which has since been renamed Swissray Medical Systems, Inc.), a Delaware corporation located in Azusa, California, as the Company's principal authorizing division in the United States.

         On April 1, 1997, the Company acquired Empower, Inc., a New York corporation ("Empower") which since incorporation in 1985, had been engaged in distributing and servicing diagnostic X-ray equipment and accessories in the New York/New Jersey/Connecticut area. Certain details with respect to such acquisition were reported in a Form 8-K and Form 8-K/A1 with date of report of April 1, 1997. In February 1998 the Company entered into a letter of intent with E.M. Parker Co., Inc., a Massachusetts corporation ("Parker") with respect to the sale of Empower's film and x-ray accessories business. Thereafter, the Company and its wholly owned subsidiary, Empower, Inc. ("Empower") entered into an Asset Purchase Agreement with Parker pursuant to which the Company and Empower sold and Parker purchased substantially all of the assets of Empower (excluding certain excluded assets as defined in the Agreement) in consideration of: (i) the assumption by Parker of certain liabilities of Empower; (ii) the cash purchase price of $250,000; and (iii) the payment by Parker of approximately $376,000 to a banking institution in satisfaction of certain outstanding indebtedness of Empower. Empower remains a wholly owned (but currently inactive) subsidiary of the Company. Empower has been merged into Swissray America, Inc. effective July 1, 1999. The Company is currently engaged in litigation with the former CEO of Empower. For information regarding such litigation reference is made to "Business - Legal Proceedings".

         Both the original purchase and subsequent sale referred to in the preceding paragraph were contracted on an arms-length basis. The sale of Empower's assets less than one year after acquisition of Empower related primarily to the sale of film, chemical and certain servicing of conventional x-ray equipment since these areas no longer constituted the Company's "core" business which revolves around its ddR-Multi-System and filmless digital technology. The original purchase of Empower was for $120,000 (in stock) and the subsequent sale referred to resulted in a gain of $55,000. Counsel representing the Company with respect to this transaction determined that such transaction was not material, did not require stockholder approval and advised management which acted upon reliance of such legal advice.

         During the fiscal year ended June 30, 1997, the Company created a new Information Solution Division known as Swissray Information Solutions, Inc. which is engaged in services related to Picture Archiving and Communications Systems ("PACS") as well as consulting activities. This division is located in Gig Harbor, Washington and headed by Michael J. Baker, who has more than 20 years experience in radiology, most recently as head of Lockheed Martin's Medical Imaging Systems division.

         On October 17,  1997,  the Company  acquired  substantially  all of the assets of Service Support Group LLC ("SSG") located in Gig Harbor, Washington (in an arms-length transaction) principally in exchange for the payment of approximately $622,000 in cash and issuance of 33,333 shares of its Common Stock in equal thirds to each of SSG's then owners based upon certain warranties and representations made by them. Counsel representing the Company with respect to this transaction determined that such transaction was not material, did not require stockholder approval and advised management which acted upon reliance of such legal advice. Pursuant to the terms of the Asset Purchase Agreement and related Registration Rights Agreement both dated October 17, 1997 (Exhibits 10.9 and 10.10 hereto), the holders of such Company shares were then given the right, commencing June 30, 1998 and terminating April 16, 1999, to require the Company to purchase any or all of such shares at $45.00 per share.Since its formation on October 16, 1996, SSG has been in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States. Issues involving the aforesaid Company shares and a number of other related matters became the subject of dispute and litigation. See "Legal Proceeding". The three former SSG owners relationship with the Company (and certain Company subsidiaries with whom such persons held positions as officers, to wit: Swissray Medical Systems, Inc. and Swissray Healthcare, Inc.) was terminated on July 20, 1998. As a result of such termination Ueli Laupper has been appointed Chief Executive Officer of both Swissray Medical Systems, Inc. and Swissray Healthcare, Inc. (with Michael J. Baker being appointed Deputy Chief Executive Officer of both subsidiaries). See "Prospectus Summary", "Business -- Research and Development."

                                 USE OF PROCEEDS

         The Registrant will not receive any of the proceeds from the sale of the Securities. All of the proceeds will be received by the Selling Holders. See "Selling Holders and Plan of Distribution."

                       MARKET PRICES AND DIVIDEND POLICY

         The Registrant's common stock, $.01 par value (the "Common Stock") was listed on the Nasdaq SmallCap Market and traded under the symbol SRMI until October 26, 1998 delisting. Since January 1999 the Company's common stock has been trading on the Electronic Over-the-Counter Bulletin Board under the same symbol. The following table sets forth, for the periods indicated, the range of high and low bid prices on the dates indicated for the Registrant's securities indicated below for each full quarterly period within the two most recent fiscal years (if applicable) and any subsequent interim period for which financial statements are included and/or required to be included.

Fiscal Year Ended June 30, 1997               Quarterly Common Stock Price
       By Quarter                                     Ranges (1)(2)
Quarter             Date                          High              Low

1st              September 30, 1996             $5.0625              $3.6875
2nd              December 31, 1996              $4.000               $2.375
3rd              March 31, 1997                 $3.5625              $1.6875
4th              June 30, 1997                  $3.250               $1.4063

Fiscal Year Ended June 30, 1998               Quarterly Common Stock Price
       By Quarter                                      Ranges (1)(2)
Quarter              Date                          High              Low

1st              September 30, 1997              $1.6375              $1.5625
2nd              December 31, 1997               $1.250               $1.125
3rd              March 31, 1998                  $1.6875              $.750
4th              June 30, 1998                   $1.000               $.500

Fiscal Year Ended June 30, 1999               Quarterly Common Stock Price
        By Quarter                                      Ranges (1)(2)
Quarter              Date                           High              Low

1st              September 30, 1998 (3)          $.5625                $0.188
2nd              December 31, 1998               $.1375                $0.875
3rd              March 31, 1999                  $1.25                 $0.375
4th              June 30, 1999                   $2.812                $2.437

(1) The Registrant's Common Stock began trading on the Nasdaq SmallCap market on March 20, 1996 with an opening bid of $47.50. The following statement specifically refers to the Common Stock activity, if any, prior to March 20, 1996 and subsequent to October 26, 1998 NASDAQ delisting. The existence of limited or sporadic quotations should not of itself be deemed to constitute an "established public trading market." To the extent that limited trading in the Registrants's Common Stock took place, such transactions have been limited to the over-the-counter market. Until March 20, 1996 and since October 26, 1998, all prices indicated are as reported to the Registrant by broker-dealer(s) making a market in its common stock in the National Quotation Data Service ("pink sheets") and in the Electronic Over-the-Counter Bulletin Board. During such dates the Registrant's Common Stock was not traded or quoted on any automated quotation system other than as indicated herein. The over-the-counter market and other quotes indicated reflect inter-dealer prices without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

(2) All prices indicated hereinabove for quarters up to and excluding quarter ending December 31, 1998 reflect price ranges as they existed during the quarters indicated but do not retroactively reflect a 1 for 10 reverse stock split effective October 1, 1998.

(3) On the date of NASDAQ's delisting (October 26, 1998) the common stock price was $.97 per share while on the date immediately prior to effectiveness of the reverse stock split (October 1, 1998) the stock price was $.118 per share.

         As of the close of business on August 24, 1999 there were 674 stockholders of the Registrant's Common Stock and 14,541,537 shares issued and outstanding.

         The payment by the Registrant of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Registrant has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

                                 CAPITALIZATION


         The following table sets forth (i) the current liabilities and capitalization of the Company as of June 30, 1999 and (ii) the pro forma liabilities and capitalization as of June 30, 1998, adjusted to reflect the conversion of the Convertible Debentures and accrued interest thereon subsequent to such date.


                                                                                                        Proforma as
                                                                Actual            Proforma (2)         Adjusted (3)
                                                                ------            ------------         ------------

Current liabilities                                                13,944,865           13,944,865            13,194,147

Long-term liabilities, net of current portion                      15,750,947           16,899,347               195,095
                                                                   ----------           ----------               -------
Total liabilities                                                  29,695,812           30,844,212            13,389,242
                                                                   ----------           ----------            ----------
Common stock subject to put                                         1,819,985            1,819,985             1,819,985
                                                                    ---------            ---------             ---------
Stockholders' equity:
     Common stock, $.01 par value, 30,000,000                         140,062              140,062               227,943
             shares authorized; 14,006,239 issued and
             outstanding; 22,794,365 as adjusted (1)
     Additional paid-in-capital                                    64,688,013           64,688,013            83,006,075
     Treasury stock                                                 (540,000)            (540,000)             (540,000)
     Accumulated deficit                                         (67,727,741)         (67,776,141)          (68,730,745)
     Accumulated other comprehensive loss                         (1,787,735)          (1,787,735)           (1,787,735)
     Common stock subject to put                                  (1,819,985)          (1,819,985)           (1,819,985)
     Deferred compensation                                          (707,222)            (707,222)             (707,222)
                                                                   ---------            ---------             ---------

Total stockholders' equity                                        (7,754,608)          (7,803,008)             9,648,331
                                                                  -----------          -----------            ----------

Total liabilities and stockholders' equity                        23,761,189           24,861,189            24,761,189
------------------------------------------                        ----------           ----------            ----------

(1) Based on a conversion price of 80% to 82% of the average of the high and low closing price on August 24, 1999.

(2) Includes July 1999 financing of $1,100,000 and conversion into debenture in August 1999.

(3) Adjusted to reflect conversion of convertible debentures and accrued interest thereon.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (in thousands, except per share data)

         The selected consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. The selected consolidated financial data as of and for the fiscal years ended, June 30, 1995 (six-month period), June 30, 1996, June 30, 1997, June 30, 1998 and June 30, 1999 are
derived from the consolidated financial statements of the Company.

                                                                Year Ended
                                   ---------------------------------------------------------------

                                     6/30/99       6/30/98      6/30/97*    6/30/96   6/30/95(1)
                                    ---------      --------     --------    --------  --------
                                                   (In Thousands, Except Per Share Data)
INCOME STATEMENT DATA:
   Net sales                          17,296       22,893       13,151      10,899         3,806
Cost of goods sold                    13,529       18,082        8,445       5,793         2,484
                                      ------      -------       ------      -------       -------
Gross profit                           3,767        4,811        4,706       5,106         1,322
Gross profit margin (%)                   22%          21%          36%         47%           35%
Selling, general and
   administrative expenses            15,581       18,748       17,450      14,966         2,307
Operating loss                       (11,814)     (13,937)     (12,744)     (9,860)         (985)
                                     -------       -------      -------     -------       -------
Other expenses (income), net             (40)         281         (319)     (1,004)        3,054
Interest expense                       4,639        8,590          762         194           122
                                       -----        -----        -----      ------        ------
Loss from continuing operations,
   before income taxes and
     extraordinary item              (16,413)     (22,808)     (13,187)     (9,050)       (4,161)
Income tax provision (benefit)            --           --          110        (365)         (339)
                                       -----      -------       ------      -------       -------
Loss from continuing operations
   before extraordinary item         (16,413)     (22,808)     (13,297)     (8,685)       (3,822)
                                      =======      =======     ========     =======       =======
Loss per share from continuing
   operations - basic                  (2.52)       (8.48)       (8.41)      (6.69)        (4.80)
                                     ========     ========     ========   =========      ========
   BALANCE SHEET DATA:
Working capital (deficit)             (2,015)       1,085        2,633       3,433         1,185
Total assets                          23,761       25,915       24,788      18,793        13,027
Short-term debt, including
   current portion of
     long-term debt                    5,740        3,910        4,211       2,737         2,954
Long-term debt                        15,751        7,771        5,635          --           705
Common stock subject to put            1,820        1,820          320          --            --
Stockholders' (deficit)
   equity                             (7,755)       4,339        7,373      10,655         6,377
Total shares outstanding
   at year end (2)                    14,006        4,143        1,969       1,419         1,204

(1) In 1995, the Registrant changed its fiscal year end from December 31 to June 30. As a result, the Company had a fiscal year beginning on January 1, 1995 and ending on June 30, 1995. Accordingly, the Summary Financial Data for the period ended June 30, 1995 is for a six-month period.

(2)      On October 1, 1998 the Company declared a 1 for 10 reverse stock split.
         The  financial   statements   for  all  periods   presented  have  been
         retroactively adjusted for the split.

*        Restated

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         All   references   herein   to   the  "Registrant"  refer  to  Swissray
International Inc. All references herein to the "Company" refer to Swissray International, Inc. and its subsidiaries.

GENERAL

         The focus of the Company for the fiscal year ended June 30, 1999 was mainly on the industrialization and commercialization of the newly developed products AddOn-Multi-System and Bucky Diagnost TS and the building and strengthening of its organization and distribution channels in the principal markets USA and Europe. At the recent annual conference of the Radiological Society of North America (RSNA 98), the Company announced that its premier product, the AddOn-Multi-System has been renamed ddR-Multi-System. The recent name change is much more in line with the overall system concept and strategy of the Company.

         In October 1997, the Company acquired substantially all of the assets of Service Support Group LLC "SSG", a company active in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States. The Company also started its activities, in the U.S. and later in Europe, the business of information solutions by providing a comprehensive package of consulting, services and products to enable the Healthcare providers to perform the transition into filmless Radiology. Significant amounts of money were invested in the opening of the market of the Company's direct digital ddR-Multi- Systems, both in the US and in Europe.

         During the start-up of the production of the Company's newly developed products, the ddR-Multi-System and the Bucky Diagnost TS, gross margins were affected negatively because of the need of extra time for training the newly hired production staff and implementation of the production run as well as efforts made to improve and maintain the highest product quality. The Company expects to lower costs and time needed for production of these systems in a later stage of the learning curve due to positive impact of the optimized production run. The sales of ddR-Multi-System was slowed down by certain governmental requirements for the sale of Healthcare products, which differ from one country to the other. On March 8, 1999 Swissray Medical AG, the
Company's   Swiss   research   and    development,  production   and   marketing
subsidiary  became  ISO 9001  and EN 46001  certified.  The  Company  filed  for
CE   approval  of  the  ddR-Multi-System  in   July  1998.   Appendix   II   for
CE-Certification  is  expected  to   be   completed  in  September  1999,  which
allows the Company to use the CE-Label, including the medical device numbers for all products manufactured and/or sold through the Company.

         The Company started a restructuring process in the fourth quarter of its fiscal year ended June 30, 1998. With the sale of Empower's Film, Processor and Chemistry Business to E.M. Parker, the Company continued its focus on digital Radiography. The process of restructuring is ongoing and includes mainly internal reorganization to achieve lean structures and cost savings.

YEAR 2000 POLICY STATEMENT

         The Company has conducted an extensive program to check the status of its equipment (information and non-infornation technology) related to the millennium.

         For relevant material (information and non-information technology) delivered by third parties the Company received written assurances that their year 2000 compliance's is under control. The Company is actually 100% compliant and is ready for Y2K.

         In fact, 100% of the Company's installed base equipment (information and non-information technology) fulfills Year 2000 compliance.

         The Year 2000 Statement of the Company has been published on its website, http://www.swissray.com, and all our customers have been informed.

         Contingency plans have been worked out by the Company.


YEAR 2000 COMPLIANT LISTS

        All products of the Company (information and non-infornation technology) fulfill the compliance for Year 2000 and belong to class A Systems. The products listed have been tested on a stand alone basis; therefore an operational environment's test results may differ. This information does not affect existing warranties, warranty exclusions, exclusive warranty remedies or limitations of liability.

Class A Systems: Year 2000 Compliant

GEN-X-Generators:          Mobile Systems:
TURNOMAT 500
GEN-X 500                   Eurabil 5      Eurabil C-Arm Standard
GEN-X 650                   Eurabil 15     Eurabil C-Arm Plus
GEN-X 800                   Eurabil 30     Eurabil C-Arm Top

                            Bucky Table Sustems:
GEN-X 1000                  -    Euramove 1
GEN-X 2000                  -    Euramove 2
GEN-X 3000                  -    Euramove 3
GEN-X 4000                  -    Euramove 4
MRS-GENERATOR               -    Eurastat 2
                            -    Eurastat 4
Atlas Systems:              -    Bucky-Diagnost TS
Atlas-U - US 2000
Atlas-U - US 3000       Special Systems
Atlas-U - US 4000           -    Euralem 1400
Atlas-BV-Tomo               -    Euralem 1500
MRS-Stativ                  -    Euralem 1800
                            -    Euralem Tomo
Urology Systems:
KU-100                     Digital Bucky Systems:
KU-100 H                    -    ddR-Multi-System
KU-100 H Tomo

Fluoroscopy Systems:
Euroscop 3A
Euroscop 6, 6+, 6++

IT-Systems internally used

         In its  year  2000  project  the  Company  has  tested  and  asked  for
statements  about  the  year  2000  compliance.  In  fact  100%  of   IT-Systems
(Information Technology) within the Company are compliant and expected to encounter no problems on January 1, 2000.

         The operating system of the Company's IT-Systems are built on Microsoft. (Windows 95 and/or Windows NT). SWISSRAY also uses the Microsoft Office packages for its administration and therefore relies on the operating system as well as the Microsoft Office package for the year 2000 compliance of Microsoft for the above mentioned products.

IT-Systems Third Parties

         The Company also asked all important partners (e.g. banks, suppliers, sales channels) for statements about the year 2000 compliance. The Company has not received any negative responses. All these important partners fulfill the Year 2000 compliance.

YEAR 2000 PROJECT COSTS

         The Company has separated its cost in the following parts:

                                                                  June 30, 1999
                                                                  --------------
Test & Survey own Products                                         $ 50,000
Test & Survey Third Parties Products                               $ 20,000
Modification own Products                                          $ 20,000
Administration (Communication  with Third Parties)                 $  5,000
Consultant                                                         $  5,000
                                                                  --------------
TOTAL YEAR 2000 Project costs                                      $100,000

YEAR ENDED JUNE 30, 1999 COMPARED TO YEAR ENDED JUNE 30, 1998

Results of operations

         Net sales amounted to $17,295,882 for the year ended June 30, 1999 compared to $22,892,978, a decrease of $5,597,096, or 24.4% from the year ended June 30, 1998. Sales for year ended June 30, 1998 include sales of the film and processor business of Empower which was sold on June 30, 1998, of $7,134,938. Net sales without the film and processor business of Empower increased for the year ended June 30, 1999 by $1,537,842 or 9.8%.

         Gross profit decreased by $1,044,611 or 21.7% to $3,766,581 for the year ended June 30, 1999, from $4,811,192 for the year ended June 30, 1998. Gross profit as a percentage of net revenues increased to 21.8% for the year ended June 30, 199 from 21% for the year ended June 30, 1998.

         Operating expenses decreased by $3,166,512, or 16.9% to $15,581,217 or 90% of net revenues, for the year ended June 30, 1999, from $18,747,729, or 81.9% of net revenues for the year ended June 30, 1998. The principle items were salaries (net of officers and directors compensation) of $3,784,305 or 21.9% of net sales for the year ended June 30, 1999 compared to $4,168,540 or 18.2% of net sales for the year ended June 30, 1998 and selling expenses of $3,061,813 or 17.7% of net sales for the year ended June 30, 1999 compared to $3,740,391 or 16.3% of net sales for the year ended June 30, 1998. Research and development expenses were $1,808,107 or 10.5% of net sales for the year ended June 30, 1999 compared to $3,542,149 or 15.5% of net sales for the year ended June 30, 1998. This decrease is primarily due to the decrease in research and development related to AddOn-Bucky. Principal costs associated with development of the ddR-Multi-System have now been accomplished and research and development costs are expected to continue regarding upgrades and new product development with respect to associated and related products relating to ddR-Multi-System.

         Interest expense decreased to $4,638,928 for the year ended June 30, 1999 compared to $8,590,268 for the year ended June 30, 1998. This decrease is primarily due to the decrease of interest expense for amortization of Debenture issuance cost and Conversion Benefit.

         Loss on extinguishment of debt was $832,849 for the year ended June 30, 1999 compared to a gain of $304,923 for the year ended June 30, 1998. The extinguishment gain or loss resulted from refinancing of Convertible debentures.

Financial Condition

June 30, 1999 compared to June 30, 1998

         Total assets of the Company on June 30, 1999 decreased by $2,153,408 to $23,761,189 from $25,914,597 on June 30, 1998, primarily due to the decrease in current assets. Current assets decreased $1,139,876 to $11,929,381 on June 30, 1999 from $13,069,257 on June 30, 1998. The decrease in current assets is primarily attributable to the decrease in inventories of $368,744 and the decrease in prepaid expenses and sundry receivables of $635,105. Other assets decreased $1,286,194 to $5,548,768 on June 30, 1999 from $6,834,962 on June 30,
1998. The decrease is primarily attributable to the amortization of the licensing agreement, patents & trademark, software development cost and the goodwill.

         On June 30, 1999, the Company had total liabilities of $29,695,812 compared to $19,755,870. On June 30, 1998. On June 30, 1999, current liabilities were $13,944,865 compared to $11,984,554 on June 30, 1998. Working capital at June 30, 1999 was ($2,015,484) compared to $1,084,703 at June 30, 1998.

CASH FLOW AND CAPITAL EXPENDITURES YEAR ENDED JUNE 30, 1999 COMPARED TO YEAR ENDED JUNE 30, 1998.

         Cash used for operating activities for the year ended June 30, 1999 was $9,788,606 compared to $11,759,371 for the year ended June 30, 1998. Cash used for investing activities was $879,303 for the year ended June 30, 1999 compared to $4,517,140 for the year ended June 30, 1998.Cash flow from financing activities for the year ended June 30, 1999 was $11,068,406 compared to $14,799,200 for year ended June 30, 1998.

         The Company does not have any material commitments for capital expenditures as of June 30, 1999.

         The Company anticipates that its use of cash will be substantial for the foreseeable future. In particular, management of the Company expects substantial expenditures in connection with the production of the planned increase of sales, the continuation of the strengthening and expansion of the Company's marketing organization and, to a lesser degree, ongoing research and development projects. The Company expects that funding for these expenditures will be available out of the Company's, future cash flow and/or issuance of equity and/or debt securities.

         However, the availability of a sufficient future cash flow will depend to a significant extent on the marketability of the Company's ddR-Multi-System. Accordingly, the Company may be required to issue additional convertible debentures or equity securities to finance such capital expenditures and working capital requirements. There can be no assurance whether or not such financing will be available on terms satisfactory to management.

         On March 16, 1998 the Company issued $5,500,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures") convertible into Common Stock of the Company. After deducting legal fees of $35,000, place-ment agent fees of $550,000 directly attributable to such offering the Company received a net amount of $4,915,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act("Regulation D") and the Company has received written representation from each investor to that effect. One Hundred percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Company at the earlier of May 15, 1998 orthe effective date of this Registration Statement at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. All of these debentures have been converted.

         In June of 1998 the Company issued $2,000,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures") convertible into Common Stock of the Company. After deducting fees directly attributable to such offering the Company received a net amount of $1,760,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representation from each investor to that effect. One Hundred percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Company at the earlier of May 15, 1998 or the effective date of this Registration Statement at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. None of these debentures have been converted as of August 24, 1999.

         On August 31, 1998 the Company issued $3,832,849 aggregate principal amount of 5% convertible debentures (the "Convertible Debentures") including a 25% premium and accrued interest, convertible into Common Stock of the Company. The Company did not receive any cash proceeds from the offering of the Convertible Debentures. The full amount was paid by investors to holders of the Company's Convertible Debentures issued on March 14, 1998 holding $3,000,000 of such Convertible Debentures as repayment in full of the Company's obligations under such Convertible Debentures. During the same period the Company issued $2,311,000 aggregate principal amount of 5% Convertible Debentures, convertible into Common Stock of the Company. After deducting fees, commissions and escrow fees in the aggregate amount of $311,000 the Company received a net amount of $2,000,000. The face amount of both Convertible Debentures are convertible into shares of Common Stock of the Company commencing March 1, 1999 at a conversion price equal to the lesser of 82% of the average closing bid price for the ten trading days preceding the date of the conversion or $1.00 per share. Any convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. As of August 24, 1999 an unconverted balance of $5,629,421 remains outstanding.

         On October 6, 1998 the Company issued $2,940,000 aggregate principal amount of 5% convertible debentures (the "Convertible Debentures") including as part of the terms of this financing $540,000 repurchase of stock, (717,850 and 747,150 shares from Dominion Capital Fund, Ltd. and Sovereign Partners LP respectively) convertible into Common Stock of the Company. After deducting fees, commissions and escrow fees in the aggregate amount of $300,000 the Company received a net amount of $2,100,000. The face amount of the Convertible Debentures is convertible into shares of Common Stock of the Company any time after the closing date at a conversion price equal to the lesser of 82% of the average closing bid price for the ten trading days preceding the date of the conversion or $1.00. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. None of these debentures have been converted as of August 24, 1999.

         The Registrant received gross proceeds of $1,080,000 in December 1998 pursuant to promissory notes bearing interest at the rate of 8% per annum for the first 90 calendar days (through March 13, 1999) with the Company having the option to extend the notes for an additional 60 days with interest increasing 2% per annum during the 60 day period. The Company exercised its extension option. As further consideration for the loan, the Company issued Lenders Warrants to purchase up to 50,000 shares of the Company's common stock exercisable, in whole or in part, for a period of up to 5 years at $.375 (the bid price for Company shares on the date of closing). The promissory notes (held by Dominion Capital Fund, Ltd. and Sovereign Partners) were not paid by their due date and the terms of a Contingent Subscription Agreement, Debenture and Registration Rights Agreement automatically went into effect with debentures bearing interest at the rate of 5% per annum (payable in stock or cash at the Company's option) and being convertible, at any time at the lesser of (a) 82% of the 10 day average bid price for the 10 consecutive trading days immediately preceding the conversion date or (b) $1.00 per share. The documents also provide for certain Company redemption rights at percentages ranging from 115% of the face amount of the Debenture to 125% of the face amount of the debenture dependent upon redemption date, if any as more specifically set forth in the last paragraph to this subsection.

         On January 29, 1999 the Company issued a principal aggregate amount of $1,170,000 of convertible debentures ("Convertible Debenture"), convertible into Common Stock of the Company at a conversion price of 82% of the average closing bid price for the ten trading days preceding the date of conversion together with accrued interest of 3% for the first 90 days, 3.5% for 91-120 days and 4% for 120 days and thereafter. After deducing fees directly attributable to such offering the Company received a net amount of $1,020,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company received written representations from each investor to that effect. Any Convertible Debenture not so converted are subject to mandatory conversion by the Company on the 24th anniversary date of issuance of the Convertible Debentures. None of these Convertible Debentures have been converted as of August 24, 1999.

         On March 2, 1999 the Company entered into a second promissory note contingent convertible debenture financing with the same lenders as the December 1998 transaction described directly above (i.e., Dominion Investment Fund LLC and Sovereign Partners LP) with terms and conditions identical to those set forth above excepting (a) gross proceeds amounted to $1,110,000 (b) the initial due date of such notes was May 31, 1999,(c) the potential 60 day extension date on such promissory notes was July 30, 1999 but such extension right was never utilized,(d)the conversion price is 80% of the 10 day average closing bid price for the 10 consecutive trading days immediately preceding conversion date and
(e) Warrants were issued (similarly exercisable over 5 years)to purchase up to 50,000 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical in all material respects to those described above regarding December 1998 transaction. The promissory notes were not paid by their due date and the terms of the Contingent Subscription Agreement and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 617,682 shares.

         On March 26, 1999 the Company entered into a third promissory note (contingent convertible debenture financing) with terms and conditions identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Aberdeen Avenue, LLC, (b) gross proceeds amounted to $550,000, (c) the initial due date of such note was June 25, 1999, (d) the potential 60 day extension date on such promissory notes was August 24, 1999 but such extendion right was never utilized
(e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 27,500 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above March 2, 1999 transaction. The promissory notes were not paid on their due date and the terms of the Contingent Subscription Agreement and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 306,059 shares.

         From May 14, 1999 to June 9, 1999 (in a single financing) the Company issued a principal aggregate amount of $850,000 of convertible debentures ("Convertible Debenture"), convertible into Common Stock of the Company at a conversion price of 80% of the average closing bid price for the ten trading days preceding the date of conversion together with accrued interest of 5%.After deducing fees directly attributable to such offering the Company received a net amount of $772,727. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of regulation D promulgated under the Act ("Regulation D") and the Company received written representations from each investor to that effect. Any Convertible Debenture not so converted are subject to mandatory conversion by the Company on the 24th anniversary date of issuance of the Convertible Debentures. None of these Convertible Debentures have been converted as of August 24, 1999.

         On  July 9, 1999  the  Company  entered  into  a fourth promissory note
(contingent convertible debenture financing) with terms and conditions substantially identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Southshore Capital, Ltd., (b) gross proceeds amounted to $1,100,000, (c) the due date of such note is August 23, 1999 with no right to extend and (d) the debenture holder did not receive any warrants. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. The promissory note was not paid on its due date and the terms of the Contingent Subscription Agreement, Convertible Debenture and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 608,967 shares.

         On August 11, 1999 the Company entered into a fifth promissory note (contingent convertible debenture financing) with terms and conditions substantially identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Aberdeen Avenue, LLC, (b) gross proceeds amounted to $1,400,000, (c) the due date of such note is November 11, 1999 with no right to extend and (d) the debenture holder did not receive any warrants. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction.The terms of the Contingent Subscription Agreement, Convertible Debenture and Registration Rights Agreement have not gone into effect as the promissory note is not in default and, accordingly, no shares are currently being registered for this transaction.

EFFECT OF CURRENCY ON RESULTS OF OPERATIONS

         The result of operations and the financial position of the Company's subsidiaries outside of the United States is reported in the relevant foreign currency (primarily in Swiss Francs) and then translated into US dollars at the applicable foreign exchange rate for inclusion in the Company's consolidated financial statements. Accordingly, the results of operations of such subsidiaries as reported in US dollars can vary significantly as a result of changes in currency exchange rates (in particular the exchange rate between the Swiss Franc and the US dollar).

YEAR ENDED JUNE 30, 1998 COMPARED TO YEAR ENDED JUNE 30, 1997

         Net sales for the fiscal year ended June 30, 1998 were $22,892,978 compared to $13,151,701 for the fiscal year ended June 30, 1997.

         The 74% increase in net sales was partially due to the acquisition of Empower on April 1, 1997 (Sales of Empower were $7,134,938 for the fiscal year ended June 30, 1998 compared to $2,000,603 for the fiscal year ended June 30,
1997), the Asset purchase of Service Support Group LLC on October 17, 1997 (Sales of Swissray Medical Inc. which started its selling activities after the asset purchase of Service Support Group was $1,577,298 for the fiscal year ended June 30, 1998 compared to $0 for the fiscal year ended June 30, 1997) and the increase in sales made under the Philips OEM Agreement of $6,500,529. Also sales to third parties in Switzerland almost doubled in the fiscal year ended June 30, 1998 compared with the previous fiscal year. These increases have been partially offset by the decrease of $1,519,159 in sales of Elscint products and decreased sales of $1,952,016 for Eastern Europe. The Company sold four of the ddR-Multi-System during the fiscal year ended June 30, 1998.

         Gross profits amounted to $4,811,192 or 21% of net sales for the fiscal year ended June 30, 1998, compared to $4,706,287 or 35.8% of net sales for the fiscal year ended June 30, 1997. The decrease in gross profits as a percentage of net revenues is primarily attributable to the fact that sales of lower-margin products increased substantially compared to the fiscal years ended June 30, 1997. This is mainly attributable to increased sales of accessories, which are generally low-margin products, as a result of the acquisition of Empower (net sales of Empower contributed approximately 31% to the Company's net sales). The Company also sold a significant number of units of newly developed products, where the Company is at the beginning of the learning curve in the production process, which results in higher production costs than in a later stage of the learning curve. These products are the Bucky Diagnost TS produced under the OEM Agreement with Philips (which contributed approximately 22% to the Company's net sales) and the ddR-Multi-System (which contributed approximately 6% to the Company's net sales). The Company expects sales of accessories to be of a smaller percentage of total sales for the fiscal year ending June 30, 1999 because of the sale of Empower's accessory business to E.M. Parker.

         Operating expenses for the fiscal year ended June 30, 1998 were $18,747,729 or 81.9% of net sales compared to $17,450,333 or 132.7% of net sales for the fiscal year ended June 30, 1997. The principal items were selling expenses of $3,740,391 or 16.3% of net sales compared to $1,873,389 or 14.2% of net sales for the fiscal year ended June 30, 1997 and salaries (net of directors and officers compensation) of $4,168,540 or 18.2% of net sales compared to $2,059,396 or 15.6% of net sales for the fiscal year ended June 30, 1997. Research and Development was $3,542,149 or 15.5% of net sales compared to $5,786,158 or 44% of net sales for the fiscal year ended June 30, 1997.

         General and administrative expenses for the year ended June 30, 1997 include the value of stock options granted in the amount of $1,161,462, whereas no stock options were granted during the fiscal year ended June 30, 1998. The
Company made an accrual of $500,000 for planned restructuring of its organization. No such costs were accrued in the fiscal year ended June 30, 1997.

         The increase of 102% in Salaries was mainly due to the acquisition of Empower Inc. on April 1, 1997 (with salaries included in the consolidated statement of operation only for one quarter of the fiscal year ended June 30,
1997) and the takeover of all of the employees of Service Support Group on October 17, 1997. Both acquisitions were within the Company's marketing strategy to build a strong market position with its own organization in one of its principle markets. The number of employees in Switzerland was increased by 21 mainly to handle the significant rise in production volume.

         The increase of 100% in selling expenses is the result of additional significant efforts on the part of the Company to build a strong market position in the United States and in Germany, the biggest European market as well as the costs incurred for successful market introduction of the Company's direct digital ddR-Multi-System. The Company also made efforts to lay the groundwork for the market introduction of Swissray Information Solutions comprehensive package of consulting, services and products.

         Research and development expenses decreased by 39%. Management considered the relative size of the research and development expenses for the fiscal year ended June 30, 1997 as high. The main focus of the R&D was the industrialization phase of the ddR-Multi-System and the development of communication interfaces (DICOM 3.0, HL 7, Dicom Worklist etc.) to extend the connectivity of the ddR-Multi-System to communication networks such as HIS, RIS, and PACS. Another important task was to finalize the Tahoma TMSSM software and go into beta-tests. The Tahoma TMSSM, technology management systems are based on the premise that technology is a resource that can be managed to achieve organizational objectives, like reducing operating expense and improving clinical performance. Additional research and development expenses have also been incurred to maintain the technological advantages of the Company's conventional X-ray equipment. Significant research and development expenses will continue to be incurred for the development of new technologically advanced products and the continuing improvement of existing products.

         The Company's operating loss increased to $13,936,537 for the fiscal year ended June 30, 1998 from $12,744,046 for the fiscal year ended June 30, 1997. The increase in the Company's operating loss is due to the significant expenses associated with the building of the Company's organization and market position primarily in one of its principle markets, the USA. After taking into account interest expense, other income, income tax benefits and extraordinary items of income (loss) the resulting net loss of the Company for the fiscal year ended June 30, 1998 increased to $22,503,109 from $13,685,188 for the fiscal year ended June 30, 1997. The increase of net loss is mainly due to the significant amount of interest expenses which resulted from the amortization of issuance cost and beneficial Conversion features of Convertible debentures issued for financing purposes, which amounted to $8,590,268 for the fiscal year ended June 30, 1998 compared to $759,853 for the fiscal year ended June 30, 1997. Extraordinary income includes the gain on early extinguishment of Debt which resulted from refinancing of Convertible debentures.

CASH FLOW AND CAPITAL EXPENDITURES

         Cash used by operating activities for the fiscal year ended June 30, 1998 increased to $11,759,371 from $10,684,988 for the fiscal year ended June 30,1997 and cash used by investing activities increased to $4,517,140 for the fiscal year ended June 30, 1998 from $3,668,196 for the fiscal year ended June 30, 1997. Cash flow from financing activities for the fiscal year ended June 30, 1998 was $14,799,200 compared to $14,752,928 for the fiscal year ended June 30, 1997.

         The Company's capital expenditures totaled $2,849,205 for the fiscal year ended June 30, 1998 compared to $3,431,375 for the fiscal year ended June 30, 1997. Capital expenditures were primarily for the improvements of the Hochdorf facility and the purchase of equipment. The increased financing needs resulted primarily from the building and strengthening of the Company's organization and distribution channels in the US and Europe and the improvements of the Hochdorf facility.

INFLATION

         Inflation can affect the costs of goods and services used by the Company. The competitive environment in which the Company operates limits somewhat the Company's ability to recover higher costs through increasing selling prices. Moreover, there may be differences in inflation rates between countries in which the Company incurs the major portion of its costs and other countries in which the Company sells its products, which may limit the Company's ability to recover increased costs, if not offset by future increase of selling prices. To date, the Company's sales to high-inflation countries have either been made in Swiss Francs or US dollars. Accordingly, inflationary conditions have not had a material effect on the Company's operating results.

SEASONALITY

         The Company's business has historically experienced a slight amount of seasonal variation with sales in the first fiscal quarter slightly lower than sales in the other fiscal quarters due to the fact that the Company's first quarter coincides with the summer vacations in certain of the Company's markets.

BACKLOG

         Management estimates that as of the end of the fiscal year ended June 30, 1999, the Company had an order backlog of $12,000,000 which consisted of $8,000,000 in conventional x-ray equipment and $4,000,000 in digital (i.e., ddR-Multi-Systems and information solutions )as compared to an order backlog of $13,000,000 which consisted of $11,500,000 in conventional x-ray equipment and $1,500,000 in ddR-Multi-Systems as of the fiscal year ended June 30, 1998.

NEW ACCOUNTING PRONOUNCEMENTS

         The Company will adopt Statement of Financial Accounting Standard No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities" for the year ended June 2000. SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. The application of the new pronouncement is not expected to have a material impact on the Company's financial statements.

                                    BUSINESS

Overview

         The Company is active in the markets for diagnostic imaging devices for the health care industry. Diagnostic imaging devices include X-ray equipment, computer tomography ("CT") systems and magnetic resonance imaging ("MRI") systems for three dimensional projections, nuclear medicine ("NM") imaging devices and ultrasound devices.

         The Company is primarily engaged in the business of manufacturing and selling diagnostic X-ray equipment for all radiological applications other than mammography and dentistry. In addition, the Company is in the business of selling imaging systems and components and accessories for X-ray equipment manufactured by third parties and providing services related to diagnostic imaging.

         X-rays were discovered in 1895 by Wilhelm Konrad Rontgen. Shortly thereafter, X-ray imaging found numerous applications for medical diagnostic and non-medical purposes. Today, medical X-ray imaging is a fundamental tool in bone and soft tissue diagnosis. X-ray diagnosis is primarily used in orthopedics, traumatology, gastro-enterology, angiography, urology, pulmology, mammography and dentistry. The principal elements of a diagnostic X-ray system are the X-ray generator, the X-ray tube and the bucky device. The generator generates high tension, which is converted into X-rays in the X-ray tube. The X-rays so created then penetrate a patient's body and subsequently expose a film contained in the bucky device. Following exposure, the film is chemically processed and dried in a dark room. A typical room used for general X-ray examinations (bucky room) contains an X-ray system which includes a table with a bucky device for examinations of recumbent patients (bucky table) and a wall stand with a second bucky device for examinations of sitting and standing patients (bucky wall stand).

        The film used in conventional X-ray systems has certain inherent disadvantages, including the significant amount of time and operating expenses associated with the handling, processing and storage thereof, the need for chemicals to develop films and the environmental concerns related to their disposal. Additional expenses and inconveniences arise in connection with the storage, duplication and transportation of conventional films. The following X-ray systems have been developed to overcome these disadvantages: scanning devices, phosphor plate or Computed Radiography(TM) ("CR") systems and direct digital radiography ("ddR") systems. Scanning devices are used to convert existing X-ray images into a digital form. While the use of scanning devices permits the electronic storage, retrieval and transmission of X-ray images, they do not eliminate the other inconveniences of conventional films and add time and expenses associated with the scanning process. In a CR system the film cassette is replaced with a phosophor plate which is electrically charged by X-rays. The electrical charges on this phosphor plate are then converted into digital information by a laser scanner. Although this system has the advantage that the phosphor plates are reusable and the inconveniences related to the development of X-ray films are eliminated, it does not achieve instant images and a significant amount of time and operating expenses are required in connection with the handling and scanning of the phosphor plates. Additional expenses arise due to the fact that phosphor plates have a limited lifespan.

         ddR technology is designed to eliminate the disadvantages and significant operating costs associated with conventional X-ray systems and CR systems. With ddR technology digital information can be made available for diagnostic purposes within a few seconds after an X-ray image is taken without any additional steps, thereby reducing processing time and related operating expenses. Direct digital X-ray technology uses either charge coupled devices ("CCD") arrays, amorphous silicon/selenium panels or selenium drums to convert X-rays into digital information. To the Company's knowledge, no silicon or selenium-based technology is currently available for purposes of general X-ray diagnosis. To the Company's knowledge, the only CCD based direct digital technology available for general diagnostic purposes is the Company's AddOn Bucky(R). While other CCD based direct digital X-ray systems are used for dental X- ray imaging and chest examinations, the Company believes that neither such technologies nor the silicium based technology used in a chest examination system offered by one of the Company's competitors can easily be adapted for general diagnostic purposes because none is capable of providing the resolution necessary to obtain digital information with sufficient diagnostic value on a standard 14" by 17" X-ray image.

Products

         The Company's marketing strategy is to offer its customers a complete package of products and services in the field of radiology, including equipment, accessories and related services such as consulting and after-sales services. The Company's products include a full range of conventional X-ray equipment for all diagnostic purposes other than mammography and dentistry, the direct digital ddR-Multi-System and the SwissVision(TM) line of DICOM 3.0 compatible postprocessing work stations operating on a Windows NT platform. Currently, most of the Company's X-ray equipment is manufactured and developed in Switzerland. On March 8, 1999 Swissray Medical AG, the Company's Swiss research and development, production and marketing subsidiary became ISO 9001 and EN 46001 certified. Appendix II for CE - Certification is expected to be completed in April 1999, which allows the Company to use the CE-Label, including the medical device numbers for all products manufactured and/or sold through the Company. See also "Products Distribution of Agfa Products" and "Government Regulation".

         Digital ddR-Multi-System/SwissVision

         The ddR-Multi-System, which includes a SwissVision(TM) workstation for the postprocessing of digital image data and the transfer of such data through central networks or via telecommunications systems, is a complete multi-functional direct digital X-ray system which combines the functions of a conventional bucky table and a bucky wall stand. The Company's own estimates and research into this area indicate that the ddR-Multi-System is the first direct digital radiography system available which allows for substantially all plane X-ray examinations on the recumbent, upright and sitting patient necessary in orthopedics, emergency rooms and chest examination rooms. The ddR-Multi-System uses the Company's AddOn Bucky(R) as the digital detector. The AddOn Bucky(R) is able to make available an X-ray image in a direct digital way for diagnostic study within 16 to 20 seconds. As a consequence, the efficiency and the throughput of the bucky room can be increased. The Company believes that a significant advantage of the Company's ddR-Multi-System is the fact that a variety of X-ray examinations can be made with the use of only one digital detector, the most expensive part of an X-ray system using direct digital technology.

         During the 100 years in which X-ray imaging has been used for medical purposes, there has been a continuous trend to improve image quality, to reduce the radiation dose and to improve the ergonomic features of X-ray equipment. Management believes that the ddR technology developed by the Company will take this development to the next level because the ergonomically advanced ddR-Multi-System provides excellent image quality with minimal radiation doses and at the same time reduces operating expenses through the elimination of films, phosphor plates or cassettes and the handling, development and storage thereof.

         The Company's line of SwissVision(TM) postprocessing workstations permit the postprocessing of digital X-ray images, including section, zooming, enlargement, soft tissue and bone structure imaging, accentuation of the limitation of the joints, noise suppression, presentation of different fields of interest within an area and archiving and transferring the data through central networks and telecommunication systems. In addition, the SwissVision(TM) post-processing workstations are able to analyze data stored with respect to a particular patient. As a result, consistent image quality of different images of the same patient can be achieved. The workstations operate on a Windows NT platform and are DICOM 3.0 compatible. The Company is also offering products and services related to networking, archiving and electronic distribution of digital X-ray images, including PACS.

         Conventional X-Ray Equipment, Imaging Systems, Components and
Accessories

         The Company manufactures and sells conventional diagnostic X-ray equipment for all radiological applications other than mammography and dentistry. The conventional X-ray equipment manufactured by the Company includes X- ray generators, basic X-ray equipment, bucky table systems, mobile X-ray systems, mobile C-arm systems, fluoroscopy systems, urology systems and remote controlled examination systems. In addition, the Company sells components and accessories for X-ray systems. In general, the components and accessories for X-ray equipment sold by the Company are manufactured by third parties. In Switzerland, the Company was the exclusive distributor of CT systems, MRI systems and NM systems manufactured by Elscint. No sales were made under such distributorship arrangement for the fiscal year ended June 30, 1998 while for the fiscal year ended June 30, 1997 revenues under such agreement approximated 12% of total sales. The Company does not currently have any business arrangements with Elscint in that such firm sold all or part of its company to

Picker International Inc. and GE Medical Systems in the later part of 1998.

         Original Equipment Manufacturing (OEM)

         On June 11, 1996, the Company entered into a new OEM Agreement (the "Philips OEM Agreement") with Philips Medical Systems which replaced the previous OEM Agreement with Philips Medical Systems, dated July 29, 1992. The Philips OEM Agreement provides for the production of two conventional X-ray systems, the Bucky Diagnost TS bucky table and a Multi Radiography System ("MRS"), which is approved by the World Health Organization ("WHO") as a World Health Imaging System for Radiology ("WHIS-RAD"). As a result, the Company's MRS system may be tendered in projects financed by the World Bank. Under the Philips OEM Agreement these two products are marketed worldwide by Philips Medical Systems through its existing distribution network. The initial term of the Philips OEM Agreement expires on December 31, 2000.

         Services

         The services offered by the Company include the installation and after-sales servicing of imaging equipment sold by the Company, consulting services and application training of radiographers. In the United States, the Company offers consulting services to hospital imaging departments and imaging centers, including maintenance management, and after-sales services of products manufactured by the Company and third parties. Maintenance management services for imaging equipment include the management of after-sales services with respect to different kinds and brands of imaging equipment (multi-vendor and multi-modality services).

         Distribution of Agfa Products

         In April of 1998 the Company entered into a OEM Agreement with Agfa for the distribution of the latter's laser imagers, dry printers and computed radiography systems. By virtue of having entered into such distribution agreement, the Company is able to offer a complete solution for a total digital radiology department. Both Company products and Agfa products are DICOM 3.0 compatible and can be used on a network or for ponit-to-point connections. Agfa, a leading worldwide manufacturer of imaging products and systems, is part of the Agfa-Gevaert Group, with Agfa-Gevaert being a wholly owned subsidiary of Bayer AG.

Markets

         Product Markets

         The Company estimates that the global market for X-ray equipment and accessories is approximately $5 billion, 45% of which is in the United States, 26% in Western Europe, 19% in Japan and 10% in the rest of the world (Sources:
National Electrical Manufacturers Association; Market Line). The Company's principal markets for its X-ray equipment, components and accessories by country are Switzerland, the United States and Germany constituting 73%, 23% and 4% of the Company's sales during the fiscal year ended June 30, 1999 respectively. The Company believes that because of the need to bring medical services to Western standards, Eastern Europe continues to offer interesting opportunities as a market for the Company's conventional X-ray equipment and accessories. The Company has also been able to gain access to markets in Asia, the Middle East and Africa. See "-- Sales and Marketing."

         The Company believes that the principal markets for its direct digital X-ray equipment are located in North America and Western Europe, where the first sales of the ddR-Multi-System have been made. The Company submitted both its AddOn Bucky(R) and the ddR-Multi-System to the FDA for Section 510(k) clearance. On November 21, 1997, the Company's AddOn Bucky(R), the direct digital detector of the ddR-Multi-System, received FDA approval and on December 18, 1997 the Company's ddR-Multi-System received FDA approval; the Company thus receiving authorization to market the ddR-Multi-System in the United States. Having obtained the required approval from the FDA, the Company intends to sell the ddR-Multi-System in the United States through its subsidiaries and other channels. See "Risk Factors -- Government Regulation" and "Business -- Regulatory Matters."

         Service Markets

         The Company estimates that the worldwide market for services related to X-ray equipment, including maintenance management is approximately $44 billion, of which approximately $40.5 billion (or 92%) relate to after-sales services. The markets for maintenance management and capital planning amount to $3.4 billion or 8% of the total market for services related to X-ray equipment. The principal markets for after-sales services are the United States (45%), Western Europe (26%) and Japan (19%). The Company expects that as the installed base of X-ray equipment grows, the market for after-sales services will also expand. Additional growth may result from a general increase in the demand for such services. To date, a significant market for maintenance management and capital planning has only developed in the United States as a result of the impact of managed care plans and health maintenance organizations ("HMOs") on the health care industry. The Company expects that in the future there will be a similar trend in Europe, which may lead to the development of a market for such services in Europe. See "-- Products" and "-- Sales and Marketing."

Sales and Marketing

         The Company's customers are universities, hospitals, clinics, imaging centers and physicians. The Company markets its products and services primarily through its own sales force in the United States, Switzerland, Germany and Eastern Europe and through resellers in these and other markets in Europe, Middle East, Africa, Asia, and Latin America. The Company also offers products and services related to networking, electronic archiving and distribution, including PACS, through the Swissray Information Solution division.

         Two of the Company's products, the MRS system and the Bucky Diagnost TS system, are distributed worldwide through Philips Medical Systems.

         The Company believes that in the foreseeable future there will be a continuous world-wide growth in the markets for complete X-ray systems, components, accessories and related services because of the improvement of health care services in developing countries and Eastern Europe and the necessity to meet increasingly stricter regulations with respect to radiation dosage and other safety features and environmental hazards in many jurisdictions. With the transition from conventional to digital X-ray systems, the demand for products and services related to networking, archiving and electronic distribution of digital X-ray images will grow in industrialized countries. In these markets the demand for conventional X-ray equipment, accessories and related services will decrease over time. See "-- Markets."

         In August of 1999 the Company signed a one year exclusive sales, marketing and service agreement with Hitachi Medical Systems America, Inc.(HMSA) , a subsidiary of Hitachi Medical Corporation. Under the terms of the agreement HMSA will provide sales, marketing and service for the distribution of Swissray's ddR-Multi-System to end users within certain defined territories within the United States. In addition HMSA will utilize and promote the Swissray Information Solutions Services and products consisting of consulting imaging informatics.


         In the past, the Company has made a significant amount of sales of its X-ray equipment to a few large customers. For the fiscal year ended June 30, 1999 sales to the Company's single largest customer accounted for approximately 54% of all revenues.

         The Company considers the relationship with its largest customers to be satisfactory. Historically, the identity of the Company's largest customers and the volumes purchased by them has varied. The loss of the Company's current single largest customer or a reduction of the volume purchased by it would have an adverse effect upon the Company's sales until such time, if ever, as significant sales to other customers can be made. The Company expects that as sales of its ddR-Multi-System increase, the Company's revenue will be less dependent on a few large customers. See "Risk Factors -- Reliance on Large Customers" and Notes to the Company's Consolidated Financial Statements.

         In August 1998 the Company entered into a global distributorship agreement for its ddR-Multi-System with Elscint Ltd. of Haifa to sell and service such product in 14 countries in Europe, Canada, South America and
Africa. Soon thereafter almost all of the assets of Elscint Ltd. were sold to Picker International and GE Medical Systems respectively. Neither Picker International nor GE Medical Systems have executed or honored the distributorship agreement as of the date hereof and therefore the Company is unable to sell the anticipated 75 ddr-Multi-Systems (partially anticipated to be sold through Elscint Ltd.)within the fiscal year 98/99 as originally planned.

Research and Development

         During the fiscal year ended June 30, 1999, the Company incurred expenses regarding to research and development of $1,808,107(accounting for 12% of the Company's operating expenses) compared to $3,542,149 (accounting for 19% of the Company's operating expenses) for fiscal year ended June 30, 1998 and compared to $5,786,158 (accounting for 33% of the Company's operating expenses) for fiscal year ended June 30, 1997. The decrease of the Company's research and development expenses by 68% from the fiscal year ended June 30, 1997 to the fiscal year ended June 30, 1999 resulted primarily from the fact that principal costs associated with development of the direct digital detector, the unique Add-On Bucky have been completed. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The Company will continue to have significant research and development expenses associated with the development of new products (including diagnostic hardware and software products and new digital X-ray products) and improvements to existing products manufactured by the Company. New products currently being developed by or on behalf of the Company include a new digital chest examination system (ddRChest-System), a direct digital universal radiography system (ddR Combi)and a multi-functional floating table.

         As of June 30, 1999, the Company employed 11 people in research and development. The number of people employed in research and development has increased by 10% since June 30, 1998. The Company is outsourcing certain research and development activities and intends to continue this policy in the future.

         The Company has established a scientific advisory board to support its research and development projects and to enable the Company to develop technologically advanced products. The Company believes that the integration of academic institutions and hospitals will allow the Company to save research and development expenses and will provide it with access to clinical and scientific experience and know-how.

Raw Materials and Suppliers

         The Company has a policy of outsourcing the manufacturing of components for its X-ray equipment whenever such outsourcing is more efficient and cost effective than in-house production. In particular, components for which serial production is available are produced by third-party manufacturers according to Company specifications. Generally, the X-ray accessories sold by the Company are manufactured by third parties.

         There is virtually no stock of finished X-ray equipment on the Company's premises for any extended period of time since X-ray equipment is generally manufactured at a customer's request. At June 30, 1999 finished products accounted for approximately 10% of inventory while raw material, parts and supplies accounted for approximately 76% of inventory and work in process for approximately 14%.

         The percentage of Company revenues derived from products which included components then only currently available from a single source supplier amounted to 13.6% as of June 30, 1999. The agreement with the single source supplier of certain cameras, electronics will be terminated on December 31, 1999.The Company currently has 160 CCD cameras in stock which can be used for the next 40 ddR-Systems. The Company is currently in negotiations with three different comparable source suppliers and does not expect any material business interruptions to occur regarding CCD camera availability in a timely manner nor does it anticipate that change of supplier will have any effect upon quality of its ddR-Systems. The agreement with the single source supplier of optics expires in July 2002 and subject to renegotiations.

Backlog

         Management estimates that as of the end of the fiscal year ended June 30, 1999, the Company had an order backlog of $12,000,000 which consisted of $8,000,000 forconventional x-ray equipment and $4,000,000 digital (i.e., ddR-Multi-Systems and information solutions) as compared to an order backlog of $13,000,000 which consisted of $11,500,000 in conventional x-ray equipment and $1,500,000 in ddR-Multi-Systems as of the fiscal year ended June 30,1998. The Company had previously reported an order backlog for its digital x-ray equipment as of June 30, 1997 of $30,000,000; $29,000,000 of which related to a contract with a purchaser located in South Korea, management currently does not expect that such order will be filled (to any significant degree) in the current calendar year (if at all) absent a dramatic positive change in such economic conditions which currently is not expected to occur. Accordingly, the Company no longer, for practicable purposes, considers such South Korea contract to be part of its backlog. The Company believes that substantially the entire order backlog for conventional X-ray equipment (which consists primarily of orders under the Philips OEM Agreement)will be filled during the current fiscal year. While the Company expects to continue to have a certain order backlog for conventional X-ray equipment (exclusive of that indicated above) in the future because of the Philips OEM Agreement, the order backlog for digital X-ray equipment is likely to be substantially reduced in the future as the Company estimates that orders for such equipment will typically be filled within three months.

Competition

         X-Ray Equipment Market

         The markets in which the Company operates are highly competitive. Most of the Company's competitors are significantly larger than the Company and have access to greater financial and other resources than the Company. The principal competitors for the Company's X-ray equipment are General Electric, Siemens, Toshiba, Trex Medical, Shimatsu, Picker and Philips. In general, it is the Company's strategy to compete primarily based on the quality of its products. In the market for conventional X-ray equipment, the Company's strategy is to focus on niche products and niche markets.

         To the Company's knowledge the only direct digital X-ray systems for medical diagnostic purposes other than the ddR-Multi-System currently available are chest examination systems offered by Philips, IMIX and Odelft. In addition, there are several direct digital X-ray systems available for dental purposes. None of these systems is able to perform bone examinations on extremities. To the best of management's knowledge the Company's ddR-Multi-System is the only multi-functional direct digital X-ray system currently available which allows all plane X-ray examinations on the recumbent, upright and sitting patient without the use of cassettes, films, chemicals or phosphor plates. A number of companies, including certain of the Company's competitors in the markets for conventional X-ray equipment, are currently developing direct digital X-ray detectors or direct digital X-ray systems for specific applications (including mammography). See "-- Products," "-- Markets," "Risk Factors -- Competition."

         Service Market

         In the markets for services related to imaging equipment the Company's competitors are equipment manufacturers (including certain of the Company's competitors in the X-ray equipment market) and independent service organizations. In the service markets, it is the Company's strategy to build a market position based on the confidence of its customers in the quality of its products and service personnel. See "-- Products," "-- Markets," "Risk Factors -- Competition."

Intellectual Property

         The Company has obtained patent protection for certain aspects of its conventional X-ray technology. The Company has filed patent applications covering certain aspects of its direct digital technology in key markets in Europe, North America and Asia, including the United States, Canada, Switzerland and Germany. The Company has obtained for one of its two patents the European patent as well as the U.S. patent. Although the Company believes that its products do not infringe patents or violate proprietary rights of others, it is possible that infringement of proprietary rights of others has occurred or may occur. In the event the Company's products infringe patents or proprietary rights of others, the Company may be required to modify the design of its products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement action and the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

         The Company also relies on proprietary know-how and employs various methods to protect its concepts, ideas and technology. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such technology or obtain access to the Company's proprietary know-how or ideas. Furthermore, although the Company has generally entered into confidentiality agreements with its employees, consultants and other parties, there can be no assurance that such arrangements will adequately protect the Company. The Company has obtained licenses to use certain technology which is essential for certain of the Company's products, including certain software used for its line of SwissVision(TM) postprocessing systems. The software license is a worldwide, non-exclusive, non-transferable license recently extended to July 31, 2000 to use and distribute the Agfa software in combination with the Add-On Bucky.

         The Company considers the Swissray name as material to its business and has obtained, or is in the process of obtaining, trademark protection in key markets. The Company is not aware of any claims or infringement or other challenges to the Company's rights to use this or any other trademarks used by the Company. See "Risk Factors -- Dependence on Patents and Proprietary Technology."

Regulatory Matters

         The Company's X-ray equipment, components and related accessories are subject to regulation by national or regional authorities in the markets in which the Company operates. Pursuant to the Federal Food, Drug and Cosmetic Act, X-ray equipment is a class II medical device which may not be marketed in the United States without prior approval from the FDA.

         The FDA review process typically requires extended proceedings pertaining to the safety and efficacy of new products. A 510(k) application is required in order to market a new or modified medical device. If specifically required by the FDA, a pre-market approval ("PMA")may be necessary. Such proceedings, which must be completed prior to marketing a new medical device, are potentially expensive and time consuming. They may delay or hinder a product's timely entry into the marketplace. Moreover, there can be no assurance that the review or approval process for these products by the FDA or any other applicable governmental authorities will occur in a timely fashion, if at all, or that additional regulations will not be adopted or current regulations amended in such a manner as will adversely affect the Company. Moreover, such pre-marketing clearance, if obtained, may be subject to conditions on the marketing or manufacturing of the ddR-Multi-System which could impede the Company's ability to manufacture and/or market the product. The Company submitted both its AddOn-Bucky(R) and the ddR-Multi-System for Section 510(k) clearance with the FDA. On November 21, 1997, the Company's AddOn Bucky(R), the direct digital detector of the ddR-Multi-System, received FDA approval and on December 18, 1997 the Company's ddR-Multi-System received FDA approval; the Company thus receiving authorization to market the ddR-Multi-System in the U.S. The FDA also regulates the content of advertising and marketing materials relating to medical devices. There can be no assurance that the Company's advertising and marketing materials regarding its products are and will be in compliance with such regulations.

         The Company is also subject to other federal, state, local and foreign laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices. The electrical components of the
Company's products are subject to electrical safety standards in many jurisdictions, including Switzerland, EU, Germany and the United States. The Company believes that it is in compliance in all material respects with applicable regulations. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. The effect of government regulation may be to delay for a considerable period of time or to prevent the marketing and full commercialization of future products or services that the Company may develop and/or to impose costly requirements on the Company. There can also be no assurance that additional regulations will not be adopted or current regulations amended in such a manner as will materially adversely affect the Company. See "Risk Factors -- Risks Associated With International Operations," "-- Government Regulations," "Business -- Markets" and "-- Regulatory Matters." Company product certifications may be briefly summarized as follows: On March 8, 1999 Swissray Medical AG, the Company's Swiss research and development, production and marketing subsidiary became ISO 9001 and EN 46001 certified. Appendix II for CE - Certification is expected to be completed in September 1999, which allows the Company to use the CE-Label, including the medical device numbers for all products manufactured and/or sold through the Company. See also "Government Regulation".

Environmental Matters

         The Company is subject to various environmental laws and regulations in the jurisdictions in which it operates, including those relating to air emissions,  wastewater  discharges,  the  handling  and  disposal  of solid  and hazardous wastes and the remediation of contamination associated with the use and disposal of hazardous substances. The Company owns or leases properties and manufacturing facilities in Switzerland, the United States and Germany. The Company, like its competitors, has incurred, and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations in both the United States and abroad as may specifically apply to it. The Company does not believe that it has been involved in utilization of any types of substances and/or wastes which it considers to be hazardous and the operation of its business (or former business), accordingly is not believed to have created any potential liability involving environmental matters. Although the Company believes that it is in substantial compliance with applicable environmental requirements and the Company to date has not incurred material expenditures in connection with environmental matters, it is possible that the Company could become subject to additional or changing environmental laws or liabilities in the future that could result in an adverse effect on the Company's financial condition or results of operations. See "Risk Factors -- Environmental Matters."

Employees

         After giving effect to the Empower, Inc. transaction heretofore initially referred to on page 5 of this Registration Statement, the Company had 99 employees worldwide, of which 25 were employed by subsidiaries in the United States, 68 in Switzerland, and 6 in European countries other than Switzerland. The Company believes that its relationship with employees is satisfactory. The Company has not suffered any significant labor problems during the last five years.

Description of Property

         On April 12, 1997, the production facility rented by the Company in Hochdorf, Switzerland was affected by a fire in an adjacent facility. On May 15, 1997, the Company purchased a new office and production facility of approximately 43,000 square feet and moved its entire production to this facility and has since moved the offices and other facilities formerly located in its Hitzkirch facility to the new Hochdorf facility. The Company believes that its new Hochdorf facility provides it with sufficient production and office space to meet its demand in Switzerland in the foreseeable future.

         The  Company  also  leases  office  space  in  New  York  City,   Brno,
Czech Republic, Gig Harbor, Washington and Wiesbaden, Germany.

Legal Proceedings

A. On or about October 3, 1997, the Registrant and Swissray Healthcare, Inc. were served with a complaint by a company engaged in the business of providing services related to imaging equipment alleging that defendant received benefits from breach of fiduciary duties and contract obligations and misappropriation of trade secrets by certain former employees of such competitor Such company also obtained a temporary restraining order against the Registrant and Swissray Healthcare, Inc. in the aforesaid action entitled Serviscope Corporation v. Swissray International, Inc., and Swissray Healthcare, Inc. commenced in the Supreme Court of the State of New York under Index No. 605091/97. On November 10, 1997, the Court denied a Motion for a preliminary injunction and the temporary restraining order was vacated. On December 1, 1997 and January 30, 1998 the Registrant answered the Complaint and Amended Complaint respectively by denying the allegations contained therein. The Plaintiff in such action (on December 2, 1997) filed a Motion to reargue and renew its prior denied Motion for a Preliminary Injunction and such Motion was by Order and Decision dated June 17, 1998) denied. The Company denied the allegations, vigorously defended the litigation and thereafter settled such litigation and all outstanding matters with respect thereto in July 1998 for $60,000.

B. Dispute with Gary J. Durday  ("Durday"),  Kenneth R. Montler  ("Montler") and
Michael E. Harle ("Harle"). On July 17, 1998, two legal proceedings were commenced by Swissray, and two of its subsidiaries against Durday, Montler and Harle. Harle and Montler are former Chief Executive Officers of Swissray Medical Systems Inc. and Swissray Healthcare Inc., respectively, and Durday is the former Chief Financial Officer of both of those companies. Each of them was employed pursuant to an Employment Agreement dated October 17, 1997. In addition, these three individuals were owners of a company by the name of Service Support Group LLC ("SSG"), the assets of which were sold to Swissray Medical Systems Inc. pursuant to an Asset Purchase Agreement dated as of October 17, 1997. whereby Messrs. Durday, Montler and Harle received, among other consideration, 33,333 shares of Swissray's common stock, together with a put option entitling these individuals to require Swissray to purchase any or all of such shares at a purchase price equal to $45.00 per share (on or after June 30, 1998 and until April 16, 1999).

         On July 17, 1998, Swissray and its subsidiaries, Swissray Medical Systems Inc. and Swissray Healthcare Inc. commenced an arbitration proceeding before the American Arbitration Association in Seattle, Washington (Case No. 75 489 00196 98) alleging that Messrs. Durday, Montler and Harle fraudulently induced Swissray and its subsidiaries to enter into the above referenced Asset Purchase Agreement and otherwise breached that Agreement. The relief sought in the arbitration proceeding was the recovery of damages suffered as a result of this alleged wrongful conduct and a rescission of the put option provided for in the Asset Purchase Agreement. Messrs. Durday, Montler and Harle responded to the allegations made in the arbitration proceeding and asserted counterclaims against Swissray and its subsidiaries claiming a breach by them of their obligations under the Asset Purchase Agreement and other relief. The arbitration took place in Seattle on January 8-10, 1999; the proceeding concluded on January 27, 1999 after the submission of post-hearing briefs. On February 23, 1999, the Arbitrator issued his ruling, awarding Messrs. Durday, Montler and Harle
$1,500,000 and ordering them to surrender all rights to 33,333 shares of Swissray common stock. On February 26, 1999, Swissray and Swissray Medical Systems Inc. filed a petition in Supreme Court, New York County (Index No. 99/104017) to vacate the above referenced arbitration award. By order dated July 8, 1999 such motion was denied and the court confirmed the aforesaid arbitration award.

         In addition to the above referenced arbitration proceeding, Swissray and its subsidiaries commenced an action against Messrs. Durday, Montler and Harle Supreme Court of the State of New York, County of New York, alleging that these individuals breached the obligations undertaken by them in their respective Employment Agreements. Further, Messrs. Durday, Montler and Harle commenced an action in Superior Court in Pierce County, Washington, (September 1998 under Cause No. 98-2-10701-0), and asked that Court to adjudicate the issues raised in the above referenced New York State Court action. Swissray filed applications in both the Washington and New York litigations urging that, because the action was first filed in New York, the New York court, rather than the Washington court, should decide where the litigation should proceed. Messrs. Durday, Montler and Harle initially opposed that position and urged the Washington State court to adjudicate all issues, but subsequently withdrew their opposition to Swissray's application and consented to a stay of all further proceedings in the Washington State court action until after the New York court had reached a decision as to whether it or the Washington court is the proper forum for litigation of the parties' dispute. By order dated June 1, 1999 filed in Supreme Court of the State of New York, County of New York (Index No. 603512/98) Messrs. Durday, Montler and Harle's motion for an order dismissing Swissray's complaint (on the ground of forum non conveniens) was granted. The aforesaid action commenced by Messrs. Durday, Montler and Harle in Pierce County Washington remained pending.

        Parties to each of the aforesaid procedings thereafter entered into settlement negotiations resulting in Swissray agreeing to pay $1,500,000 as and for full settlement of all outstanding claims; such settlement agreement having been executed August 31, 1999.

C. Dispute with J. Douglas Maxwell. On or about July 1, 1999 an action was commenced in the Supreme Court, State of New York, County of New York (Index No. 113099/99) entitled J. Douglas Maxwell ("Maxwell") against Swissray International, Inc. ("Swissray") whereby Maxwell is seeking judgement in the sum of $380,000 based upon his interpretation of various terms and conditions contained in an Exchange Agreement between the parties dated June 1, 1998. Swissray has denied the material allegations of Maxwell's complaint and has asserted three affirmative defenses and two separate counterclaims seeking (amongst other matters) dismissal of the complaint and rescission of th settle-ment agreement. It is Swissray's management's intention to contest this matter vigorously.

Recent Developments

         In May 1998 Swissray Medical Systems, Inc., a wholly owned subsidiary of the Company, was awarded a contract from the Department of Veterans Affairs ("VA") estimated at $400,000 for the base year for its Diagnostic X-ray systems, the ddR-Multi-System, with the VA reserving its option to extend the term of the contract up to March 31, 2001; the ddR-Multi-System being the first ever FDA approved multifunctional direct digital radiography (ddR) system to be offered worldwide. With the official contract award in hand, management intends to actively pursue sales to various VA hospitals, medical centers and outpatient, community and outreach clinics throughout the United States. Since receipt of such award the Company has contracted for the sale of 4 ddR-Multi-Systems (through August 24, 1999) to different VA institutions.

         In July of 1998 the Company sold its multifunctional direct digital radiography (ddR) system, the ddR-Multi- System, to the largest Diagnostic Out Patient Center in Warsaw, Poland, the Diagnostic Center Luxmed. This order represents Swissray's first sale within the Eastern European Market, complementing sales previously made in both Western Europe and the United States.

         In October 1998 the Company entered into a distribution agreement with X-ray Inc. ("XRI"), Warwick, RI. XRI will distribute the Company's ddR-Multi-System in the territories of Connecticut, Rhode Island, Vermont, New Hampshire, Massachusetts and Maine.

         In November 1998 the Company reached an agreement with Data General Corporation of Westborough, MA, which grants authority to Data General to act as a reseller for the Company's family of products. Data General will sell the Company's ddr-Multi-System and Information Solutions as a package with their PACS system.

         In February of 1999 the Company announced the sale of three of its ddR-Multi-System, to Houston, Texas based Kelsey-Seybold Clinic and to the Federal Maximum Security Facility in Florence, Colorado. The two Kelsey- Seybold systems are scheduled to be viewed in clinical use by attendees of the annual Society for Computer Applications (SCAR) meeting in Houston in May 1999 while the Colorado sale was made through the above indicated contract with the Department of Veterans Affairs.

         In February 1999 the Company announced entry into distribution agreements with three medical equipment suppliers for distribution in both domestic and international markets. These firms - Medika International Inc., of San Juan, Puerto Rico, Radiographic Equipment Services (RES) of San Diego, California, and H & H X-Ray Corporation of Lancaster, New York, have agreed to distribute Swissray's direct digital radiography system, the ddr-Multi- System.

         Medika, one of the largest medical equipment suppliers in the Southern Hemisphere, will cover ddR-Multi-Systems sales in Puerto Rico, the Caribbean, Mexico and selected South American markets. RES will represent Swissray in San Diego and Orange Counties (California), and H&H X-Ray - with 28 years of experience in medical imaging - will oversee sales in New York, Pennsylvania and Ohio.

         On March 29, 1999 the Company entered into a one year Consulting Agreement (with option to extend for an additional period of one year) with Liviakis Financial Communications, Inc.("LFC ") In accordance with the terms and conditions of the Consulting Agreement, the Consultant agreed to provide certain specified consulting services in a diligent and thorough manner in return for which and as full and complete compensation thereunder, the Company is required to compensate the Consultant through its issuance and delivery of 3,000,000 shares of the Company's restrictive common stock. As regards such shares of common stock, Consultant has agreed that throughout the period of time that it retains beneficial ownership of all or any portion of such shares that it shall
(a) vote such shares in favor of Ruedi G. Laupper continuing to maintain his current position(s) with the Company and (b) give Ruedi G. Laupper and/or his designee the right to vote Consultant's shares at all Company shareholder meetings. In the event that the Company, in its sole discretion, exercises its option to extend the Agreement for an additional period of one year, remuneration for such second year has been set at $630,000 to be paid in restrictive shares of Company common stock (with the number of shares to be determined based upon the ten day average closing bid price for the ten consecutive trading days preceding March 29, 2000). The foregoing does not purport to set forth each of the terms and conditions of the aforesaid Consulting Agreement but rather is designed to summarize what management considers to be pertinent portions thereof.

         In accordance with the terms of the aforementioned consulting agreement ,LFC has agreed that it will generally provide the following consulting services : (a) advise and assist the Company in developing and implementing appropriate plans and materials for presenting the Company in the financial community, and creating the foundation for subsequent financial public relations efforts, (b) advise and assist the Company in communicating appropriate information regarding its plans, strategy and personnel to the financial community; (c) assist and advise the Company with respect to its (i) stockholder and investor relations,
(ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally, (d) perform the functions generally assigned to investor/stockholder relations and public relations departments in major corporations, (e) upon the Company's approval,
(i) disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public and (ii) conduct meetings with brokers, dealers, analysts and other investment professionals to advise them of the Company's plans, goals and activities and (f) otherwise perform as the Company's financial relations and public relations consultant.

         Additionally, on March 29, 1999 the Company entered into a five year Consulting Agreement with Rolcan Finance Ltd. ("Rolcan"), pursuant to which Rolcan agreed to provide certain business and consulting services outside the United States and in return for which the Company became obligated to issue as full and complete compensation thereunder, 800,000 restrictive shares of its common stock.

         In accordance with terms of aforementioned consulting agreement, Rolcan has agreed to facilitate the endeavors of the Company's medium and long term business plans through services, including but not limited to, introducing
Company management (i) to potential financial partners, financial brokers, and assist in developing market awareness within the financial community with an emphasis upon introductions to offshore investors in Europe, the Middle East and the Far East and to the extent practicable assisting the Company in having its stock listed on various European exchanges and (ii) continuing to discuss Company financial requirements and types of financing which may be available and /or appropriateunder then existing circumstances.

         In April of 1999 the Company entered into distribution agreements with
(a) Linear Medical Systems, Inc. for the territory of Arizona and (b) Capital X-RAy, Inc. for the territories of Alabama and Mississippi.

         In May 1999 the European Patent Office issued patent No. EP 0 804 853 and in July of 1999 the U.S. Patent Office issued patent No. 5,920,604-both for the Company's Radiography (ddR) detector, the Add-On Bucky (R) which patent relates to the optical arrangement and process for transmitting and converting primary x-ray images, which is the first of two inventions for the Add-On Bucky
(R). The second patent application for optical arrangement and method for electronically detecting an x-ray image has been submitted and is pending approval. The Add-On Bucky (R) is incorporated in Swissray's unique multifunctional ddR-Multi-System.

         In July of 1999 the Company signed an investment banking agreement with Raymond James & Associates, Inc. (NYSE:RJE-news). Under the terms of the agreement, Raymond James will assist Swissray in evaluating strategic alternatives including, but not limited to, identifying and evaluating proposals from potential suitors or strategic partners, as well as supporting the Company's financing requirements.

         In August of 1999 the Company signed a one year exclusive sales, marketing and service agreement with Hitachi Medical Systems America, Inc.
(HMSA), a subsidiary of Hitachi Medical Corporation. Under the terms of the agreement HMSA will provide sales, marketing, and service for the distribution of Swissray's ddR-Multi-System to end users within certain defined territories within the United States. In addition HMSA will utilize and promote the Swissray Information Solutions services and products consisting of consulting and product solutions for medical imaging informatics.

                                   MANAGEMENT

Directors and Executive Officers of the Company

         Set forth below is certain information concerning each current director and executive officer of the Registrant, including age, position(s) with the Registrant, present principal occupation and business experience during the past five years.

         Name           Age           Position(s) Held

Ruedi G. Laupper         49           Chairman of the Board of Directors,
                                      President and Chief Executive Officer,
Josef Laupper            54           Secretary, Treasurer and Director
Ueli Laupper             29           Vice President and Director
Dr. Erwin Zimmerli       52           Director and Member of the Independent
                                      Audit Committee
Erich A. Kalbermatter    43           Chief Operating Officer *
Dr. Sc. Dov Maor         52           Director and Member of the Independent
                                      Audit Committee
Michael Laupper          26           Chief Financial Officer

*          Until his resignation in February 1999.

         Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

         Ruedi G. Laupper has been President, Chief Executive Officer and a director of the Registrant since May 1995 and Chairman of the Board of Directors since March 1997. In addition, he is Chairman of the Board of Directors and President of the Company's principal operating subsidiaries. Ruedi G. Laupper is the founder of the predecessors of the Company and was Chief Executive Officer of SR Medical AG until May 1995. He has approximately 23 years of experience in the field of radiology. Ruedi G. Laupper is the brother of Josef Laupper and the father of Ueli and Michael Laupper.

         Josef Laupper has been Secretary, Treasurer (until January 1998 and recommencing January 1999) and a director of the Registrant since May 1995 (with the exception of not having served as Secretary from December 23, 1997 to February 23, 1998). He has held comparable positions with SR Medical Holding AG, SR-Medical AG, and their respective predecessors since 1990. He is principally in charge of the Company's administration. Josef Laupper has approximately 19 years of experience within the medical device business.

         Ueli Laupper has overall Company responsibilities in the area of international marketing and sales with approximately eight years of experience within the international X-ray market. He has been a Vice President of the Company since March 1997 and a director of the Registrant since March 1997. He was Chief Executive Officer of SR Medical AG from July 1995 until June 30, 1997. Since the beginning of July 1998 he has been in charge of the Company's U.S. operations and currently serves as CEO of both Swissray America Inc. since its formation in September 1998 and Swissray Healthcare, Inc..

          Dr.Erwin Zimmerli has been a director of the Registrant since May 1995 and, since March 1998, a member of the Registrant's Independent Audit Committee. Since receiving his Ph.D. degree in law and economics from the University of St. Gall, Switzerland in 1979, Dr. Zimmerli has served as head of the White Collar Crime Department of the Zurich State Police (1980-86), as an expert of a Swiss Parliamentary Commission for penal law and Lecturer at the Universities of St. Gall and Zurich (1980-87), Vice President of an accounting firm (1987-1990) and Executive Vice President of a multinational aviation company (1990-92). Since 1992 he has been actively engaged in various independent consulting capacities primarily within the Swiss legal community.

         Erich A. Kalbermatter, commenced serving the Company in the position of Chief Operating Officer in April 1998 and held such position until February 1999. Mr. Kalbermatter whose background is principally as an internationally experienced manager with expertise in the areas of electronics and telecommunications, has also served as managing director of Private & Business Communications of ASCOM Ltd., Berne, Switzerland being responsible for the turn-over of more than 1 billion Swiss Francs, with approximately 4,800 employees worldwide. In addition, he was a member of ASCOM's Group Management, an international communications corporation.

         Dr. Sc. Dov Maor, was appointed as a member of the Registrant's Board of Directors and a member of its Independent Audit Committee effective March 26, 1998. Dr. Sc. Dov Maor currently holds the position of Vice President for Technology with ELBIT Medical Imaging, Haifa. Dr. Sc. Dov Maor is well experienced in the field of Nuclear Medicine and medical imaging and has been employed for over 10 years in a leading position in Research & Development. Additionally, he was working in conjunction with the Max Planck Institute for Nuclear Physics in Heidelberg within his field of experience. In addition to his technical knowledge, Dr. Sc. Dov Maor is experienced in the commercial sector of the industry.

         Michael Laupper assumed the position of Interim Chief Financial Officer of the Company effective January 1, 1999, having previously served as Controller working in conjunction with the Company's former CFO and currently serves as the Company's CFO.Michael Laupper completed his commercial education in the chemical industry in 1991 in Switzerland and has additionally completed studies in finance and accounting (in the United States during 1996-97). He has served the Company in various management positions at SR Management AG and SR Medical AG, Company subsidiaries, prior to assuming his current position.

The Board of Directors

         The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the performance of the Registrant. Members of the Board of Directors are kept informed of the Registrant's business by various reports and documents sent to them in anticipation of Board meetings as well as by operating and financial reports presented at Board meetings. The Registrant pays its directors fees or compensation for services rendered in their capacity as directors. The current Board of Directors was elected and assumed office as of December 23, 1997 with the exception that Dr. Sc. Dov Maor assumed his position on March 26, 1998.

         The Board does not currently have a standing audit, nominating or compensation committee or any committee or committees performing similar functions, but acts, as a whole, in performing the functions of such committees (except as may be indicated directly hereinafter). At a meeting of the Board of Directors held on March 26, 1998, an Independent Audit Committee was established.

Employment Agreements

         Ruedi G. Laupper has entered into a five-year employment agreement with Swissray Management AG, a wholly owned subsidiary of the Registrant, on December 18, 1997, which agreement will be automatically renewed for another five years unless terminated by either party no later than December 31, 2001. Such agreement provides for (i) an annual salary of 299,000 Swiss francs (or $208,740, based on an exchange rate of 1.4324), (ii) an annual bonus of 12,000 Swiss francs (or $8,377), and (iii) a performance based bonus, based on the audited consolidated financial statements of the Company as of the end of the fiscal year. The bonus shall be 25% of EBIT (earnings before interest and taxes) payable in stock of Swissray International, Inc. valued at the average of the closing prices during the five business days following the filing of the 10-K. In addition, the agreement entitles Mr. Laupper to a car allowance, five weeks of vacation, $698 per month for expenses and a "Bel Etage" insurance which provides certain pension benefits not mandated by Swiss law. If such employment agreement is terminated for reasons beyond the employee's control, Ruedi Laupper will receive 2 million Swiss francs (or $1,396,258) including any bonus. The Registrant guarantees the obligation of Swissray Management AG in the event of a default.

         Pursuant to June 1999 Board meeting the EBIT bonus provisions referred to above were extinguished in exchange for (a) extending the duration of the employment agreement to December 18, 2007 and (b) issuance to Ruedi G. Laupper of 2,000,000 shares of restrictive Company common stock.

         Ueli Laupper and Josef Laupper have entered into three-year employment agreements with Swissray Management AG on December 18, 1997, which agreements will be automatically renewed for another three years unless notice is given six months prior to the expiration date. Such agreements provide for salaries of $84,924 and 119,700 Swiss francs (or $83,566) respectively with annual bonuses of $7,077 and 9975 Swiss francs (or $6,964) respectively, $1,500 and 1000 Swiss francs (or $698) per month for expenses respectively and 20 days and 25 days of vacation respectively. The employment agreements of each of Ueli Laupper and Josef Laupper also provide for a car allowance. If either of such employees is terminated for reasons beyond the employees control he will receive 500,000 Swiss francs (or $349,065).

         Mr. Kalbermatter in accordance with his Agreement with Swissray Management AG assumed the position of Chief Operating Officer of the Company effective April 14, 1998 at an annual salary equivalent to $153,333. Mr. Kalbermatter shall also receive (a) an expense allowance equivalent to $12,000,
(b) an automobile  allowance  equivalent to $11,333, (c) 25 days of vacation and
(d) a "Bel Etage" inusrance which provides certain pension benefits. U.S. dollar equivalents indicated above are based upon a Swiss Francs (CHF) exchange rate of $1.50. This Agreement expires May 31, 1999.

         All of these employment agreements are covered by Swiss law.

Compensation of Directors and Executive Officers

         Summary Compensation Table

         (A) The following Summary Compensation Table sets forth certain information for the years ended June 30, 1997, 1998 and 1999 concerning the cash and non-cash compensation earned by or awarded to the Chief Executive Oficer of the Registrant, the three other most highly compensated executive officers of the Registrant as of June 30, 1999 and the former Chairman of the Board of Directors (the "Named Executive Officers").

                                                        Annual Compensation                       Long-Term Compensation
                                            Fiscal                             Other Annual       Stock         All Other
Name and Principal Position                  Year        Salary    Bonus       Compensation      Options     Compensation
------------------------------------        -----    -----------   -----       ------------      -------     ------------
Ruedi G. Laupper                            1999     $202,498        ---     $755,000(1)(8)         --              ---
  President and Chief Executive             1998     $189,644        ---     $15,000 (1)            --              ---
  Officer, Chairman of the                  1998         ---         ---     $1,122,973 (1)         --              ---
  Board of Directors                        1997     $146,983        ---     $15,000 (1)           12,000(5)        ---

Josef Laupper                               1999     $ 87,822        ---     $12,000 (1)           ---              ---
  Secretary, Treasurer                      1998     $ 94,669        ---     $12,000 (1)           ---              ---
                                            1997     $ 96,861        ---     $12,000 (1)           ---              ---

Ueli Laupper                                1999     $ 92,001        ---     $10,000 (1)           ---              ---
  Vice President International              1998     $ 95,685        ---     $10,000 (1)           ---              ---
  Sales (2)                                 1997     $    ---        ---     $    ---              ---              ---

Herbert Laubscher
  Chief Financial Officer (2)(3)            1998     $ 79,244        ---     $    ---              ---              ---
                                            1997     $    ---        ---     $    ---              ---              ---

Ulrich R. Ernst (4)
                                            1997     $ 96,979        ---     $10,000 (1)           ---              ---

Erich A. Kalbermatter                       1999     $153,439        ---     $     ---             ---              ---
  Chief Operating Officer (6)               1998     $ 33,652        ---     $     ---             ---              ---
--------------------

(1)      Fees for service on the Board of Directors of the Company.
(2)      Compensation did not exceed $100,000 in any fiscal year.
(3) Herbert Laubscher joined the Company in August of 1996 and served as Treasurer from January 1998 until his resignation effective December 31, 1998.
(4) Ulrich R. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.
(5) The options, which were fully vested on date of grant (6/13/97), were issued in exchange for services to the Company as Chairman of the Board of Directors.
(6) Erich A. Kalbermatter joined the Company on April 14, 1998 and resigned in February 1999.
(7) Compensation paid in equivalent of 48,259 post reverse split shares of Common Stock for cancellation of Common Stock held by officer.
(8)      Dollar value of common stock issued for relinquishment of EBIT bonus.

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The following tables set forth certain information concerning the grant of options to purchase shares of the Common Stock to each of the executive officers of the Registrant, as well as certain information concerning the exercise and value of such stock options for each of such individuals. Options generally become exercisable upon issuance and expire no later than ten years from the date of grant.

         STOCK OPTIONS GRANTED IN FISCAL YEAR ENDED JUNE 30, 1997(1)

                                        Percent of
                                           Total                                                      Potential
                                          Options                                               Realization Value at
                                          Granted                                               Assumed Annual Rates
                            Number of       to       Exercise                                   of Stock Appreciation
                           Securities    Employees      or       Market                            For Option Term
                           Underlying       in         Base     Price on
                             Options      Fiscal       Price     Date of    Expiration
Name                         Granted       Year      Per Share    Grant        Date         0%           5%       10%
---------------------------------------------------------------------------------------------------------------------
Ruedi G. Laupper          120,000(2)       30.4%     $0.73(3)    $2.94(4)     6/13/02     265,200     282,840    300,480
Josef Laupper(5)                 --         --          --             --          --         --          --         --
Ueli Laupper(5)                  --         --          --             --          --         --          --         --
Herbert Laubscher(5)             --         --          --             --          --         --          --         --
Ulrich Ernst(5)(6)               --         --          --             --          --         --          --         --

(1) The options to purchase the Registrant's Common Stock were granted under the Swissray International, Inc. 1996 Non-Statutory Stock Option Plan.
(2) These options were owned indirectly through SR Medical Equipment Ltd., a corporation wholly owned by Mr. Laupper. They were immediately exercisable on the date of grant but do not give effect to subsequent October 1998 1 for 10 reverse stock split.
(3) The exercise price per share is contingent on purchase of the entire amount of securities.
(4) The market price on date of grant was based on the average of the high and low reported prices on the Nasdaq SmallCap Market on June 13, 1997. On October 26, 1998 the Company's securities were delisted by NASDAQ.
(5)      These individuals own no stock options of the Registrant.
(6) Mr. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.

             STOCK OPTION GRANTS IN FISCAL YEAR ENDED JUNE 30, 1998

         With respect to the Named Executive Officers there were no granting of stock options under either the Company's 1996 or 1997 Stock Option Plans (the "Plans") during the fiscal year ended June 30, 1998.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES(1)

                                                    Number of
                                                   Securities                                       Value of
                                                   Underlying                                      Unexercised
                                                   Unexercised                                    In-The-Money
                                                     Options                                         Options
         Name                                 At Fiscal Year-End(#)                           At Fiscal Year-End($)
         (A)                                Exercisable/Unexercisable                       Exercisable/Unexercisable
Ruedi G. Laupper                                   12,000/0(3)                                       $1.79/0
Josef Laupper(4)                                       0/0                                             0/0
Ueli Laupper(4)                                        0/0                                             0/0
Herbert Laubscher(4)                                   0/0                                             0/0
Ulrich R. Ernst(4)(5)                                  0/0                                             0/0

(1) No options were exercised by a Named Executive Officer during the fiscal year ended June 30, 1997 and 1998.
(2) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.
(3) Includes 12,000 options which are owned indirectly by Mr. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by Mr. Laupper.
(4)      These individuals own no stock options of the Registrant.
(5) Mr. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.

Stock Option Plans

         On January 30, 1996, the Board of Directors adopted the Company's 1996 Non-Statutory Stock Option Plan (the "1996 Plan"). Substantially all of the options under such 1996 Plan have been granted. Consequently, the Board of Directors and the Registrant's stockholders approved the Swissray International, Inc. 1997 Stock Option Plan (the "Stock Option Plans").

         The purpose of the Stock Option Plans is to provide directors, officers and employees of, and consultants to the Company and its subsidiaries with additional incentives by increasing their ownership interests in the Company. Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Stock Option Plans. Options may also be granted to directors who are not employed by the Company and consultants providing valuable services to the Company and its subsidiaries. In addition, individuals who have agreed to become an employee of, director of or a consultant to the Company and its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or consultant status. Awards of options to purchase Common Stock may include incentive stock options under Section 422 of the Internal Revenue Code ("ISOs") and/or non-qualified stock options ("NQSOs"). Grantees who are not employees of the Company or a subsidiary shall only receive NQSOs.

         The maximum number of options that may be granted under this Plan shall be options to purchase 200,000 shares of Common Stock. As of August 24, 1999, none of such options have been granted.

         The Compensation Committee will administer the Stock Option Plans. The Compensation Committee generally will have discretion to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule, the post-termination exercise period, and whether the grant will be an ISO or NQSO. Notwithstanding this discretion: (i) the number of shares subject to options granted to any individual in any calendar year may not exceed 200,000; (ii) the term of any option may not exceed 10 years (unless granted as an ISO to an individual or entity who possesses more than 10% of the voting power of the Company, which term may not exceed five years); (iii) an option will terminate as follows: (a) if such termination is on account of permanent and total disability (as determined by the Compensation Committee), such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate six months thereafter; (c) if such termination is for cause (as determined by the Compensation Committee), such options shall terminate immediately; (d) if such termination is for any other reason, such options shall terminate three months thereafter; and (iv) the exercise price of each share subject to an ISO shall be not less than 100%, or, in the case of an ISO granted to an individual described in Section 422(b)(6) of the Code, 110% of the fair market value (determined in accordance with Section 422 of the Code) of a share of the Stock on the date such option is granted. Unless otherwise determined by the Compensation Committee, (i) the exercise price per share of Common Stock subject to an option shall be equal to the fair market value of the Common Stock on the date such option is granted; (ii) all outstanding options become exercisable immediately prior to a "change in control" of the Company (as defined in the Stock Option Plans) and (iii) each option shall become exercisable in three equal installments on each of the first, second and third anniversary of the date such option is granted.

         The Stock Option Plans may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Stock Option Plans or broaden eligibility. The Stock Option Plans will remain in effect until terminated by the Board of Directors. No ISO may be granted more than ten years after such date.

         Pursuant to February 1999 Board of Directors approval and subsequent July 23, 1999 stockholder approval, the Registrant adopted its 1999 Non Statutory Stock Option Plan, whereby it reserved for issuance up to 3,000,000 shares of its common stock. Thereafter in August 1999 the Registrant filed a Registration Statement on Form S-8 (File No. 0-26972) so as to register those shares of common stock underlying the aforesaid options. As of August 24, 1999 none of such options had been granted.

         The Registrant currently has outstanding non-statutory stock options to purchase an aggregate of 161,000 shares of Common Stock. See "Management -- Compensation of Directors and Executive Officers" and Notes to the Consolidated Financial Statements June 30, 1999, 1998 and 1997.

Retirement and Long-Term Incentive Plans

         The Swiss and German Subsidiaries, mandated by government regulations, are required to contribute approximately five (5%) percent of eligible, as defined, employees' salaries into a government pension plan. The subsidiaries also contribute approximately five (5%) percent of eligible employee salaries into a private pension plan. Total contributions charged to operations for the years ended June 30, 1999 and 1998, were $509,959 and $347,854, respectively.

Director Compensation

         Directors of the Registrant receive $10,000 annually for serving as directors except for Josef Laupper, who receives $12,000 and Ruedi Laupper, the Chairman of the Board of Directors, who receives $15,000. Ruedi Laupper also received options to acquire 12,000 shares of the Registrant's Common Stock on June 13, 1997 in accordance with applicable provisions of the Company's 1996 Non-Statutory Stock Option Plan. The exercise price for such options is $7.30 per share. The options were fully vested on the date of grant.

Compensation Committee Interlocks and Insider Participation

         The Registrant had no Compensation Committee during the last completed fiscal year. The Registrant's executive compensation was supervised by all members of the Registrant's Board of Directors and the following directors were concurrently officers of the Registrant in the following capacities: Ruedi G. Laupper (Chairman of the Board of Directors, President and Chief Executive Officer); Josef Laupper (Secretary and Treasurer), Ueli Laupper (Vice President International Sales) and Ulrich R. Ernst (Chairman of the Board of Directors from May 1995 until March 18, 1997). No executive officer of the Registrant served as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Registrant's Board of Directors.

         While the Company did not issue any shares of its Common Stock to any of its officers during fiscal year ended June 30, 1998 it did issue 48,259 shares of Common Stock to a company controlled by Ruedi G. Laupper pursuant to an agreement between Ruedi G. Laupper and the Company, dated as of June 30, 1997, in consideration of Mr. Laupper's agreement to the temporary cancellation of 160,863 shares of Common Stock held by Ruedi G. Laupper or companies controlled by him to enable the Company to maintain a sufficient number of shares of Common stock to meet certain obligations of the Company to issue Common Stock and to permit certain financings prior to the increase of the number of authorized shares of Common Stock from 15,000,000 to 30,000,000.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of August 24, 1999 (except where otherwise noted) with respect to (a) each person known by the Registrant to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director of the Registrant, (c) the Registrant's executive officers and (d) all officers and directors of the Registrant as a group (except as indicated in the footnotes to the table, all of such shares of Common Stock are owned with sole voting and investment power):

                                               No. Of Shares    Percentage of
                                               Beneficially    Shs. Benficially
Name and Address of Beneficial Owner (1)       Owned (2)          Owned (2)
----------------------------------------     --------------     -------------

Ruedi G. Laupper (3)                          2,509,824           17.25%
Josef Laupper (4)                                50,000             *
Erwin Zimmerli (5)                                5,000             *
Ueli Laupper                                    ---                 *
Dov Maor                                        ---                 *
Michael Laupper                                 ---                 *
Thomson Kernaghan & Co. Ltd.                                           %
Atlantis Capital Fund, Ltd.                                            %
Dominion Capital Fund, Ltd.                   3,221,131(6)        18.65%
Sovereign Partners LP                         3,983,182(7)        22.35%
Canadian Advantage Limited Partnership          752,543(8)         5.11%
Liviakis Financial Communications, Inc.       3,000,000(9)        20.63%
Rolcan Finance Ltd.                             800,000(10)       5.50%

All directors and officers as
 a group (six persons)                         2,564,824(11)      17.62%
---------------

o Represents less than 1% of the 14,541,537 shares outstanding as of August 24, 1999.

(1) Unless otherwise indicated, the address for each named individual is in care of SWISSRAY International, Inc., 320 West 77th Street, Suite 1A, New York, New York 10024.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(3) Includes (i) 37,500 shares owned indirectly by Ruedi G. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by him;
         (ii) 460,324 shares owned indirectly by Ruedi G. Laupper through Tomlinson Holding Inc., a corporation which is wholly owned by him and
         (iii) 12,000 shares which may be acquired upon exercise of immediately exercisable options, which options are owned indirectly by Ruedi G. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by him.

(4) Includes 50,000 shares owned indirectly by Josef Laupper through Lairy Investment Inc., a corporation in which he is a majority shareholder.

(5)      Includes  5,000  shares  which  may  be  acquired  upon   exercise   of
         immediately exercisable options.

         As of the August 24, 1999, an aggregate principal outstanding balance (exclusive of interest) for those Convertible Debentures referred to below amounts to $13,132,631. None of these convertible debentures are owned by officers and/or directors of the Company.

(6) Includes the 491,308 shares currently owned as wellas up to 2,729,823 shares which normally could be issued at any time, upon conversion of previously issued convertible debentures (the "Convertible Debentures") assuming conversion based on 80%-82% (dependent upon debenture) of the last reported sales price on August 24, 1999. The number of shares, if issued, would require disclosure of beneficial ownership of in excess of 5%. However, pursuant to terms of Convertible Debentures, the holders thereof may not beneficially own more than 4.99% of outstanding Company shares(other than as a result of mandatory conversion provisions). The 4.99% limitation is only contractual in nature.

(7) Includes the 703,018 shares currently owned as well as up to 3,280,164 shares which normally could be issued at any time, upon conversion of previously issued convertible debentures (the "Convertible Debentures") assuming conversion based on 80%-82% (dependent upon debenture) of the last reported sales price on August 24, 1999. The number of shares, if issued, would require disclosure of beneficial ownership of in excess of 5%. However, pursuant to terms of Convertible Debentures, the holders thereof may not beneficially own more than 4.99% of outstanding Company shares (other than as a result of mandatory conversion provisions). The 4.99% limitation is only contractural in nature.

(8) Includes the 562,620 shares currently owned as wellas up to 189,923 shares which normally could be issued at any time, upon conversion of previously issued convertible debentures (the "Convertible Debentures") assuming conversion based on 80%-82% (dependent upon debenture) of the last reported sales price on August 24, 1999. The number of shares, if issued, would require disclosure of beneficial ownership of in excess of 5%. However, pursuant to terms of Convertible Debentures,the holders thereof may not beneficially own more than 4.99% of outstanding Company shares (other than as a result of mandatory conversion provisions). The 4.99% limitation is only contractural in nature.

(9) Pursuant to a Voting Trust Agreement, the Registrant's President has sole voting rights with respect to these shares.

(10) Roland Kaufmann, a control person of this firm has voting control over these shares.

(11)     Includes 17,000 shares issuable upon option exercise.

                              CERTAIN TRANSACTIONS

         Reference is herewith made to Compensation Committee Interlock, second paragraph regarding 48,259 shares of Company common stock issued to its President.

         The Company made unsecured advances to its former Chairman of the Board of Directors (a principal stockholder) during the fiscal year ended June 30, 1997 requiring interest at 6% per annum. The balance at June 30, 1997 was $69,587. Interest charged to the stockholder for the fiscal year ended June 30, 1997 was $3,460. Such indebtedness was repaid in full in July 1997. See Notes to the Consolidated Financial Statements June 30, 1999, 1998 and 1997.

         Reference is herewith made to "Management-Employment Agreements" regarding recent issuance of 2,000,000 restrictive shares to the Company's president in exchange for cancellation of certain bonus rights referred to in such subsection.

                    SELLING HOLDERS AND PLAN OF DISTRIBUTION

         The Securities offered hereby may be sold from time to time to purchasers directly by the Selling Holders (which term includes their transferees, pledgees, donees or their successors). Any such transferee, pledgee, donee or their successors may not offer the Securities pursuant to this Prospectus until such holder is included as a Selling Holder in a supplement to this Prospectus. The Securities consist of shares of Common Stock which are issuable to Selling Holders upon conversion of the Convertible Debentures.

         The Registrant has agreed to register the public offering of the Securities by the Selling Holders under the Securities Act. The Registrant will not receive any of the proceeds from the sale of the shares by the Selling Holders.

         The following table sets forth as of August 24, 1999, certain information with respect to the Selling Holders, (who participated in financings from June 1998 to August 24, 1999) including the number of shares that may be offered by them. The number of shares which may actually be sold by the Selling Holders will be determined from time to time by them and will depend upon a number of factors, including, with respect to the shares underlying the Convertible Debentures, the price of the Registrant's Common Stock from time to time. Because the Selling Holders may offer all or none of the Securities that they hold and because the offering contemplated by the Prospectus is not being underwritten, no estimate can be given as to the number of Securities that will be held by the Selling Holders upon termination of such offering. None of the Selling Holders have had any material relationship with the Registrant other than as purchasers of Convertible Debentures.

Name of Selling Holder(3)                  Shares(1)             % of Class(2)

Dominion Capital Fund Ltd.                 3,011,624                 17.16%
Sovereign Partners Ltd. Partnership        3,608,462                 19.89%
Canadian Advantage Ltd. Partnership          210,844                  1.43%
Dominion Investment Fund LLC                 441,437                  2.95%
Aberdeen Avenue, LLC                          79,541                   .54%
Endeavor Capital Fund SA                     265,137                  1.79%
Excalibur Limited Partnership                106,054                   .72%
Carbon Mesa Partners LLC                      79,541                   .54%
Southshore Capital Ltd.                      608,967                  4.02%

(1) Assumes conversion of the Convertible Debentures held by such Selling Holders based on the reported closing prices on the Electronic Over-the-Counter Bulletin Board on August 24, 1999 at an 18% to 20% discount (as required) and including additional shares which may be issued for interest earned through mandatory conversion datee.

(2) Based upon an aggregate of 14,541,537 shares arrived at by adding the aggregate of those shares indicated in column designated "Shares" to those shares issued and outstanding as of August 24, 1999.

(3) The names of those person(s) who have voting control over each of these entities is as follows: (i) Dominion Capital Fund, Ltd. and Dominion Investment Fund, LLC - Livingstone Asset Management Ltd., Navigator Management Ltd.(President)and David Sims(director of Navigator)-British Virgin Islands, (ii) Sovereign Partners Limited Partnership-Southridge Capital Management LLC, G.P., Stevem Hicks(President)-Connecticut (iii) Atlantis Capital Fund, Ltd.-Harbourcrest Asset Management Ltd., Barry Herman (President and director) - Bahamas, (iv) Canadian Advantage Limited Partnership - Ian McKinnon, General Partner and (v) Aberdeen Avenue, LLC-Minglewood Capital LLC., CTC Corporation Ltd., Bas Horsten (director of CTC) and (iv) Southshore Capital Ltd. - Citco Fund Services- Carl O'Connell.

         Reference is herewith made to prior Registration Statement on Form S-1 as declared effective May 12, 1998 (Registration No. 333-50069) and in particular the section therein entitled "Selling Holders and Plan of Distribution". In that regard, and as heretofore indicated, and in accordance with Rule 429 under the Securities Act of 1933, an aggregate of an additional 2,346,716 shares of Common Stock are being registered hereunder; which shares were previously issued with restrictive legend.There is no remaining unconverted balance on what was an aggregate principal amount of $5,500,000 in Convertible Debentures issued in March 1998.

         The Selling Holders of the Securities identified above may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act, all or a portion of the Convertible Debentures or Securities since the date on which the information in the preceding table is presented. Information concerning the Selling Holders may change from time to time and any such changed information will be set forth in supplements to this Prospectus if and when necessary.

         Each Subscription Agreement and Debenture, as amended to date, contains a contractual provision between Registrant and debenture holder whereby debenture holder is limited in the amount of debenture it may convert and own. Such limitations provides that excepting for mandatory conversion provisions (i.e., automatic conversion on last date of debenture of any outstanding unconverted balances) contained in such agreement in no event except (i) with respect to a conversion pursuant to redemption by the Company or (ii) if there is a public announcement that 50% or more of the Company is being acquired, a public announcement that the Company is being merged, or a change in control, shall the debenture holder be entitled to convert and Debentures to the extent that, after such conversion, the sum of the number of shares of common stock beneficially owned by the debenture holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or unexercised Warrants) and number of shares of common stock issuable upon the conversion of the debentures with respect to which the determination of these provisions is being made, would result in beneficial ownership by the debenture holder and its affiliates of more than 4.99% of the outstanding shares of common stock (after taking into account the shares to be issued to the debenture holder upon such conversion).

         The sale of the Securities by the Selling Holders may be affected from time to time in transactions on the Electronic Over-the-Counter Bulletin Board in negotiated transactions, or through a combination of such methods of sale (a) at fixed prices, which may be changed, (b) at market prices prevailing at the time of sale, (c) at prices related to such prevailing market prices or (d) at negotiated prices. The Selling Holders may effect such transactions by selling the Securities directly to purchasers or to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Holders and/or the purchasers of the Securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Holders and any broker-dealers who act in connection with the sale of the Securities hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Securities as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

         At the time a particular offering of the Securities is made, a Prospectus Supplement, if required, will be distributed, which will set forth the aggregate amount and type of Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with. The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights Agreements among the Registrant and the Selling Holders (the "Registration Rights Agreements"), the Registrant will use reasonable efforts to (i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders who hold a majority in interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date, (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities, (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or
(E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Company and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

         The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Holders. The foregoing may affect the marketability of the Securities.

         Pursuant to the Registration Rights Agreements between the Registrant and each of the Selling Holders all expenses of the registration of the Securities will be paid by the Registrant, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Registrant against certain civil liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection therewith.

                          DESCRIPTION OF CAPITAL STOCK

         The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Registrant's Certificate of Incorporation, as amended and By-Laws, copies of which are incorporated by reference as exhibits to this Registration Statement.

Common Stock

         On December 26, 1997 an amendment to the Certificate of Incorporation with respect to an increase of the number of shares of Common Stock the Registrant is authorized to issue from 30,000,000 to 50,000,000 was filed with the Department of State of the State of New York. Accordingly, the Registrant thereafter authorized to issue up to 50,000,000 shares of Common Stock, par value $.01 per share. The amount of shares of Common Stock of the Registrant issued and outstanding at the close of business on August 24,1999 was 14,541,537

In  addition,  the  Registrant  currently  has  reserved  2,437,740  shares  for previously issued restrictive shares pursuant to outstanding convertible debentures referred to under Registration No. 333-50069 and 333-59829 and an additional aggregate of 8,873,202 shares which are part of this Registration Statement and are referred to in footnote 1 to the "Calculation of Registration Fee". The Company has also reserved (i) 161,000 shares of Common Stock which may be issued upon the exercise of outstanding options under the Registrant's 1996 Non-Statutory Stock Option Plan (the "1996 Plan") (ii)200,000 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the 1996 Plan and (iii)200,000 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the 1997 Non-Statutory Stock Option Plan (the "1997 Plan").

         In accordance with stockholder approval received at Annual Meeting of Stockholders held July 23, 1999, the Registrant filed on July 28, 1999 (with the Department of State of the State of New York) a further amendment to its Certificate of Incorporation pursuant to which it now has authority to issue up to 1,000,000 shares of preferred stock, par value $.01 per share. None of such shares have been issued and the authority regarding shares of common stock remains at 50,000,000.

         All of the issued and outstanding shares of Common Stock are fully paid and non-assessable. The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares so voting will not be able to elect any directors. There is no classification of the Board of Directors. The payment by the Registrant of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Registrant's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Registrant has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. The holders of the Common Stock have no preemptive or conversion rights, and there are no redemption or sinking fund rights with respect to the Common Stock. See "Market Prices and Dividend Policy."

 Promissory Note

         On or about April 28, 1997 an otherwise unaffiliated lender, Trianon Opus One Inc. ("Trianon"), loaned the Company the sum of $2,000,000 bearing interest at the rate of 6% per annum in accordance with the terms and conditions of a certain convertible promissory note due April 28, 1998. In accordance with the terms of such note both principal and interest were convertible into shares of Company Common Stock one year from the date of the note at the higher of 80% of bid price or $2.50 per share on the date of conversion. The note also provided for certain "piggy-back" registration rights and, accordingly, the 85,077 restrictive shares of Company Common Stock issued upon conversion in accordance with the terms of the note are herewith being registered hereunder with Trianon being the selling shareholder.

Promissory Notes - Subsequently Converted Into Debentures

(a)      December 1998

         The Registrant received gross proceeds of $1,080,000 in December 1998 pursuant to promissory notes bearing interest at the rate of 8% per annum for the first 90 calendar days (through March 13, 1999) with the Company having the option to extend the notes for an additional 60 days with interest increasing 2% per annum during the 60 day period. The Company exercised its extension option. As further consideration for the loan, the Company issued Lenders Warrants to purchase up to 50,000 shares of the Company's common stock exercisable, in whole or in part, for a period of up to 5 years at $.375 (the bid price for Company shares on the date of closing). The notes are secured by a second mortgage on land and building. The promissory notes (held by Dominion Capital Fund, Ltd. and Sovereign Partners) were not paid by their due date and the terms of a Contingent Subscription Agreement, Debenture and Registration Rights Agreement automatically went into effect with debentures bearing interest at the rate of 5% per annum (payable in stock or cash at the Company's option) and being convertible, at any time at the lesser of (a) 82% of the 10 day average bid price for the 10 consecutive trading days immediately preceding the conversion date or (b) $1.00 per share. The documents also provide for certain Company redemption rights at percentages ranging from 115% of the face amount of the Debenture to 125% of the face amount of the debenture dependent upon redemption date, if any as more specifically set forth in the last paragraph to this subsection.

         The Company is also required to register those shares of common stock underlying the convertible debentures. Accordingly, 579,214 shares are being registered pursuant to the terms of such agreements.

(b)      March 2, 1999

         On March 2, 1999 the Company entered into a second promissory note contingent convertible debenture financing with the same lenders as the December 1998 transaction described directly above (i.e., Dominion Investment Fund LLC and Sovereign Partners LP) with terms and conditions identical to those set forth above excepting (a) gross proceeds amounted to $1,110,000 (b) the initial due date of such notes were May 31, 1999,(c) the potential 60 day extension date on such promissory notes was July 30, 1999 but such extendion right was never utilized, (d) the conversion price is 80% of the 10 day average bid price for the 10 consecutive trading days immediately preceding conversion date and (e) Warrants were issued (similarly exercisable over 5 years) purchase up to 50,000 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical in all material respects to those described above (in subparagraph (a) regarding December 1998 transaction). The promissory notes were not paid by their due date and the terms of the Contingent Subscription Agreement and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 585,733 shares.

(c)      March 26, 1999

         On March 26, 1999 the Company entered into a third promissory note (contingent convertible debenture financing) with terms and conditions identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Aberdeen Avenue, LLC, (b) gross proceeds amounted to $550,000, (c) the initial due date of such note is June 25, 1999, (d) the potential 60 day extension date on such promissory notes was August 24, 1999 but such extendion right was never utilized
(e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 27,500 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above March 2, 1999 transaction. The promissory notes were not paid on their due date and the terms of the Contingent Subscription Agreement and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 306,059 shares.

(d)      July 9, 1999

         On  July 9, 1999  the  Company  entered  into  a fourth promissory note
(contingent convertible debenture financing) with terms and conditions substantially identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Southshore Capital, Ltd., (b) gross proceeds amounted to $1,100,000, (c) the due date of such note is August 23, 1999 with no right to extend and (d) the debenture holder did not receive any warrants. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. The promissory note was not paid on its due date and the terms of the Contingent Subscription Agreement, Convertible Debenture and Registration Rights Agreement automatically went into effect and, accordingly, the number of shares being registered for this transaction amounts to 608,967 shares.


         With respect to each debenture referred to in this subsection in paragraphs designated (a) through (d) inclusive hereof, the Company has the right to redeem debentures during the first four months thereof at the rate of 115% of the face amount of the debenture to be redeemed (plus accrued interest) which percentage increase to 120% during the fifth and sixth months of the debenture and which percentage further increases to 125% at any time after the last day of the aforesaid sixth month.Additionally with respect to each of these debentures, the debenture holder may not require the Company to pay any balance due in cash and it has been the Company's policy to pay such outstanding indebtedness through issuance of shares of its common stock.

Registration Rights

         The Convertible Debentures

         The Registrant issued $17,065,040 aggregate principal amount of Convertible Debentures from June of 1998 to August 24, 1999. One Hundred percent of the face amount of such Convertible Debentures is convertible into shares of Common Stock of the Registrant at the earlier of the effective date of a Registration Statement covering the underlying shares of Common Stock or within 90 to 120 days from closing dependent upon the specific convertible debenture at a conversion price equal to 18% to 20% except for one instance where the discount from market was 25% on a $145,969 debenture (since entirely converted into shares of Company common stock) of the average closing bid price for the five to ten trading days preceding the date of conversion (dependent upon the particular debenture). Any Convertible Debentures not so converted are subject to mandatory conversion by the Registrant on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. Other than on the date of such mandatory conversion provision, (and certain other defined circumstances regarding acquisition, merger and/or change of control as summarized in the fifth paragraph to the section entitled "Selling Holders and Plan of Distribution"), the Selling Holder shall not be entitled to convert any amount of Convertible Debentures in excess of that amount upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the Selling Holder and its affiliates (other than the unconverted Convertible Debentures) and (ii) the number of shares of Common Stock issuable upon conversion of the Convertible Debentures would result in beneficial ownership by the Selling Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock of the Registrant. This conversion limitation is contractual in nature.

         Reference is herewith made to chart appearing under "Selling Holders and Plan of Distribution" regarding specific percentages as same relate to debenture conversion price and percent of beneficial ownership that Selling Shareholders may have at any one time.

        If at any time the number of shares of Common Stock into which the Convertible Debentures may be converted exceeds the aggregate number of shares of Common Stock then registered, the Registrant shall, within ten (10) business days after receipt of written notice from any investor, either (i) amend the registration statement filed by the Registrant, if such registration statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Debenture may be converted, or (ii) if such registration statement has been declared effective by the Securities and

Exchange Commission (the "SEC") at that time, file with the SEC an additional registration statement on Form S-1 to register the shares of Common Stock into which the Convertible Debentures may be converted that exceed the aggregate number of shares of Common Stock already registered.

         Pursuant to the Registration Rights Agreements between the Registrant and the Selling Holders, the Registrant is required to file with the SEC, within a set time frame, a Registration Statement(s) covering a sufficient number of shares of Common Stock for the Selling Holders into which the Convertible Debentures would be convertible. Consequently, the Registrant is filing with the Commission this Registration Statement on Form S-1 (the "Registration Statement"), of which this prospectus is a part, to cover the sale of the Common Stock issuable to the Selling Holders upon conversion of the Convertible Debentures. The Registration Rights Agreements provide that the Registrant shall keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is two years after the Closing Date,
(ii) the date when the Investors may sell all Securities under Rule 144 or (iii) the date the Investors no longer own any of the Securities.

         If the Registration Statement covering the Securities required to be filed by the Registrant pursuant to the Registration Rights Agreements is not filed by the agreed to date or if such Registration Statement is not declared effective within 90 to 120 days of the closing date (dependent upon applicable Registration Rights Agreement) (the "Initial Date"), the Registrant shall make payments to the Selling Holders in such amounts and at such times as shall be determined pursuant to the Registration Rights Agreements. In the event a timely filing is not made, the Registrant shall pay the Selling Holder 2% of the face amount of the Convertible Debenture for each 30 day period, or portion thereof after 30 days following the Closing Date that the Registration Statement is not filed. The amount to be paid by the Registrant to the Selling Holders in the event the Registration Statement is not declared effective within the agreed to number of days subsequent to closing date shall be determined as of each Computation Date, and such amount shall be equal to two percent (2%) of the purchase price paid by the Selling Holders for the Convertible Debentures pursuant to the Registration Rights Agreements for the period from the Initial Date to the first Computation Date, and two percent (2%) of the purchase price for each Computation Date thereafter, to the date the Registration Statement is declared effective by the SEC (the "Periodic Amount"). The full Periodic Amount shall be paid by the Registrant in immediately available funds within five business days after each Computation Date. The Registrant has not paid any "periodic amounts" (notwithstanding delays in anticipated effective date) nor has any demand for payment been made upon the Registrant. Notwithstanding the foregoing, the amounts payable by the Registrant pursuant to the Registration Rights Agreements shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Selling Holders or their respective counsel.

         "Computation Date" means the date which is the earlier of (i) 35 days after the Registrant is notified by the SEC that the Registration Statement may be declared effective or (ii) one hundred twenty (120) days after the Closing Date and, if the Registration Statement required to be filed by the Registrant pursuant to the Registration Rights Agreements has not therefore been declared effective by the SEC, each date which is thirty (30) days after the previous Computation Date until such Registration Statement is so declared effective.

         The number of shares of Common Stock issuable upon conversion of the Convertible Debentures depends on several factors, including the conversion ratio and the date on which such shares are converted. As of August 24,1999 if all of the Convertible Debentures (issued from June 1998 to March 1999, as indicated in aforesaid chart) were converted based on a 18% to 20% discount to the reported closing price on the Electronic Over-the-Counter Bulletin Board on August 24, 1999, the Registrant would be required to issue 8,638,125 shares of Common Stock (inclusive of shares which may be issued in exchange for interest earned through mandatory conversion date).

         Except for the total number of shares to which this Prospectus relates as set forth above, references in this Prospectus to the "number of Shares covered by this Prospectus," or similar statements, and information in this Prospectus regarding the number of Securities issuable to or held by the Selling Holders and percentage information relating to the Securities of the outstanding capital stock of the Registrant, are based, with respect to the Convertible Debentures. See "Selling Holders and Plan of Distribution" and "Description of Capital Stock."

         The Securities are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of the Securities by the Selling Holders. The Common Stock of the Registrant was quoted on the NASDAQ SmallCap Market("NASDAQ") under the symbol "SRMI" until October 26, 1998 delisting. See also rish factor entitled "Delisting Due to Non-Compliance with Certain NASDAQ Standard." The Securities offered hereby will be sold from time to time at the then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. On August 24, 1999, the last reported sale price of the Common Stock on Electronic Over-the-Counter Bulletin Board was $2.625 per share. This Prospectus may be used by the Selling Holders or any broker-dealer who may participate in sales of the Securities covered hereby.

         Reference is herewith made to risk factor entitled "Significant Number of Shares.." and in particular to the chart which is a part therof. In that respect, it should be noted that on two separate occasions during 1997 and 1998 the Company raised monies in private placements partially to pay off holders of debentures from previous private placements as hereinafter indicated. In the first instance the August 19, 1997 debenture financing which resulted in gross proceeds of $5,000,000 which had an outstanding balance of $1,850,000 was rolled over into a November 26, 1997 debenture financing. Such outstanding balances from August 19, 1997 financing) was paid to The Isosceles Fund Limited, Otato Limited Partnership and Thomson Kernaghan & Co. Ltd. in the sums of $583,630, $145,969 and $1,428,686 respectively. Similarly the March 16, 1998 debenture financing which resulted in gross proceeds of $5,500,000 which had an outstanding balance of $4,000,000 was partially rolled over into a August 31, 1998 debenture financing. Such outstanding balances as rolled over (from the March 16, 1998 financing) were paid to Atlantis Capital Fund, Ltd., Canadian Advantage Limited Partnership, Dominion Capital Fund, Ltd. and Sovereign
Partners  LP  in  the  sums  of  $191,642, $421,613, $1,226,512  and  $1,993,082 respectively.

Common Stock Reserved

         The Registrant is required to reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding Convertible Debentures and exercise of options. While the Registrant currently has a sufficient number of authorized but unissued shares for such purposes in the event of any significant decrease in the bid price of the Company's common stock additional authorized shares may be necessary in order to meet its contractual commitments regarding conversion especially in view of the fact that none of the Subscription Agreements or convertible debentures contain any "floor", i.e., a bid price beneath which Debenture Holder may not convert. In the event that additional authorized shares are necessary but not readily available, (which while currently appears unlikely cannot be discounted) the Company intends to take such steps as are necessary in order to hold a Special Meeting of Stockholders for the purpose of amending its Certificate of Incorporation so as to increase its authorized shares.

Registrar and Transfer Agent

         The registrar and transfer agent for the Registrant's Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

LEGAL MATTERS

The validity of the Securities will be passed upon for the Registrant by Gary B. Wolff, P.C., counsel to the Company.

INDEPENDENT AUDITORS

         The consolidated financial statements of the Registrant and its subsidiaires for the years ended June 30, 1999 and 1998 included herein have been included in reliance upon the report of Feldman Sherb Horowitz & Co., P.C., independent accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of the Registrant and its subsidiaries for the year ended June 30, 1997 included herein has been included in reliance upon the report of Bederson & Company LLP, independent accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

         As set forth in the report of Bederson & Company LLP, the financial statements of one of the Registrant's subsidiaries for the year ended June 30, 1997 were audited by other auditors whose report was furnished to Bederson & Company LLP. The opinion of Bederson & Company LLP set forth in such report, insofar as it relates to amounts included for that subsidiary, is based solely on the report of the other auditors.

                          INDEX TO FINANCIAL STATEMENTS

                                                                        Page

Audited Financial Statements for Fiscal Years Ended
         June 30, 1999, 1998 and 1997:

Independent Auditors' Report                                            F-1-3

Consolidated Balance Sheets at June 30, 1999 and 1998                   F-4-5

Consolidated Statements of Operations for the years ended
         June 30, 1999, 1998 and 1997                                   F-6

Consolidated Statements of Cash flows for the years ended
         June 30, 1999, 1998 and 1997                                   F-7-8

Consolidated Statements of Stockholders Equity for the years            F-9-10
         ended June 30, 1999, 1998 and 1997

Notes to Consolidated Financial Statements                              F-11-26

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
Swissray International, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of Swissray International, Inc. and subsidiaries as of June 30, 1999 and 1998 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swissray International, Inc. and subsidiaries as of June 30, 1999 and 1998, and the results of its operations changes in stockholders' equity and cash flows for the year then ended in conformity with generally accepted accounting principles.




                                      /s/ Feldman Sherb Horowitz & Co., P.C.
                                      Feldman Sherb Horowitz & Co., P.C.
                                     (Formerly Feldman Sherb Ehrlich & Co., P.C.
                                      Certified Public Accountants

New York, New York
August 6, 1999

                    [LETTERHEAD OF BEDERSON & COMPANY LLP]

                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Swissray International, Inc.
New York, New York


We have  audited  the  accompanying  consolidated  balance  sheets  of  Swissray
International, Inc., and its subsidiaries, as of June 30, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Swissray (Deutschland) Rontgentechnik GmbH, a wholly-owned subsidiary, which statements reflect total assets of $437,021 as of June 30, 1997 and total revenues of $1,255,140 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it related to the amounts included for Swissray (Deutschland) Rontgentechnick GmbH, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Swissray International, Inc., and its subsidiaries, at June 30, 1997 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                          /s/ BEDERSON & COMPANY LLP
                                          ---------------------------
                                              Bederson & Company LLP


West Orange, New Jersey
September 16, 1997
Except for Notes 17, 20 and 22, as of March 6, 1998, and Note 1, 16, 23, 25, 26,
 27, 29 30, 31 and 32, as of November 16, 1998

Member  of  TAG  International   with  offices  in  principal  cities  worldwide
Affiliated with the American Institute of CPAs Division for Firms

                           INDEPENDENT AUDITORS' REPORT


Board of Directors of
Swissray (Duetschland) Rontegentechnik Gmbh
Wiesbaden, Germany

     We have audited the balance sheet of Swissray (Duetschland) Rontegentechnik Gmbh as of June 30, 1997 and the related statements of income and stockholder's equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

         We conducted our audit in accordance to all laws governed by German regulations and with generally accepted auditing standards promulgated by the American Institute of Certified public accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swissray (Duetschland) Rontegentechnik Gmbh as of June 30, 1997 and the results of its operations for the year then ended.


                                                  /s/ Theo Lepper
                                                  Theo Lepper
                                                  Certified Public Accountant

Wiesbaden, Germany
August 8, 1997

                           SWISSRAY INTERNATIONAL INC.
                           CONSOLIDATED BALANCE SHEET
                             JUNE 30, 1999 and 1998
                                     ASSETS

                                                                         ------------------------------
                                                                              1999              1998
                                                                         ------------------------------

CURRENT ASSETS
Cash and cash equivalents                                                 $ 1,281,297       $ 1,281,552
Accounts receivable, net of allowance for doubtful
accounts of $219,993 and $32,356                                            2,448,879         2,584,651
Inventories                                                                 7,332,401         7,701,145
Prepaid expenses and sundry receivables                                       866,804         1,501,909
                                                                         ------------------------------
TOTAL CURRENT ASSETS                                                       11,929,381        13,069,257
                                                                         ------------------------------

PROPERTY AND EQUIPMENT                                                      6,283,040         6,010,378
                                                                         ------------------------------

OTHER ASSETS
Loan receivable                                                                15,948            20,005
Licensing agreement                                                         3,104,109         3,600,766
Patents and trademarks                                                        199,906           230,614
Software development costs                                                    347,762           455,318
Security deposits                                                              28,035            38,280
Note receivable - net of allowance of $544,376 and $30,733                        ---           513,643
Goodwill                                                                    1,603,007         1,796,336
Receivable from sale of debentures                                            227,273               ---
Debt issuance costs on convertible                                             22,728           180,000
                                                                         ------------------------------

TOTAL OTHER ASSETS                                                          5,548,768         6,834,962
                                                                         ------------------------------
TOTAL ASSETS                                                              $23,761,189       $25,914,597
                                                                         ==============================

                                       F-4
    The accompanying notes are an integral part of these financial statements

                            SWISSRAY INTERNATIONAL
                    CONSOLIDATED BALANCE SHEET (Continued)
                            JUNE 30, 1999 and 1998

                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                         ------------------------------
                                                                              1999              1998
                                                                         ------------------------------


CURRENT LIABILITIES
Current maturities of long-term debt                                      $   247,028       $   233,746
Notes payable - banks                                                       3,667,159         3,551,091
Notes payable - short-term                                                  1,700,000               ---
Loan payable                                                                  126,006           125,029
Accounts payable                                                            5,422,321         5,030,449
Accrued expenses                                                            2,003,844         2,365,450
Restructuring                                                                 500,000           500,000
Customer deposits                                                             278,507           176,583
Due to stockholders and officers                                                 ---              2,206
                                                                         ------------------------------
TOTAL CURRENT LIABILITIES                                                  13,944,865        11,984,554
                                                                         ------------------------------

CONVERTIBLE DEBENTURES, net of conversion benefit                          15,555,852         7,330,642
                                                                         ------------------------------

LONG-TERM DEBT, less current maturities                                       195,095           440,674

COMMON STOCK SUBJECT TO PUT                                                 1,819,985         1,819,985

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock                                                                  140,062            41,426
Additional paid-in capital                                                 64,688,013        58,074,793
Treasury stock                                                               (540,000)             ---
Deferred compensation                                                        (707,222)             ---
Accumulated deficit                                                       (67,727,741)      (50,481,713)
Accumulated other comprehensive loss                                       (1,787,735)       (1,475,779)
Common stock subject to put                                                (1,819,985)       (1,819,985)
                                                                         ------------------------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                       (7,754,608)        4,338,742
                                                                         ------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 23,761,189      $ 25,914,597
                                                                         ==============================

                                       F-5
    The accompanying notes are an integral part of these financial statements

                           SWISSRAY INTERNATIONAL INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    YEARS ENDED JUNE 30, 1999, 1998 and 1997

                                          ----------------------------------------------------
                                               1999                1998                1997
                                                                 (Restated)         (Restated)
                                          ----------------------------------------------------
NET SALES                                 $ 17,295,882        $ 22,892,978        $ 13,151,701
COST OF SALES                               13,529,301          18,081,786           8,445,414
                                          ----------------------------------------------------
GROSS PROFIT                                 3,766,301          4,811,192           4,706,287
                                          ----------------------------------------------------

OPERATING EXPENSES
Officers and directors compensation          1,434,293             569,816           1,816,879
Salaries                                     3,784,305           4,168,540           2,059,396
Selling                                      3,061,813           3,740,391           1,873,389
Research and development                     1,808,107           3,542,149           5,786,158
General and administrative                   2,445,867           2,612,262           2,879,257
Restructuring cost                                 ---             500,000                 ---
Other operating expenses                     1,066,039           1,735,877           1,645,800
Bad debts                                      706,877             133,196             619,160
Depreciation and amortization                1,273,916           1,745,498             770,294
                                          ----------------------------------------------------
TOTAL OPERATING EXPENSES                    15,581,217          18,747,729          17,450,333
                                          ----------------------------------------------------

LOSS BEFORE OTHER INCOME (EXPENSES)
  AND INCOME TAXES                         (11,814,636)        (13,936,537)        (12,744,046)

Other income (expenses)                         40,385            (281,227)            318,763
Interest expense                            (4,638,928)         (8,590,268)           (762,168)
                                          ----------------------------------------------------
OTHER EXPENSES                              (4,598,543)         (8,871,495)           (443,405)
                                          ----------------------------------------------------

LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEMS                      (16,413,179)        (22,808,032)        (13,187,451)

INCOME TAX PROVISION                               ---                 ---             110,223
                                          ----------------------------------------------------

LOSS FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEMS               (16,413,179)        (22,808,032)        (13,297,674)


Extraordinary income (expenses)               (832,849)            304,923            (384,514)
                                          ----------------------------------------------------
NET LOSS                                  $(17,246,028)       $(22,503,109)       $(13,685,188)

                                          ====================================================


LOSS PER COMMON SHARE BASIC
Loss from continuing operations                  (2.52)              (8.48)              (8.41)
Extraordinary items                              (0.13)               0.11               (0.24)
                                          ----------------------------------------------------
NET LOSS                                         (2.65)              (8.37)              (8.65)

                                          ====================================================
WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING                           6,525,423           2,690,695           1,581,757
                                          ============           =========           =========


                                       F-6
    The accompanying notes are an integral part of these financial statements

                           SWISSRAY INTERNATIONAL INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED JUNE 30, 1999, 1998 AND 1997

                                                                    ----------------------------------------------------
                                                                        1999                1998                1997
                                                                    ----------------------------------------------------
                                                                                                              (Restated)
CASH FLOWS FROM OPERATING ACTIVITES
Net loss                                                            $(17,246,028)       $(22,503,109)       $(13,685,188)
Adjustment to reconcile net loss to net
        cash used by operating activities
        Depreciation and amortization                                  1,327,395           1,874,206             770,294
        Provision for bad debts                                          931,146             (38,803)            552,725
        Write-off of affiliate receivable                                    ---                 ---             166,384
        Common stock and stock options issued for services               991,203                 ---           2,309,435
        Issuance of common stock in lieu of interest payments            128,107             449,376             132,950
        Interest expense on Debt issuance cost and
          conversion benefit                                           2,778,006           7,905,225             511,125
        Interest expense on option value per Black Scholes                91,763                 ---                 ---
        Early extinguishment of debt (gain)                              832,849            (304,923)                ---
        Deferred compensation                                           (707,222)                ---                 ---

        (Increase) decrease in operating assets:
        Accounts receivable                                              (51,866)          2,887,427          (1,857,662)
        Accounts receivable - others                                         ---                ---               31,533
        Accounts receivable - long-term                                      ---             163,680             283,603
        Inventories                                                      368,744          (3,790,038)           (998,271)
        Prepaid expenses and sundry receivables                          635,106             434 229            (860,457)
        Increase (decrease) in operating liabilities:
        Accounts payable                                                 391,873            (306,300)          1,601,074
        Accounts payable-affiliates                                          ---                 ---              (1,541)
        Accrued expenses                                                (361,606)          1,463,512             266,245
        Customers deposits                                               101,924               6,147              92,763
                                                                    ----------------------------------------------------
NET CASH USED BY OPERATING ACTIVITIES                                 (9,788,606)        (11,759,371)        (10,684,988)
                                                                    ----------------------------------------------------

CASH FLOW FROM INVESTING ACTIVITIES
        Acquisition of property and equipment                           (692,954)         (2,849,205)         (3,431,375)
        Capitalized computer software                                     (1,518)           (225,174)           (352,036)
        Patents and trademarks                                               ---             (52,386)            (12,925)
        Goodwill                                                             ---            (802,107)           (299,837)
        Asset purchase net of cash received                                  ---            (591,108)                ---
        Increase in notes receivable                                    (199,132)                ---                 ---
        Collection of note receivable                                        ---                 ---             448,857
        Security deposits                                                 10,245               5,448             (23,776)
        (Repayment of) loan receivable                                     4,056              (2,608)              2,896
                                                                    ----------------------------------------------------
NET CASH USED BY INVESTING ACTIVITIES                                   (879,303)         (4,517,140)         (3,668,196)

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from short-term borrowings                           20,191,413          10,342,060           9,198,821
        Proceeds from long-term borrowings                                   ---                 ---             248,987
        Proceeds related to debentures not funded                       (227,273)                ---                 ---
        Principal payment of short-term borrowings                   (11,268,343)         (3,852,075)         (2,093,074)
        Principal payment of long-term borrowings                       (245,580)            (21,748)           (442,681)
        Principal payment of long-term borrowings with stock                 ---             (62,267)                ---
        Issuance of common stock for cash                              3,160,396           8,461,262           7,753,222
        Purchase of treasury stock                                      (540,000)                ---                 ---
        Repayment from (payment to) stockholders and officers             (2,207)            (68,032)             87,653
                                                                    ----------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                 11,068,406          14,779,200          14,752,928
                                                                    ----------------------------------------------------
EFFECT OF EXCHANGE RATE ON CASH                                         (400,752)           (332,444)           (561,122)
                                                                    ----------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                             (255)         (1,809,755)           (161,378)
CASH AND CASH EQUIVALENT - beginning of period                         1,281,552           3,091,307           3,252,685
                                                                    ----------------------------------------------------
CASH AND CASH EQUIVALENTS - end of period                           $  1,281,297        $  1,281,552        $  3,091,307

                                                                    ====================================================

                                      F-7
    The accompanying notes are an integral part of these financial statements

                       SUPPLEMENTAL CASH FLOW INFORMATION

                                                                   ----------------------------------------------------
                                                                        1999                1998                1997
                                                                   ----------------------------------------------------
Cash paid for interest                                              $    462,997        $    161,093        $   122,427
Cash paid for taxes                                                          ---                 ---             56,562

DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES

Stock options, warrants and common stock issued for services           1,732,163                 ---          2,287,935
Shares issued in lieu of interest paymnets                               126,107             449,376            132,950
Stock issued for acquisition                                                 ---           1,499,997            120,000
Beneficial conversion feature recorded as additional paid-in
   capital                                                             1,633,164           5,738,149          1,000,000


SWISSRAY INTERNATIONAL, INC.
CONSOLITATED STATEMENT OF STOCKHOLDERS' EQUITY
YEARS ENDED JUNE 30, 1999, 1998 and 1997

                                                                                                             Common
                                                                                        Additional            Stock
                                                                                          Paid-in             to be
                                                                  Common Stock            Capital             issued     Treasury
                                                              Shares         Amount      (Restated)         (Restated) )   Stock
                                                             --------------------------------------------------------------------
BALANCE - July  1, 1996                                      1,418,506       $  14,185   $ 25,770,534   $         --    $      --

COMPREHENSIVE LOSS:
     Net loss of the year                                           --              --             --             --           --
     Foreign currency translation losses net of taxes $ -0-         --              --             --             --           --

     TOTAL COMPREHENSIVE LOSS                                       --              --             --             --           --

Issuance of common stock for cash                              519,776           5,197      7,630,495             --           --
Stock options exercised for cash                                16,100             161        117,369             --           --
Issuance of common stock in lieu of interest payment             7,061              71        132,879             --           --
Beneficial conversion feature of convertible debentures             --              --      1,000,000             --           --
Stock options granted as compensation                               --              --         25,000             --           --
Stock options granted for services                                  --              --      1,161,462             --           --
Shares to be issued to officers for services                        --              --             --      1,122,973           --
Purchase of subsidiary for stock                                 8,000              80        119,920             --           --
Common stock subject to put                                         --              --             --             --           --
                                                             --------------------------------------------------------------------

BALANCE - JUNE 30, 1997                                      1,969,443          19,694     35,957,659      1,122,973           --

COMPREHENSIVE LOSS:
     Net loss of the year                                           --              --             --             --           --
     Foreign currency translation losses net of taxes $ -0-         --              --             --             --           --

     TOTAL COMPREHENSIVE LOSS                                       --              --             --             --           --

Issuance of common stock for cash                            2,013,688          20,137     13,581,739             --           --
Stock options exercised for cash                                16,900             169        123,201             --           --
Shares issued to officers for services                          48,259             483      1,122,490     (1,122,973)          --
Issuance of common stock in lieu of interest payment            60,999             610        448,766             --           --
Beneficial conversion feature of convertible debentures             --              --      5,738,149             --           --
Early extinguishment of Debt                                        --              --       (396,875)            --           --
Issuance of common stock for asset purchase                     33,333             333      1,499,664             --           --
Common Stock subject to put                                         --              --             --             --           --
                                                             --------------------------------------------------------------------
BALANCE - JUNE 30, 1998                                      4,142,622          41,426     58,074,793            --            --


COMPREHENSIVE LOSS:
     Net loss of the year                                           --              --             --             --           --
     Foreign currency translation losses net of taxes $ -0-         --              --             --             --           --

     TOTAL COMPREHENSIVE LOSS                                       --              --             --             --           --

Issuance of common stock for cash                            3,861,287          38,613      3,121,784             --           --
Stock options exercised for services                             1,000              10          7,290             --           --
Shares issued for services                                   3,801,500          38,015        913,110             --           --
Issuance of common stock in lieu of interest payment           199,830           1,998        126,109             --           --
Beneficial conversion feature of convertible debentures             --              --      1,633,164             --           --
Shares issued to officers for services                       2,000,000          20,000        720,000             --           --
Treasury stock - at cost                                            --              --             --             --     (540,000)
Interest expense on option value per Black Scholes                  --              --         91,763             --           --
                                                            ----------------------------------------------------------------------
BALANCE - JUNE 30, 1999                                     14,006,239    $    140,062   $ 64,688,013   $         --    $(540,000)
                                                            ======================================================================
                                      F-9

                                                             Accumulated                  Other
                                                               Deficit    Deferred    Comprehensive  Common Stock      Total
                                                              (Restated) Compensation      Loss      Subject to Put  (Restated)
                                                            --------------------------------------------------------------------

BALANCE - July  1, 1996                                      $(14,293,416) $      --   $   (836,047)  $        --    $10,655,256

COMPREHENSIVE LOSS:
     Net loss of the year                                     (13,685,188)        --             --            --     (13,685,188)
     Foreign currency transaction losses net of taxes $ -0-            --         --       (592,487)           --        (592,487)
                                                                                                                    --------------
     TOTAL COMPREHENSIVE LOSS                                          --         --             --            --     (14,277,675)
                                                                                                                    --------------
Issuance of common stock for cash                                      --         --             --            --       7,635,692
Stock options exercised for cash                                       --         --             --            --         117,530
Issuance of common stock in lieu of interest payment                   --         --             --            --         132,950
Beneficial conversion feature of convertible debentures                --         --             --            --       1,000,000
Stock options granted as compensation                                  --         --             --            --          25,000
Stock options granted for services                                     --         --             --            --       1,161,462
Shares to be issued to officers for services                           --         --             --            --       1,122,973
Purchase of subsidiary for stock                                       --         --             --            --         120,000
Common Stock subject to put                                            --         --             --      (320,000)       (320,000)
                                                            ---------------------------------------------------------------------

BALANCE - JUNE 30, 1997                                       (27,978,604)        --     (1,428,534)     (320,000)      7,373,188

COMPREHENSIVE LOSS:
     Net loss of the year                                     (22,503,109)        --             --            --     (22,503,109)
     Foreign currency transaction losses net of taxes $ -0-                                 (47,245)           --         (47,245)
                                                                                                                    --------------
     TOTAL COMPREHENSIVE LOSS                                          --         --             --            --     (22,550,354)

Issuance of common stock for cash                                      --         --             --            --      13,601,876
Stock options exercised for cash                                       --         --             --            --         123,370
Shares issued to officers for services                                 --         --             --            --              --
Issuance of common stock in lieu of interest payment                   --         --             --            --         449,376
Beneficial conversion feature of convertible debentures                --         --             --            --       5,738,149
Early extinguishment of Debt                                           --         --             --            --        (396,875)
Issuance of common stock for asset purchase                            --         --             --            --       1,499,997
Common Stock subject to put                                            --         --             --    (1,499,983)     (1,819,985)
                                                            ----------------------------------------------------------------------

BALANCE - JUNE 30, 1998                                       (50,481,713)        --     (1,475,779)   (1,819,985)      4,338,742

COMPREHENSIVE LOSS:
     Net loss of the year                                     (17,246,028)        --             --            --     (17,246,028)
     Foreign currency translation losses net of taxes $ -0-         --            --       (311,956)           --        (311,956)
                                                                                                                    --------------
     TOTAL COMPREHENSIVE LOSS                                       --            --             --            --     (17,557,984)

Issuance of common stock for cash                                   --            --             --            --       3,160,397
Stock options exercised for services                                --            --             --            --           7,300
Shares issued for services                                          --        (707,222)          --            --         243,903
Issuance of common stock in lieu of interest payment                --            --             --            --         128,107
Beneficial conversion feature of convertible debentures             --            --             --            --       1,633,164
Shares issued to officers for services                              --            --             --            --         740,000
Treasury stock - at cost                                            --            --             --            --        (540,000)
Interest expense on option value per Black Scholes                  --            --             --            --          91,763
                                                            ---------------------------------------------------------------------
BALANCE - JUNE 30, 1999                                   $(67,727,741)   $   (707,222)  $ (1,787,735)  $(1,819,985) $ (7,754,608)

                                                            ======================================================================

                                       F-10
    The accompanying notes are an integral part of these financial statements

                          SWISSRAY INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    YEARS ENDED JUNE 30, 1999, 1998 AND 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The Company was incorporated under the laws of the State of New York on January 2, 1968 under the name CGS Units Incorporated. On June 6, 1994, the Company merged with Direct Marketing Services, Inc. and changed its name to DMS Industries, Inc. In May of 1995 the Company discontinued the operations of DMS Industries, Inc. and acquired all of the outstanding stock of SR Medical AG, a Swiss corporation engaged in the business of manufacturing and selling X-ray equipment, components and accessories. On June 5, 1995 the Company changed its name to Swissray International, Inc. The Company's operations are conducted principally through its wholly owned subsidiaries.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. Investments which are recorded on an equity method and have operated at a loss in excess of equity are carried at a zero value.

BUSINESS ACQUISITION

On April 1, 1997, the Company exchanged 8,000 shares of common stock at the then quoted market price of $120,000 ($15 per share) for all the outstanding shares of Empower, Inc.The consolidated financial statements presented include the accounts of Empower, Inc.(whose assets were substantially sold in June 1998), from April 1, 1997 (date of acquisition) to June 30, 1998. The acquisition has been accounted under the purchase accounting method. The contract requires the Company to repurchase the 8,000 shares of common stock at $40 per share for a period of one year commencing two years from the date of the contract at the option of the former owner of Empower, Inc.

On October 17, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of Service Support Group, LLC (SSG) located in Gig Harbor, Washington pursuant to an asset purchase agreement. The acquisition has been accounted for under the purchase method of accounting. SSG is in the business of selling diagnostic imaging equipment and related services in markets on the West Coast of the United States. The purchase price consisted of (1) cash in the amount of $621,892, (2) 33,333 shares of the Company's common stock, (3) an amount equal to fifty percent of certain accounts receivable net of certain accounts payable and (4) the assumptions of certain other liabilities. As a result of this transaction, the Company recorded goodwill of $1,933,275. The contract requires the Company to repurchase the 33,333 common shares at $45 per share during the period June 30, 1998 to April 17, 1999 at the option of the former owners of SSG.

In connection with the abovementioned acquisitions, the Company has recorded put options totaling $1,819,985. Such amount is excluded from permanent equity. As of June 30, 1999, both options were exercised and subject to dispute. (See Litigation footnote)

REVENUE AND INCOME RECOGNITION POLICIES

Revenues from the sale of products are recorded when the products are shipped, collection of the purchase price is probable and the Company has no significant further obligations to the customer. Cost of remaining insignificant company obligations, if any, are accrued as costs of revenue at the time of revenue recognition.

USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during this period. Actual results could differ from those estimates.

WARRANTY

The company accrues a warranty allowance at the time of sale. The warranty allowance is based upon the companies experience and varies between 0.5 and 2% of the net sales amount.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standard No. 107 "Disclosures about Fair Value of Financial Instruments" (SFAS 107) requires the disclosure of fair value information about financial instruments whether or not recognized on the balance sheet, for which it is practicable to estimate the value. Where quoted market prices are not readily available, fair values are based on quoted market prices of comparable instruments. The carrying amount of cash and equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of those instruments.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method. Inventory costs include material, labor, and overhead.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the respective assets, which are three years for Computers and Telecommunication Equipment, five to ten years for Equipment, Office Furniture and Equipment and Office and Leasehold Improvements and thirty years for Buildings. Leasehold improvements are amortized over the shorter of the estimated useful lives of the improvements, or the term of the facility lease.

Expenditures for repairs and maintenance are charged to expense as incurred. The cost of major renewals and betterment's are capitalized and depreciated over their useful lives. Upon disposition, the cost and related accumulated depreciation of property and equipment are removed from the accounts and any resulting gain or loss is reflected in operations.

The Company is required to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, in accordance with the provisions of Statement of Financial Accounting Standards No.121, "Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of" ("SFAS 121"). Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of property, plant, and equipment and intangibles using projected undiscounted future cash flows and operating income for each subsidiary to determined whether material impairment of these assets exists.

INTANGIBLE ASSETS

Excess of cost over fair value of net assets acquired ("goodwill") resulting from the acquisition of SSG is being amortized over ten years from the date of acquisition using the straight-line method. Patents and Trademarks are capitalized and are amortized using the straight-line method over their estimated useful lives (10 year).Debt issuance costs are amortized using the straight-line method over the term of the related debt, which range from two to six months. Periods of amortization are evaluated periodically to determine whether later events and circumstances warrant revised estimates of useful lives. At each balance sheet date, the Company evaluates the recoverability of unamortized goodwill based upon expectations of nondiscounted cash flows and operating income. Impairments, if any, would be recognized in operating results if a permanent diminution in value were to occur.

Capitalization of software development costs begins upon the establishment of technological feasibility of new or enhanced software products. Technological feasibility of a computer software product is established when the Company has completed all planning, designing, coding and testing that is necessary to establish that the software product can be produced to meet design specifications including functions, features and technical performance requirements. All costs incurred prior to establishing technological feasibility of a software product are charged to research and development as incurred. The

Company amortizes capitalized software development costs over straight-line method over the estimated remaining economic life of the software products, generally five to eight years.

All  cost  incurred  by  the  Company  in  connection  with   incorporation   of
subsidiaries have been capitalized and are being amortized over a period up to 60 months.

ADVERTISING AND PROMOTION

Advertising and promotion cost are expensed as incurred and included in "Selling Expenses". Advertising and promotion expense for the years ended June 30, 1999, 1998 and 1997 were $ 1,452,309, $ 1,737,935, and $ 781,189, respectively.

RESEARCH AND DEVELOPMENT

Costs associated with research, new product development, and product cost improvements are treated as expenses when incurred.

CONVERTIBLE DEBT

Convertible debt is recorded as a liability until converted into common stock, at which time it is recorded as equity.

INCOME TAXES

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

EXPENSES RELATED TO SALES AND ISSUANCE OF SECURITIES

All costs incurred in connection with the sale of the Company's common stock have been capitalized and charged to additional paid-in capital.

NET LOSS PER COMMON SHARE

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share", which established new standards for computation of earnings per share. SFAS No. 128 requires the presentation on the face of the income statement of "basic" earnings per share and "diluted" earnings per share.

Basic earnings per share is computed by dividing the net income (loss) available to common shareholders by the weighted average number of outstanding common shares. The calculation of diluted earnings per share is similar to basic earnings per share except the denominator includes dilutive common stock equivalents such as stock options and convertible debentures. Common stock options and the common shares underlying the convertible debentures are not included as their effect would be anti-dilutive.

ACCOUNTING FOR STOCK OPTIONS

The Company adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation". SFAS 123 encourages the use of a fair-value-based method of accounting for stock-based awards under which the fair value of stock options is determined on the date of grant and expensed over the vesting period. Under SFAS 123, companies may, however, measure compensation costs for those plans using the method prescribed by Accounting Principles Board Opinion No. 25, ("APB No.25"), "Accounting for Stock Issued to Employees." Companies that apply APB No. 25 are required to include pro forma disclosures of net earnings and earnings per share as if the fair-value-based method of accounting had been applied. The Company elected to account for such plans under the provisions of APB No. 25.

RECLASSIFICATIONS

Certain reclassifications have been made to prior year's financial statements to conform to the June 30, 1999 presentation.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities of subsidiaries operating in foreign countries are translated into U.S. dollars using both the exchange rate in effect at the balance sheet date or historical rate, as applicable. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in stockholders equity (Accumulated other comprehensive loss), while gains and losses resulting from foreign currency transactions are included in operations.

NEW ACCOUNTING PRONOUNCEMENTS

The Company will adopt Statement of Financial Accounting Standard No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities" for the year ended June 30, 2000. SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. The application of the new pronouncement is not expected to have a material impact on the Company's financial statements.

STOCK SPLIT

On October 1, 1998 the Company declared a 1 for 10 reverse stock split. The financial statements for all periods presented have been retroactively adjusted for the stock split.

NOTE 2 - NOTE RECEIVABLE

On June 20, 1996 the Company sold marketable securities for a 5% promissory note in the amount of $962,500 originally due on October 20, 1996 of which $100,000 was paid on December 10, 1996. On January 15, 1997, the Company renegotiated the terms of the unpaid balance. A new note in the amount of $862,500 was renegotiated, with interest at 6% cumulative and payable when the note matures on January 1, 2000. At June 30, 1997, principal payments of $348,857 were received leaving a balance due of $513,643. The $513,643 was written off during the year ended June 30, 1999..

NOTE 3 - INVENTORIES

Inventories are summarized by major classification as follows:

                                                                          June 30,
                                                        ---------------------------------------------
                                                               1999                      1998
                                                        -------------------      --------------------
Raw materials, parts and supplies                     $           5,558,330    $            7,047,001
Work in process                                                   1,048,197                   160,064
Finished goods                                                      725,874                   494,080
                                                        -------------------      --------------------
                                                      $           7,332,401    $            7,701,145
                                                        ===================      ====================


NOTE 4  - PREPAID EXPENSES AND SUNDRY RECEIVABLES

Prepaid expenses and sundry receivables consist of the following:

                                                                                  June 30,
                                                                    ------------------------------------
                                                                         1999                 1998
                                                                    --------------       ---------------
Prepaid expenses, deposits and advance payments                $           229,236  $            616,183
Insurance claim for fire damage                                            389,220               165,655
Prepaid and refundable taxes                                               240,368               708,246
Employee loans                                                               7,980                11,825
                                                                    --------------       ---------------
                                                               $           866,804  $          1,501,909
                                                                    ==============       ===============

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                                 June 30,
                                                                 ----------------------------------------
                                                                       1999                    1998
                                                                 -----------------       ----------------
Land and building                                         $              5,501,853  $           4,956,328
Equipment                                                                1,448,961              1,305,092
Office furniture and equipment                                             333,596                330,035
                                                                 -----------------       ----------------
                                                                         7,284,410              6,591,455
Less: Accumulated depreciation and amortization                          1,001,370                581,077
                                                                 -----------------       ----------------
                                                          $              6,283,040  $           6,010,378
                                                                 =================       ================

Depreciation and amortization expense, for property and equipment, for the years ended June 30, 1999, 1998 and 1997 were $ 547,693, $1,077,074 and $233,040 respectively.

NOTE 6 - INTANGIBLE ASSETS

Intangible Assets at June 30, 1999 and 1998 consisted of the following

                                                                              June 30,
                                                            ---------------------------------------------
                                                                   1999                       1998
                                                            -------------------         -----------------
Excess of cost over fair value of net
assets  acquired                                    $                 1,933,275  $              1,933,275
Licensing                                                             4,966,575                 4,966,575
Software development cost                                               578,729                   577,210
Patents and Trademarks                                                  313,330                   313,330
Other                                                               --                              8,385
                                                            -------------------         -----------------
                                                                      7,791,909                 7,798,775
Less: Accumulated amortization                                        2,537,125                1,715,741
                                                            -------------------         -----------------
                                                    $                 5,254,784 $              6,083,034
                                                            ===================         =================

Amortization expense, for Intangible Assets, for the years ended June 30, 1999, 1998 and 1997 were $ 830,194, $ 1,227,719 and $ 537,254, respectively.

NOTE 7 - LICENSING AGREEMENT

The Company entered into a licensing agreement in June of 1995 with an unaffiliated individual. The agreement is for an exclusive field-of-use license within the United States and Canada to use the proprietary information, including the patent rights, for certain technology regarding the integration of computer technology with diagnostic x-ray and radiology medical equipment through digital imaging systems. The agreement required a fee of $5,000,000 consisting of $1,200,000 in cash and 66,000 shares of the Company's common stock. The cash payment requirement consisted of $900,000 upon the signing of the agreement and the $300,000 balance due on December 31, 1996. The fee has been discounted at 7.5% for imputed interest of $33,425 resulting in a net capitalized cost of $4,966,575. This agreement is for an indefinite term or until all of the proprietary information becomes public knowledge and the patent rights expire.

The Licensing Agreement is amortized using the straight-line method over the estimated remaining economic life, generally ten years. At each balance sheet date, the Company evaluates the recoverability of the unamortized License Fee based upon expectations of nondiscounted cash flows and operating income of its US-Operation. Impairments, if any, would be recognized in operating results if a permanent diminution in value were to occur.

NOTE 8 - NOTES PAYABLE - BANKS

The Company has negotiated a revolving line-of-credit agreement with Migros Bank of Switzerland, dated March 23, 1998, for up to $1,314,924. The company has also negotiated an agreement for up to $1,314,924 for the issuance of guarantees and letters of credit, both with a commission of 15% per $ 1,000,000, quarterly while outstanding. There were $ 1,052,906 in outstanding guarantees and $ -0- in letter of credits as of June 30, 1999. The Company also negotiated a fixed line of credit for up to $2,630,000 with an agreed repayment of $65,750 per 180 days first time applicable as of June 30, 1999. All lines of credit are based on the Exchange rate in effect on June 30, 1999.

Notes payable are summarized as follows:


                                                                                               June 30,
                                                                                ----------------------------------------
                                                                                   1999                     1998
                                                                                -------------        -------------------
Migros Bank revolving line of credit,  due on demand,with  interest at 4.75% per annum,  collateralized  by certain  accounts  receivable,  and a cash deposit at
Migros Bank as of June 30, 1999 of $485,367                                      $    798,730         $     408,786

Migros Bank, on demand with six week notice, with interest as of June 30, 1999
and 1998 at 3.7/8% and 4% per annum, collateralized by land and building            2,529,930             2,630,000

Union  Bank of  Switzerland,  due on  demand,  with  interest  at 8% per  annum, collateralized  by the cash on deposit at Union Bank of Switzerland and accounts receivable.  Cash balances on deposit at Union Bank of  Switzerland  at June 30,
1999 and 1998 were $332,812 and $627,625, respectively                                338,499               512,305
                                                                                -------------        -------------------
                                                                                 $  3,667,159         $   3,551,091
                                                                                =============        ===================

NOTE 9 - LOAN PAYABLE

The Company has negotiated a 5% demand loan from a private foundation fund. The loan balance payable at June 30, 1999 and 1998 was $126,006 and $125,029 respectively.

NOTE 10 - SHARES ISSUED FOR COMPENSATION

Pursuant to agreements between the President of the Company and the Company, dated as of December 1996 and June 1997, the Company incurred additional compensation to the officer payable as 48,259 shares with a fair value of $1,122,973. The compensation was in consideration of the officer's agreement for the cancellation of 1,608,633 shares of common stock held by the officer or companies controlled by him which allowed the Company to maintain a sufficient number of shares of common stock to meet certain obligations of the Company to issue common stock and to permit certain financings prior to the increase in the number of authorized shares of common stock from 15,000,000 to 30,000,000 shares. The shares were issued by the Company on July 22, 1997. In June 1999 the Company incurred additional compensation to the President of the Company of 2,000,000 shares with a fair value of $740,000. The compensation was in consideration of the President's agreement to extinguish his rights contained in his employment agreement which entitled him to a 25% bonus of the Company's earnings (as defined).

In 1999 the Company issued 3,800,000 shares of common stock with a fair value of $95,000 to consultants for services to be rendered over a term of one year. Such amount has been deferred and is being amortized over the term of the consulting agreements.

NOTE 11 - CONVERTIBLE DEBENTURES

Convertible debentures consist of the following:


                                                                                                 June 30,
                                                                                   ------------------------------------

                                                                                        1999                  1998
                                                                                  -----------------      ---------------
Convertible  debenture  dated  December  11, 1997.  The debenture was converted
into 327,101 shares in Fiscal 1999.                                              $        -            $         145,969

Convertible debenture dated March 14, 1998.  A total of $2,500,000 was converted into 2,482,656 shares in Fiscal 1999.  The remaining balance of $3,000,000 was
refinanced.  (See August 31, 1998 debenture)                                              -                    5,500,000

Convertible debenture dated June 15, 1998 and due June 15, 2000 with interest at
6% per annum.  The debentures are convertible  into common  shares  at  a  price equal to eighty (80%) of the average closing bid price for the  ten (10) trading days  preceding the date of  conversion.  All of the debentures are  convertible at  the  earlier  of  a  registration  effective  date  or  August 15, 1998. Any debenture not so converted is subject to mandatory  conversion on June 15, 2000.
Debt issuance cost was $240,000, beneficial conversion feature was $420,436.              2,000,000            2,000,000

Convertible  debenture of $6,143,849 dated  August  31,  1988  and  due  August
31, 2000 with interest of 5% per annum.  The  debentures  are  convertible  into common shares at a price equal to the lesser of eighty-two  (82%) of the average closing bid price for the ten trading days  preceding the date of the conversion.
All  debentures  are  convertible  at the  earlier of a  registration  effective date or March 1, 1998.  Any  debenture not so converted is subject to  mandatory conversion on August 31, 2000.  The company at its sole direction can redeem the debenture at 115% of the face amount up to the fourth month,  at 120% within the fifth  and  sixth  month and at 125% after the sixth month following the closing date. $514.428 of the balance was converted into 1,051,529 shares in Fiscal 1999
 .  Debt issuance cost was $311,000, beneficial conversion  feature was $-0-.              5,629,421                 -

                                      F-17

Convertible debenture including $ 540,000 repurchase of stock  dated  October 6,
1988 and due  October 6, 2000 with  interest  of 5% per annum.The debentures are convertible  into  common  shares  at  a price equal to the lesser of eighty-two
(82%) of the average closing bid price for the ten trading  days  preceding  the date  of the  conversion.  All  debentures  are  convertible  at  the earlier of
a  registration  effective  date  or  October  6,  1998.   Any  debenture not so
converted  is  subject  to mandatory  conversion on October 6, 2000. The Company at its sole direction can redeem the debenture at 115% of the  face amount up to the fourth month, at 120% within the fifth and sixth month and at 125% after the sixth  month  following  the  closing  date.  Debt  issuance  cost was $300,000,
beneficial conversion feature was $53,112.                                                2,940,000                 -

Convertible  debenture  dated  January  29, 1999  and  due January 29, 2001 with interest of 3% per each 30 days for the first ninety days, 3.5% per each 30 days for the ninety-first to the one  hundred-twentieth day and  4%  per each 30 days from the hundred-twenty-first day until the earlier  of conversion or redemption
The debentures are  convertible into common shares at a price equal to the lesser of eighty-two  (82%) of the average  closing bid price  for the ten trading days preceding  the date of the  conversion.  All debentures are  convertible at  the earlier  of  a registration  effective date or January  29, 1999.  Any debenture not so  converted  is subject to  mandatory conversion on January 29, 2001.  The
Company  at  its  sole  direction  can redeem the  debentures  at any time. Debt
issuance cost was $150,000, beneficial conversion feature was $-0-.                       1,170,000                 -

Convertible debenture dated May 13, 1999 and due May 13, 2001  with  interest of
5% per annum.  The debentures are convertible  into common  shares  at  a  price equal to the lesser of eighty (80%) of the average closing bid price for the ten
trading  days  preceding  the  date  of  the  conversion.  All  debentures   are
convertible at the earlier of a registration  effective date  or  May 13,  1999.
Any  debenture  not so  converted  is  subject  to  mandatory conversion  on May
13, 2001.  The company at its sole  direction  can redeem the  debenture at 115%
of the face amount up to the fourth month,  at 120% within the  fifth  and sixth month  and  at  125%  after  the  sixth month  following  the closing date. Debt issuance cost was $80,000, interest rollover  was $39,600, beneficial conversion
feature was $735,025.                                                                     1,119,600                  -

Convertible debenture dated May 31, 1999 and due May 31,  2001  with interest of
5% per annum.  The debentures are convertible  into common  shares  at  a  price equal to the lesser of eighty (80%) of the average closing bid price for the ten trading days  preceding  the date of the  conversion.  All debentures are convertible at the earlier of a registration  effective date  or  May 31,  1999.
Any  debenture  not so  converted  is  subject  to  mandatory conversion  on May
31, 2001.  The company at its sole  direction  can redeem the  debenture at 115%
of the face amount up to the fourth month,  at 120% within the  fifth  and sixth month and at 125% after the sixth month following the closing date.Debt issuance cost was $110,000, interest rollover was $22,200, beneficial  conversion feature
was $140,049.                                                                             1,132,200             -

Convertible debenture dated June 26, 1999 and due June 26, 2001 with interest of
5% per annum.  The debentures are convertible  into common  shares  at  a  price equal to the lesser of eighty (80%) of the average closing bid price for the ten
trading   days  preceding  the  date  of  the  conversion.  All  debentures  are convertible at the earlier of a registration  effective date  or June 26,  1999.
Any  debenture  not so  converted  is subject  to  mandatory conversion  on June
26, 2001.  The company at its sole  direction can redeem the  debenture  at 115%
of the face amount up to the fourth month,  at 120% within the  fifth  and sixth month and at 125% after the sixth month following the closing date.Debt issuance cost was $50,000, interest rollover was $11,000,  beneficial  conversion feature
was $281,005.                                                                             561,000               -

                                      F-18

Convertible debenture dated May 5, May 24 and June 10, 1999  and  due May 5, May
24 and June 10, 2001, respectively with interest of 5% per annum. The debentures are  convertible  into  common  shares  at  a price equal to eighty (80%) of the average closing bid price for the ten trading days preceding  the  date  of  the conversion.  The  investor  shall not be allowed to convert any  portion  of the
Debentures  for 120 days from the Closing  date, unless the bid price is greater than $5.50.  Every 30-day  period after the Closing  date,  the  investor  shall be allowed  to  convert  and sell based upon if the bid price is over $1.50 then
15% of the  original  face amount can be  converted,  if the bid  price  is over
$7.50 then 20% of the original  face amount  can  be  converted.  No  conversion can be  made  for 300  days if the bid  price  is  below  $1.50  All  debentures are  convertible  at the earlier of a registration  effective date or May 5, May
24 and June 10, 1999, respectively. Any debenture  not  so  converted is subject
to  mandatory   conversion  on  May  5,  May 24 and June 10, 2001, respectively.
The company at its sole direction can redeem the debenture at 120%  of the  face
amount  including  interest.  Debt  issuance  cost   was   $100,000,  beneficial
conversion feature was $423,973.                                                          1,100,000             -
                                                                                  -----------------      ---------------
                                                                                         15,652,221            7,645,969
Less: discount due to beneficial conversion features, net of accumulated amortization of $327,604 and $310,559
respectively                                                                                (96,369)            (315,327)
                                                                                  -----------------      ---------------
                                                                                  $      15,555,852    $       7,330,642
                                                                                  =================      ===============

The Company is currently in violation of certain covenants in their debenture agreements. Such covenants have been waived by the holders.

NOTE 12 - NOTES PAYABLE - SHORT-TERM

Notes payable - short-term consists of the following

                                                                                          June 30,
                                                                       -------------------------------------------------
                                                                               1999                        1998
                                                                       --------------------        ---------------------
Promissory note, dated June 11, 1999 $654,000,
due September 9, 1999, collateralized by inventory                    $         600,000              $         --

Promissory note, dated April 1999, currently in default,
personally guaranteed by the Company's president and
collateralized by 428,259 shares owned by the Company's
president.  Subsequent to June 30, 1999, the collateral
was transferred to the lenders.  The Company agreed to
issue the president 535,324 shares to replace the
collateral shares.                                                           1,100,000                         --
                                                                      --------------------        ---------------------
                                                                      $      1,700,000               $         --
                                                                      ====================        =====================

NOTE 13 - LONG-TERM DEBT

Long-term debt consists of the following:


                                                                                           June 30,
                                                                       -------------------------------------------------
                                                                               1999                        1998
                                                                       --------------------        ---------------------
Note payable - Edward Coyne, in weekly
installments of $817, including principal and
interest at 8% per annum, maturing on October 9, 2002                 $         122,175             $    153,603

Note  payable  - Union  Bank  of  Switzerland,  related
to the  acquisition  of equipment sold to a customer,
in monthly installments of $12,589 with imputed interest at
6.0% per annum, maturing on September 30, 2000                                  188,907                  335,062

Capitalized leases related to the acquisition of
various computer and office equipment in payable
monthly installments over periods through 2001,
with interest imputed at rates ranging from 9.1% to 28.3%                       131,041                  185,755
                                                                       --------------------        ---------------------
                                                                                442,123                  674,420
Less: Current portion                                                          (247,028)                (233,746)
                                                                       --------------------        ---------------------
                                                                      $         195,095             $    440,674
                                                                       ====================        =====================

The aggregate long-term debt principal payment are as follows:


             Year Ending June 30,
                     2000                       $                    247,028
                     2001                                            144,578
                     2002                                             40,006
                     2003                                             10,511

NOTE 14 - SHAREHOLDERS' EQUITY

Authorized Shares

On March 12, 1997, the Company amended its certificate of incorporation to change the number of authorized common shares from 15,000,000 to 30,000,000 of $.01 par value common shares. On December 26, 1997, the Company amended its certificate of incorporation to change the number of authorized common shares from 30,000,000 to 50,000,000 of $.01 par value common shares.

Preferred Stock

In July 1999, the Company amended its Certificate of Incorporation to authorized the issuance of 1,000,000 shares of preferred stock, $.01 par value per share.

Stock Option

The Stock Option Plans provide for the grant of options to officers, directors, employees and consultants. Options may be either incentive stock options or non-qualified stock options, except that only employees may be granted incentive stock options.The maximum number of shares of Common Stock with respect to which options may be granted under the Stock Option Plans is 500,000 shares. Options vest at the discretion of the Board of Directors. All options granted in 1999 and 1997 vested immediately. The maximum term of an option is ten years. The 1996 Stock Option Plan will terminate in January, 2006, though options granted prior to termination may expire after that date. The 1997 Stock Option Plan will terminate at the discretion of the Board of Directors.In Fiscal 1998, there were no grants or vesting of stock options. In Fiscal 1997, had compensation cost for the Stock Option Plans been determined based on the fair value at the grant dates for awards under the Stock Option Plans, except for grants to consultants for which compensation expense has been recognized consistent with the method of SFAS No. 123, as discussed in Note 1, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:

                                                                  Fiscal 1997
                                                    ----------------------------------------
                                                            As                   Pro
                                                         Reported               Forma
                                                    -------------------  -------------------
Nel loss (in thousands)                                       ($13,685)            ($13,959)
Basic and diluted net loss per share                            ($8.65)              ($8.82)

The fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing method with the following weighted average assumptions used for grants in 1997; dividend yield 0%, expected volatility 61.6%, risk-free interest rate 6.25%, expected lives in years 1%.

The weighted average fair value of stock options granted during the year ended June 30, 1997 was $22.80. No employee stock options were granted in fiscal 1999 and 1998.

A summary of the status of the Stock Option Plans at June 30, 1999, 1998 and 1997 and the changes during the years then ended is presented below:

                                   1999                               1998                               1997
                      ------------------------------     ------------------------------      ----------------------------
                         Weighted                           Weighted                            Weighted
                          Shares         Average             Shares         Average              Shares        Average
                        Underlying      Exercise           Underlying       Exercise           Underlying      Exercise
                         Options          Price             Options          Price              Options         Price
                      -------------- ---------------     --------------  --------------      --------------  ------------
Outstanding
at  beginning                180,000          $23.40            196,900          $23.40             133,500        $25.20
of year
Granted                       15,500            $.44                  -           $0.00                            $17.80
                                                                                                     79,500
Exercised                    (1,000)           $7.30           (16,900)           $7.30                             $0.00
                                                                                                   (16,100)
                      -------------- ---------------     --------------  --------------      --------------  ------------
Outstanding
at end of year               194,500          $24.30            180,000          $24.30             196,900        $23.40
                      ============== =============== ==  ==============  ============== ==== ==============  ============

Exercisable at
end of year                  194,500          $24.30            180,000          $24.30             196,900        $23.40
                      ============== =============== ==  ==============  ============== ==== ==============  ============


The following table summarizes information about stock options under the Stock Option Plans at June 30, 1999:

                                                            Options Outstanding and Exercisable
                                  ----------------------------------------------------------------------------------
                                                                  Weighted Average
                                            Number              Remaining Contractual           Weighted Average
Range of Exercise Pr                      Outstanding                   Life                     Exercise Price
--------------------------------       -----------------     ---------------------------     -----------------------
$.01 - $.44                                       15,500                             9.5                       $0.44
$7.30 - $10.00                                    18,000                             8.4                       $8.00
$20.00 - $40.00                                  127,500                             7.8                      $22.10
$47.50 - $65.00                                   33,500                             7.5                      $58.70
                                       -----------------
                                                 194,500
                                       =================


Stock Warrants

In Fiscal 1999, the Company issued 462,500 warrants. The Company recognized compensation cost for the warrants issued of $92,000. The following table summarized information about stock warrants at June 30, 1999:



                                                            Warrants Outstanding and Exercisable
                              -- ------------------------------------------------------------------------------------------
Range of Exercise Price             Number Outstanding          Remaining Contractual Life         Average Exercise Price
-----------------------------    ------------------------    --------------------------------    --------------------------
        $.375 - $9.38                    462,500                           4.5                              $.96


NOTE 15 - DEFINED CONTRIBUTION PLANS

The Swiss and German Subsidiaries, mandated by government regulations, are required to contribute approximately five (5%) percent of all eligible, as defined, employees' salaries into a government pension plan. The subsidiaries also contribute approximately five (5%) percent of eligible employee salaries into a private pension plan. Total contributions charged to operations for the years ended June 30, 1999, 1998 and 1997, were $ 509,959, $347,854 and $274,009, respectively.

NOTE 16 - OTHER INCOME (EXPENSES)


                                                                        Year Ended June 30,
                                                      --------------------------------------------------------
                                                             1999                 1998              1997
                                                      -------------------  ------------------  ---------------
Interest income                                                $60             $58,902              $68,950
Interest income-stockholder and officer                        -                   -                  4,351
Foreign currency income                                     (9,097)            (87,148)             484,846
Miscellaneous income                                        49,422              60,648                6,833
Loss from investments                                          -                   -               (246,217)
Loss on sale of certain asset and liabilities                  -              (313,629)                -
                                                      -------------------  ------------------  ---------------
Total other income (expenses)                              $40,385           ($281,227)            $318,763
                                                      ===================  ==================  ===============


NOTE 17 - INCOME TAXES

Deferred income tax assets as of June 30, 1999 of $12,500,000 as a result of net operating losses, have been fully offset by valuation allowances. The valuation allowances have been established equal to the full amounts of the deferred tax assets, as the Company is not assured that it is more likely than not that these benefits will be realized.

A reconciliation between the statutory United States corporate income tax rate (34%) and the effective income tax rates based on continuing operations is as follows:


                                                        Year Ended June 30,
                                                               1999                   1998                    1997
                                                        ------------------      -----------------       -----------------
Statutory federal income tax (benefit)             $           (5,600,000) $          (7,754,000)    $        (4,101,913)
Foreign income tax (benefit) in excess
of domestic rate                                                   377,000                543,000                 509,203
Benefit not recognized on operating                              3,693,000              5,111,000               2,816,057
loss
Permanent and other differences                                  1,530,000              2,100,000                 886,886
                                                        ------------------      -----------------       -----------------
                                                   $            -          $            -            $            110,233
                                                        ==================      =================       =================

Net operating loss carryforwards at June 30, 1999 were approximately as follows:



United States (expiring through June 30, 2014)          $             21,000,000
Switzerland (expiring through June 30, 2009)                          21,000,000
                                                             -------------------
                                                        $             42,000,000
                                                             ===================

NOTE 18 - EXTRAORDINARY ITEMS

On April 12, 1997, the Company sustained significant fire damage at a leased production and office facility in Hochdorf, Switzerland, resulting in an extraordinary loss, net of insurance proceeds, of $387,514 ($ 0.24) per share), net of income taxes of $-0-.

On July 31, 1997 the Company refinanced Convertible debentures issued in May and June 1997. A gain on extinguishment of debt of $154,212 resulted from that transaction net of income taxes of $-0-.

In December, 1997 the Company refinanced part of the Convertible debentures issued in August 1997. A gain on extinguishment of debt of $150,711 resulted from that transaction net of income taxes of $-0-.

In  Fiscal  1999 the Company recognized a loss from early extinguishment of debt

NOTE 19  SIGNIFICANT CUSTOMER AND CONCENTRATION OF CREDIT RISK

The Company sells its products to various customers primarily in Europe and the USA. The company performs ongoing credit evaluations on its customers and generally does not require collateral. Export sales are usually made under letter of credit agreements. The company establishes reserves for expected credit losses and such losses, in the aggregate, have not exceeded management's expectations.

The Company maintains its cash balances with major Swiss, United States and German financial institutions. Funds on deposit with financial institutions in the United States are insured by the Federal Deposits Insurance Corporation ("FDIC) up to $ 100,000.

During the years ended June 30, 1999. 1998 and 1997 there were sales to customers that exceeded 10% of net consolidated sales. Sales to these customers were: 1999 customer A, $9,253,480 (54%), 1998 customer A $ 7,647,354 (33%),
1997  customer  A,  $1,899,084  (14%) customer  B  $2,389,613  (18%).The company operates in a single industry segment, providing x-ray medical equipment.

The Company derives all of its revenues from its subsidiaries located in the United States, Switzerland and Germany. Sales by geographic areas for the years ended June 30, 1999, 1998 and 1997 were as follows:


                                                         1999                      1998                      1997
                                                 --------------------        -----------------         ----------------
United States                                  $            4,026,931     $          9,127,569      $         2,000,608
Switzerland                                                12,625,381               12,851,115                2,184,161
Germany                                                       643,570                  914,294                1,393,072
Other export sales                                        -                          -                        7,573,860
                                                 ====================        =================         ================
                                            $              17,295,882     $         22,892,978      $        13,151,701
                                                 ====================        =================         ================

The following summarizes identifiable assets by geographic area:


                                                                            1999                         1998
                                                                    ---------------------          -----------------
United States                                                     $             7,522,543       $          8,075,151
Switzerland                                                                    16,007,209                 17,454,379
Germany                                                                           231,437                    385,067
                                                                    ---------------------          -----------------
                                                                  $            23,763,188       $         25,914,597
                                                                    =====================          =================

The following summarizes operating losses before provision for income tax:


                                                         1999                     1998                     1997
                                                  ------------------       -------------------      -------------------
United States                                  $        (10,685,663)     $        (13,962,842)    $           (175,254)
Switzerland                                              (5,392,436)               (8,803,842)             (12,678,800)
Germany                                                    (243,317)                  (42,184)                (333,397)
                                                  ------------------       -------------------      -------------------
                                               $        (16,321,416)     $        (22,808,868)    $        (13,187,451)
                                                  ==================       ===================      ===================

NOTE 20 - COMMITMENTS

The Company leases various facilities and vehicles under operating lease agreements expiring through September 2003. The company has excluded all vehicle leases in its presentation because they are deemed to be immaterial. The facilities lease agreements provide for a base monthly payment of $22,285 per month. Rent expense for the years ended June 30, 1999, 1998 and 1997 was 325,000, $ 324,726 and $ 297,926 respectively. Future minimum annual lease payments, based on the exchange rate in effect on June 30, 1999, under the facilities lease agreements are as follows: 2000 $173,549, 2001 $162,526, 2002 $166,995, 2003 $137,994, Thereafter $0.

The Company has employment agreements with three of its executives. Minimum compensation under these agreements are as follows:

         Year Ended
         June 30, 2000             $              382,321
         June 30, 2001                            299,326
         June 30, 2002                            202,498
         June 30, 2003                            109,037
                                     --------------------
                                   $             $993,182
                                     ====================

NOTE 21 - LITIGATION

An arbitrator awarded judgement in favor of SSG in February of 1999, which order was confirmed by the Supreme Court of the State of NY on July 8, 1999. The judgement of $1,500,000 has been recorded in the financial statements and is included in common stock subject to put.

On or about July 1, 1999 an action was commenced in the Supreme Cout, State of New York, County of New York entitled J. Douglas Maxwell ("Maxwell") against the Company, whereby Maxwell is seeking judgement in the sum of $380,000 based upon his interpretation of various terms and conditions contained in an Exchange
Agreement between the parties dated July 22, 1996 and a subsequent Mutual Release and Settlement Agreement between the parties dated June 1, 1998. Swissray has denied the material allegations of Maxwell's complaint and has asserted three affirmative defenses and two separate counteclaims seeking (amongst other matters) dismissal of the complaint and and recision of the settlement agreement. It is Swissray's management's intention to contest this matter vigorously. The $380,000 has been recorded in the financial statements and is included in common stock subject to put.

NOTE 22 - RESTRUCTURING

During the year ended June 30, 1998 the Company recorded restructuring charges of $500,000, as a result of its decision to relocate two facilities. The charges consist primarily of the present value of the remaining lease obligations of those facilities.

NOTE 23 - UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF
OPERATIONS

The following unaudited proforma condensed combined statements of operations for the years ended June 30, 1998 and 1997 give retroactive effect of the acquisition of Empower, Inc. on April 1, 1997 and SSG on October 17, 1997, which were accounted for as purchases. The unaudited proforma condensed combined statements of operations give retroactive effect to the foregoing transaction as if it had occurred at the beginning of each year presented. The proforma statements do not purport to represent what the Company's results of operations would actually have been if the foregoing transactions had actually been consummated on such dates or project the Company's results of operations for any future period or date.

The proforma statements should be read in conjunction with the historical financial statements and notes thereto.


                                            SWISSRAY INTERNATIONAL, INC
                           UNAUDITED PROFORMA CONDENSED COMBINED CONSOLIDATED STATEMENT
                                                   OF OPERATIONS
                                FOR THE YEARS ENDED JUNE 30, 1998 AND JUNE 30, 1997


                                                                                    Year Ended June 30,
                                                                   -----------------------------------------------------
                                                                             1998                           1997
                                                                   ------------------------          -------------------
Revenues                                                   $                     23,837,000        $          21,223,000
Loss before extraordinary items                                                (21,963,000)                 (13,568,000)
Net Loss                                                                       (22,403,000)                 (13,956,000)
Loss per share                                                                       (8.33)                       (8.79)
Weighted average number of shares                                                2,690,695                    1,587,757
outstanding

It was not practicable to include information for SSG for the year ended June 30, 1997

TABLE OF CONTENTS


                                      Page

Available Information                                                        3
Prospectus Summary                                                           4
Risk Factors                                                                 8
The Company                                                                 18
Use of Proceeds                                                             20
Market Prices and Dividend Policy                                           20
Capitalization                                                              22
Selected Consolidated Financial Data                                        23
Management's Discussion and Analysis Of Financial Condition and
  Results of Operations                                                     24
Business                                                                    34
Management                                                                  45
Stock Options Granted in 1997                                               48
Aggregated Option Exercises in Last Fiscal Year and Year-End
  Option Values                                                             48
Principal Stockholders                                                      50
Certain Transactions                                                        52
Selling Holders and Plan of Distribution                                    52
Description of Capital Stock                                                54
Legal Matters                                                               59
Independent Auditors                                                        59
Index to Consolidated Financial Statements                                  60

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


         SECURITIES AND EXCHANGE COMMISSION REGISTRATION FEE $     9,628.93
         PRINTING EXPENSES                                        15,000.00
         ACCOUNTING FEES AND EXPENSES                             85,000.00
         LEGAL FEES AND EXPENSES                                 145,000.00
         TRANSFER AGENT AND REGISTRATION FEES                      1,500.00
         BLUE SKY FEES AND EXPENSES                               15,000.00
         MISCELLANEOUS EXPENSES                                    5,000.00
                                                                 ----------
                     Total                                    $  276,128.93



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 721 of the New York Business Corporation Law provides that the indemnification and advancement of expenses of directors and officers may be provided by the certificate of incorporation or by-laws of a corporation, or when authorized by the certificate of incorporation or by-laws, a resolution of shareholders, a resolution of directors or an agreement providing for indemnification (except in cases where a judgment or other final adjudication establishes that such acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated or that a person personally gained in fact a financial profit or other advantage to which he was not legally entitled).

         Section 722 of the New York Business Corporation Law provides that a corporation may indemnify any person made, or threatened to be made, a party of an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other entity which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he was a director or officer of the corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any other capacity, against judgments, fines, amounts paid in settlement and reasonable expenses if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal acts or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Section 722 of the New York Business Corporation Law also states that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other entity at the request of the corporation, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, employee benefit plan or other entity, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect to a threatened or pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless the court determines the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Section 726 of the New York Business Corporation Law provides that a corporation shall have the power to purchase and maintain insurance for indemnification of directors and officers. However, no insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer for a judgment or a final adjudication adverse to the insured director or officer if (i) a judgment or other final adjudication establishes that his acts of active and deliberate dishonesty were material to the cause of action adjudicated or that he personally gained a financial profit or other advantage to which he was not legally entitled or (ii) if prohibited under the insurance law of New York.

         Section 724 of the New York Business Corporation Law provides that indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 (a) of the New York Business Corporation Law notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders.

         The By-Laws of the Registrant provide for indemnification as follows:

         (a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

         (b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

         (c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

         The Certificate of Incorporation of the Registrant, as amended, provides for indemnification as follows:

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit the liability of any director if a judgment or final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         On May 20, 1995, the Registrant issued 2,000,000 shares of Common Stock to non-U.S. persons in reliance on Regulation S promulgated under the Securities Act for an aggregate consideration of $4,250,000. Placement agents were Interfinance Investment Co., Ltd., Berkshire Capital Management Corp. and Rolcan Finance Ltd. Net proceeds received by the Company after costs related to the financing were $4,000,000.

         On December 10, 1995, the Registrant issued 1,000,000 shares of Common Stock to non-U.S. persons in reliance on Regulation S. Placement agent was Berkshire Capital Management Corp. Net proceeds received by the Company were $4,500,000.

         On September 11, 1996, the Registrant issued $3,800,000 aggregate principal amount of convertible debentures to non-U.S. persons in reliance on Regulation S. The convertible debentures were all converted into shares of Common Stock at a conversion price equal to 81% of the average closing bid price for the five trading days preceding the date of conversion. The Registrant received net proceeds of $2,774,000.

         On January 10, 1997, the Registrant issued $3,500,000 aggregate principal amount of convertible debentures to non-U.S. persons in reliance on Regulation S. Placement agent was IS-Targas Trading Ltd. Such convertible debentures were all converted into shares of Common Stock at a conversion price equal to 81% of the average closing bid price for the five trading days preceding the date of conversion. Any convertible debentures not so converted are subject to mandatory conversion by the Registrant on the 36th monthly anniversary of the date of issuance of the convertible debentures. Net proceeds received by the Registrant were $3,085,000.

         On March 5, 1997, the Registrant issued 1,000,000 shares of Common Stock for an aggregate price of $2,000,000 to non-U.S. persons in reliance on Regulation S under the Securities Act. The placement agent for such shares was Rolcan Finance Ltd. The Registrant received net proceeds of $1,925,000.

         On April 28, 1997, the Registrant issued $2,000,000 aggregate principal amount of convertible debentures, which were all converted into shares of Common Stock of the Registrant at a conversion price equal to the higher of 80% of the average closing bid price on the date of conversion or $2.50 per share. The Registrant received net proceeds of $1,822,500.

         On each of May 15, 1997 and June 15, 1997, the Registrant issued $2,000,000 principal amount of 6% convertible debentures convertible into Common Stock on terms similar to those of the April 28, 1997 issuance to accredited investors as defined in Rule 501(a) of Regulation D. Placement agent for such convertible debentures was Rolcan Finance Ltd. The aggregate offering price for such convertible debentures was $4,000,000. After deducting underwriting discounts, commissions and escrow fees in the aggregate amount of $528,610, the Registrant received an aggregate net amount of $3,458,890. Such convertible debentures were refinanced on July 31, 1997, with the proceeds of $4,262,500 principal amount of convertible debentures issued to non-U.S. persons under Regulation S.

         On July 31, 1997, the Registrant issued $4,262,500 of 7% convertible debentures. The proceeds of such issuance were used to refinance $4,000,000 principal amount of 6% convertible debentures dated May 15, 1997 and

June 13, 1997 plus interest. The Registrant did not receive any cash proceeds from this transaction. Such convertible debentures, due July 31, 2000, were all converted into shares of Common Stock at a price equal to 80% of the average closing bid price for the five (5) trading days preceding the date of conversion.


         On August 19, 1997, the Registrant issued $5,000,000 aggregate principal amount of 6% convertible debentures, convertible into Common Stock of the Registrant. Placement Agent for such convertible debentures was Rolcan Finance Ltd. The aggregate offering price of such convertible debentures was $5,000,000. After deducting underwriting discounts, commissions and escrow fees in the aggregate amount of $681,250 the Registrant received a net amount of $4,318,750. All such convertible debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Registrant has received written representations from each investor to that effect. The placement agent for such convertible debentures was Rolcan Finance, Ltd. Fifty percent of the face amount of such convertible debentures were convertible into shares of Common Stock of the Registrant at any time after November 3, 1997 and the remaining 50% of the face value of such convertible debentures were convertible into shares of Common Stock of the Registrant after December 3, 1997, in each case at a conversion price equal to 80% of the average closing bid price for the five trading days preceding the date of conversion. Any such convertible debentures not so converted are subject to mandatory conversion by the Registrant on the 36th monthly anniversary of the date of issuance of such Convertible Debentures.

 All conversions have been competed (or rolled over as indicated below).


         Between November 26, 1997 and December 11, 1997, the Company issued $2,158,285 aggregate principal amount of 5% convertible debentures (the "Convertible Debentures") including a 15% premium, and accrued interest, convertible into Common Stock of the Company. The Registrant did not receive any cash proceeds from the offering of the Convertible Debentures. An amount of $2,158,285 was paid by investors to holders of the Company's Convertible
Debentures  issued on August 19, 1997  holding  $1,850,000  of such  Convertible
Debentures as repayment in full of the Company's obligations under such Convertible Debentures. During the same period the Company issued $3,690,000 aggregate principal amount of 8% Convertible Debentures, convertible into Common Stock of the Company. After deducting fees, commissions and escrow fees in the aggregate amount of $690,000 the Company received a net amount of $3,000,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representation from each investor to that effect. The placement agent for such convertible debentures was Rolcan Finance, Ltd. Twenty-five percent of the face amount of both Convertible Debentures are convertible into shares of Common Stock of the Company as at the effective date of a registration statement covering the underlying shares of Common Stock, to wit: March 12, 1998. An additional twenty-five percent of the face amount of both Convertible Debentures may be converted each 30 days thereafter, in each case at a conversion price equal to 75% of the average closing bid price for the five trading days preceding the date of the conversion. Any Convertible Debenture not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. As of March 31, 1999 all conversions were completed.


         In March of 1998, the Company issued $5,500,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures"), convertible into Common Stock of the Company. After deducting legal fees of $35,000 and placement agent fees of $55,000 directly attributable to such offering the Company received a net amount of $4,915,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. The placement agent for such convertible debentures was Rolcan Finance, Ltd. One Hundred percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Company at the earlier of May 15, 1998 or the effective date of this Registration Statement at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. As of August 24, 1999 all conversions were completed.

         In June of 1998, the Company issued $2,000,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures"), convertible into Common Stock of the Company. After deducting fees directly attributable to such offering the Company received a net amount of $1,760,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representation from each investor to that effect. The placement agent for such convertible debentures was Net Financial International, Ltd. One Hundred percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Company at the earlier of August 14, 1998 or the effective date of this Registration Statement at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. The number of shares being registered for this transaction amounts to 1,079,830 shares.
None of these debentures have been converted as of August 24, 1999.

         On August 31, 1998 the Company issued a principal aggregate total amount of $6,143,849 of 5% convertible debentures ("Convertible Debentures"), convertible into Common Stock of the Company at a conversion price of 82% of the average closing bid price for the ten trading days preceding the date of conversion as follows: (a) The Company issued $3,832,849 aggregate principal for which the Company received no cash; investors having paid the holders of $3,000,000 in Convertible Debentures (originally issued in March 1998) together with 25% premium and accrued interest; and (b ) the Company issued new Convertible Debentures convertible into shares of Company Common Stock. After deducing fees directly attributable to such offering the Company received a net amount of $ 2,000,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. The placement agent for such convertible debentures was Net Financial International, Ltd. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th anniversary of the date of issuance of the Convertible Debentures. The number of shares being registered for this transaction amounts to 2,912,326 shares. As of August 24, 1999 an unconverted balance of $5,629,421 remains outstanding.

         On October 6, 1998 the Company issued a principal aggregate amount of $2,940,000 of 5% convertible debentures ("Convertible Debentures"), convertible into Common Stock of the Company at a conversion price of 82% of the average closing bid price for the ten trading days preceding the date of conversion. After deducting fees directly attributable to such offering (including the Company's repurchase of 1,465,000 pre-split shares 717,850 and (747,150 shares from Dominion Capital Fund, Ltd. and Sovereign Partners LP respectively) of its common stock for a cash consideration of $540,000) the Company received a net amount of $2,100,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect.There was no placement agent involved in this financing. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th anniversary of the date of issuance of the Convertible Debentures. The number of shares being registered for this transaction amounts to 1,520,981 shares. None of these Convertible Debentures have been converted as of August 24, 1999.

         The Registrant received gross proceeds of $1,080,000 in December 1998 pursuant to promissory notes bearing interest at the rate of 8% per annum for the first 90 calendar days (through March 13, 1999) with the Company having the option to extend the notes for an additional 60 days with interest increasing 2% per annum during the 60 day period. The Company exercised its extension option. As further consideration for the loan, the Company issued Lenders Warrants to purchase up to 50,000 shares of the Company's common stock exercisable, in whole or in part, for a period of up to 5 years at $.375 (the bid price for Company shares on the date of closing). The notes are secured by a second mortgage on land and building ^. The promissory notes (held by Dominion Capital Fund, Ltd. and Sovereign Partners) were not paid by their due date and the terms of a Contingent Subscription Agreements, Debentures and Registration Rights Agreements automatically went into effect with debentures in the principal sum of $1,119,600 (inclusive of interest on aforesaid promissory notes) bearing interest at the rate of 5% per annum (payable in stock or cash at the Company's option) and being convertible, at any time at the lesser of (a) 82% of the 10 day average bid price for the 10 consecutive trading days immediately preceding the conversion date or (b) $1.00 per share. The documents also provide for certain Company redemption rights at percentages ranging from 115% of the face amount of the Debenture to 125% of the face amount of the debenture dependent upon redemption date, if any. There was no placement agent involved in this financing. The number of shares being registered for this transaction amounts to 579,214 shares. None of these convertible debentures have been converted as of August 24, 1999,

         On January 29, 1999 the Company issued a principal aggregate amount of $1,170,000 of convertible debentures ("Convertible Debentures"), convertible into Common Stock of the Company at a conversion price of 82% of the average closing bid price for the ten trading days preceding the date of conversion together with accrued interest of 3% for the first 90 days, 3.5% for 91-120 days and 4% for 120 days and thereafter. After deducing fees directly attributable to such offering the Company received a net amount of $ 1,020,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. The placement agent for such convertible debentures was Rolcan Finance, Ltd. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th anniversary of the date of issuance of the Convertible Debentures. The number of shares being registered for this transaction amounts to 594,283 shares. None of these Convertible Debentures have been converted as of August 24, 1999.

         On March 2, 1999, the Company entered into a second promissory note contingent convertible debenture financing with the same lenders as the December 1998 transaction described directly above (i.e., Dominion Investment Fund LLC and Sovereign Partners LP) with terms and conditions identical to those set forth above excepting (a) gross proceeds amounted to $1,110,000, (b) the initial due date of such notes were May 31, 1999, (c) the potential 60 day extension date on such promissory notes was July 30, 1999 but such extension right was never utilized, (d) the conversion price is 80% of the 10 day average closing bid price for the 10 consecutive trading days preceding conversion date and (e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 50,000 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical in all material respects to those described above (in subparagraph
(a) regarding December 1998 transaction) There was no placement agent involved in this financing. The promissory notes were not paid on their due date and the terms of the Contingent Subscription Agreements, Debentures and Registration Rights Agreements automatically went into effect with debentures in the principal sum of $1,132,200 (inclusive of interest on aforesaid promissory notes) going into effect. Accordingly, the number of shares being registered for this transaction amounts to 585,733 shares. None of these Convertible Debentures have been converted as of August 24, 1999.

         On March 26, 1999 the Company entered into a third promissory note (contingent convertible debenture financing) with terms and conditions identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Aberdeen Avenue, LLC, (b) gross proceeds amounted to $550,000, (c) the initial due date of such note is June 25, 1999, (d) the potential 60 day extension date on such promissory note was August 24, 1999 but such extension right was never utilized,
(e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 27,500 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. There was no placement agent involved in this financing. The promissory notes were not paid on their due date and the terms of the Contingent Subscription Agreement, Debenture and Registration Rights Agreement automatically went into effect with debentures in the principal sum of $561,000 (inclusive of interest on aforesaid promissory notes) going into effect. Accordingly, the number of shares being registered for this transaction amounts to 306 059 shares. None of these Convertible Debentures have been converted as of August 24, 1999.

         From May 14, 1999 to June 9, 1999 (in a single financing) the Company issued a principal aggregate amount of $850,000 of convertible debentures ("Convertible Debenture"), convertible into Common Stock of the Company at a conversion price of 80% of the average closing bid price for the ten trading days preceding the date of conversion together with accrued interest of 5%. After deducing fees directly attributable to such offering the offering the Company received a net amount of $772,727. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of regulation D promulgated under the Act ("Regulation D") and the Company received written representations from each investor to that effect. There was no placement agent involved in this financing. Any Convertible Debenture not so converted are subject to mandatory conversion by the Company on the 24th anniversary date of issuance of the Convertible Debentures. The number of shares being registered for this transaction amounts to 450,733 shares. None of these Convertible Debentures have been converted as of August 24, 1999.

         On July 9, 1999 the Company entered into a fourth promissory note (contingent convertible debenture financing) with terms and conditions substantially identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Southshore Capital, Ltd., (b) gross proceeds amounted to $1,100,000, (c) the due date of such note is August 23, 1999 with no right to extend and (d) the debenture holder did not receive any warrants. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. There was no placement agent involved in this financing. The promissory note was not paid on its due date and the terms of the Contingent Subscription Agreement, Convertible Debenture and Registration Rights Agreement automatically went into effect with debentures in the principal sum of $1,148,400 (inclusive of interest on aforesaid promissory note) going into effect. Accordingly, the number of shares being registered for this transaction amounts to 608,967 shares. None of these Convertible Debentures have been converted as of August 24, 1999.

         On August 11, 1999 the Company entered into a fifth promissory note (contingent convertible debenture financing) with terms and conditions substantially identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, to wit: Aberdeen Avenue, LLC, (b) gross proceeds amounted to $1,400,000, (c) the due date of such note is November 11, 1999 with no right to extend and (d) the debenture holder did not receive any warrants. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. There was no placement agent involved in this financing. The terms of the Contingent Subscription Agreement, Convertible Debenture and Registration Rights Agreement have not gone into effect as the promissory note is not in default and, accordingly, no shares are currently being registered for this transaction.

         With respect to each of the above referenced financings, to the extent required, the Company has filed Forms D with the SEC indicating the manner in which net proceeds received were utilized. Such Forms D require that distinction be made for net proceeds utilized as "payments to officers, directors and/or affiliates" as opposed to "payment to others". In each instance the Forms D, as filed, indicate "payment to others".


Item 16. Exhibits and Financial Statement Schedules

Exhibit
  No.             Description

2.1               Acquisition Agreement, dated May 1995, by and between Registrant, a New York corporation (now Swissray International, Inc.); Berkshire International Finance, Inc.,
                  SR-Medical AG (a Swiss corporation), Teleray AG (a Swiss corporation) and others
                  (Incorporated by reference to Exhibit 6(a) of the Registrant's Registration
                  Statement on Form 10SB, Registration No . 0-26972, effective February 14, 1996).

2.2               Exchange  Agreement,  dated  as of  November  22,  1996 by and
                  between  the  Registrant  and  Douglas  Maxwell   ("Maxwell");
                  Registration  Rights  Agreement,  dated as of March 13,  1997, between the Registrant and Maxwell;  Assignment and Assumption
                  Agreement,  dated March 13, 1997,  between the  Registrant and
                  Maxwell;  Option Agreement,  dated January 24, 1997,  granting options  for  125,000  shares  of the  Registrant  to  Maxwell
                  (Incorporated  by reference to Exhibit 2.2 of the Registrant's
                  Annual  Report for the fiscal year ended June 30, 1997 on Form
                  10-KSB filed on September 30, 1997).

3.1               Registrant's Certificate of Incorporation,  dated December 20,
                  1967 (Incorporated by reference to Exhibit 2(a) of the Registrant's Registration Statement on Form 10SB, Registration
                  No. 0- 26972, effective February 14, 1996).

3.2               Amendment to Registrant's Certificate of Incorporation,  dated
                  September 19, 1968 (Incorporated by reference to Exhibit 2(b) of the Registrant's Registration Statement on Form 10SB,
                  Registration No. 0-26972, effective February 14, 1996).

3.3               Amendment to Registrant's Certificate of Incorporation,  dated
                  September 8, 1972 (Incorporated by reference to Exhibit 2(c) of the Registrant's Registration Statement on Form 10SB,
                  Registration No. 0-26972, effective February 14, 1996).

3.4               Amendment to Registrant's Certificate of Incorporation,  dated
                  October 30, 1981 (Incorporated by reference to Exhibit 2(d) of
                  the   Registrant's   Registration   Statement  on  Form  10SB,
                  Registration No. 0-26972, effective February 14, 1996).

3.5               Certificate of Merger of Direct Marketing Services, Inc. and CGS Units Incorporated
                  into CGS Units Incorporated, dated June 16, 1994 (Incorporated by reference to
                  Exhibit 2(e) of the Registrant's Registration Statement on Form 10SB, Registration
                  No. 0-26972, effective February 14, 1996).
3.6               Amendment to Registrant's Certificate of Incorporation,  dated
                  August 10, 1994  (Incorporated  by reference to Exhibit 3.6 of
                  Registrant's  Annual Report for the fiscal year ended June 30,
                  1997 on Form 10-KSB, filed September 30, 1997).

3.7               Certificate of Correction of Certificate of Merger of Direct Marketing Services, Inc.
                  and CGS Units Incorporated into CGS Units Incorporated, filed August 5, 1994
                  (Incorporated by reference to Exhibit 2(f) of the Registrant's Registration
                                     II - 8

                  Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.8               Amendment to Registrant's Certificate of Incorporation, dated May 24, 1995
                  (Incorporated by reference to Exhibit 2(g) of the Registrant's Registration
                  Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996)
3.9               Amendment to Registrant's Certificate of Incorporation,  dated
                  August 29, 1996  (Incorporated  by reference to Exhibit 3.9 of
                  Registrant's  Annual Report for the fiscal year ended June 30,
                  1997 on Form 10-KSB, filed September 30, 1997).

3.10              Amendment to Registrant's Certificate of Incorporation,  dated
                  December 13, 1996 (Incorporated by reference to Exhibit 3.10 of Registrant's Annual Report for the fiscal year ended June
                  30, 1997 on Form 10-KSB, filed September 30, 1997).

3.11              Amendment to Registrant's Certificate of Incorporation, dated March 12, 1997
                  (Incorporated by reference to Exhibit 3.11 of Registrant's Annual Report for the
                  fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.12              Registrant's By-Laws (Incorporated by reference to Exhibit 2 (h) of the Registrant's
                  Registration Statement on Form 10SB, Registration No. 0-26972, effective February
                  14, 1996).

3.13              Amendment to Registrant's Certificate of Incorporation,  dated
                  December 26, 1997 (Incorporated by reference to Exhibit 3.13 of Registrant's Form S-1 Registration Statement, Registration
                  No. 333-43401, effective March 12, 1998).





5.1               Opinion of Gary B. Wolff, P.C., counsel to the Registrant (Incorporated by reference to Exhibit 5.1 of Registrant's first amendment to filing of Form S-1 Registration
                  Statement, Registration No. 333-59829 filed April 27, 1999).


5.1(a)            Opinion of Gary B. Wolff, P.C., counsel to the Registrant.

10.1              License Agreement, dated June 24, 1995, by and between the Registrant and
                  Hans-Jurgen Behrendt (Incorporated by reference to Exhibit 6(b) of Registrant's
                  Registration Statement on Form 10SB, Registration No. 0-26972, effective February
                  14, 1996).

10.2              1996 Swissray International Corporation, Inc. Non-Statutory Stock Option Plan.
                  (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form
                  S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.3              Agreement,  dated June 11,  1996  between the  Registrant  and
                  Philips Medical Systems  (Incorporated by reference to Exhibit
                  10.3 of  Registrant's  Annual Report for the fiscal year ended
                  June 30, 1997 on Form 10-KSB, filed September 30, 1997).

10.4 License Agreement, dated as of July 18, 1997, by and between the Registrant and Agfa-Gevaert N.V., certain portions of which are filed under a request for confidential

                                     II - 9


                  treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.4 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB/A2, filed December 3,
                  1997).

10.5              Agreement,  dated July 14, 1995, by and between Teleray AG and
                  Optische Werke G. Roderstock, certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization;
                  Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.5 of
                  Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB/A2, filed December 3, 1997).

10.6              Agreement, dated as of June 30, 1997, between the Registrant and Ruedi G. Laupper.
                  (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form
                  S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.7              Form of Registration Rights Agreement, dated as of August  , 1997, by and between
                  Swissray International, Inc. and the person named on the signature page hereto.
                  (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form
                  S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.8              Form of Debenture of Swissray International, Inc. (Incorporated by reference to
                  Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1 Registration Statement,
                  Registration No. 333-38229, filed December 17, 1997).

10.9 Asset Purchase Agreement, dated as of October 17, 1997 by and among Swissray Medical Systems, Inc., Swissray International,
                  Inc., Service Support Group LLC, Gary Durday, Michael Harle and Kenneth Montler (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K, filed November
                  4, 1997).

10.10 Registration Rights Agreement, dated as of October 17, 1997, by and among Swissray International, Inc., Service Support
                  Group,  LLC, Gary Durday,  Michael  Harle and Kenneth  Montler
                  (Incorporated  by reference to Exhibit 2.2 of the Registrant's
                  Current Report on Form 8-K, filed November 4, 1997).

10.11             Employment  Agreement  between  the  Registrant  and  Ruedi G.
                  Laupper,   dated  as  of  December  ,  1997  (Incorporated  by
                  reference as Exhibit 10.11 to  Registrant's  initial filing of
                  Form S-1  Registration  Statement,  Registration No. 333-43401
                  filed December 29, 1997).

10.12             Employment Agreement between the Registrant and Josef Laupper, dated as of
                  December , 1997 (Incorporated by reference as Exhibit 10.12 to Registrant's initial

                                    II - 10

                  filing of Form S-1 Registration Statement, Registration No. 333-43401 filed
                  December 29, 1997).

10.13             Employment Agreement between the Registrant and Herbert Laubscher, dated as of
                  December , 1997 (Incorporated by reference as Exhibit 10.13 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed
                  December 29, 1997).

10.14             Employment Agreement between the Registrant and Ueli Laupper, dated as of
                  December , 1997 (Incorporated by reference as Exhibit 10.14 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed
                  December 29, 1997).

10.15             Form of Registration Rights Agreement,  dated as of November ,
                  1997   (Incorporated   by  reference   as  Exhibit   10.15  to
                  Registrant's   initial   filing   of  Form  S-1   Registration
                  Statement,  Registration  No.  333-43401  filed  December  29,
                  1997).

10.16             Form of Debenture of Swissray International, Inc., dated November , 1997
                  (Incorporated by reference as Exhibit 10.16 to Registrant's initial filing of Form S-1
                  Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.17             Form  of  Subscription   Agreement,   dated  November  ,  1997
                  (Incorporated  by reference as Exhibit  10.17 to  Registrant's
                  initial   filing   of   Form   S-1   Registration   Statement,
                  Registration No. 333-43401 filed December 29, 1997).

10.18             Form of Registration Rights Agreement (rollover), dated as of November , 1997
                  (Incorporated by reference as Exhibit 10.18 to Registrant's initial filing of Form S-1
                  Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.19             Form of Debenture of Swissray International, Inc. (rollover), dated November , 1997
                   (Incorporated by reference as Exhibit 10.19 to Registrant's initial filing of Form S-1
                  Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.20             Form of Subscription Agreement (rollover), dated November , 1997  (Incorporated by reference as Exhibit 10.20 to Registrant's initial filing of Form S-1 Registration
                  Statement, Registration No. 333-43401 filed December 29, 1997).

10.21             Agreement Regarding August, 1997 Regulation D offering (Incorporated by reference as Exhibit 10.21 to Registrant's initial filing of Form S-1 Registration Statement,
                  Registration No. 333-43401 filed December 29, 1997).

10.22             Form   of   Subscription   Agreement   dated   March   ,  1998
                  (Incorporated  by reference as Exhibit  10.22 to  Registrant's
                  initial   filing   of   Form   S-1   Registration   Statement,
                  Registration No. 333-50069 filed April 14, 1998).

10.23             Form of Registration Rights Agreement dated March   , 1998 (Incorporated by



                                    II - 11

                  reference as Exhibit 10.23 to Registrant's initial filing of Form S-1 Registration
                  Statement, Registration No. 333-50069 filed April 14, 1998).

10.24             Form of Debenture dated March   , 1998 (Incorporated by reference as Exhibit 10.24
                  to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-
                  50069 filed April 14, 1998).

10.25             This Exhibit Number skipped.

10.26 Form of Subscription Agreement dated June, 1998 (Incorporated by reference as Exhibit 10.26 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-59829 filed July 24, 1998).

10.27             Form  of  Registration   Rights  Agreement  dated  June,  1998
                  (Incorporated  by reference as Exhibit  10.27 to  Registrant's
                  initial   filing   of   Form   S-1   Registration   Statement,
                  Registration No. 333-59829 filed July 24, 1998).

10.28             Form of Debenture dated June, 1998 (Incorporated by reference as Exhibit 10.28 to
                  Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-
                  59829 filed July 24, 1998)..


10.29             Form of Subscription Agreement dated August, 1998 with March 17, 1999 amendment
                  (Incorporated by reference as Exhibit 10.29 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No. 333-59829 filed April 27,
                  1998).

10.30             Form of Registration Rights Agreement dated August, 1998 (Incorporated by reference as Exhibit 10.30 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.31             Form of Debenture dated August, 1998 with March 17, 1999 amendment (Incorporated by reference as Exhibit 10.31 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.32             Form of Subscription  Agreement dated October, 1998 with March
                  17, 1999 amendment (Incorporated by reference as Exhibit 10.32
                  to  Registrant's   first  amendment  to  filing  of  Form  S-1
                  Registration Statement, Registration No. 333-59829 filed April
                  27, 1998).

10.33             Form of Registration Rights Agreement dated October, 1998 (Incorporated by reference as Exhibit 10.33 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.34             Form of Debenture dated October, 1998 with March 17, 1999 amendment
                  (Incorporated by reference as Exhibit 10.34 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No. 333-59829 filed April 27,




                                    II - 12





                  1998).

10.35 Form of Promissory Note dated December, 1998 (Incorporated by reference as Exhibit 10.35 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No.
                  333-59829 filed April 27, 1998).

10.36             Form of Contingent Subscription Agreement dated December, 1998 with March 17,
                  1999 amendment (Incorporated by reference as Exhibit 10.36 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No. 333-59829
                  filed April 27, 1998).

10.37             Form of Registration Rights Agreement dated December, 1998 (Incorporated by reference as Exhibit 10.37 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.38             Form of Debenture dated December, 1998 with March 17, 1999 amendment
                  (Incorporated by reference as Exhibit 10.38 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No. 333-59829 filed April 27,
                  1998).

10.39             Form of Warrant dated December, 1998 (Incorporated by reference as Exhibit 10.39 to Registrant's first amendment to filing of Form S-1 Registration Statement,
                  Registration No. 333-59829 filed April 27, 1998).

10.40             Form of Subscription Agreement dated January, 1999 (Incorporated by reference as
                  Exhibit 10.40 to Registrant's first amendment to filing of Form S-1 Registration
                  Statement, Registration No. 333-59829 filed April 27, 1998).

10.41             Form of Registration Rights Agreement dated January, 1999 (Incorporated by reference as Exhibit 10.41 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.42             Form  of  Debenture  dated  January,   1999  (Incorporated  by
                  reference as Exhibit 10.42 to Registrant's  first amendment to filing of Form S-1  Registration  Statement,  Registration No.
                  333-59829 filed April 27, 1998).

10.43             Form of Warrant dated January 28, 1999 with March 17, 1999 amendment
                  (Incorporated by reference as Exhibit 10.43 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No. 333-59829 filed April 27,
                  1998).

10.44 Form of Promissory Note dated March 2, 1999 (Incorporated by reference as Exhibit 10.44 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No.
                  333-59829 filed April 27, 1998).

10.45             Form of Contingent Subscription Agreement dated March 2, 1999 (Incorporated by



                                    II - 13


                  reference as Exhibit 10.45 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.46             Form of Registration Rights Agreement dated March 2, 1999 (Incorporated by reference as Exhibit 10.46 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.47 Form of Debenture dated March 2, 1999 (Incorporated by reference as Exhibit 10.47 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No.
                  333-59829 filed April 27, 1998).

10.48             Form of Warrant dated March 2, 1999 (Incorporated by reference as Exhibit 10.48 to Registrant's first amendment to filing of Form S-1 Registration Statement,
                  Registration No. 333-59829 filed April 27, 1998).

10.49 Form of Promissory Note dated March 26, 1999 (Incorporated by reference as Exhibit 10.49 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No.
                  333-59829 filed April 27, 1998).

10.50             Form of Contingent Subscription Agreement dated March 26, 1999 (Incorporated by reference as Exhibit 10.50 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.51             Form of Registration Rights Agreement dated March 26, 1999 (Incorporated by reference as Exhibit 10.51 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.52             Form of Debenture dated March 26, 1999 (Incorporated by reference as Exhibit
                  10.52 to Registrant's first amendment to filing of Form S-1 Registration Statement,
                  Registration No. 333-59829 filed April 27, 1998).

10.53             Form of Warrant dated March 26, 1999 (Incorporated by reference as Exhibit 10.53 to Registrant's first amendment to filing of Form S-1 Registration Statement,
                  Registration No. 333-59829 filed April 27, 1998).


10.54             Form of Subscription Agreement dated May   , 1999.

10.55             Form of Registration Rights Agreement dated May   , 1999.

10.56             Form of Debenture dated May   , 1999.

10.57             Form of Promissory Note dated July 9, 1999.

10.58             Form of Security Agreement dated July 9, 1999.

10.59             Form of Contingent Subscription Agreement dated July 9, 1999.



                                    II - 14



10.59             Form of Contingent Subscription Agreement dated July 9, 1999.

10.60             Form of Registration Rights Agreement dated July 9, 1999.

10.61             Form of Debenture dated August 23, 1999

10.62             Form of Promissory Note dated August 11, 1999.

10.63             Consulting Agreement between Registrant and Liviakis Financial Communications, Inc. dated March
                  24, 1999 with exhibit thereto entitled Voting Trust Agreement.

10.64             Contract between Registrant and Rolcan Finance Ltd. Dated April 14, 1999.

10.65             Master Supplier Agreement between Registrant and Data General Corporation effective January 20,
                  1999.

10.66             Form of Registrant's Authorized Distributor Agreement.

21.1              List of Subsidiaries (Incorporated by reference to Exhibit 21 of Registrant's Annual Report for the
                  fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

23.1              Consent of Bederson & Company LLP

23.1(a)           Consent of Bederson & Company LLP.

23.1(b)           Consent of Bederson & Company LLP.


23.2              Consent of Gary B. Wolff, P.C. (included in  Exhibit 5.1a).


23.3              Consent of Feldman Sherb Ehrlich & Co., P.C.

23.3(a)           Consent of Feldman Sherb Horowitz & Co., P.C.

27                FINANCIAL DATA SCHEDULES

*        To be filed by amendment.

ITEM 17. UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-offering amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hochdorf, Country of Switzerland, on September 10, 1999.

                                                 SWISSRAY INTERNATIONAL, INC.

                                                  /Ruedi G. Laupper/
                                             By:_______________________
                                             Name: Ruedi G. Laupper
                                             Title: Chairman of the Board of
                                                    Directors, President &
                                                    Principal Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature     Title                            Date

/s/ Reudi G. Laupper     Chairman of the Board of         Dated: Sept. 10 , 1999
--------------------
Reudi G. Laupper         Directors, President &
                         Principal Executive Officer

/s/ Josef Laupper        Secretary, Treasurer and a       Dated: Sept. 10 , 1999
--------------------
Josef Laupper            Director

/s/ Michael Laupper
--------------------     Principal Financial Officer      Dated: Sept.  10, 1999
Michael Laupper          & Controller


/s/ Ueli Laupper          Vice President and a Director   Dated: Sept. 10 , 1999
---------------------
Ueli Laupper

/s/Dr. Erwin Zimmerli
--------------------      Director                        Dated: Sept.  10, 1999
Dr. Erwin Zimmerli

/s/ Dr. Sc. Dov Maor
--------------------      Director                        Dated: Sept.  10, 1999
Dr. Sc. Dov Maor

                                                   EXHIBIT INDEX
Exhibit
  No.             Description

2.1               Acquisition Agreement, dated May 1995, by and between Registrant, a New York corporation (now Swissray International, Inc.); Berkshire International Finance, Inc.,
                  SR-Medical AG (a Swiss corporation), Teleray AG (a Swiss corporation) and others
                  (Incorporated by reference to Exhibit 6(a) of the Registrant's Registration
                  Statement on Form 10SB, Registration No . 0-26972, effective February 14, 1996).

2.2               Exchange  Agreement,  dated  as of  November  22,  1996 by and
                  between  the  Registrant  and  Douglas  Maxwell   ("Maxwell");
                  Registration  Rights  Agreement,  dated as of March 13,  1997, between the Registrant and Maxwell;  Assignment and Assumption
                  Agreement,  dated March 13, 1997,  between the  Registrant and
                  Maxwell;  Option Agreement,  dated January 24, 1997,  granting options  for  125,000  shares  of the  Registrant  to  Maxwell
                  (Incorporated  by reference to Exhibit 2.2 of the Registrant's
                  Annual  Report for the fiscal year ended June 30, 1997 on Form
                  10-KSB filed on September 30, 1997).

3.1               Registrant's Certificate of Incorporation,  dated December 20,
                  1967 (Incorporated by reference to Exhibit 2(a) of the Registrant's Registration Statement on Form 10SB, Registration
                  No. 0- 26972, effective February 14, 1996).

3.2               Amendment to Registrant's Certificate of Incorporation,  dated
                  September 19, 1968 (Incorporated by reference to Exhibit 2(b) of the Registrant's Registration Statement on Form 10SB,
                  Registration No. 0-26972, effective February 14, 1996).

3.3               Amendment to Registrant's Certificate of Incorporation,  dated
                  September 8, 1972 (Incorporated by reference to Exhibit 2(c) of the Registrant's Registration Statement on Form 10SB,
                  Registration No. 0-26972, effective February 14, 1996).

3.4               Amendment to Registrant's Certificate of Incorporation,  dated
                  October 30, 1981 (Incorporated by reference to Exhibit 2(d) of
                  the   Registrant's   Registration   Statement  on  Form  10SB,
                  Registration No. 0-26972, effective February 14, 1996).

3.5               Certificate of Merger of Direct Marketing Services, Inc. and CGS Units Incorporated
                  into CGS Units Incorporated, dated June 16, 1994 (Incorporated by reference to
                  Exhibit 2(e) of the Registrant's Registration Statement on Form 10SB, Registration
                  No. 0-26972, effective February 14, 1996).
3.6               Amendment to Registrant's Certificate of Incorporation,  dated
                  August 10, 1994  (Incorporated  by reference to Exhibit 3.6 of
                  Registrant's  Annual Report for the fiscal year ended June 30,
                  1997 on Form 10-KSB, filed September 30, 1997).

3.7               Certificate of Correction of Certificate of Merger of Direct Marketing Services, Inc.
                  and CGS Units Incorporated into CGS Units Incorporated, filed August 5, 1994
                  (Incorporated by reference to Exhibit 2(f) of the Registrant's Registration





                  Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.8               Amendment to Registrant's Certificate of Incorporation, dated May 24, 1995
                  (Incorporated by reference to Exhibit 2(g) of the Registrant's Registration
                  Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996)
3.9               Amendment to Registrant's Certificate of Incorporation,  dated
                  August 29, 1996  (Incorporated  by reference to Exhibit 3.9 of
                  Registrant's  Annual Report for the fiscal year ended June 30,
                  1997 on Form 10-KSB, filed September 30, 1997).

3.10              Amendment to Registrant's Certificate of Incorporation,  dated
                  December 13, 1996 (Incorporated by reference to Exhibit 3.10 of Registrant's Annual Report for the fiscal year ended June
                  30, 1997 on Form 10-KSB, filed September 30, 1997).

3.11              Amendment to Registrant's Certificate of Incorporation, dated March 12, 1997
                  (Incorporated by reference to Exhibit 3.11 of Registrant's Annual Report for the
                  fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.12              Registrant's By-Laws (Incorporated by reference to Exhibit 2 (h) of the Registrant's
                  Registration Statement on Form 10SB, Registration No. 0-26972, effective February
                  14, 1996).

3.13              Amendment to Registrant's Certificate of Incorporation,  dated
                  December 26, 1997 (Incorporated by reference to Exhibit 3.13 of Registrant's Form S-1 Registration Statement, Registration
                  No. 333-43401, effective March 12, 1998).


5.1               Opinion of Gary B. Wolff, P.C., counsel to the Registrant (Incorporated by reference to Exhibit 5.1 of Registrant's first amendment to filing of Form S-1 Registration
                  Statement, Registration No. 333-59829 filed April 27, 1999).


5.1(a)            Opinion of Gary B. Wolff, P.C., counsel to the Registrant.

10.1              License Agreement, dated June 24, 1995, by and between the Registrant and
                  Hans-Jurgen Behrendt (Incorporated by reference to Exhibit 6(b) of Registrant's
                  Registration Statement on Form 10SB, Registration No. 0-26972, effective February
                  14, 1996).

10.2              1996 Swissray International Corporation, Inc. Non-Statutory Stock Option Plan.
                  (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form
                  S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.3              Agreement,  dated June 11,  1996  between the  Registrant  and
                  Philips Medical Systems  (Incorporated by reference to Exhibit
                  10.3 of  Registrant's  Annual Report for the fiscal year ended
                  June 30, 1997 on Form 10-KSB, filed September 30, 1997).

10.4 License Agreement, dated as of July 18, 1997, by and between the Registrant and Agfa-Gevaert N.V., certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.4 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB/A2, filed December 3,
                  1997).

10.5              Agreement,  dated July 14, 1995, by and between Teleray AG and
                  Optische Werke G. Roderstock, certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization;
                  Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.5 of
                  Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB/A2, filed December 3, 1997).

10.6              Agreement, dated as of June 30, 1997, between the Registrant and Ruedi G. Laupper.
                  (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form
                  S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.7              Form of Registration Rights Agreement, dated as of August  , 1997, by and between
                  Swissray International, Inc. and the person named on the signature page hereto.
                  (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form
                  S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.8              Form of Debenture of Swissray International, Inc. (Incorporated by reference to
                  Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1 Registration Statement,
                  Registration No. 333-38229, filed December 17, 1997).

10.9 Asset Purchase Agreement, dated as of October 17, 1997 by and among Swissray Medical Systems, Inc., Swissray International,
                  Inc., Service Support Group LLC, Gary Durday, Michael Harle and Kenneth Montler (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K, filed November
                  4, 1997).

10.10 Registration Rights Agreement, dated as of October 17, 1997, by and among Swissray International, Inc., Service Support
                  Group,  LLC, Gary Durday,  Michael  Harle and Kenneth  Montler
                  (Incorporated  by reference to Exhibit 2.2 of the Registrant's
                  Current Report on Form 8-K, filed November 4, 1997).

10.11             Employment  Agreement  between  the  Registrant  and  Ruedi G.
                  Laupper,   dated  as  of  December  ,  1997  (Incorporated  by
                  reference as Exhibit 10.11 to  Registrant's  initial filing of
                  Form S-1  Registration  Statement,  Registration No. 333-43401
                  filed December 29, 1997).

10.12             Employment Agreement between the Registrant and Josef Laupper, dated as of
                  December , 1997 (Incorporated by reference as Exhibit 10.12 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed
                  December 29, 1997).

10.13             Employment Agreement between the Registrant and Herbert Laubscher, dated as of
                  December , 1997 (Incorporated by reference as Exhibit 10.13 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed
                  December 29, 1997).

10.14             Employment Agreement between the Registrant and Ueli Laupper, dated as of
                  December , 1997 (Incorporated by reference as Exhibit 10.14 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed
                  December 29, 1997).

10.15             Form of Registration Rights Agreement,  dated as of November ,
                  1997   (Incorporated   by  reference   as  Exhibit   10.15  to
                  Registrant's   initial   filing   of  Form  S-1   Registration
                  Statement,  Registration  No.  333-43401  filed  December  29,
                  1997).

10.16             Form of Debenture of Swissray International, Inc., dated November , 1997
                  (Incorporated by reference as Exhibit 10.16 to Registrant's initial filing of Form S-1
                  Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.17             Form  of  Subscription   Agreement,   dated  November  ,  1997
                  (Incorporated  by reference as Exhibit  10.17 to  Registrant's
                  initial   filing   of   Form   S-1   Registration   Statement,
                  Registration No. 333-43401 filed December 29, 1997).

10.18             Form of Registration Rights Agreement (rollover), dated as of November , 1997
                  (Incorporated by reference as Exhibit 10.18 to Registrant's initial filing of Form S-1
                  Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.19             Form of Debenture of Swissray International, Inc. (rollover), dated November , 1997
                   (Incorporated by reference as Exhibit 10.19 to Registrant's initial filing of Form S-1
                  Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.20             Form of Subscription Agreement (rollover), dated November , 1997  (Incorporated by reference as Exhibit 10.20 to Registrant's initial filing of Form S-1 Registration
                  Statement, Registration No. 333-43401 filed December 29, 1997).

10.21             Agreement Regarding August, 1997 Regulation D offering (Incorporated by reference as Exhibit 10.21 to Registrant's initial filing of Form S-1 Registration Statement,
                  Registration No. 333-43401 filed December 29, 1997).

10.22             Form   of   Subscription   Agreement   dated   March   ,  1998
                  (Incorporated  by reference as Exhibit  10.22 to  Registrant's
                  initial   filing   of   Form   S-1   Registration   Statement,
                  Registration No. 333-50069 filed April 14, 1998).

10.23             Form of Registration Rights Agreement dated March   , 1998 (Incorporated by





                  reference as Exhibit 10.23 to Registrant's initial filing of Form S-1 Registration
                  Statement, Registration No. 333-50069 filed April 14, 1998).

10.24             Form of Debenture dated March   , 1998 (Incorporated by reference as Exhibit 10.24
                  to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-
                  50069 filed April 14, 1998).

10.25             This Exhibit Number skipped.

10.26 Form of Subscription Agreement dated June, 1998 (Incorporated by reference as Exhibit 10.26 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-59829 filed July 24, 1998).

10.27             Form  of  Registration   Rights  Agreement  dated  June,  1998
                  (Incorporated  by reference as Exhibit  10.27 to  Registrant's
                  initial   filing   of   Form   S-1   Registration   Statement,
                  Registration No. 333-59829 filed July 24, 1998).

10.28             Form of Debenture dated June, 1998 (Incorporated by reference as Exhibit 10.28 to
                  Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-
                  59829 filed July 24, 1998)..


10.29             Form of Subscription Agreement dated August, 1998 with March 17, 1999 amendment
                  (Incorporated by reference as Exhibit 10.29 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No. 333-59829 filed April 27,
                  1998).

10.30             Form of Registration Rights Agreement dated August, 1998 (Incorporated by reference as Exhibit 10.30 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.31             Form of Debenture dated August, 1998 with March 17, 1999 amendment (Incorporated by reference as Exhibit 10.31 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.32             Form of Subscription  Agreement dated October, 1998 with March
                  17, 1999 amendment (Incorporated by reference as Exhibit 10.32
                  to  Registrant's   first  amendment  to  filing  of  Form  S-1
                  Registration Statement, Registration No. 333-59829 filed April
                  27, 1998).

10.33             Form of Registration Rights Agreement dated October, 1998 (Incorporated by reference as Exhibit 10.33 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.34             Form of Debenture dated October, 1998 with March 17, 1999 amendment
                  (Incorporated by reference as Exhibit 10.34 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No. 333-59829 filed April 27,







                  1998).

10.35 Form of Promissory Note dated December, 1998 (Incorporated by reference as Exhibit 10.35 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No.
                  333-59829 filed April 27, 1998).

10.36             Form of Contingent Subscription Agreement dated December, 1998 with March 17,
                  1999 amendment (Incorporated by reference as Exhibit 10.36 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No. 333-59829
                  filed April 27, 1998).

10.37             Form of Registration Rights Agreement dated December, 1998 (Incorporated by reference as Exhibit 10.37 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.38             Form of Debenture dated December, 1998 with March 17, 1999 amendment
                  (Incorporated by reference as Exhibit 10.38 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No. 333-59829 filed April 27,
                  1998).

10.39             Form of Warrant dated December, 1998 (Incorporated by reference as Exhibit 10.39 to Registrant's first amendment to filing of Form S-1 Registration Statement,
                  Registration No. 333-59829 filed April 27, 1998).

10.40             Form of Subscription Agreement dated January, 1999 (Incorporated by reference as
                  Exhibit 10.40 to Registrant's first amendment to filing of Form S-1 Registration
                  Statement, Registration No. 333-59829 filed April 27, 1998).

10.41             Form of Registration Rights Agreement dated January, 1999 (Incorporated by reference as Exhibit 10.41 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.42             Form  of  Debenture  dated  January,   1999  (Incorporated  by
                  reference as Exhibit 10.42 to Registrant's  first amendment to filing of Form S-1  Registration  Statement,  Registration No.
                  333-59829 filed April 27, 1998).

10.43             Form of Warrant dated January 28, 1999 with March 17, 1999 amendment
                  (Incorporated by reference as Exhibit 10.43 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No. 333-59829 filed April 27,
                  1998).

10.44 Form of Promissory Note dated March 2, 1999 (Incorporated by reference as Exhibit 10.44 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No.
                  333-59829 filed April 27, 1998).

10.45             Form of Contingent Subscription Agreement dated March 2, 1999 (Incorporated by reference as Exhibit 10.45 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.46             Form of Registration Rights Agreement dated March 2, 1999 (Incorporated by reference as Exhibit 10.46 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.47 Form of Debenture dated March 2, 1999 (Incorporated by reference as Exhibit 10.47 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No.
                  333-59829 filed April 27, 1998).

10.48             Form of Warrant dated March 2, 1999 (Incorporated by reference as Exhibit 10.48 to Registrant's first amendment to filing of Form S-1 Registration Statement,
                  Registration No. 333-59829 filed April 27, 1998).

10.49 Form of Promissory Note dated March 26, 1999 (Incorporated by reference as Exhibit 10.49 to Registrant's first amendment to filing of Form S-1 Registration Statement, Registration No.
                  333-59829 filed April 27, 1998).

10.50             Form of Contingent Subscription Agreement dated March 26, 1999 (Incorporated by reference as Exhibit 10.50 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.51             Form of Registration Rights Agreement dated March 26, 1999 (Incorporated by reference as Exhibit 10.51 to Registrant's first amendment to filing of Form S-1
                  Registration Statement, Registration No. 333-59829 filed April 27, 1998).

10.52             Form of Debenture dated March 26, 1999 (Incorporated by reference as Exhibit
                  10.52 to Registrant's first amendment to filing of Form S-1 Registration Statement,
                  Registration No. 333-59829 filed April 27, 1998).

10.53             Form of Warrant dated March 26, 1999 (Incorporated by reference as Exhibit 10.53 to Registrant's first amendment to filing of Form S-1 Registration Statement,
                  Registration No. 333-59829 filed April 27, 1998).


10.54             Form of Subscription Agreement dated May   , 1999.

10.55             Form of Registration Rights Agreement dated May   , 1999.

10.56             Form of Debenture dated May   , 1999.

10.57             Form of Promissory Note dated July 9, 1999.

10.58             Form of Security Agreement dated July 9, 1999.

10.59             Form of Contingent Subscription Agreement dated July 9, 1999.





10.60             Form of Registration Rights Agreement dated July 9, 1999.

10.61             Form of Debenture dated August 23, 1999

10.62             Form of Promissory Note dated August   , 1999.

10.63             Consulting Agreement between Registrant and Liviakis Financial Communications, Inc.
                  dated March 24, 1999 with exhibit thereto entitled Voting Trust Agreement.

10.64             Contract between Registrant and Rolcan Finance Ltd. Dated April 14, 1999.

10.65             Master Supplier Agreement between Registrant and Data General Corporation effective January 20, 1999.

10.66             Form of Registrant's Authorized Distributor Agreement.

21.1              List of Subsidiaries (Incorporated by reference to Exhibit 21 of Registrant's Annual
                  Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30,
                  1997).

23.1              Consent of Bederson & Company LLP

23.1(a)           Consent of Bederson & Company LLP.

23.1(b)           Consent of Bederson & Company LLP.


23.2              Consent of Gary B. Wolff, P.C. (included in  Exhibit 5.1a).


23.3              Consent of Feldman Sherb Ehrlich & Co., P.C.

23.3(a)           Consent of Feldman Sherb Horowitz & Co., P.C.

27                FINANCIAL DATA SCHEDULES

*        To be filed by amendment.


                                  Exhibit 3.14

State of New York
Department of State             Ss:



  I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.



        Witness my hand and seat of the Department of State on
                                                     JULY 2 9 1999



                        Special Deputy Secretary of State



DOS-1266 (5/96)

                         CT-07 CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                         OF SWISSRAY International, Inc.
                    -----------------------------------------
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW



          WE, THE UNDERSIGNED, Ruedi G. Laupper and Josef Laupper, being respectively the president and the secretary of SWISSRAY International, Inc. hereby certify:

         1.       The name of the corporation is SWISSRAY International, Inc.

         2. The certificate of incorporation of said corporation was filed with the Department of State on the 2nd day of January.1968 under the name C G S UNITS INCORPORATED


          3.      That  the  amendment  to  the  Certificate  of   Incorporation
effected by this Certificate is as follows:

                           Article 4 of the Certificate of Incorporation is amended to add 1,000,000 shares of Preferred Stock, $.Ol par value, and shall read as follows:

                           V4. The total number of shares authorized which the corporation shall have authority to issue is 51,000,000 shares, of which 50,000,000 shares shall be Common Stock, par value $.Ol per share without cumulative voting rights and without any preemptive rights and 1,000,000 shares shall be Preferred Stock, par value $. 01 per share.

          The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors.

          4.      The  amendment  to  the  Certificate  of   Incorporation   was
authorized by an affirmative vote of the of at least a majority of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at the Annual Meeting of Shareholders. Said authorization being subsequent to the affirmative vote of the Board of Directors

          IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this _____ day of July, 1999,

                                                   /s/ Ruedi G. Laupper
                                                   ----------------------------
                                                     Ruedi G. Laupper, President

                                 F990728000 563
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                                    CT-07 OF

                          SWISSRAY INTERNATIONAL, INC.

                Under Section 805 of the Business Corporation Law








                                STATE 0F NEW YORK
                               DEPARTMENT OF STATE

                                                                    JULY 28 l999

                                                     FILED
                                                     TAX $5.00
                               BY: ______________


                  COUNSEL:          GARY D. WOLFF, P.C.
                  747 Third Avenue
                  25th Floor
                  New York, NY 10017

TOTAI- P.n7

                                  Exhibit 5.1 a

                                                   September 7, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

                  Re:  SWISSRAY International, Inc.  (the "Company")
                         Registration Statement on Form S-1 File No. 333-59829 Relating to shares of the Company's Common Stock, par value $.01 per share underlying Convertible Debentures

Gentlemen:

         I have been requested by the Company, a New York corporation, to furnish you with my opinion as to the matters hereinafter set forth in connection with the above captioned Registration Statement (the "Registration Statement") covering all of the shares which will be offered by the Selling Shareholders who acquired the shares under various agreements including, but not limited to, Subscription Agreement, Convertible Debenture and related Registration Rights Agreement - the number of shares being as indicated on the calculation chart to the cover page of the Company's aforementioned S-1 Registration Statement.

         In connection with this opinion, I have examined the Registration Statement, the Certificate of Incorporation and By-Laws of the Company, each as amended to date, copies of the records of corporate proceedings of the Company, and copies of such other agreements, instruments and documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

         Based upon and subject to the foregoing, I am of the opinion that the shares referred to above when sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                                              Very truly yours,

                                                              /Gary B. Wolff/

                                                             Gary B. Wolff, P.C.
GBW:th

                                 Exhibit 10.54

                       ----------------------------------

                          SWISSRAY INTERNATIONAL, INC.
                       ----------------------------------

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BE APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                          Maximum Offering: $1,100,000


       This offering consists of $500,000 of Convertible Debentures of Swissray International, Inc.




                              --------------------


                             SUBSCRIPTION AGREEMENT

                               -------------------








                             SUBSCRIPTION PROCEDURES


         Convertible Debentures of SWISSRAY INTERNATIONAL, INC.. (the "Company") are being offered in an aggregate amount not to exceed $1,100,000 The Debentures will be transferable to the extent that any such transfer is permitted by law. This offering is being made in accordance with the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Rule 506 of Regulation D promulgated under the Act (the"Regulation D Offering").

         The Investor Questionnaire is designed to enable the Investor to demonstrate the minimum legal requirements under federal and state securities laws to purchase the Debentures. The Signature Page for the Investor Questionnaire and the Subscription Agreement contain representations relating to the subscription.

         Also included is an Internal Revenue Service Form W-9: "Request for Taxpayer Identification Number and Certification" for U.S. citizens or residents of the U.S. for U.S. federal income tax purposes only. (Foreign investors should consult their tax advisors regarding the need to complete Internal Revenue Service Form W-9 and any other forms that may be required).

         If you are a foreign person or foreign entity, you may be subject to a withholding tax equal to 30% of any dividends paid by the Company. In order to eliminate or reduce such withholding tax you may submit a properly executed I.R.S. Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or I.R.S. Form 1001 (Ownership Exemption or Reduced Trade Certificate), claiming exemption from withholding or eligibility for treaty benefits in the form of a lower rate of withholding tax on interest or dividends.

         Payment must be made by wire transfer as provided below:

Immediately available funds should be sent via wire transfer to the escrow account stated below and the completed subscription documents should be forwarded to the Escrow Agent. Your subscription funds will be deposited into a non-interest bearing escrow account of Joseph B. LaRocco, Esq., Escrow Agent, at First Union Bank of Connecticut, Stamford, Connecticut. In the event of a termination of the Regulation D Offering or the rejection of this subscription, all subscription funds will be returned without interest. The wire instructions are as follows:



         First Union Bank of Connecticut
         Executive Office
         300 Main Street, P. O. Box 700
         Stamford, CT  06904-0700

         ABA #:            021101108
         Swift #:          FUNBUS33
         Account #:        20000-2072298-4
         Acct.Name:        Joseph B. LaRocco, Esq.  Trustee Account




































                             SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BE APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


To:      Swissray International, Inc.

         This Subscription Agreement is made between Swissray International, Inc., ("Company" or "Seller") a New York corporation, and the undersigned prospective purchaser ("Purchaser") who is subscribing hereby for the Company's Convertible Debentures (the "Debentures"). The Debentures being offered will be separately transferable, to the extent that any such transfer is permitted by law. The conversion terms of the Debentures are set forth in Section 4. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement together with any Exhibits thereto, relating to an offering (the "Offering") of up to $1,100,000 of Debentures. This Offering is comprised of an offering of the Debentures to accredited investors (the "Regulation D Offering") in accordance with the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 of Regulation D promulgated under the Act ("Regulation D").

1.       SUBSCRIPTION.

         (a) The undersigned hereby irrevocably subscribes for and agrees to purchase $500,000 of the Company's Debentures. The Debentures shall pay interest in cash or in freely trading Common Stock of the Company, at the Company's option, at the time of each conversion.The Debentures shall pay an 5% cumulative interest, payable in cash or in freely trading Common Stock of the Company, at the Company's option, at the time of each conversion. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined by dividing the dollar amount of the interest by the then applicable Market Price, as of the interest payment date. "Market Price" shall mean 80% of the 10-day average closing bid price, as reported by Bloomberg, LP, for the ten (10) consecutive trading days immediately preceding the date of conversion (the "Conversion Price"). If the interest is to be paid in cash, the Company shall make such payment within 5 business days of the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Purchaser, or per Purchaser's instructions, within 5 business days of the date of conversion. The Debentures are subject to automatic conversion at the end of two years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in
Section 4(d). The closing shall be deemed to have occurred on the date the funds are received by the Company or its designated attorney (the "Closing Date").

         (b) Upon receipt by the Company of the requisite payment for the Debentures being purchased the Debentures so purchased will be forwarded by the Escrow Agent, Joseph B. LaRocco, to the Purchaser and the name of such Purchaser will be registered on the Debenture transfer books of the Company as the record owner of such Debentures. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties in connection with this transaction and has not been involved in the negotiation of the terms of this Agreement or any matters relative thereto. Seller and Purchaser each agree to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement. The Escrow Agent is not rendering securities advice to anyone with respect to this proposed transaction; nor is the Escrow Agent opining on the compliance of the proposed transaction under applicable securities law.

2.       REPRESENTATIONS AND WARRANTIES.

         The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

         (a) The undersigned has been furnished with, and has carefully read the applicable form of Debenture included herein as Exhibit A and the form of Registration Rights Agreement annexed hereto as Exhibit B (the "Registration Rights Agreement"), and is familiar with and understands the terms of the Offering. With respect to tax and other economic considerations involved in his investment, the undersigned is not relying on the Company. The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned's professional legal, tax, accounting and financial advisors the suitability of an investment in the Company, by purchasing the Debentures, for the undersigned's particular tax and financial situation and has determined that the investment being made by the undersigned is a suitable investment for the undersigned.

         (b) The undersigned acknowledges that all documents, records, and books pertaining to this investment including Form 10-K for the fiscal year ended June 30, 1998 (inclusive of any and all amendments thereto) and Form 10-Q for the quarters ended September 30, 1998 and December 31, 1998 (inclusive of any and all amendments thereto) (the "Disclosure Documents") have been made available for inspection by the undersigned or the undersigned has access to the Disclosure Documents.

         (c) The undersigned has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the undersigned.

         (d) The undersigned will not sell or otherwise transfer the Debentures without registration under the Act or applicable state securities laws or an exemption therefrom. The Debentures have not been registered under the Act or under the securities laws of any states. The Common Stock underlying the Debentures is to be registered by the Company pursuant to the terms of the Registration Rights Agreement attached hereto as Exhibit B and incorporated herein and made a part hereof. Without limiting the right to convert the Debentures and sell the Common Stock pursuant to the Registration Rights
Agreement, the undersigned represents that the undersigned is purchasing the Debentures for the undersigned's own account, for investment and not with a view to resale or distribution except in compliance with the Act. The undersigned has not offered or sold any portion of the Debentures being acquired nor does the undersigned have any present intention of dividing the Debentures with others or of selling, distributing or otherwise disposing of any portion of the Debentures either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Act. Except as provided in the Registration Rights Agreement, the Company has no obligation to register the Common Stock issuable upon conversion of the Debentures.

         (e) The undersigned recognizes that an investment in the Debentures involves substantial risks, including loss of the entire amount of such investment. Further, the undersigned has carefully read and considered the schedule entitled Pending Litigation matters attached hereto as Exhibit C.



         (f)      Legends.

                           (i)  The    undersigned    acknowledges   that   each
certificate representing the Debentures unless registered pursuant to the Registration Rights Agreement, shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) IF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                  NOTWITHSTANDING THE FOREGOING, THE COMMON STOCK INTO WHICH THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE CONVERTIBLE ARE ALSO SUBJECT TO THE REGISTRATION RIGHTS SET FORTH IN EACH OF THAT CERTAIN SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN THE HOLDER HEREOF AND THE COMPANY, A COPY OF EACH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

                           (ii) The Common  Stock issued upon  conversion  shall
contain the following legend if converted prior to effectiveness of Registration
Statement:

                  "No sale, offer to sell or transfer of the securities represented by this certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such securities is then in effect or an exemption from the registration requirement of such Act is then in fact applicable to such securities."

                           (iii)Common  Stock   issued   upon   conversion   and
subsequent to effective date of Registration Statement (pursuant to which shares underlying conversion are registered) shall not bear any restrictive legend.

         (g) If this Subscription Agreement is executed and delivered on behalf of a corporation, (i) such corporation has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Subscription Agreement and all other instruments (including, without limitation, the Registration Rights Agreement) executed and delivered by or on behalf of such corporation in connection with the purchase of the Debentures and (b) to purchase and hold the Debentures: (ii) the signature of the party signing on behalf of such corporation is binding upon such corporation; and (iii) such corporation has not been formed for the specific purpose of acquiring the Debentures, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D and has submitted information substantiating such individual qualification.

         (h) The undersigned shall indemnify and hold harmless the Company and each stockholder, executive, employee, representative, affiliate, officer, director, agent (including Counsel) or control person of the Company, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the undersigned to the Company or omitted or alleged to have been omitted by the undersigned, concerning the undersigned or the undersigned's subscription for and purchase of the Debentures or the undersigned's authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in this Subscription Agreement, the Questionnaire or any other document submitted by the undersigned, against losses, liabilities and expenses for which the Company, or any stockholder, executive, employee, representative, affiliate, officer, director, agent (including Counsel) or control person of the Company has not otherwise been reimbursed (including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Company, or such officer, director stockholder, executive, employee, agent (including Counsel), representative, affiliate or control person in connection with such action, suit or proceeding.

         (i) The undersigned is not subscribing for the Debentures as a result of, or pursuant to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

         (j) The undersigned or the undersigned's representatives, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the undersigned to utilize the information made available to the undersigned in connection with the Offering to evaluate the merits and risks of an investment in the Debentures and to make an informed investment decision with respect thereto.

         (k) The Purchaser is purchasing the Debentures for its own account for investment, and not with a view toward the resale or distribution thereof. Purchaser is neither an underwriter of, nor a dealer in, the Debentures or the Common Stock issuable upon conversion thereof and is not participating in the distribution or resale of the Debentures or the Common Stock issuable upon conversion thereof.

         (l) There has never been represented, guaranteed, or warranted to the undersigned by any broker, the Company, its officers, directors or agents, or employees or any other person, expressly or by implication (i) the percentage of profits and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of the Company's operations; and (ii) that the past performance or experience on the part of the management of the Company, or of any other person, will in any way result in the overall profitable operations of the Company.

3.       SELLER REPRESENTATIONS.

         (a) Concerning the Securities. The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally. At least 200% of the number of shares of Common Stock issuable upon conversion of all the Debentures issued pursuant to this Offering have been duly and validly reserved for issuance (or alternative arrangements agreed to in writing to cover the contingency of there being insufficient reserved shares) and, upon issuance shall be duly and validly issued, fully paid, and non-assessable (the " Reserved Shares"). From time to time, the Company shall keep such additional shares of Common Stock reserved so as to allow for the conversion of all the Debentures issued pursuant to this offering.

         Prior to conversion of all the Debentures, if at anytime the conversion of all the Debentures outstanding would result in an insufficient number of authorized shares of Common Stock being available to cover all the conversions, then in such event, the Company will move to call and hold a shareholder's meeting within 90 days of such event for the purpose of authorizing additional shares of Common Stock to facilitate the conversions. In such an event the Company shall recommend to all shareholders to vote their shares in favor of increasing the authorized number of shares of Common Stock. Seller represents and warrants that under no circumstances will it deny or prevent Purchaser's right to convert the Debentures as permitted under the terms of this
Subscription Agreement or the Registration Rights Agreement. Nothing in this Section shall limit the obligation of the Company to make the payments set forth in Section 4(h). In the event the Company's shareholder's meeting does not result in the necessary authorization, the Company shall redeem the outstanding Debentures for an amount equal to (x) the sum of the principal of the outstanding Debentures plus accrued interest thereon multiplied by (y) 125%.

         (b) Authority to Enter Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principals of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         (c) Non-contravention. The execution and delivery of this Agreement and the consummation of the issuance of the Debentures, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule, or regulation of the United States or any State thereof or any applicable decree, judgment, or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets.

         (d) Company Compliance. The Company represents and warrants that the Company and its subsidiaries are: (i) in full compliance, to the extent applicable, with all reporting obligations under either Section 13(a) or 15(d) of the Securities Exchange Act of 1934; (ii) not in violation of any term or provision of its Certificate of Incorporation or by-laws; (iii) not in default in the performance or observance of any obligation, agreement or condition contained in any bond, debenture (excepting for reservation of number of shares required if all Debentures were to be converted), note or any other evidence of indebtedness or in any mortgage, deed of trust, indenture or other instrument or agreement to which they are a party, either singly or jointly, by which it or any of its property is bound or subject. Furthermore, the Company is not aware of any other facts, which it has not disclosed which could have a material adverse effect on the business, condition, (financial or otherwise), operations, earnings, performance, properties or prospects of the Company and its subsidiaries taken as a whole.

         (e) Pending Litigation. Except as otherwise disclosed in Exhibit C, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental body now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be bound or subject, (ii) no law, statute, rule, regulation, order or ordinance that has been enacted, adopted or issued by any Governmental Body or that, to the knowledge of the Company, has been proposed by any Governmental Body adversely affecting the Company or any of its subsidiaries, (iii) no injunction, restraining order or order of any nature by a federal, state or foreign court or Governmental Body of competent jurisdiction to which the Company or any of its subsidiaries is subject issued that, in the case of clauses (i), (ii) and (iii) above, (x) is reasonably likely, singly or in the aggregate, to result in a material adverse effect on the business, condition, (financial or otherwise), operations, earnings, performance, properties or prospects of the Company, and its subsidiaries taken as a whole or
(y) would interfere with or adversely affect the issuance of the Debentures or would be reasonably likely to render this Subscription Agreement or the Debentures, or any portion thereof, invalid or unenforceable.

         (f) Issuance of the Debentures. No action has been taken and no law, statute, rule, regulation, order or ordinance has been enacted, adopted or issued by any Governmental Body that prevents the issuance of the Debentures or the Common Stock issuable upon conversion or exercise thereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Debentures or the Common Stock issuable upon conversion or exercise thereof or suspends the sale of the Debentures or the Common Stock issuable upon conversion thereof in any jurisdiction; and no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting, the Company, any of its subsidiaries or, to the best knowledge of the Company, before any court or arbitrator or any Governmental Body that, if adversely determined, would prohibit, materially interfere with or adversely affect the issuance or marketability of the Debentures or the Common Stock issuable upon conversion or exercise thereof or render the Subscription Agreement or the Debentures, or any portion thereof, invalid or unenforceable.

         (g) The Company shall indemnify and hold harmless the Purchaser and each stockholder, executive, employee, representative, affiliate, officer, director or control person of the Purchaser, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the Company to the Purchaser or omitted or alleged to have been omitted by the Company, concerning the Purchaser or the Purchaser's subscription for and purchase of the Debentures or the Purchaser 's authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in this Subscription Agreement, the Questionnaire or any other document submitted by the Company, against losses, liabilities and expenses for which the Purchaser, or any stockholder, executive, employee, representative, affiliate, officer, director or control person of the Purchaser has not otherwise been reimbursed (including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Purchaser, or such officer, director, stockholder, executive, employee, representative, affiliate or control person in connection with such action, suit or proceeding.

         (h) No Change. Other than filings required by the Blue Sky or federal securities law and/or NASDAQ Rules and Regulations, no consent, approval or authorization of or designation, declaration or filing with any governmental or other regulatory authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement. Any required qualification or notification under applicable federal securities laws and state Blue Sky laws of the offer, sale and issuance of the Debentures, has been obtained on or before the date hereof or will have been obtained within the allowable period thereafter, and a copy thereof will be forwarded to Counsel for the Purchaser.

         (i) True Statements. Neither this Agreement nor any of the "Disclosure Documents", as hereinafter defined, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements are made. There exists no fact or circumstances which, to the knowledge of the Company, materially and adversely affects the business, properties or assets, or conditions, financial or otherwise, of the Company, which has not been set forth in this Subscription Agreement or disclosed in such documents.

         (j) The Purchaser has been advised that the Company has not retained any independent professionals to review or comment on this Offering or otherwise protect the interests of the Purchaser. Although the Company has retained its own counsel, neither such counsel nor any other firm, including Joseph B. LaRocco, Esq., has acted on behalf of the Purchaser, and the Purchaser should not rely on the Company's legal counsel or Joseph B. LaRocco, Esq. with respect to any matters herein described.

         (k) Prior Shares Issued Under Regulation S or Regulation D. In the past thirteen months the Company raised $16,068,649 in Regulation S and Regulation D offerings, including redemptions and rollovers inclusive of contingent convertible debentures.

         (l) Current Authorized Shares. As of April 26, 1999 there were 50,000,000 authorized shares of Common Stock of which approximately 11,712,379 shares of Common Stock were deemed issued and outstanding.

         (m) Disclosure Documents. The Disclosure Documents are all the documents (other than preliminary materials) that the Company has been required to file with the SEC from June 30, 1998, to the date hereof, exclusive of such registration statements as have been filed in accordance with certain registration rights agreements. As of their respective dates, and/or dates of amended filings with respect thereto, none of the Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no material event has occurred since the Company's initial filing on Form 10-K for the year ended June 30, 1998 (or the filing of necessary amendments thereto) which could make any of the disclosures contained therein (as subsequently amended and restated) misleading The financial statements of the Company included in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended.

         (n) Information Supplied. The information supplied by the Company to Purchaser in connection with the offering of the Debentures does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements, in the light of the circumstances in which they were made, not misleading. There exists no fact or circumstances which, to the knowledge of the Company, materially and adversely affects the business, properties, assets, or conditions, financial or otherwise, of the Company, which has not been set forth in this Agreement or disclosed in such documents.

         (o) Delivery Instructions. On the Closing Date the Debentures being purchased hereunder shall be delivered to Joseph B. LaRocco, Esq. as Escrow Agent, who will simultaneously wire to the Company's counsel the funds being held in escrow, less placement fees, if not already directly wired to Company Counsel, at which time the Escrow Agent shall then have the Debentures delivered to the Purchaser, per the Purchaser's instructions.

         (p) Non-contravention. The execution and delivery of this Agreement by the Company, the issuance of the Debentures, and the consummation by the Company of the other transactions contemplated by this Agreement, and the Debentures do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the (i) certificate of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, (iii) any material existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

         (q) No Default. Except as may be set forth in the Company's report on form 10-K for the fiscal year ending June 30, 1998, as initially filed and subsequently amended, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound, and neither the execution of, nor the delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement or the Debentures, other than the conversion provision thereof, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, (i) any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound,
(ii) any statute applicable to the Company or its property, (iii) the Certificate of Incorporation or ByLaws of the Company, (iv) any decree , judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or (v) the Company's listing agreement, if any, for its Common Stock.

         (r) Use of Proceeds. The Company represents that the net proceeds of this offering will be primarily used for working capital and other corporate purposes.

         (s) The Company hereby represents that it shall be paying a consultant fee and other legal fees $100,000 from the gross proceeds of this Offering, which fee shall be paid out of escrow by the Escrow Agent

4.       TERMS OF CONVERSION.

                  (a) Debentures. Upon receipt by the Company or its designated attorney of a facsimile or original of Purchaser's signed Notice of Conversion preceded by, together with or followed by receipt of the original Debenture to be converted in whole or in part (within 5 business days as indicated in 4(b) below), the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture is convertible in accordance with the provisions regarding conversion set forth in Exhibit D hereto. The Seller's transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

                  (b) Conversion Procedures. The face amount of each Debenture may be converted anytime following the Closing Date except as otherwise set forth herein in this Article 4. Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Debentures to be converted together with a facsimile or original of the signed Notice of Conversion which evidences Purchaser's intention to convert those Debentures indicated. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Purchaser has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Debentures to be converted are received by the Company or its designated attorney within 5 business days thereafter. Unless otherwise notified by the Company in writing via facsimile, the Company's designated attorney is Gary B. Wolff, Esq., 747 Third Avenue, New York, NY 10017 (P) 212-644-6446 (f) 212-644-6498.

                  (c) Common Stock to be Issued. Upon the conversion of any Debentures and upon receipt by the Company or its designated attorney of a facsimile or original of Purchaser's signed Notice of Conversion (see Exhibit D) Seller shall instruct Seller's transfer agent to issue Stock Certificates without restrictive legend or stop transfer instructions, if at that time the Registration Statement has been deemed effective (or with proper restrictive legend if the Registration Statement has not as yet been declared effective), in the name of Purchaser (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Seller warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Seller, except as may be set forth herein.

                  (d) (i) Conversion Rate. Purchaser is entitled, at its option, to convert the face amount of each Debenture, plus accrued interest, anytime following the Closing Date at 80% of the 10 day average closing bid price, as reported by Bloomberg, LP for the 10 consecutive trading days immediately preceding the applicable Conversion Date (the "Conversion Price"). The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Purchaser has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Debentures to be converted are received by the Company or its designated attorney within 5 business days thereafter. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

                      (ii)The Purchaser shall not be allowed to convert any portion of the Debentures for 120 days from the Closing Date, unless the closing bid price of the Company's common stock on the day prior to the Conversion Date is greater than $5.50. Every 30-day period after the Closing Date, until the expiration of 300 days following the Closing Date, the Purchaser shall be allowed to convert and sell based upon the following terms: So long as the closing bid price of the Company's common stock on the day prior to the Conversion Date is over $1.50, the Purchaser shall be allowed to convert up to 15% of the original face amount of its Debentures; so long as the closing bid price of the Company's common stock on the day prior to the Conversion Date is over $7.50, the Purchaser shall be allowed to convert up to 20% of the original face amount of its Debentures. The Purchaser shall not be allowed to convert any of its Debentures for 300 days from the Closing Date if the bid price of the Company's common stock is below $1.50. None of the foregoing restrictions shall apply after the 300th day following the Closing Date.

                  (iii) Most Favored Financing. If after the Closing Date, but prior to the Purchaser's conversion of all the Debentures, the Company raises money under either Regulation D or Regulation S on terms that are more favorable than those terms set forth in this Subscription Agreement, then in such event, the Purchaser at its sole option shall be entitled to completely replace the terms of this Subscription Agreement with the terms of the more beneficial Subscription Agreement as to that balance, including accrued interest and any accumulated liquidated damages, remaining on Purchaser's original investment. The Debentures are subject to a mandatory, 24 month conversion feature at the end of which all Debentures outstanding will be automatically converted, upon the terms set forth in this section ("Mandatory Conversion Date").

                  (e) Nothing contained in this Subscription Agreement shall be deemed to establish or require the payment of interest to the Purchaser at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Purchaser to the Company.

                  (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Purchaser a new Debenture equal to the unconverted amount, if so requested in writing by Purchaser.

                  (g) Within five (5) business days after receipt of the documentation referred to above in Section 4(b), the Company shall deliver a certificate in accordance with Section 4(c) for the number of shares of Common Stock issuable upon the conversion. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Purchaser a new Debenture equal to the unconverted amount, if so requested in writing by Purchaser. In the event the Company does not make delivery of the Common Stock, as instructed by Purchaser, within 5 business days after delivery of the Notice of Conversion or, if later, the original Debenture, then in such event the Company shall pay to Purchaser an amount, in cash in accordance with the following schedule, wherein "No. Business Days Late" is defined as the number of business days beyond the 5 business days delivery period.

                                                     Late Payment for Each
                                                      $10,000 of Debenture
No. Business Days Late                               Amount Being Converted
----------------------                               ----------------------
         1                                                $100
         2                                                $200
         3                                                $300
         4                                                $400
         5                                                $500
         6                                                $600
         7                                                $700
         8                                                $800
         9                                                $900
         10                                               $1,000
        >10                                               $1,000 + $200 for each
                                                          Business Day Beyond 10

         The Company acknowledges that its failure to deliver the Common Stock within 5 business days after the Conversion Date will cause the Purchaser to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement.

         To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 4(g) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 4(g) shall not apply but instead the provisions of Section 4(h) shall apply.

         The Company shall make any payments incurred under this Section 4(g) in immediately available funds within five (5) business days from the Conversion Date if late. Nothing herein shall limit a Purchaser's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver Common Stock to the Holder within 5 business days after the Conversion Date.

                  (h) The Company shall at all times reserve (or make alternative written arrangements for reservation) and have available all Common Stock necessary to meet conversion of the Debentures by all Purchasers of the entire amount of Debentures then outstanding. If, at any time Purchaser submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by stockholders) available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Purchaser all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures" ), upon Purchaser's sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Purchasers of outstanding Debentures, by facsimile, within three (3) business day of such default (with the original delivered by overnight or two day courier), and the Purchaser shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

         The Company agrees to pay to all Purchasers of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Purchaser where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Purchaser of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Purchaser's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Purchaser's option, payable as follows: (i) in the event Purchaser elects to take such payment in cash, cash payments shall be made to such Purchaser of outstanding Debentures by the fifth day of the following calendar month, or (ii) in the event Purchaser elects to take such payment in stock, the Purchaser may convert such payment amount into Common Stock at the conversion rate set forth in section 4(d) at anytime after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory 24 month conversion period.

         The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debentures will cause the Purchaser to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

                  Deliberately Deleted.

                  (j) Redemption: Company reserves the right, at its sole option, to call a mandatory redemption of any percentage of the balance on the Debentures during the two year period following the Closing Date. In the event the Company exercises such right of redemption it shall pay the Purchaser, in U.S. currency One Hundred Twenty Percent (120%) of the face amount of the Debentures to be redeemed, plus accrued interest. The date by which the Debentures must be delivered to the Escrow Agent shall not be later than 5 business days following the date the Company notifies the Purchaser by facsimile of the redemption. The Company shall give the Purchaser at least 5 business day's advance notice of its intent to redeem and shall honor all Conversion Notices received by the Company prior to the time that the Purchaser receives a redemption notice from the Company. If the Company does not timely pay the redemption amount, then the Purchaser shall be entitled to cancel the redemption and the Company shall not have the right to redeem under this section (j) anytime thereafter.

                  (k) The Company shall furnish to Purchaser such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Debentures, including any amendment of or supplements thereto.

5.       LIMITS ON AMOUNT OF CONVERSION AND OWNERSHIP.

         Notwithstanding the provisions hereof or of the Debenture(s), in no event except (i) with respect to a conversion pursuant to redemption by the Company, or on maturity of the Debentures or (ii) if there is (a) a public announcement that 50% or more of the Company is being acquired, (b) a public announcement that the Company is being merged, or (c) a public announcement that there is a change in control, shall the Purchaser be entitled to convert any Debentures to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Purchaser and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Purchaser upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso. The Purchaser further agrees that if the Purchaser transfers or assigns any of the Debentures to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section as if such transferee or assignee were a signatory to the Subscription Agreement.

6.       DELIVERY INSTRUCTIONS.

         Prior to or on the Closing Date the Company shall deliver to the Escrow Agent an opinion letter signed by counsel for the Company in the form attached hereto as Exhibit E. Also, prior to or on the Closing Date the Company shall deliver to the Escrow Agent a signed Registration Rights Agreement in the form attached hereto as Exhibit B. The Debentures being purchased hereunder shall be delivered to Joseph B. LaRocco, Esq. as Escrow Agent, who will hold them in escrow until funds have been wired to the Company or its Counsel at which time the Escrow Agent shall then have the Debentures delivered to the Purchaser, per the Purchaser's instructions.

7.       UNDERSTANDINGS.


         The undersigned understands, acknowledges and agrees with the Company as follows:

FOR ALL SUBSCRIBERS:

         (a) This Subscription may be rejected, in whole or in part, by the Company in its sole and absolute discretion at any time before the date set for closing unless the Company has given notice of acceptance of the undersigned's subscription by signing this Subscription Agreement.

         (b) No U.S. federal or state agency or any agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the Offering for investment nor any recommendation or endorsement of the Debentures.

         (c) The representations, warranties and agreements of the undersigned and the Company contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the date of the sale of the Debentures, and as of the date of the conversion and exercise thereof, as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Debentures.

                  (d) IN MAKING AN INVESTMENT DECISION, PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE DEBENTURES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF ANY MEMORANDUM OR THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         (e)  The   Regulation   D  Offering  is  intended  to  be  exempt  from
registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein and in the Questionnaire.

         (f) It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

         (g) THE DEBENTURES MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         (h) NASAA UNIFORM LEGEND

             IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

9.       LITIGATION.

         (a) Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the courts of the State of New York. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal courts of the State of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

         (b) Waiver of Jury Trial. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this agreement.

         (c) Submission To Jurisdiction. Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in the State of New York and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

10.      MISCELLANEOUS.

         (a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

         (b) Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

         (c) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed: (i) if to the Company, at SWISSRAY International, Inc., 200 East 32nd Street, Suite 34B, New York, New York 10017 with a copy by facsimile and mail to Gary B. Wolff, P.C., 747 Third Avenue, 25th Floor, New York, NY 10017and (ii) if to the undersigned, at the address for correspondence set forth in the Questionnaire, or at such other address as may have been specified by written notice given in accordance with this paragraph 10(c).

         (d) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into, and to be performed in, New York by and between residents of New York, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         (e) This Subscription Agreement, together with Exhibits A, B, C, D and E attached hereto and made a part hereof, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. An executed facsimile copy of the Subscription Agreement shall be effective as an original.


                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK)






                           SWISSRAY INTERNATIONAL, INC.

                                        CORPORATION QUESTIONNAIRE
                                      Investor Name: _______________

         The information contained in this Questionnaire is being furnished in order to determine whether the undersigned CORPORATION'S Subscription to purchase the Debentures described in the Subscription Agreement may be accepted.

         ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned CORPORATION understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Debentures is exempt from registration under the Securities Act of 1933, as amended. Further, the undersigned CORPORATION understands that the offering is required to be reported to the Securities and Exchange Commission, NASDAQ and to various state securities and "blue sky" regulators.

         IN ADDITION TO SIGNING THE SIGNATURE PAGE, THE UNDERSIGNED CORPORATION MUST COMPLETE FORM W-9 ATTACHED HERETO.

I.       PLEASE  CHECK  EACH  OF  THE  STATEMENTS  BELOW  THAT  APPLIES  TO  THE
CORPORATION.


                  1. The undersigned CORPORATION: (a) has total assets in excess of $5,000,000; (b) was not formed for the specific purpose of acquiring the Debentures and (c) has its principal place of business in ___________.


                  2. Each of the shareholders of the undersigned CORPORATION is able to certify that such shareholder meets at least one of the following three conditions:

                           the  shareholder is a natural person whose individual
net worth* or joint net worth with his or her spouse exceeds $1,000,000; or

                           the  shareholder  is a  natural  person  who  had  an
individual income* in excess of $200,000 in each of 1997 and 1998 and who reasonably expects an individual income in excess of $200,000 in 1999; or

                           Each     of  the   shareholders  of  the  undersigned
CORPORATION is able to certify that such shareholder is a natural person who, together with his or her spouse, has had a joint income in excess of $300,000 in each of 1997 and 1998 and who reasonably expects a joint income in excess of $300,000 during 1999; and the undersigned CORPORATION has its principal place of business in ___________________.

* For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.


                  3.       The undersigned CORPORATION is:

                           (a)  a bank  as  defined  in  Section  3(a)(2) of the
Securities Act; or

                           (b)  a  savings  and  loan   association   or   other
institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

                           (c)  a  broker  or  dealer  registered  pursuant   to
Section 15 of the Securities Exchange Act of 1934; or

                           (d)  an insurance company as defined in Section 2(13)
of the Securities Act; or

                           (e)  An  investment  company  registered  under   the
Investment  Company  Act of 1940 or a business development company as defined in
Section 2(a)(48) of the Investment Company Act of 1940; or

                           (f)  a  small business investment company licensed by
the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

                           (g)  a  private  business  development   company   as
defined in Section 202(a) (22) of the Investment Advisors Act of 1940.

II.      OTHER CERTIFICATIONS.

         By signing the Signature Page, the undersigned certifies the following:

         (a) That the CORPORATION'S purchase of the Debentures will be solely for the CORPORATION'S own account and not for the account of any other person or entity; and

         (b) that  the  CORPORATION'S  name,  address  of  principal  place   of
business, place of incorporation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete.

III.     GENERAL INFORMATION

         (a) PROSPECTIVE PURCHASER (THE CORPORATION)

Name:

Principal Place of Business:  ________________________________________

----------------------------------------------------------------


Address for Correspondence (if different):         SAME
                                                             (Number and Street)

----------------------------------------------------------------
         (City)                                      (State)          (Zip Code)

Telephone Number:________________________________________________
                                    (Area Code)                        (Number)

Jurisdiction of Incorporation:__________________________________

Date of Formation:_________________________________________________

Taypayer Identification Number:______________________________________

Number of Shareholders:____________________________________________

         (b) INDIVIDUAL WHO IS EXECUTING THIS QUESTIONNAIRE ON BEHALF OF THE CORPORATION.

Name:___________________________________________________________

Position or Title:__________________________________________________

                          SWISSRAY INTERNATIONAL, INC.
                           CORPORATION SIGNATURE PAGE

         Your signature on this Corporation Signature Page evidences the agreement by the Purchaser to be bound by the Questionnaire and the Subscription Agreement.

         1. The undersigned hereby represents that (a) the information contained in the Questionnaire is complete and accurate and (b) the Purchaser will notify SWISSRAY INTERNATIONAL, INC. immediately if any material change in any of the information occurs prior to the acceptance of the undersigned Purchaser's subscription and will promptly send SWISSRAY INTERNATIONAL, INC. written confirmation of such change.

         2. The undersigned officer of the Purchaser hereby certifies that he has read and understands this Subscription Agreement.

         3. The undersigned officer of the Purchaser hereby represents and warrants that he has been duly authorized by all requisite action on the part of the Corporation to acquire the Debentures and sign this Subscription Agreement on behalf of _______________ and, further, that ____________________ has all requisite authority to purchase the Debentures and enter into this Subscription Agreement.

--------------------------                           --------------------------
Amount of Debentures subscribed for                  Date

                                                     (Purchaser)

                                                     By: _______________________
                                                                (Signature)

                                                     Name: ____________________
                                                          (Please Type or Print)

                                                     Title:_____________________
                                                          (Please Type or Print)

THE DEBENTURES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.



                             COMPANY ACCEPTANCE PAGE



This Subscription Agreement accepted
and agreed to this ____ day of __________, 1999

SWISSRAY INTERNATIONAL, INC.



BY______________________________________
     Ruedi G. Laupper, its Chairman and President duly authorized

                                    Exhibit C


A. On or about October 3, 1997, the Registrant and Swissray Healthcare, Inc. were served with a complaint by a company engaged in the business of providing services related to imaging equipment alleging that defendant received benefits from breach of fiduciary duties and contract obligations and misappropriation of trade secrets by certain former employees of such competitor. Such company also obtained a temporary restraining order against the Registrant and Swissray Healthcare, Inc. On November 10, 1997, the Court denied a Motion for a preliminary injunction and the temporary restraining order was vacated. On December 1, 1997 and January 30, 1998 the Registrant answered the Complaint and Amended Complaint respectively by denying the allegations contained therein. The Plaintiff in such action (on December 2, 1997) filed a Motion to reargue and renew its prior denied Motion for a Preliminary Injunction and such Motion was (by Order and Decision dated June 17, 1998) denied. The Company denied the allegations, vigorously defended the litigation and thereafter settled such litigation and all outstanding matters with respect thereto in July 1998 for $60,000.

B. Dispute with Gary J. Durday  ("Durday"),  Kenneth R. Montler  ("Montler") and
Michael E. Harle ("Harle"). On July 17, 1998, two legal proceedings were commenced by Swissray, and two of its subsidiaries against Durday, Montler and Harle. Harle and Montler are former Chief Executive Officers of Swissray Medical Systems Inc. and Swissray Healthcare Inc., respectively, and Durday is the former Chief Financial Officer of both of those companies. Each of them was employed pursuant to an Employment Agreement dated October 17, 1997. In addition, these three individuals were owners of a company by the name of Service Support Group LLC ("SSG"), the assets of which were sold to Swissray Medical Systems Inc. pursuant to an Asset Purchase Agreement dated as of October 17, 1997. whereby Messrs. Durday, Montler and Harle received, among other consideration, 33,333 shares of Swissray's common stock, together with a put option entitling these individuals to require Swissray to purchase any or all of such shares at a purchase price equal to $45.00 per share (on or after June 30, 1998 and until April 16, 1999, subject to certain adjustments set forth in the Asset Purchase Agreement).

         On July 17, 1998, Swissray and its subsidiaries, Swissray Medical Systems Inc. and Swissray Healthcare Inc. commenced an arbitration proceeding before the American Arbitration Association in Seattle, Washington (Case No. 75 489 00196 98) alleging that Messrs. Durday, Montler and Harle fraudulently induced Swissray and its subsidiaries to enter into the above referenced Asset Purchase Agreement and otherwise breached that Agreement. The relief sought in the arbitration proceeding was the recovery of damages suffered as a result of this alleged wrongful conduct and a rescission of the put option provided for in the Asset Purchase Agreement. Messrs. Durday, Montler and Harle responded to the allegations made in the arbitration proceeding and asserted counterclaims against Swissray and its subsidiaries claiming a breach by them of their obligations under the Asset Purchase Agreement and other relief. The arbitration took place in Seattle on January 8-10, 1999; the proceeding concluded on January 27, 1999 after the submission of post-hearing briefs. On February 23, 1999, the Arbitrator issued his ruling, awarding Messrs. Durday, Montler and Harle
$1,500,000 and ordering them to surrender all rights to 33,333 shares of Swissray common stock. On February 26, 1999, Swissray and Swissray Medical Systems Inc. filed a petition in Supreme Court, New York County (Index No. 99/104017) to vacate the above referenced arbitration award.

         In addition to the above referenced arbitration proceeding, Swissray and its subsidiaries commenced an action against Messrs. Durday, Montler and Harle which is currently pending in the Supreme Court of the State of New York, County of New York, alleging that these individuals breached the obligations undertaken by them in their respective Employment Agreements. Further, Messrs. Durday, Montler and Harle commenced an action in state court in Pierce County, Washington, and asked that Court to adjudicate the issues raised in the above referenced New York State Court action. Swissray filed applications in both the Washington and New York litigations urging that, because the action was first filed in New York, the New York court, rather than the Washington court, should decide where the litigation should proceed. Messrs. Durday, Montler and Harle initially opposed that position and urged the Washington State court to adjudicate all issues, but subsequently withdrew their opposition to Swissray's application and consented to a stay of all further proceedings in the Washington State court action until after the New York court had reached a decision as to whether it or the Washington court is the proper forum for litigation of the parties' dispute. The New York court has not yet rendered a decision on this issue.

         It is Swissray's management's intention to contest these matters vigorously since Swissray believes that its claims are meritorious, and that it has meritorious defenses to the claims asserted against them, notwithstanding the above referenced arbitration ruling.

                                    Exhibit D

                              NOTICE OF CONVERSION


           (To be Executed by the Registered owner in order to Convert the Debentures


         The undersigned hereby irrevocably elects, as of ______________, 199_ to convert $__________ of Convertible Debentures into Common Stock of SWISSRAY INTERNATIONAL, INC.(the "Company") according to the conditions set forth in the Subscription Agreement dated May____, 1999.


Date of Conversion_________________________________________

Applicable Conversion Price_________________________________

Number of Shares Issuable upon this conversion______________

Signature___________________________________________________
                           [Name]

Address_____________________________________________________

------------------------------------------------------------

Phone______________________   Fax___________________________

                                 Exhibit 10.55

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of May ___, 1999, ("this Agreement"), is made by and between SWISSRAY INTERNATIONAL, INC. a New York corporation (the "Company"), and the person named on the signature page hereto (the "Initial Investor").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and subject to the conditions of the Subscription Agreement, dated as of May ___, 1999, between the Initial Investor and the Company (the "Subscription Agreement"), the Company has agreed to issue and sell to the Initial Investor Convertible Debentures of the Company (the "Debentures"), which will be convertible into shares of the common stock, $.01 par value (the "Common Stock"), of the Company (the "Conversion Shares") upon the terms and subject to the conditions of such Debentures; and

         WHEREAS, to induce the Initial Investor to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Conversion Shares;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agrees as follows:

         I.       Definitions.

         (a) As used in this Agreement, the following terms shall have the following meaning:

         (i)      "Closing  Date"  means  the  date  funds  are  received by the
                  Company  or  its   designated   attorney   pursuant   to   the
                  Subscription Agreement.

         (ii) "Investor" means the Initial Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

         (iii) "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

         (iv) "Registrable Securities" means the Conversion Shares issued to the Investor by the Company and any shares which might be issued to the Investor in lieu of interest through the maturity date of the Debentures.

         (v) "Registration Statement" means a registration statement of the Company under the Securities Act.

         (b) As used in this Agreement, the term Investor includes (i) each Investor (as defined above) and (ii) each person who is a permitted transferee or assignee of the Registrable Securities pursuant to Section 9 of this Agreement.

         (c) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

         2.       Registration.

         (a) Mandatory Registration. The Company shall prepare and file with the SEC, no later than forty-five (45) calendar days after the Closing Date, an amendment to the Registration Statement on Form S-1 filed by the Company but not yet declared effective (hereinafter referred to as the "Registration Statement") covering a sufficient number of shares of Common Stock for the Initial Investor into which the Debentures, plus accrued interest, in the total offering would be convertible. In the event the Registration Statement is not filed within forty-five (45) calendar days after the Closing Date, then in such event the Company shall pay the Investor 2% of the face amount of each Debenture for each 30 day period, or portion thereof, after forty-five (45) calendar days following the Closing Date that the Registration Statement is not filed. The Investor is also granted additional Piggy-back registration rights on any other Registration Statement filings made by the Company excepting S-8 Registration Statement. Such Registration Statement shall state that, in accordance with the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from Stock splits, or stock dividends) if permissible under applicable 1933 Act Rules and Regulations. If at any time the number of shares of Common Stock into which the Debenture(s) may be converted exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within ten (10) business days after receipt of written notice from any Investor, either (i) amend the Registration Statement filed by the Company pursuant to the preceding sentence, if such Registration Statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Debenture(s) may be converted, or (ii) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement on such form as is applicable to register the shares of Common Stock into which the Debenture may be converted that exceed the aggregate number of shares of Common Stock already registered. The above damages shall continue until the obligation is fulfilled and shall be paid within 5 business days after each 30 day period, or portion thereof, until the Registration Statement is filed. Failure of the Company to make payment within said 5 business days shall be considered a default.

         The Company acknowledges that its failure to file with the SEC, said Registration Statement no later than forty-five (45) calendar days after the Closing Date will cause the Initial Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to register the Common Stock and deliver the Common Stock pursuant to the terms of this Agreement, the Subscription Agreement and the Debenture.

         (b) Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Investors acting by majority in interest of the Registrable Securities subject to such underwritten offering shall have the right to select one legal counsel to represent their interests, and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. The Investors who hold the Registrable Securities to be included in such underwriting shall pay all underwriting discounts and commissions and other fees and expenses of such investment banker or bankers and manager or managers so selected in accordance with this Section 2(b) (other than fees and expenses relating to registration of Registrable Securities under federal or state securities laws, which are payable by the Company pursuant to Section 5 hereof) with respect to their Registrable Securities and the fees and expenses of such legal counsel so selected by the Investors.

         (c) Payment by the Company. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective within one hundred twenty (120) calendar days following the Closing Date or, if after the effective date Investor's right to sell is suspended, then the Company shall pay the Initial Investor 2% of the purchase price paid by the Initial Investor for the Registrable Securities pursuant to the Subscription Agreement for every thirty day period, or portion thereof, following the one hundred twenty (120) calendar day period until the Registration Statement is declared effective or such suspension is released. Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Initial Investor or its counsel. The above damages shall continue until the obligation is fulfilled and shall be paid within 5 business days after each 30 day period, or portion thereof, until the Registration Statement is declared effective or such suspension is released. Failure of the Company to make payment within said 5 business days shall be considered a default.

         The Company acknowledges that its failure to have the Registration Statement declared effective within said one hundred twenty (120) calendar day period or to permit the suspension of the effectiveness of the Registration Statement, will cause the Initial Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to register the Common Stock and deliver the Common Stock pursuant to the terms of this Agreement, the Subscription Agreement and the Debenture.

         3. Obligation of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

         (a) Prepare promptly, and file with the SEC within forty-five (45) days of the Closing Date, a Registration Statement (or amendment to any existing but not yet declared effective Registration Statement; hereinafter collectively referred to as "Registration Statement") with respect to not less than the number of Registrable Securities provided in Section 2(a), above, and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective the earlier of (i) five business days after notice from the Securities and Exchange Commission that the Registration Statement may be declared effective, or (b) one hundred twenty (120) days after the Closing Date, and keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is two years after the Closing Date (ii) the date when the Investors may sell all Registrable Securities under Rule 144 without volume or other limitation or (iii) the date the Investors no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement and the Company shall give Investor's counsel a copy of any amendments or supplements at least three (3) business days prior to the date of filing and the Company shall not file any amendments or supplements in a form to which the Investor's counsel reasonable objects;

         (c) Furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company,
(i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

         (d) Use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions: provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (B) subject itself to general  taxation in any such  jurisdiction,
(C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

         (e) As promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and uses its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

         (f) As promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

         (g) Use its commercially reasonable efforts, if eligible, either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("NASDAQ") "Small Capitalization" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the The Nasdaq Stock Market or if, despite the Company's commercially reasonable efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in doing so, to secure NASD authorization and quotation for such Registrable Securities on the over-the-counter bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such registrable securities;

         (h) Provide a transfer agent for the Registrable Securities not later than the effective date of the Registration Statement;

         (i) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request and registration in such names as the Investors may request; and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) a form of appropriate instruction and opinion of such counsel acceptable for use for each conversion; and

         (j) Take all other reasonable actions necessary to expedite and facilitate distribution to the Investor of the Registrable Securities pursuant to the Registration Statement.

         4.       Obligations  of  the  Investors.  In   connection   with   the
registration of the Registrable Securities, the Investors shall have the following obligations;

         (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall timely furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall timely execute such documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

         (b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

         (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         5.  Expenses  of  Registration.  All  reasonable  expenses,  other than underwriting discounts and commissions incurred in connection with registrations, filing or qualifications pursuant to Section 3, but including, without limitations, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and a fee for a single counsel for the Investor not exceeding $3,500, shall be borne by the Company.

         6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations of the
Registration Statement or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or any prospectus included therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such
Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (iii) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Investor will indemnify the Company, its officers, directors and agents (including Counsel) against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 9.

         (b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell the Registrable Securities to the public without registration ("Rule 144"), the Company agrees to use its reasonable best efforts to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

         9. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of in excess of fifty (50%) percent or more of the Registrable Securities (or all or any portion of any Debenture of the Company which is convertible into such securities) only if:
(a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in Section 2(c) hereof.

         10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and investors who hold a 75% majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

         11.      Miscellaneous.

         (a) A  person  or  entity  is  deemed  to be a  holder  of  Registrable
Securities  whenever  such  person or entity  owns of  record  such  Registrable
Securities. If the Company received conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, SWISSRAY International, Inc., 200 East 32nd Street, Suite 34B, New York, New York 10016 with copy by fax and mail to Gary B. Wolff, P.C., 747 Third Avenue, 25th Floor, New York, NY 10017; (ii) if to the Initial Investor, at the address set forth under its name in the Subscription Agreement, with a copy to its designated attorney and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

         (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the state and federal courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not effect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.

         (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

         (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               SWISSRAY INTERNATIONAL, INC.


                           By: ____________________________________
                           Name: Ruedi G. Laupper
                           Title:   Chairman and President




                           ---------------------------------------
                           (Name of Initial Investor)


                           By: ____________________________________
                           Name:
                           Title:

                                 Exhibit 10.56

                                FORM OF DEBENTURE


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ISSUANCE DATE                                                     MAY     , 1999
CONVERTIBLE DEBENTURE DUE                                         MAY     , 2001
$ 000,000
Number            MAY-1999-101

                  FOR VALUE RECEIVED, SWISSRAY INTERNATIONAL, INC., a New York corporation (the "Company"), hereby promises to pay ________________________________ or registered assigns (the "Holder")
         on May __, 2001, (the "Maturity Date"), the principal amount of ____ HUNDRED THOUSAND Dollars ($000,000) U.S., and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

Article 1. Interest

         The Company shall pay interest on the unpaid principal amount of this Debenture (the "Debenture") at the time of each conversion until the principal amount hereof is paid in full or has been converted. The Debentures shall pay 5% cumulative interest, in cash or in freely trading Common Stock of the Company, at the Company's option, at the time of each conversion. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined by dividing the dollar amount of the interest by the then applicable Market Price as of the interest payment date. "Market Price" shall mean 80% of the average of the 10 day closing bid prices, as reported by Bloomberg, LP for the ten (10) consecutive trading days immediately preceding the date of conversion. If the interest is to be paid in cash, the Company shall make such payment within 5 business days of the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Holder, or per Holder's instructions, within 5 business days of the date of conversion. The Debentures are subject to automatic conversion at the end of two years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in Section 3.2. The closing shall be deemed to have occurred on the date the funds are received by the Company or its Counsel (the "Closing Date").

Article 2. Method of Payment

         This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall have the option of paying the interest on this Debenture in United States dollars or in common stock upon conversion pursuant to Article 1 hereof. The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

Article 3.  Conversion

         Section 3.1.  Conversion Privilege

         (a) The Holder of this Debenture shall have the right, at its option, to convert it into shares of common stock, par value $0.01 per share, of the Company ("Common Stock") at any time following the Closing Date and which is before the close of business on the Maturity Date, except as set forth in
Section 3.1(c) below. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined pursuant to Section 3.2 and rounding the result to the nearest whole share.

         (b) Less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is $5,000 or a whole multiple of $5,000 and the provisions of this Article 3 that apply to the conversion of all of the Debenture shall also apply to the conversion of a portion of it. This Debenture may not be converted, whether in whole or in part, except in accordance with Article 3.

         (c) In the event all or any portion of this Debenture remains outstanding on the second anniversary of the date hereof, the unconverted portion of such Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 3.2.



         Section 3.2.  Conversion Procedure.

                  (a) Debentures. Upon receipt by the Company or its designated attorney of a facsimile or original of Holder's signed Notice of Conversion preceded by, together with or followed by receipt of the original Debenture to be converted in whole or in part in the manner set forth in 3.2(b) below, the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture is convertible in accordance with the provisions regarding conversion set forth in Exhibit A hereto. The Seller's transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

                  (b) Conversion Procedures. The face amount of this Debenture may be converted anytime following the Closing Date excepting as hereinafter set forth in this Article 3. Such conversion shall be effectuated by surrendering to the Company, or its attorney, this Debenture to be converted together with a facsimile or original of the signed Notice of Conversion which evidences Holder's intention to convert the Debenture indicated. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company or its designated attorney a facsimile or original of the signed Notice of Conversion, as long as the original Debenture(s) to be converted are received by the Company or its designated attorney within 5 business days thereafter. Unless otherwise notified by the Company in writing via facsimile the Company's designated attorney is Gary B. Wolff, Esq., 747 Third Avenue, 25th Floor, New York, New York 10017, (P) 212-644-6446, (F) 212-644-6498.

                  (c) Common Stock to be Issued. Upon the conversion of any Debentures and upon receipt by the Company or its attorney of a facsimile or original of Holder's signed Notice of Conversion Seller shall instruct Seller's transfer agent to issue Stock Certificates without restrictive legend or stop transfer instructions, if at that time the Registration Statement has been deemed effective (or with proper restrictive legend if the Registration Statement has not as yet been declared effective), in the name of Holder (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Seller warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Seller, except as may be set forth herein.

                  (d) (i) Conversion Rate. Holder is entitled, at its option to convert the face amount of this Debenture, plus accrued interest, anytime following the Closing Date, at 80% of the 10 day average closing bid price, as reported by Bloomberg LP, for the ten (10) consecutive trading days immediately preceding the applicable Conversion Date (the "Conversion Price"). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

                  (ii) The Holder shall not be allowed to convert any portion of the Debentures for 120 days from the Closing Date, unless the closing bid price of the Company's common stock on the day prior to the Conversion Date is greater than $5.50. Every 30-day period after the Closing Date, until the expiration of 300 days following the Closing Date, the Holder shall be allowed to convert and sell based upon the following terms: So long as the closing bid price of the Company's common stock on the day prior to the Conversion Date is over $1.50, the Holder shall be allowed to convert up to 15% of the original face amount of its Debentures; so long as the closing bid price of the Company's common stock on the day prior to the Conversion Date is over $7.50, the Holder shall be allowed to convert up to 20% of the original face amount of its Debentures. The Holder shall not be allowed to convert any of its Debentures for 300 days from the Closing Date if the bid price of the Company's common stock is below $1.50. None of the foregoing restrictions shall apply after the 300th day following the Closing Date.

                  (iii) Most Favored Financing. If after the Closing Date, but prior to the Holder's conversion of all the Debentures, the Company raises money under either Regulation D or Regulation S on terms that are more favorable than those terms set forth in this Debenture, then in such event, the Holder at its sole option shall be entitled to completely replace the terms of this Debenture with the terms of the more beneficial Debenture as to that balance, including accrued interest and any accumulated liquidated damages, remaining on Holder's original investment. The Debentures are subject to a mandatory, 24 month conversion feature at the end of which all Debentures outstanding will be automatically converted, upon the terms set forth in this section ("Mandatory Conversion Date").

                  (e) Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

                  (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder a new Debenture equal to the unconverted amount, if so requested in writing by Holder.

                  (g) Within five (5) business days after receipt of the documentation referred to above in Section 3.2(b), the Company shall deliver a certificate, in accordance with Section 3(c) for the number of shares of Common Stock issuable upon the conversion. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder a new Debenture equal to the unconverted amount, if so requested in writing by Holder.

         In the event the Company does not make delivery of the Common Stock, as instructed by Holder, within 5 business days after delivery of this original Debenture, then in such event the Company shall pay to Holder an amount, in cash in accordance with the following schedule, wherein "No. Business Days Late" is defined as the number of business days beyond the 5 business days delivery period.
                                                     Late Payment for Each
                                                      $10,000 of Debenture
No. Business Days Late                               Amount Being Converted
----------------------                               ----------------------
         1                                                $100
         2                                                $200
         3                                                $300
         4                                                $400
         5                                                $500
         6                                                $600
         7                                                $700
         8                                                $800
         9                                                $900
         10                                               $1,000
         >10                                              $1,000 + $200 for each
                                                          Business Day Beyond 10

         The Company acknowledges that its failure to deliver the Common Stock within 5 business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture.

         To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 3.2(g) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 3.2(g) shall not apply but instead the provisions of Section 3.2(h) shall apply.

         The Company shall make any payments incurred under this Section 3.2(g) in immediately available funds within five (5) business days from the Conversion Date if late. Nothing herein shall limit a Holder's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver Common Stock to the Holder within 5 business days after the Conversion Date.

                  (h) The Company shall at all times reserve (or make alternative written arrangements for reservation or contribution of shares) and have available all Common Stock necessary to meet conversion of the Debentures by all Holders of the entire amount of Debentures then outstanding. If, at any time Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by Stockholders) available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures"), upon Holder's sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within three (3) business day of such default (with the original delivered by overnight or two day courier), and the Holder shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

         The Company agrees to pay to all Holders of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Holder of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Holder's option, payable as follows: (i) in the event Holder elects to take such payment in cash, cash payments shall be made to such Holder of outstanding Debentures by the fifth day of the following calendar month, or (ii) in the event Holder elects to take such payment in stock, the Holder may convert such payment amount into Common Stock at the conversion rate set forth in section 4(d) at anytime after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory 24 month conversion period.
         The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture.

         Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

                  (i) The Company shall furnish to Holder such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Debentures, including any amendment of or supplements thereto.

                  (j) Notwithstanding the provisions hereof or of the Debenture(s), in no event except (i) with respect to a conversion pursuant to redemption by the Company, or on maturity of the Debentures or (ii) if there is
(a) a public announcement that 50% or more of the Company is being acquired, (b) a public announcement that the Company is being merged, or (c) a public announcement that there is a change in control, shall the Holder be entitled to convert any Debentures to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures), and
(2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso. The Holder further agrees that if the Holder transfers or assigns any of the Debentures to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section as if such transferee or assignee were a signatory to the Subscription Agreement.

                  (k) Redemption. Company reserves the right, at its sole option, to call a mandatory redemption of any percentage of the balance on the Debentures during the two year period following the Closing Date. In the event the Company exercises such right of redemption it shall pay the Holder, in U.S. currency One Hundred Twenty Percent (120%) of the face amount of the Debentures to be redeemed, plus accrued interest. The date by which the Debentures must be delivered to the Escrow Agent shall not be later than 5 business days following the date the Company notifies the Holder by facsimile of the redemption. The Company shall give the Holder at least 5 business day's notice of its intent to redeem and shall honor all Conversion Notices received by the Company prior to the time that the Holder receives a redemption notice from the Company. If the Company does not timely pay the redemption amount, then the Holder shall be entitled to cancel the redemption and the Company shall not have the right to redeem under this section (k) anytime thereafter.

         Section 3.3. Fractional Shares. The Company shall not issue fractional shares of Common Stock, or scrip representing fractions of such shares, upon the conversion of this Debenture. Instead, the Company shall round up or down, as the case may be, to the nearest whole share.

         Section 3.4. Taxes on Conversion.The Company shall pay any documentary stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

         Section 3.5. Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock required pursuant to and upon the terms set forth in Section 3(a) of the Subscription Agreement dated May of 1999, to permit the conversion of this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         Section 3.6. Restrictions on Transfer. This Debenture has not been registered under the Securities Act of 1933, as amended, (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act.

         Section 3.7. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Article 3.

Article 4.  Mergers

         The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

Article 5.  Reports

         The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

Article 6.  Defaults and Remedies

         Section 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of 5 business days thereafter, (c) the Company fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (d) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or
(iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or
(C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days, (e) the Company's Common Stock is no longer listed on any recognized exchange including electronic over-the-counter bulletin board. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company does not cure it within five (5) business days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default".

         Section 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the remaining principal amount of this Debenture to be due and payable. Upon such declaration,the remaining principal amount shall be due and payable immediately.

Article 7.  Registered Debentures

         Section 7.1. Series. This Debenture is one of a numbered series of Debentures which are identical except as to the principal amount and date of issuance thereof and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 and the regulations of the Securities and Exchange Commission promulgated thereunder. Such Debentures are referred to herein collectively as the "Debentures". The Debentures shall be issued in whole multiples of $5,000.

         Section 7.2. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

         Section 7.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in such denominations as agreed to by the Company and Holder.

         Section 7.4. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company orits agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the
Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 8.  Notices

         Any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices, with a copy by fax to Gary B. Wolff, Esq. 747 Third Avenue, New York, NY 10017. The time when such notice is sent shall be the time of the giving of the notice.

Article 9.  Time

         Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which the banks in New York are not required or allowed to be closed.

Article 10.  Waivers

         The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal or conversion into Common Stock.

Article 11.  Rules of Construction

         In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 12.  Governing Law

         The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of New York applicable to agreements that are negotiated, executed, delivered and performed solely in the State of New York.

Article 13.  Litigation

         (a) Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the courts of the State of New York. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal courts of the State of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

         (b) Waiver of Jury Trial. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this agreement.

         (c) Submission To Jurisdiction . Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in the State of New York and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

         IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                                                    SWISSRAY INTERNATIONAL, INC.





                                                    By

                                                    Name:  Ruedi G. Laupper

                                                    Title:Chairman and President

                                    Exhibit A

                              NOTICE OF CONVERSION


              (To be Executed by the Registered Holder in order to Convert the Debentures.)


         The undersigned hereby irrevocably elects, as of ______________, 199_ to convert $_________________ of the Debentures into Shares of Common Stock (the "Shares") of SWISSRAY INTERNATIONAL, INC. (the "Company") according to the conditions set forth in the Subscription Agreement dated _________________, 1999.


Date of Conversion_________________________________________

Applicable Conversion Price_________________________________

Number of Shares Issuable upon this conversion______________

Signature___________________________________________________
                           [Name]

Address_____________________________________________________

------------------------------------------------------------

Phone______________________   Fax___________________________

                             Assignment of Debenture


        The undersigned hereby sell(s) and assign(s) and transfer(s) unto


                   (name, address and SSN or EIN of assignee)


                                                              Dollars ($       )
--------------------------------------------------------------------------------
(principal amount of Debenture, $5,000 or integral multiples of $5,000)

of principal amount of this Debenture together with all accrued and unpaid interest hereon.


Date:                               Signed:
                                    (Signature  must  conform in all respects to
                                     name of Holder shown o2 face of Debenture)


Signature Guaranteed:

                                  Exhibit 10.57

                                 PROMISSORY NOTE


$1,100,000.00                                                        Switzerland

                                                                   July, 9, 1999

         FOR VALUE RECEIVED, the undersigned, SWISSRAY INTERNATIONAL INC., a New York corporation (the "Borrower"), hereby promises to pay to the order of SOUTHSHORE CAPITAL, LTD. (the "Lender"), the principal amount of $1,100,000.00 in lawful money of the United States of America in same day or other immediately available funds, together with interest, payable on or before August 23, 1999. In the event that this note is paid off on or before August 9, 1999, then the Borrower shall pay the principal amount of 1,100,000 together with accrued interest of three percent (3.0%) for a total of $1,133,000.

         In the event that this note is paid off after August 9, 1999, the Borrower shall still be responsible for the $33,000 of accrued interest. Also, any principal amount still outstanding on August 23, 1999, shall bear interest at a rate equal to three percent (3.0%) per thirty calendar period on a pro rata basis until August 23, 1999.

         The obligations of Borrower under this Note are secured under the provisions of that certain Security Agreement dated July 9, 1999, by the "Collateral" and all "proceeds" as those terms are defined in the Security Agreement. The Collateral shall be purchase orders copies of which are attached hereto as Exhibit A.

         In the event the Promissory Note is not paid in full on or before its due date, then in such event the terms of the Contingent Subscription Agreement, Debenture and Registration Rights Agreement, which are incorporated herein by reference and made a part hereof, shall apply and control. The "Due Date" of the Promissory Note shall mean August 23, 1999.

         Borrower hereby waives presentment, protest, notice of protest and notice of dishonor of this Note. The non-exercise by the Lender of any rights hereunder in any particular instance shall not constitute a waiver thereof in that or any other subsequent instance. The Borrower shall no create any class of indebtedness that ranks senior to this Note.

         Nothing contained herein shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid hereunder exceeds the maximum rate permitted by such law, such rate shall automatically be reduced to the maximum rate permitted by such law.

         The  Borrower  and any  endorsers  hereof,  for  themselves  and  their respective representatives, successors and assigns expressly (a) waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, diligence in collection, and the benefit of any applicable exemptions, including, but not limited to, exemptions claimed under insolvency laws, and (b) consent that the Lender may release or surrender, exchange or substitute any property or other collateral or security now held or which may hereafter be held as security for the payment of this Promissory Note, or may release any guarantor, or may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

         Borrower hereby grants to Lender a security interest in the Collateral to secure the payment of the entire Note balance. As to any Collateral, Lender shall have the rights of a secured party under the Uniform Commercial Code as in effect in the State of New York.

SECURED CREDITORS. Borrower represents and warrants that it shall not create or incur any indebtedness or obligation for borrowed money except for indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable, and shall not grant any other security interests until payment and performance in full of the obligations hereunder, unless Lender otherwise consents in writing. Borrower represents, warrants and covenants that the Collateral and proceeds are not subject to any security interest, lien, prior assignment, or other encumbrance of any nature whatsoever except for the security interest created by this Note.

         AFFIRMATIVE COVENANTS. Borrower covenants and agrees that from the date hereof until payment and performance in full of the obligations hereunder, unless Lender otherwise consents in writing:

         (a) Use of Proceeds. The proceeds disbursed under the Note shall be used solely for working capital and/or costs related to assembly and delivery of Borrower's ddR-Multi System.

         (b) Borrower represents and warrants that there are no actions, suits, investigations or proceedings pending or threatened against or affecting the validity or enforceability of this Note and there are no outstanding orders or judgments of any court or governmental authority or awards of any arbitrator or arbitration board against the Borrower, except as may be indicated in Borrower's current Registration Statement on Form S-1 as filed with the SEC under File No. 333-59829.

DEFAULT. If any of the following events occur (a "default"), Lender may declare the entire Note balance, together with any other amounts that Borrower owes Lender, to be immediately due and payable:

         (a) Borrower fails to pay when due any principal or interest under the terms of this Note;

         (b) Borrower fails to observe or perform any covenant or agreement set forth in this Note or in any instrument, document or agreement concerning the Collateral;

         (c) Borrower makes a general assignment for the benefit of its creditors, files or become the subject of a petition in bankruptcy, for an arrangement with its creditors or for reorganization under any federal or state bankruptcy or other insolvency law;

         (d) Borrower files or becomes the subject of a petition for the appointment of a receiver, custodian, trustee or liquidator of the party or of all or substantially all of its assets under any federal or state bankruptcy or other insolvency law;

         (e)      Borrower  is  voluntarily  or  involuntarily   terminated   or
dissolved;

         (f) Borrower or any accommodation maker, endorser or guarantor enters into any merger or consolidation, or sale, lease, liquidation or other disposition of all or substantially all of its assets or any transaction outside the ordinary course of its business or for less than fair consideration or substantially equivalent value without Lender's prior written consent; or

         (g) Any written representation or written statement made herein or any other written representation or written statement made or furnished to Lender by Borrower was materially incorrect or misleading at the time it was made or furnished.

LITIGATION.

          (a) Forum Selection and Consent to Jurisdiction. Any litigation based on or arising out of, under, or in connection with, this Promissory Note shall be brought and maintained exclusively in the federal courts of the State of New York. The parties hereby expressly and irrevocably submit to the jurisdiction of the federal courts of the State of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Borrower further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

         (b) Waiver of Jury Trial. The Lender and the Borrower hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Lender or the Borrower. The Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Lender entering into this agreement.

MISCELLANEOUS.

         (a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

         (b) Neither this Promissory Note nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

         (c) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed: (i) if to the Borrower, c/o Gary B. Wolff 747 Third Avenue, 25th Floor, New York, NY 10017 and
(ii) if to Lender c/o Joseph B. LaRocco, Esq. 49 Locust Avenue, Suite 107, New Canaan, CT 06840.

         (d) This Promissory Note shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into, and to be performed in New York by and between residents of New York, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Lender, its successors and assigns. If any provision of this Promissory Note is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         THE BORROWER ACKNOWLEDGES THAT THE TRANSACTIONS IN CONNECTION WITH WHICH THIS NOTE WAS EXECUTED AND DELIVERED AND WHICH ARE CONTEMPLATED BY THE TERMS OF THE AGREEMENT ARE, IN ALL CASES, COMMERCIAL TRANSACTIONS; AND THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND ALL CONSTITUTIONAL RIGHTS IT MAY HAVE AS NOW CONSTITUTED OR HEREAFTER AMENDED, WITH REGARD TO NOTICE, ANY JUDICIAL PROCESS AND ANY AND ALL OTHER RIGHTS IT MAY HAVE, AND THE LENDER MAY INVOKE ANY PREJUDGMENT REMEDY AVAILABLE TO IT OR ITS SUCCESSORS OR ASSIGNS.

                                     SWISSRAY INTERNATIONAL INC.


                                     By___________________________________
                                     Ruedi G. Laupper its Chairman and President duly authorized

                                 Exhibit 10.59

                       ----------------------------------

                          SWISSRAY INTERNATIONAL, INC.
                       ----------------------------------

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BE APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                          Maximum Offering: $1,148,400


      This offering consists of $1,148,400 of Convertible Debentures of Swissray International, Inc.




                              --------------------


                        CONTINGENT SUBSCRIPTION AGREEMENT

                               -------------------







                             SUBSCRIPTION PROCEDURES

         Convertible Debentures of SWISSRAY INTERNATIONAL, INC.. (the "Company") are being offered in an aggregate amount not to exceed $2,000,000 The
Debentures will be transferable to the extent that any such transfer is permitted by law. This offering is being made in accordance with the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Rule 506 of Regulation D promulgated under the Act (the "Regulation D Offering").

                  The Investor Questionnaire is designed to enable the Investor to demonstrate the minimum legal requirements under federal and state securities laws to purchase the Debentures. The Signature Page for the Investor Questionnaire and the Subscription Agreement contain representations relating to the subscription.

         Also included is an Internal Revenue Service Form W-9: "Request for Taxpayer Identification Number and Certification" for U.S. citizens or residents of the U.S. for U.S. federal income tax purposes only. (Foreign investors should consult their tax advisors regarding the need to comple Internal Revenue Service Form W-9 and any other forms that may be required).

         If you are a foreign person or foreign entity, you may be subject to a withholding tax equal to 30% of any dividends paid by the Company. In order to eliminate or reduce such withholding tax you may submit a properly executed I.R.S. Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or I.R.S. Form 1001 (Ownership Exemption or Reduced Trade Certificate), claiming exemption from withholding or eligibility for treaty benefits in the form of a lower rate of withholding tax on interest or dividends.

         If and to the extent that there are any discrepancies or differences between the Term Sheet and the underlying documents consisting of the Promissory Note, Contingent Subscription Agreement, Convertible Debenture, Registration Rights Agreement and Warrants, the terms contained in the Term Sheet shall take precedence over those contained in the underlying documents. For instance (but by no means limited to) if the Term Sheet indicates interest at the rate of 8% per annum and the underlying documents refer to interest at a different rate or on a different basis, then those terms contained in the Term Sheet shall control. In the event that the Term Sheet is silent as to any specific terms and conditions, then in that event the terms and conditions in the underlying documents (absent any contradictions in the aforesaid Term Sheet) shall control.

                        CONTINGENT SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BE APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


To:      Swissray International, Inc.

         This Subscription Agreement is made between Swissray International, Inc., ("Company" or "Seller") a New York corporation, and the undersigned prospective purchaser ("Purchaser") who is subscribing hereby for the Company's Convertible Debentures (the "Debentures"). The Debentures being offered will be separately transferable, to the extent that any such transfer is permitted by law. The conversion terms of the Debentures are set forth in Section 4. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement together with any Exhibits thereto, relating to an offering (the "Offering") of up to $1,148,400 of Debentures. This Offering is comprised of an offering of the Debentures to accredited investors (the "Regulation D Offering") in accordance with the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 of Regulation D promulgated under the Act ("Regulation D").

1.       SUBSCRIPTION.

         (a) The undersigned hereby irrevocably subscribes for and agrees to purchase $1,148,400 of the Company's Debentures. The Purchaser entering into this Contingent Subscription Agreement shall pay the purchase price for the Debentures by delivering immediately available good funds in United States Dollars to the escrow agent. (Said amount shall be deemed to have been delivered to the Company upon non-payment of the full amount of principal and interest due on the Promissory Note dated July 9, 1999 between the Company and the Purchaser. The fully executed Contingent Subscription Agreement, Registration Rights Agreement and Debenture shall be held by the escrow agent and shall only be delivered to the Purchaser upon non-payment of the full amount of principal and interest due on the Promissory Note on its "Due Date". The "Due Date" of the Promissory Note assuming non-payment of the Promissory Note, shall mean August 24, 1999. The Debentures shall pay a 5% cumulative interest payable annually, in cash or in freely trading Common Stock of the Company, at the Company's option, at the time of each conversion. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined by dividing the dollar amount of the dividend by the then applicable Market Price, as of the interest payment date. "Market Price" shall mean 80% of the 10-day average closing bid price, as reported by Bloomberg, LP, for the ten (10) consecutive trading days immediately preceding the date of conversion (the "Conversion Price"). If the interest is to be paid in cash, the Company shall make such payment within 5 business days of the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Purchaser, or per Purchaser's instructions, within 5 business days of the date of conversion. The Debentures are subject to automatic conversion at the end of two years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in Section 4(d). The closing shall be deemed to have occurred on the Due Date, as that term is defined above.

         (b) Upon receipt by the Company of the requisite payment for the Debentures being purchased the Debentures so purchased will be forwarded by the Escrow Agent, Joseph B. LaRocco, to the Purchaser and the name of such Purchaser will be registered on the Debenture transfer books of the Company as the record owner of such Debentures. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties in connection with this transaction and has not been involved in the negotiation of the terms of this Agreement or any matters relative thereto. Seller and Purchaser each agree to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement. The Escrow Agent is not rendering securities advice to anyone with respect to this proposed transaction; nor is the Escrow Agent opining on the compliance of the proposed transaction under applicable securities law.

2.       REPRESENTATIONS AND WARRANTIES.

         The undersigned hereby represents and warrants to, and agrees with, the Company as follows:



         (a) The undersigned has been furnished with, and has carefully read the applicable form of Debenture included herein as Exhibit A and the form of Registration Rights Agreement annexed hereto as Exhibit B (the "Registration Rights Agreement"), and is familiar with and understands the terms of the Offering. With respect to tax and other economic considerations involved in his investment, the undersigned is not relying on the Company. The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned's professional legal, tax, accounting and financial advisors the suitability of an investment in the Company, by purchasing the Debentures, for the undersigned's particular tax and financial situation and has determined that the investment being made by the undersigned is a suitable investment for the undersigned.

         (b) The undersigned acknowledges that all documents, records, and books pertaining to this investment which the undersigned has requested includes Form 10-KSB for the fiscal year ended June 30, 1997 and 10K for fiscal year ended June 30, 1998 inclusive of any and all amendments thereto and Form 10-Q for the quarters ended December 31, 1997, March 31, 1998, September 30, 1998 and December 31, 1998 inclusive of any and all amendments thereto (the "Disclosure Documents") have been made available for inspection by the undersigned or the undersigned has access to the Disclosure Documents.

         (c) The undersigned has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the undersigned.

         (d) The undersigned will not sell or otherwise transfer the Debentures without registration under the Act or applicable state securities laws or an exemption therefrom. The Debentures have not been registered under the Act or under the securities laws of any states. The Common Stock underlying the Debentures is to be registered by the Company pursuant to the terms of the Registration Rights Agreement attached hereto as Exhibit B and incorporated herein and made a part hereof. Without limiting the right to convert the Debentures and sell the Common Stock pursuant to the Registration Rights
Agreement, the undersigned represents that the undersigned is purchasing the Debentures for the undersigned's own account, for investment and not with a view to resale or distribution except in compliance with the Act. The undersigned has not offered or sold any portion of the Debentures being acquired nor does the undersigned have any present intention of dividing the Debentures with others or of selling, distributing or otherwise disposing of any portion of the Debentures either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Act. Except as provided in the Registration Rights Agreement, the Company has no obligation to register the Common Stock issuable upon conversion of the Debentures.

         (e) The undersigned recognizes that an investment in the Debentures involves substantial risks, including loss of the entire amount of such investment. Further, the undersigned has carefully read and considered the schedule entitled Pending Litigation matters attached hereto as Exhibit C.

                  (f)      Legends.

                           (i)  The    undersigned    acknowledges   that   each
certificate representing the Debentures unless registered pursuant to the Registration Rights Agreement, shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) IF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                  NOTWITHSTANDING THE FOREGOING, THE COMMON STOCK INTO WHICH THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE CONVERTIBLE ARE ALSO SUBJECT TO THE REGISTRATION RIGHTS SET FORTH IN EACH OF THAT CERTAIN SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN THE HOLDER HEREOF AND THE COMPANY, A COPY OF EACH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

                           (ii) The Common  Stock issued upon  conversion  shall
contain the following legend if converted prior to effectiveness of Registration
Statement:

                  "No sale, offer to sell or transfer of the securities represented by this certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such securities is then in effect or an exemption from the registration requirement of such Act is then in fact applicable to such securities."

                           (iii)Common  Stock   issued   upon   conversion   and
subsequent to effective date of Registration Statement (pursuant to which shares underlying conversion are registered) shall not bear any restrictive legend.

         (g) If this Subscription Agreement is executed and delivered on behalf of a corporation, (i) such corporation has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Subscription Agreement and all other instruments (including, without limitation, the Registration Rights Agreement) executed and delivered by or on behalf of such corporation in connection with the purchase of the Debentures and (b) to purchase and hold the Debentures: (ii) the signature of the party signing on behalf of such corporation is binding upon such corporation; and (iii) such corporation has not been formed for the specific purpose of acquiring the Debentures, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D and has submitted information substantiating such individual qualification.

         (h) The undersigned shall indemnify and hold harmless the Company and each stockholder, executive, employee, representative, affiliate, officer, director, agent (including Counsel) or control person of the Company, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the undersigned to the Company or omitted or alleged to have been omitted by the undersigned, concerning the undersigned or the undersigned's subscription for and purchase of the Debentures or the undersigned's authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in this Subscription Agreement, the Questionnaire or any other document submitted by the undersigned, against losses, liabilities and expenses for which the Company, or any stockholder, executive, employee, representative, affiliate, officer, director, agent (including Counsel) or control person of the Company has not otherwise been reimbursed (including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Company, or such officer, director stockholder, executive, employee, agent (including Counsel), representative, affiliate or control person in connection with such action, suit or proceeding.

         (i) The undersigned is not subscribing for the Debentures as a result of, or pursuant to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

         (j) The undersigned or the undersigned's representatives, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the undersigned to utilize the information made available to the undersigned in connection with the Offering to evaluate the merits and risks of an investment in the Debentures and to make an informed investment decision with respect thereto.

         (k) The Purchaser is purchasing the Debentures for its own account for investment, and not with a view toward the resale or distribution thereof. Purchaser is neither an underwriter of, nor a dealer in, the Debentures or the Common Stock issuable upon conversion thereof and is not participating in the distribution or resale of the Debentures or the Common Stock issuable upon conversion thereof.

         (l) There has never been represented, guaranteed, or warranted to the undersigned by any broker, the Company, its officers, directors or agents, or employees or any other person, expressly or by implication (i) the percentage of profits and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of the Company's operations; and (ii) that the past performance or experience on the part of the management of the Company, or of any other person, will in any way result in the overall profitable operations of the Company.

         3.       SELLER REPRESENTATIONS.

         (a) Concerning the Securities. The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally. At least 200% of the number of shares of Common Stock issuable upon conversion of all the Debentures issued pursuant to this Offering have been duly and validly reserved for issuance, or alternative arrangements agreed to in writing to cover the contingency of their being insufficient reserved shares and, upon issuance shall be duly and validly issued, fully paid, and non-assessable (the "Reserved Shares"). From time to time, the Company shall keep such additional shares of Common Stock reserved so as to allow for the conversion of all the Debentures issued pursuant to this offering.

         Prior to conversion of all the Debentures, if at anytime the conversion of all the Debentures outstanding would result in an insufficient number of authorized shares of Common Stock being available to cover all the conversions, then in such event, the Company will move to call and hold a shareholder's meeting within 60 days of such event, or such greater period of time if statutorily required or reasonabilly necessary as regards standard brokerage house and/or SEC requirements and/or procedures, for the purpose of authorizing additional shares of Common Stock to facilitate the conversions. In such an event the Company shall recommend to all shareholders to vote their shares in favor of increasing the authorized number of shares of Common Stock. Seller represents and warrants that under no circumstances will it deny or prevent Purchaser's right to convert the Debentures as permitted under the terms of this Subscription Agreement or the Registration Rights Agreement. Nothing in this Section shall limit the obligation of the Company to make the payments set forth in Section 4(h).

         (b) Authority to Enter Agreement. This Agreement ha been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principals of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         (c) Non-contravention. The execution and delivery of this Agreement and the consummation of the issuance of the Debentures, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule, or regulation of the United States or any State thereof or any applicable decree, judgment, or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets.

         (d) Company Compliance. The Company represents and warrants that the Company and its subsidiaries are: (i) in full compliance, to the extent applicable, with all reporting obligations under either Section 13(a) or 15(d) of the Securities Exchange Act of 1934; excepting that the Company acknowledges that it did not timely file its Form 10-K for its fiscal year ended June 30, 1998, and its Form 10-Q for the fiscal quarter ended September 30, 1998, both of which were subsequently filed on December 3, 1998, (ii) not in violation of any term or provision of its Certificate of Incorporation or by-laws; (iii) not in default in the performance or observance of any obligation, agreement or condition contained in any bond, debenture (excepting for reservation of number of shares required if all Debentures were to be converted and excepting for registration of underlying shares as same relates to preexisting debentures), note or any other evidence of indebtedness or in any mortgage, deed of trust, indenture or other instrument or agreement to which they are a party, either singly or jointly, by which it or any of its property is bound or subject. Furthermore, the Company is not aware of any other facts, which it has not disclosed which could have a material adverse effect on the business, condition, (financial or otherwise), operations, earnings, performance, properties or prospects of the Company and its subsidiaries taken as a whole.

         (e) Pending Litigation. Except as otherwise disclosed in Exhibit C, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental body now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be bound or subject, (ii) no law, statute, rule, regulation, order or ordinance that has been enacted, adopted or issued by any Governmental Body or that, to the knowledge of the Company, has been proposed by any Governmental Body adversely affecting the Company or any of its subsidiaries, (iii) no injunction, restraining order or order of any nature by a federal, state or foreign court or Governmental Body of competent jurisdiction to which the Company or any of its subsidiaries is subject issued that, in the case of clauses (i), (ii) and (iii) above, (x) is reasonably likely, singly or in the aggregate, to result in a material adverse effect on the business, condition, (financial or otherwise), operations, earnings, performance, properties or prospects of the Company, and its subsidiaries taken as a whole or
(y) would interfere with or adversely affect the issuance of the Debentures or would be reasonably likely to render this Subscription Agreement or the Debentures, or any portion thereof, invalid or unenforceable.

         (f) Issuance of the Debentures. No action has been taken and no law, statute, rule, regulation, order or ordinance has been enacted, adopted or issued by any Governmental Body that prevents the issuance of the Debentures or the Common Stock issuable upon conversion or exercise thereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Debentures or the Common Stock issuable upon conversion or exercise thereof or suspends the sale of the Debentures or the Common Stock issuable upon conversion thereof in any jurisdiction; and no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting, the Company, any of its subsidiaries or, to the best knowledge of the Company, before any court or arbitrator or any Governmental Body that, if adversely determined, would prohibit, materially interfere with or adversely affect the issuance or marketability of the Debentures or the Common Stock issuable upon conversion or exercise thereof or render the Subscription Agreement or the Debentures, or any portion thereof, invalid or unenforceable.

         (g) The Company shall indemnify and hold harmless the Purchaser and each stockholder, executive, employee, representative, affiliate, officer, director or control person of the Purchaser, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the Company to the Purchaser or omitted or alleged to have been omitted by the Company, concerning the Purchaser or the Purchaser's subscription for and purchase of the Debentures or the Purchaser 's authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in this Subscription Agreement, the Questionnaire or any other document submitted by the Company, against losses, liabilities and expenses for which the Purchaser, or any stockholder, executive, employee, representative, affiliate, officer, director or control person of the Purchaser has not otherwise been reimbursed (including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Purchaser, or such officer, director, stockholder, executive, employee, representative, affiliate or control person in connection with such action, suit or proceeding.

         (h) No Change. Other than filings required by the Blue Sky or federal securities law and/or NASDAQ Rules and Regulations, no consent, approval or authorization of or designation, declaration or filing with any governmental or other regulatory authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement. Any required qualification or notification under applicable federal securities laws and state Blue Sky laws of the offer, sale and issuance of the Debentures, has been obtained on or before the date hereof or will have been obtained within the allowable period thereafter, and a copy thereof will be forwarded to Counsel for the Purchaser.

         (i) True Statements. Neither this Agreement nor any of the "Disclosure Documents", as hereinafter defined, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements are made. There exists no fact or circumstances which, to the knowledge of the Company, materially and adversely affects the business, properties or assets, or conditions, financial or otherwise, of the Company, which has not been set forth in this Subscription Agreement or disclosed in such documents.

         (j) The Purchaser has been advised that the Company has not retained any independent professionals to review or comment on this Offering or otherwise protect the interests of the Purchaser. Although the Company has retained its own counsel, neither such counsel nor any other firm, including Joseph B. LaRocco, Esq., has acted on behalf of the Purchaser, and the Purchaser should not rely on the Company's legal counsel or Joseph B. LaRocco, Esq. with respect to any matters herein described.

         (k) Prior Shares Issued Under Regulation S or Regulation D. In the past nine months the Company raised $17,043,449 in Regulation S and Regulation D offerings, including redemptions and rollovers.

         (l) Current Authorized Shares. As of July 9, 1999 there were 50,000,000 authorized shares of Common Stock of which approximately 5,051,722 shares of Common Stock were deemed issued and outstanding on a fully diluted basis.

         (m) Disclosure Documents. The Disclosure Documents are all the documents (other than preliminary materials) that the Company has been required to file with the SEC from June 30, 1997, to the date hereof, exclusive of such registration statements as have been filed in accordance with certain registration rights agreeements. As of their respective dates, and/or dates of amended filings with respect thereto, none of the Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no material event has occurred since the Company's filing on Form 10-K and 10-K/A for the year ended June 30, 1998 and Form 10-Q for quarters ended September 30, 1998 and December 31, 1998 which could make any of the disclosures contained therein (as subsequently amended and/or restated) misleading The financial statements of the Company included in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended.

         (n) Information Supplied. The information supplied by the Company to Purchaser in connection with the offering of the Debentures does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements, in the light of the circumstances in which they were made, not misleading. There exists no fact or circumstances which, to the knowledge of the Company, materially and adversely affects the business, properties, assets, or conditions, financial or otherwise, of the Company, which has not been set forth in this Agreement or disclosed in such documents.

         (o) Delivery Instructions. On the Due Date, assuming non-payment of the Promissory Note, the Debentures being purchased hereunder which are being held in escrow by Joseph B. LaRocco, Esq. as Escrow Agent, at which time shall be delivered to the Purchaser, per the Purchaser's instructions.

         (p) Non-contravention. The execution and delivery of this Agreement by the Company, the issuance of the Debentures, and the consummation by the Company of the other transactions contemplated by this Agreement, and the Debentures do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the (i) certificate of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, (iii) any material existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

         (q) No Default. Except as may be set forth in the Company's report on form 10-K for the fiscal year ending June 30, 1998, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound, and neither the execution of, nor the delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement or the Debentures, other than the conversion provision thereof, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, (i) any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, (ii) any statute applicable to the Company or its property,
(iii) the Certificate of Incorporation or By-Laws of the Company, (iv) any decree , judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or (v) the Company's listing agreement, if any, for its Common Stock.

         (r) Use of Proceeds.   The  Company represents that the net proceeds of
this offering will be primarily used for working capital.

         (s) The Company hereby represents that it shall be paying consultant a fee of $80,000 from the gross proceeds of this Offering, which fee shall be paid out of escrow by the Escrow Agent

         4.       TERMS OF CONVERSION.

         (a) Debentures. Upon receipt by the Company or its designated attorney of a facsimile or original of Purchaser's signed Notice of Conversion followed by receipt of the original Debenture to be converted in whole or in part (within 5 business days as indicated in 4(b) below), the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture is convertible in accordance with the provisions regarding conversion set forth in Exhibit D hereto. The Seller's transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

         (b) Conversion Procedures. The face amount of each Debenture may be converted anytime following the Due Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Debentures to be converted together with a facsimile or original of the signed Notice of Conversion which evidences Purchaser's intention to convert those Debentures indicated. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Purchaser has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Debentures to be converted are received by the Company or its designated attorney within 5 business days thereafter. Unless otherwise notified by the Company in writing via facsimile, the Company's designated attorney is Gary B. Wolff, Esq., 747 Third Avenue, New York, NY 10017 (P) 212-644-6446 (f) 212-644-6498.

         (c) Common Stock to be Issued.Upon the conversion of any Debentures and upon receipt by the Company or its designated attorney of a facsimile or original of Purchaser's signed Notice of Conversion (see Exhibit D) Seller shall instruct Seller's transfer agent to issue Stock Certificates without restrictive legend or stop transfer instructions, if at that time the Registration Statement has been deemed effective (or with proper restrictive legend if the Registration Statement has not as yet been declared effective), in the name of Purchaser (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Seller warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Seller, except as may be set forth herein.

         (d) (i) Conversion Rate. Purchaser is entitled, at its option, to convert the face amount of each Debenture, plus accrued interest, anytime following the Due Date, at 80% of the 10 day average closing bid price, as reported by Bloomberg, LP for the 10 consecutive trading days immediately preceding the applicable Conversion Date (the "Conversion Price"). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

                  (ii) Most Favored Financing. If after the Closing Date, but prior to the Purchaser's conversion of all the Debentures, the Company raises money under either Regulation D or Regulation S on terms that are more favorable than those terms set forth in this Subscription Agreement, then in such event, the Purchaser at its sole option shall be entitled to completely replace the terms of this Subscription Agreement with the terms of the more beneficial Subscription Agreement as to that balance, including accrued interest and any accumulated liquidated damages, remaining on Purchaser's original investment. The Debentures are subject to a mandatory, 24 month conversion feature at the end of which all Debentures outstanding will be automatically converted, upon the terms set forth in this section ("Mandatory Conversion Date").

         (e) Nothing contained in this Subscription Agreement shall be deemed to establish or require the payment of interest to the Purchaser at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Purchaser to the Company.

         (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Purchaser a new Debenture equal to the unconverted amount, if so requested in writing by Purchaser.

         (g) Within five (5) business days after receipt of the documentation referred to above in Section 4(b), the Company shall deliver a certificate in accordance with Section 4(c) for the number of shares of Common Stock issuable upon the conversion. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Purchaser a new Debenture equal to the unconverted amount, if so requested in writing by Purchaser.
         In the event the Company does not make delivery of the Common Stock, as instructed by Purchaser, within 8 business days after delivery of the original Debenture, then in such event the Company shall pay to Purchaser an amount, in cash in accordance with the following schedule, wherein "No. Business Days Late" is defined as the number of business days beyond the 8 business days delivery period.
                                                     Late Payment for Each
                                                      $10,000 of Debenture
No. Business Days Late                               Amount Being Converted
----------------------                               ----------------------
         1                                                $100
         2                                                $200
         3                                                $300
         4                                                $400
         5                                                $500
         6                                                $600
         7                                                $700
         8                                                $800
         9                                                $900
         10                                               $1,000
         >10                                              $1,000 + $200 for each
                                                          Business Day Beyond 10

         The Company acknowledges that its failure to deliver the Common Stock within 8 business days after the Conversion Date will cause the Purchaser to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement.

         To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 4(g) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this
         Section 4(g) shall not apply but instead the provisions of Section 4(h) shall apply. The Company shall make any payments incurred under this
         Section 4(g) in immediately available funds within five (5) business days from the Conversion Date if late. Nothing herein shall limit a Purchaser's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver Common Stock to the Holder within 8 business days after the Conversion Date.

         (h) The Company shall at all times reserve (or make alternative written arrangements for reservation or contribution of shares) and have available all Common Stock necessary to meet conversion of the Debentures by all Purchasers of the entire amount of Debentures then outstanding. If, at any time Purchaser submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by stockholders) available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Purchaser all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the " Unconverted Debentures"), upon Purchaser's sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Purchasers of outstanding Debentures, by facsimile, within three (3) business day of such default (with the original delivered by overnight or two day courier), and the Purchaser shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.
         The Company agrees to pay to all Purchasers of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Purchaser where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Purchaser of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Purchaser's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Purchaser's option, payable as follows: (i) in the event Purchaser elects to take such payment in cash, cash payments shall be made to such Purchaser of outstanding Debentures by the fifth day of the following calendar month, or (ii) in the event Purchaser elects to take such payment in stock, the Purchaser may convert such payment amount into Common Stock at the conversion rate set forth in section 4(d) at anytime after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory 24 month conversion period.

         The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debentures will cause the Purchaser to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

         (i) The Purchaser shall be entitled to convert any or all of the Debentures, even though the Registration Statement covering those Debentures may not have been declared effective at that time, in which case the Purchaser shall receive legended Common Stock until the Registration Statement is declared effective or in the written opinion of legal counsel the legend may be removed.

         (j) Right of First Refusal: The Purchaser is granted the Right of First Refusal on any subsequent financing the Company may seek during the next twelve months.

         (k) Redemption: Company reserves the right, at its sole option, to call a mandatory redemption of any percentage of the balance on the Debentures during the two year period following the Due Date. In the event the Company exercises such right of redemption up to and including the last day of the fourth (4th) month following the Due Date it shall pay the Purchaser, in U.S. currency One Hundred Fifteen (115%) of the face amount of the Debentures to be redeemed, plus accrued interest. In the event the Company exercises such right of redemption at anytime during the fifth (5th) or sixth (6th) months following the Due Date it shall pay the Purchaser, in U.S. currency One Hundred Twenty (120%) of the face amount of the Debentures to be redeemed, plus accrued interest. In the event the Company exercises such right of redemption at anytime after the last day of the sixth (6th) month following the Due Date it shall pay the Purchaser, in U.S. currency One Hundred Twenty-five (125%) of the face amount of the Debentures to be redeemed, plus accrued interest. The date by which the Debentures must be delivered to the Escrow Agent shall not be later than 5 business days following the date the Company notifies the Purchaser by facsimile of the redemption. The Company shall give the Purchaser at least 5 business day's notice of its intent to redeem.

         (l) The Company shall furnish to Purchaser such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Debentures, including any amendment of or supplements thereto.

5.       LIMITS ON AMOUNT OF CONVERSION AND OWNERSHIP.

         Notwithstanding the provisions hereof or of the Debenture(s), in no event except (i) with respect to a conversion pursuant to redemption by the Company or (ii) if there is (a) a public announcement that 50% or more of the Company is being acquired, (b) a public announcement that the Company is being merged, or (c) a change in control, shall the Purchaser be entitled to convert any Debentures to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures), and
(2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Purchaser and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Purchaser upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso. The Purchaser further agrees that if the Purchaser transfers or assigns any of the Debentures to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section as if such transferee or assignee were a signatory to the Subscription Agreement. Furthermore, the Company shall not permit such conversions that would violate the provisions of this Section 5, unless amended in writing upon mutual consent of the parties.

6.       DELIVERY INSTRUCTIONS.

         Prior to or on the Due Date the Company shall deliver to the Escrow Agent an opinion letter signed by counsel for the Company in the form attached hereto as Exhibit E. Also, prior to or on the Due Date the Company shall deliver to the Escrow Agent a signed Registration Rights Agreement in the form attached hereto as Exhibit B. The Debentures being purchased hereunder shall be delivered to Joseph B. LaRocco, Esq. as Escrow Agent, who will hold them in escrow and if Promissory Note is not paid, credit outstanding principal and interest towards Debentures at which time the Escrow Agent shall then have the Debentures delivered to the Purchaser, per the Purchaser's instructions.

7.       UNDERSTANDINGS.

         The undersigned understands, acknowledges and agrees with the Company as follows:

FOR ALL SUBSCRIBERS:
         (a) This Subscription may be rejected, in whole or in part, by the Company in its sole and absolute discretion at any time before the date set for closing unless the Company has given notice of acceptance of the undersigned's subscription by signing this Subscription Agreement.

         (b) No U.S. federal or state agency or any agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the Offering for investment nor any recommendation or endorsement of the Debentures.

         (c) The representations, warranties and agreements of the undersigned and the Company contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the date of the sale of the Debentures, and as of the date of the conversion and exercise thereof, as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Debentures.

         (d) IN MAKING AN INVESTMENT DECISION, PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE DEBENTURES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF ANY MEMORANDUM OR THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         (e)  The   Regulation   D  Offering  is  intended  to  be  exempt  from
registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein and in the Questionnaire.

         (f) It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

         (g) THE DEBENTURES MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         (h)      NASAA UNIFORM LEGEND

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

9.       Litigation.

         (a) Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the courts of the State of New York. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal courts of the State of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

         (b) Waiver of Jury Trial. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this agreement.

         (c) Submission To Jurisdiction . Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in the State of New York and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

10.      MISCELLANEOUS.

         (a) All pronouns and any variations thereof used herein shall be deemed to refe to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require. Wherever the term "Closing Date" is used herein it shall have the same meaning as "Due Date".

         (b) Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

         (c) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed: (i) if to the Company, at SWISSRAY International, Inc., 200 East 32nd Street, Suite 34B, New York, New York 10017 with a copy by facsimile and mail to Gary B. Wolff, P.C., 747 Third Avenue, 25th Floor, New York, NY 10017and (ii) if to the undersigned, at the address for correspondence set forth in the Questionnaire, or at such other address as may have been specified by written notice given in accordance with this paragraph 10(c).

         (d) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into, and to be performed in, New York by and between residents of New York, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         (e) This Subscription Agreement, together with Exhibits A, B, C, D and E attached hereto and made a part hereof, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. An executed facsimile copy of the Subscription Agreement shall be effective as an original.

11.      SIGNATURE.

         The signature of this Subscription Agreement is contained as part of the applicable Subscription Package, entitled "Signature Page."

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK)

                           SWISSRAY INTERNATIONAL, INC.

                                        CORPORATION QUESTIONNAIRE
                                      Investor Name: _______________

         The information contained in this Questionnaire is being furnished in order to determine whether the undersigned CORPORATION'S Subscription to purchase the Debentures described in the Subscription Agreement may be accepted.

         ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned CORPORATION understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Debentures is exempt from registration under the Securities Act of 1933, as amended. Further, the undersigned CORPORATION understands that the offering is required to be reported to the Securities and Exchange Commission, NASDAQ and to various state securities and "blue sky" regulators.

         IN ADDITION TO SIGNING THE SIGNATURE PAGE, THE UNDERSIGNED CORPORATION MUST COMPLETE FORM W-9 ATTACHED HERETO.

I.       PLEASE  CHECK  EACH  OF  THE  STATEMENTS  BELOW  THAT  APPLIES  TO  THE
CORPORATION.


                  1. The undersigned CORPORATION: (a) has total assets in excess of $5,000,000; (b) was not formed for the specific purpose of acquiring the Debentures and (c) has its principal place of business in ___________.


                  2. Each of the shareholders of the undersigned CORPORATION is able to certify that such shareholder meets at least one of the following three conditions:

                      the shareholder is a natural person whose individual net worth* or joint net worth with his or her spouse exceeds $1,000,000; or

                      the    shareholder   is   a  natural  person  who  had  an
individual income* in excess of $200,000 in each of 1997 and 1998 and who reasonably expects an individual income in excess of $200,000 in 1999; or

                      Each of the shareholders of the undersigned CORPORATION is able to certify that such shareholder is a natural person who, together with his or her spouse, has had a joint income in excess of $300,000 in each of 1997 and 1998 and who reasonably expects a joint income in excess of $300,000 during 1999; and the undersigned CORPORATION has its principal place of business in
___________________.

* For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.


                  3.       The undersigned CORPORATION is:

                           (a)      a bank as defined in Section 3(a)(2) of  the
Securities Act; or

                           (b)      a  savings  and  loan  association  or other
institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

                           (c)      a  broker  or  dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934; or

                           (d)      an insurance company as defined in Section 2
(13) of the Securities Act; or

                           (e)      An  investment  company registered under the
Investment  Company  Act of 1940 or a business development company as defined in
Section 2(a)(48) of the Investment Company Act of 1940; or

                           (f)      a small business investment company licensed
by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

                           (g)      a  private  business  development company as
defined in Section 202(a) (22) of the Investment Advisors Act of 1940.

II.      OTHER CERTIFICATIONS.

         By signing the Signature Page, the undersigned certifies the following:

         (a) That the CORPORATION'S purchase of the Debentures will be solely for the CORPORATION'S own account and not for the account of any other person or entity; and

         (b) that the CORPORATION'S name, address of principal place of business place of incorporation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete.

III.     GENERAL INFORMATION

         (a)      PROSPECTIVE PURCHASER (THE CORPORATION)

Name:

Principal Place of Business:  ________________________________________

----------------------------------------------------------------


Address for Correspondence (if different):
                                                             (Number and Street)

----------------------------------------------------------------
         (City)                                      (State)          (Zip Code)

Telephone Number:________________________________________________
                                    (Area Code)                        (Number)

Jurisdiction of Incorporation:_________________________________________

Date of Formation:_________________________________________________

Taypayer Identification Number:______________________________________

Number of Shareholders:____________________________________________

         (b) INDIVIDUAL WHO IS EXECUTING THIS QUESTIONNAIRE ON BEHALF OF THE CORPORATION.

Name:___________________________________________________________

Position or Title:__________________________________________________

                          SWISSRAY INTERNATIONAL, INC.
                           CORPORATION SIGNATURE PAGE

         Your signature on this Corporation Signature Page evidences the agreement by the Purchaser to be bound by the Questionnaire and the Subscription Agreement.

         1. The undersigned hereby represents that (a) the information contained in the Questionnaire is complete and accurate and (b) the Purchaser will notify SWISSRAY INTERNATIONAL, INC. immediately if any material change in any of the information occurs prior to the acceptance of the undersigned Purchaser's subscription and will promptly send SWISSRAY INTERNATIONAL, INC. written confirmation of such change.

         2. The undersigned officer of the Purchaser hereby certifies that he has read and understands this Subscription Agreement.

         3. The undersigned officer of the Purchaser hereby represents and warrants that he has been duly authorized by all requisite action on the part of the Corporation to acquire the Debentures and sign this Subscription Agreement on behalf of _______________ and, further, that ____________________ has all requisite authority to purchase the Debentures and enter into this Subscription Agreement.

--------------------------                            --------------------------
Amount of Debentures subscribed for                   Date

                                                     (Purchaser)

                                                     By: _______________________
                                                        (Signature)

                                                     Name: ____________________
                                                          (Please Type or Print)

                                                     Title: ____________________
                                                          (Please Type or Print)

THE DEBENTURES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.



                             COMPANY ACCEPTANCE PAGE



This Subscription Agreement accepted
and agreed to this ____ day of __________, 1999

SWISSRAY INTERNATIONAL, INC.



BY______________________________________
     Ruedi G. Laupper, its Chairman and President duly authorized

                                    Exhibit D

                              NOTICE OF CONVERSION


           (To be Executed by the Registered owner in order to Convert the Debentures


         The undersigned hereby irrevocably elects, as of ______________, 199_ to convert $__________ of Convertible Debentures into Common Stock of SWISSRAY INTERNATIONAL, INC.(the "Company") according to the conditions set forth in the Contingent Subscription Agreement dated _____________ ____, 1999.


Date of Conversion_________________________________________

Applicable Conversion Price_________________________________

Number of Shares Issuable upon this conversion______________

Signature___________________________________________________
                           [Name]

Address_____________________________________________________

------------------------------------------------------------

Phone______________________   Fax___________________________
















                                            Exhibit E

_______________, 1999



Purchasers of [Company] [Describe Securities]




Re:                                                  [Company]


Ladies and Gentlemen:

         We have acted as counsel to [Company], a corporation incorporated under the laws of the State of _________ (the "Company"), in connection with the proposed issuance and sale of convertible debentures (the "Securities") pursuant to the Distribution Agreement and the related Subscription Agreement (including all Exhibits and Appendices thereto) (collectively the "Agreements").

         In connection with rendering the opinions set forth herein, we have examined drafts of the Agreement, the Company's Certificate of Incorporation, and its Bylaws, as amended to date [other documents - describe], the proceedings of the Company's Board of Directors taken in connection with entering into the Agreements, and such other documents, agreements and records as we deemed necessary to render the opinions set forth below.

         In conducting our examination, we have assumed the following: (i) that each of the Agreements has been executed by each of the parties thereto in the same form as the forms which we have examined, (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, (iii) that each of the Agreements has been duly and validly authorized, executed and delivered by the party or parties thereto other than the Company, and (iv) that each of the Agreements constitutes the valid and binding agreement of the party or parties thereto other than the Company, enforceable against such party or parties in accordance with the Agreements' terms.

         Based upon the subject to the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of __________, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business.

         2. The authorized capital stock of the Company consists of _______ shares of Common Stock, ________ par value per share, ("Common Stock") and ______________ Preferred Stock, par value $________ per share; [describe classes if applicable]

         3. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended and the Company has timely filed all the material required to be filed pursuant to Sections 13(a) or 15(d) of such Act for a period of at least twelve months preceding the date hereof;

         4. When duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Agreements, the Securities [and any Common Stock to be issued upon the conversion of the Securities] as described in the Agreements represented thereby will be duly authorized and validly issued, fully paid and nonassessable;

         5 The Company has the requisite corporate power and authority to enter into the Agreements and to sell and deliver the Securities and the Common Stock to be issued upon the conversion of the Securities as described in the Agreements; each of the Agreements has been duly and validly authorized by all necessary corporate action by the Company to our knowledge, no approval of any governmental or other body is required for the execution and delivery of each of the Agreements by the Company or the consummation of the transactions contemplated thereby; each of the Agreements has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally, and except as to compliance with federal, state, and foreign securities laws, as to which no opinion is expressed;

         6. To the best of our knowledge, after due inquiry, the execution, delivery and performance of the Agreements by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Certificate of Incorporation or By-Laws, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is party or by which it or any of its property is bound, (iii) any applicable statute or regulation or as other, (iv) or any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property.

         7. The issuance of Common Stock upon conversion of the debentures in accordance with the terms and conditions of the Agreements, will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

         8. To the best of our knowledge, after due inquiry, there is no pending or threatened litigation, investigation or other proceedings against the Company [except as described in Exhibit A hereto].

         9. The Company complies with the eligibility requirements for the use of Form S-3, under the Securities Act of 1933, as amended.

Note: Use this where Registration Rights were included in the offering and the Company is S-3 eligible.

         This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States and the State of _____________ and does not include an interpretation or statement concerning the laws of any other state or jurisdiction. Insofar as the enforceability of the Agreements may be governed by the laws of other states, we have assumed that such laws are identical in all respects to the laws of the State of ___________.

         The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Agreements and may not be relied upon by any other person or entity or for any other purpose without our prior consent.

                                                      Very truly yours,




                                                      By: _____________________

                                 Exhibit 10.58

                               SECURITY AGREEMENT

         This  Security  Agreement  (the "Agreement")  is made  between Swissray
International Inc., as borrower ("Borrower"), and Southshore Capital. Ltd. ("Secured Party").

         For good and valuable consideration, receipt of which is hereby acknowledged, Borrower and Secured Party hereby agree as follows:

         1. Grant of Security Interest. Borrower hereby grants to Secured Party a security interest in each of those items as described in Exhibit A attached hereto and made a part hereof (cumulatively being referred to as the "Collateral") and all proceeds (as that term is defined in the New York Uniform Commercial Code) of any and all of the property referred to in Exhibit A.

         Borrower and Secured Party acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value to Borrower.

         2. Debts Secured.The security interest granted by this Agreement shall secure the following obligation, which is a full recourse obligation of the
Borrower: Promissory Note of Swissray International, Inc. issued in favor of Secured Party dated July 9, 1999 in the principal amount of not more than One
Million One Hundred Thousand Dollars ($1,100,000) (the "Note"), any and all renewals, extensions, replacements, modifications and amendments thereof (including any which increase the original principal amount).

         3. Perfection and Enforcement of Assignment and Security Interest. Borrower agrees to deliver any and all documents or similar instruments evidencing the Collateral, to Secured Party or Secured Party's counsel, at the time of execution of this Agreement. Borrower agrees to give good faith, diligent cooperation to Secured Party and to perform such other acts as reasonably requested by Secured Party for perfection and enforcement of said security interest, including the filing of a UCC-1 Financing Statement with the New York Secretary of State's Office, if applicable. Borrower will promptly deliver to Secured Party all written notices, or other documents constituting or relating to the Collateral and will promptly give Secured Party written notice of any other notices which are received in the future by Borrower with respect to the Collateral.

         4. Secured Creditors. Borrower represents and warrants that it does not have any outstanding security interests relating to the collateral other than those set forth in Exhibit B attached hereto and made a part hereof and it shall not create or incur any indebtedness or obligation for borrowed money except for indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable, and shall not grant any other security interests in the Collateral until payment and performance in full of the obligations hereunder, unless Secured Party otherwise consents in writing, which consent shall not be unreasonably withheld.

         5. Representations  and  Warranties  Concerning  Collateral.   Borrower
represents and warrants that:

                  a.       Borrower is the sole owner of the Collateral.

                  b. The Collateral is not subject to any security interest, lien, prior assignment, or other encumbrance of any nature whatsoever except for the security interest created by this Note and Agreement and except as may be indicated in Exhibit B heteto.

                  c. Borrower's attorney shall prepare and have forwarded by overnight courier a UCC-1 financing statement (See copy off UCC-1 attached hereof as Exhibit C) in favor of Secured Party placing Secured Party in a first lien position concerning the Collateral.

                  d. The Borrower has been duly organized, is validly existing and is in good standing under the laws of the State of New York and is duly qualified and in good standing in each other state in which the nature of its activities requires it to be so qualified.

                  e. The Borrower has not changed its name or been the subject of any merger, consolidation or other corporate reorganization during the four month period immediately prior to the date of this Agreement.

                  f. The Borrower has all requisite power and authority to transact the business that it now transacts and to own or lease the properties and assets that it purports to own or lease.

                  g. The execution performance and delivery of this Agreement and any promissory note or other instrument or agreement contemplated herein by Borrower has been duly authorized by all requisite corporate action on behalf of Borrower.

                  h. The Borrower will notify Secured Party in writing not fewer than 30 days in advance of any change in the Borrower's principal place of business or other business locations.

                  i. The execution, delivery and performance of this Agreement and any promissory note or other instrument or agreement contemplated herein by Borrower will not result in a breach of any terms or conditions of any other contract or agreement or in the acceleration of any other obligation of Borrower.
                  j. No consent or approval of any other person or entity that has not been obtained by Borrower is required before Borrower may execute, deliver and perform its obligations under this Agreement.

         6.       Covenants Concerning Collateral.   Borrower covenants that:

                  a. Borrower covenants, represents and warrants that there are presently no other secured creditors that are able to obtain priority over Secured Party concerning the Collateral or any proceeds of the Collateral except as may be indicated in Exhibit B hereto.

                  b. Borrower agrees to promptly execute and deliver any UCC Financing Statements reasonably requested by Secured Party for perfection or enforcement of this Agreement and the security interests created hereby, and to give good faith, diligent cooperation to Secured Party and to perform such other acts reasonably requested by Secured Party for perfection and enforcement of said security interests.

                  c. Borrower will defend the Collateral against all claims and demands of all persons. Borrower will keep the Collateral free from any lien, security interest, assignment or other encumbrances except for the security interest granted herein. Borrower will take all steps necessary or advisable to preserve rights against account debtors and other parties. Borrower will promptly and fully inform Secured Party of any matter or information that may come to its attention which might impair the validity or collectability of the Collateral or proceeds thereof. Borrower will not sell, transfer or further encumber or lien the Collateral in any way whatsoever except as may be contemplated by this Agreement.

                  d. Borrower will execute and deliver to Secured Party, at such times and in such form and containing such terms as Secured Party may require, instruments, documents and agreements evidencing all or any part of the indebtedness and such certificates of title, financing and continuation statements and other instruments as Secured Party may deem necessary or desirable to protect, perfect and preserve the security interest created herein. Borrower will pay all reasonable costs of filing and recording incurred by Secured Party in connection with the protection, perfection and preservation of the security interest. Furthermore, Borrower irrevocably appoints Secured Party its attorney-in-fact in Borrower's name and on its behalf to make, execute, deliver and file any instruments or documents and to take any action as Secured Party deems necessary or appropriate to protect and preserve the Collateral on behalf of and for the benefit of Secured Party.

                  e. Borrower will be responsible for all risk of loss and any damage to the Collateral. Borrower will (if applicable to the type of collateral indicated in Exhibit A) have and maintain insurance at all times with respect to the collateral against risks of fire (including so-called extended coverage), theft and such other risks as Secured Party may require and in the case of motor vehicles, collision insurance. All insurance with respect to the Collateral shall be written by such companies, on such terms, in such form and for such periods and amounts as may be satisfactory to Secured Party, and shall be payable to Secured Party and Borrower as their interests may appear on such policies, with annual premiums prepaid by Borrower. Borrower shall deliver the insurance policies to Secured Party upon request. Borrower hereby irrevocably appoints Secured Party as its agent to collect, compromise and settle any loss or claim payable under such policies and to endorse any loss payment or return premium check in Borrower's name and to apply the proceeds thereof to the satisfaction of the indebtedness in such manner as Secured Party shall determine.
Borrower shall give immediate written notice to Secured Party and to insurers of loss or damage to the Collateral and will promptly file proofs of loss with insurers.

                  f. Borrower will permit Secured Party or its agent to inspect and audit the Collateral, during normal business hours (or at other times, if Secured Party shall have notified Borrower in advance). Borrower will furnish to Secured Party copies of all records, documents and instruments which Secured Party may reasonably request solely as same relates to the Collateral.

                  g. Borrower shall pay its debts promptly as they become due.

                  h. Borrower shall not change its name without giving Secured Party notice not fewer than 30 days in advance. The notice shall set forth Borrower's new name and the date on which the new name shall first be used.

                  i. Borrower shall immediately deliver to Secured Party all certificates of title, or other such similar documents, to any Collateral for which such certificates are used.

         7. Right to Perform for Borrower. Secured Party may, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral, perform any duty or obligation of Borrower, pay filing, recording, insurance and other charges payable by Borrower, or provide insurance as provided herein if Borrower fails to do so. Any such payments advanced by Secured Party shall be repaid by Borrower upon demand, together with interest thereon from the date of advance until repaid at the rate of ten percent (10%) per annum.

         8. Default. Time is of the essence of thi s Agreement. The occurrence of any of the following events shall constitute a default under this
Agreement:

                  a. Any representation, warranty or covenant made by or on behalf of Borrower in this Agreement is materially false or materially misleading when made;
                  b. Borrower fails in the payment or performance of any obligation, covenant, agreement or liability created by or contemplated by this Agreement or secured by this Agreement;

                  c. Any default in the payment or performance of any amounts, obligation, covenant, agreement or liability under the Note; or

                  d.       Any default, as that term is defined in the Note.

         No course of dealing or any delay or failure to assert any default shall constitute a waiver of that default or of any prior or subsequent default.

         9. Remedies. Upon the occurrence of any default under this Agreement, Secured Party shall have the following rights and remedies, in addition to all other rights and remedies existing at law, in equity, or by statute or provided in the Note:

                  a. Secured Party shall have all the rights and remedies available under the Uniform Commercial Code:

                  b.       If Borrower fails to cure any default  within fifteen
(15) days after Borrower's receipt of written notice of default from Secured Party, Secured Party may sell, assign, deliver or otherwise dispose of any or all of the Collateral for cash and/or credit and upon such terms and at such place or places, and at such time or times, and to such person, firms, companies or corporation as Secured Party reasonably believes expedient, without any advertisement whatsoever, and, after deducting the reasonable costs and out-of-pocket expenses incurred by Secured Party, including, without limitation,
(1) reasonable attorneys fees and legal expenses, (2) advertising of sale of the Collateral, (3) sale commissions, (4) sales tax, and (5) costs for preservation and protection of the Collateral, apply the remainder to pay, or to hold as a reserve against, the obligations secured by this Agreement.

                  c. The rights and remedies herein conferred are cumulative and not exclusive of any other rights and remedies and shall be in addition to every other right, power and remedy herein specifically granted or hereafter existing at law, in equity, or by statute which Secured Party might otherwise have, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Secured Party may deem expedient. Such remedies may be exercised singularly or concurrently. No delay or omission in the exercise of any such right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver thereof or of any default or to be an acquiescence therein.
                  d. In the event of breach or default under the terms of this Agreement by Borrower, Borrower agrees to pay all reasonable attorneys fees and legal expenses incurred by or on behalf of Secured Party in enforcement of this Agreement, in exercising any remedy arising from such breach or default, or otherwise related to such breach or default. Borrower additionally agrees to pay all reasonable costs and out-of-pocket expenses, including, without limitation,
(1) reasonable attorneys fees and legal expenses, (2) advertising of sale of the Collateral, (3) sale commissions, (4) sales tax, and (5) costs for preservation and protection of the Collateral, incurred by Secured Party in obtaining possession of Collateral, preparation for sale, sale or other disposition, and otherwise incurred in foreclosing upon the Collateral. Any and all such costs and out-of-pocket expenses shall be payable by Borrower upon demand, together with interest thereon at ten percent (10.0%) per annum.

                  e. Regardless of any breach or default, Borrower agrees to pay all expenses, including reasonable attorneys fees and legal expenses, incurred by Secured Party in any bankruptcy proceeding of any type involving Borrower, the Collateral, or this Agreement, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral, or relating to any plan of reorganization.

                  f. If Borrower shall be in default under this Agreement, Secured Party, immediately and at any time thereafter, may declare all of the indebtedness secured pursuant to this Agreement immediately due and payable, shall have all rights available in law or at equity, including, without limitation, specific performance of this Agreement or for an injunction against violations of any of the terms hereof, and the rights and all the remedies of a secured party under the New York UCC and any other applicable law.

         10. Notices. All notices or demands by any party hereto shall be in writing and may be sent by regular mail. Notices shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to Borrower or Secured Party at the mailing addresses stated below or to such other addresses as Borrower or Secured Party may from time to time specify in writing. Any notice otherwise delivered shall be deemed to be given when actually received by the addressee. Additionally, copies of all notices or demands made by one party shall be faxed by such party to the other parties attorney on the same date as mailed.

         If to Borrower to:

                  c/o      Gary B. Wolff, Esq.
                           747 Third Avenue, 25th Floor
                           New York, NY 10017
                           (f) 212-644-6498

         If to Secured Party to:

                  c/o  Joseph B. LaRocco, Esq.
                  49 Locust Avenue - Suite 107
                  New Canaan, CT 06840
                  (f) 203-966-0363

         11. Indemnification. Borrower agrees to indemnify Secured Party for any and all claims and liabilities, and for damages which may be awarded against Secured Party and for all reasonable attorneys fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance of this Agreement, excluding any claims and liabilities based upon breach or default by Secured Party under this Agreement or upon the negligence or misconduct of Secured Party. Secured Party shall have sole and complete control of the defense of any such claims, and is hereby given the authority to settle or otherwise compromise any such claims as Secured Party in good faith determines shall be in its best interests.

         12. Litigation. Borrower represents that there are no actions, suits, investigations or proceedings pending or threatened against or affecting the validity or enforceability of the Note or this Agreement, any guaranty or any instrument, document or agreement concerning the Collateral or of which, if adversely determined, would have a material adverse effect on the financial condition, operations, business or properties of the Borrower, and there are no outstanding orders or judgments of any court or governmental authority or awards of any arbitrator or arbitration board against the Borrower except as may be indicated in Borrower's current Registration Statement on Form S-1 as filed with the SEC under File Number 333-59829 or in Exhibit D attached hereto.

         13.      Miscellaneous.

                  a. This Agreement is made for the sole and exclusive benefit of Borrower and Secured Party and is not intended to benefit any third party. No such third party may claim any right or benefit or seek to enforce any term or provision of this Agreement.

                  b. In recognition of Secured Party's right to have all its attorneys fees and expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of the obligations secured by the Collateral, Secured Party shall not be required to release, reconvey, or terminate any security interest in the Collateral unless and until Borrower and all Guarantors, if any, have executed and delivered to Secured Party general release in form and substance satisfactory to Secured Party.

                  c. Secured Party and its officers, directors, employees, representatives, agents and attorneys, shall not be liable to Borrower or any Guarantor, if any, for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with or relating to this Agreement or the Collateral.

                  d. Borrower waives presentment, demand for payment, notice of dishonor, protest and any other notices or demands in connections with the delivery, acceptance, performance, default and enforcement of any promissory note or instrument representing all or any part of the indebtedness.

                  e. The provisions of this Agreement are binding on the heirs, executors, administrators, successors and assigns of Borrower and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                  f.       [Deliberately deleted.]

                  g. Borrower will pay to Secured Party on demand any costs, expenses, reasonable attorneys' fees and their reasonable disbursements incurred or paid by Secured Party in protecting or enforcing its rights in the Collateral and in collecting any part of the indebtedness and such amounts extended pursuant to this section shall be added to the indebtedness.

                  h. Any delay, failure or waiver by Secured Party to exercise any right it may have under this Agreement is not a waiver of Secured Party's right to exercise the same or any other right at any other time.

                  i. If any provision of this Agreement or the application of any provision to any person or circumstance shall be invalid or unenforceable, neither the balance of this Agreement nor the application of the provision to other persons or circumstances shall be affected. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  j. In the interest of a speedy resolution of any lawsuit which may arise hereunder, Borrower and Secured Party waive a trial by jury in any action with respect to this Agreement and as to any issues arising relating to this Agreement.

                  k. If the  incurring of any debt by Borrower or the payment of any money or transfer of property to Secured Party by or on behalf of Borrower or any Guarantor, if any, should for any reason subsequently be determined to be "voidable" or avoidable" in whole or in part within the meaning of any state or federal law of the United States, (collectively "voidable transfers"), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Secured Party is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advise of Secured Party's counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Secured Party related thereto, the liability of Borrower and Guarantor, if any, and each of them, and this Agreement, shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

                  l. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall be brought exclusively, in the federal courts for the State of New York.

                  m. All references in this Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa.Reference in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

                  n. All agreements, representations, warranties and covenants made by Borrower shall survive the execution and delivery of this Agreement, the filing and consummation of any bankruptcy proceedings, and shall continue in effect so long as any obligation to Secured Party contemplated by this Agreement is outstanding and unpaid, notwithstanding any termination of this Agreement. All agreements, representations, warranties and covenants in this Agreement shall bind the party making the same and its heirs and successors, and shall be to the benefit of and be enforceable by each party for whom made their respective heirs, successors and assigns.

                  o. This Agreement constitutes the entire agreement between Borrower and Secured Party as to the subject matter hereof and may not be altered or amended except by written agreement signed by Borrower and Secured Party. All other prior and contemporaneous understandings between the parties hereto as to the subject matter hereof are rescinded.

Dated:  July 9, 1999

Secured Party:                                      Borrower:
                                                    SWISSRAY INTERNATIONAL, INC.

________________________                            By: ________________________
                                                   Ruedi G. Laupper its Chairman
                                                   and President duly authorized

                                  SCHEDULE "A"
                  TO FINANCING STATEMENT AND SECURITY AGREEMENT

This FINANCING STATEMENT and SECURITY AGREEMENT covers, and the undersigned ("Debtor") hereby grants Southshore Capital, Ltd. ("Secured Party") a security interest in, the following types or items of property, as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party: All "Receivables" and "Inventory", (as those terms are defined below), including packaging, raw materials and finished goods, and all money, and all property now or at any time in the future in Secured Party's possession (including claims and credit balances), and all proceeds of any of the foregoing, as that term is defined in the New York Uniform Commercial Code, (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing. Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms and provisions of all security and other agreements between Secured Party and Debtor, the New York Uniform Commercial Code, or both, but this document shall be fully effective as a security agreement, even if there is no other security or other agreement between Secured Party and Debtor.

For purposes of this Schedule A, the following terms have the following meanings:

"Inventory" means, with respect only to the Purchase Orders for Debtor's Products, listed on Schedule AA, all of Debtor's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all materials and supplies of every kind, nature and description which are or might be used or consumed in Debtor's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

"Receivables" means, with respect only to the Purchase Orders for Debtor's Products, listed on Schedule AA, all of Debtor's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents and all other forms of obligations at any time owing to Debtor, all guaranties and other security therefor, all merchandise returned to or repossessed by Debtor, an all rights of stoppage in transit and other rights or remedies of an unpaid vendor, lienor or secured party.

                                            SWISSRAYINTERNATIONAL, INC.

                                              By:_______________________________
                                              Ruedi G. Laupper its Chairman  and
                                              President duly authorized

                                 Exhibit 10.60

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of July 9, 1999, ("this Agreement"), is made by and between SWISSRAY INTERNATIONAL, INC. a New York corporation (the "Company"), and the person named on the signature page hereto (the "Initial Investor").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and subject to the conditions of the Contingent Subscription Agreement, dated as of July 9, 1999, between the Initial Investor and the Company (the "Subscription Agreement"), the Company has agreed to issue and sell to the Initial Investor 5% Convertible Debentures of the Company (the "Debentures"), which will be convertible into shares of the common stock, $.01 par value (the "Common Stock"), of the Company (the "Conversion Shares") upon the terms and subject to the conditions of such Debentures; and

         WHEREAS, to induce the Initial Investor to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Conversion Shares;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agrees as follows:

         I.       Definitions.

         (a) As   used  in  this  Agreement, the  following terms shall have the following meaning:

         (i)     "Due Date" means August 23, 1999.

         (ii) "Investor" means the Initial Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

         (iii) "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

         (iv)    "Registrable Securities" means the Conversion Shares.

         (v) "Registration Statement" means a registration statement of the Company under the Securities Act.

         (b) As used in this Agreement, the term Investor includes (i) each Investor (as defined above) and (ii) each person who is a permitted transferee or assignee of the Registrable Securities pursuant to Section 9 of this Agreement.

         (c) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

         2.       Registration.

         (a) Mandatory Registration. The Company shall prepare and file with the SEC, no later than forty-five (45) calendar days after the Due Date, a Registration Statement covering 200% of the number of shares of Common Stock for the Initial Investors into which the $1,148,400 of Debentures, plus accrued interest, in the total offering would be convertible. In the event the Registration Statement is not filed within forty-five (45) calendar days after the Due Date, then in such event the Company shall pay the Investor 2% of the face amount of each Debenture for each 30 day period, or portion thereof, after forty-five (45) calendar days following the Due Date that the Registration Statement is not filed. The Investor is also granted Piggy-back registration rights on any other Registration Statement filings made by the Company exclusive of Registration Statements on Form S-8 and so long as permissible under the Securities Act. Such Registration Statement shall state that, in accordance with the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from Stock splits, or stock dividends. If at any time the number of shares of Common Stock into which the Debenture(s) may be converted exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within ten (10) business days after receipt of written notice from any Investor, either (i) amend the Registration Statement filed by the Company pursuant to the preceding sentence, if such Registration Statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Debenture(s) may be converted, or (ii) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement on such form as is applicable to register the shares of Common Stock into which the Debenture may be converted that exceed the aggregate number of shares of Common Stock already registered which new Registration Statement shall be filed within 45 days. The above damages shall continue until the obligation is fulfilled and shall be paid within 5 business days after each 30 day period, or portion thereof, until the Registration Statement is filed. Failure of the Company to make payment within said 5 business days shall be considered a default.

         The Company acknowledges that its failure to file with the SEC, said Registration Statement no later than forty-five (45) calendar days after the Due Date will cause the Initial Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to register the Common Stock and deliver the Common Stock pursuant to the terms of this Agreement, the Subscription Agreement and the Debenture.

         (b) Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Investors acting by majority in interest of the Registrable Securities subject to such underwritten offering shall have the right to select one legal counsel to represent their interests, and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. The Investors who hold the Registrable Securities to be included in such underwriting shall pay all underwriting discounts and commissions and other fees and expenses of such investment banker or bankers and manager or managers so selected in accordance with this Section 2(b) (other than fees and expenses relating to registration of Registrable Securities under federal or state securities laws, which are payable by the Company pursuant to Section 5 hereof) with respect to their Registrable Securities and the fees and expenses of such legal counsel so selected by the Investors.

         (c) Payment by the Company. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective within one hundred twenty (120) calendar days following the Due Date, then the Company shall pay the Initial Investor 2% of the purchase price paid by the Initial Investor for the Registrable Securities pursuant to the Subscription Agreement for every thirty day period, or portion thereof, following the one hundred twenty (120) calendar day period until the Registration Statement is declared effective. Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Initial Investor or its counsel. The above damages shall continue until the obligation is fulfilled and shall be paid within 5 business days after each 30 day period, or portion thereof, until the Registration Statement is declared effective. Failure of the Company to make payment within said 5 business days shall be considered a default.

         The Company acknowledges that its failure to have the Registration Statement declared effective within said one hundred twenty (120) calendar day period following the Due Date, will cause the Initial Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to register the Common Stock and deliver the Common Stock pursuant to the terms of this Agreement, the Subscription Agreement and the Debenture.

         3. Obligation of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

         (a) Prepare promptly, and file with the SEC within forty-five (45) days of the Due Date, a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a), above, and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective the earlier of (i) five business days after notice from the Securities and Exchange Commission that the Registration Statement may be declared effective, or (b) one hundred twenty (120) days after the Due Date, and keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is two years after the Due Date (ii) the date when the Investors may sell all Registrable Securities under Rule 144 or (iii) the date the Investors no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

         (c) Furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company,
(i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

         (d) Use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions: provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (B) subject itself to general  taxation in any such  jurisdiction,
(C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

         (e) As promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and uses its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

         (f) As promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

         (g) Use its commercially reasonable efforts, if eligible, either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("NASDAQ") "Small Capitalization" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the The Nasdaq Stock Market or if, despite the Company's commercially reasonable efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in doing so, to secure NASD authorization and quotation for such Registrable Securities on the over-the-counter bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such registrable securities;

         (h) Provide a transfer agent for the Registrable Securities not later than the effective date of the Registration Statement;

         (i) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request and registration in such names as the Investors may request; and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) a form of appropriate instruction and opinion of such counsel acceptable for use for each conversion; and

         (j) Take all other reasonable actions necessary to expedite and facilitate distribution to the Investor of the Registrable Securities pursuant to the Registration Statement.

         4.       Obligations  of  the  Investors.  In   connection   with   the
registration of the Registrable Securities, the Investors shall have the following obligations;

         (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall timely furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall timely execute such documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

         (b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

         (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         5.  Expenses  of  Registration.  All  reasonable  expenses,  other than underwriting discounts and commissions incurred in connection with registrations, filing or qualifications pursuant to Section 3, but including, without limitations, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.

         6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations of the
Registration Statement or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or any prospectus included therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such
Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (iii) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Investor will indemnify the Company, its officers, directors and agents (including Counsel) against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 9.

         (b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its reasonable best efforts to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
         (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

         9. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of in excess of fifty (50%) percent or more of the Registrable Securities (or all or any portion of any Debenture of the Company which is convertible into such securities) only if:
(a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in Section 2(c) hereof.

         10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and investors who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

         11.      Miscellaneous.

         (a) A  person  or  entity  is  deemed  to be a  holder  of  Registrable
Securities  whenever  such  person or entity  owns of  record  such  Registrable
Securities. If the Company received conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, SWISSRAY International, Inc., 200 East 32nd Street, Suite 34B, New York, New York 10016 with copy by fax and mail to Gary B. Wolff, P.C., 747 Third Avenue, 25th Floor, New York, NY 10017; (ii) if to the Initial Investor, at the address set forth under its name in the Subscription Agreement, with a copy to its designated attorney and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

         (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the state and federal courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not effect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.


         (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

         (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               SWISSRAY INTERNATIONAL, INC.


                           By: ____________________________________
                           Name: Ruedi G. Laupper
                           Title: Chairman and President




                           SOUTHSHORE CAPITAL, LTD.


                           By: ____________________________________
                           Name:
                           Title:

                                 Exhibit 10.61


                                FORM OF DEBENTURE


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

CONVERTIBLE DEBENTURE DUE                                        AUGUST 23, 1999
                                                                 AUGUST 23, 2001
$ 1,148,400
Number   AUG-99-101

         FOR VALUE RECEIVED, SWISSRAY INTERNATIONAL, INC., a New York corporation (the "Company"), hereby promises to pay ABERDEEN AVENUE, LLC or registered assigns (the "Holder") on August 23, 2001, (the
         "Maturity Date"), the principal amount of One Million One Hundred Forty-Eight Thousand Four Hundred Dollars ($ 1,148,400) U.S., and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein. The purchase price for this Debenture shall be deemed to have been delivered to the Company upon non-payment of the full amount of principal and interest due on the Promissory Note dated July 9, 1999 between the Company and the Holder. The fully executed Contingent Subscription Agreement, Registration Rights Agreement and this Debenture shall be held by the escrow agent and shall only be delivered to the Holder upon non-payment of the full amount of principal and interest due on the Promissory Note on its "Due Date". The "Due Date" of the Promissory Note shall mean August 23, 1999.

Article 1. Interest

         The Company shall pay interest on the unpaid principal amount of this Debenture (the "Debenture") at the rate of Five Percent (5.0%) per year, payable at the time of each conversion until the principal amount hereof is paid in full or has been converted. Interest shall be computed on the basis of a 360 day year of 12, 30 day months. Each payment shall be paid in cash or in freely trading Common Stock of the Company, at the Company's option. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined by dividing the dollar amount of the interest by the then applicable Market Price as of the interest payment date. "Market Price" shall mean 80% of the average of the 10 day closing bid prices, as reported by Bloomberg, LP for the ten (10) consecutive trading days immediately preceding the date of conversion. If the interest is to be paid in cash, the Company shall make such payment within 5 business days of the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Holder, or per Holder's instructions, within 5 business days of the date of conversion. The Debentures are subject to automatic conversion at the end of two years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in Section 3.2. The closing shall be deemed to have occurred on the Due Date as that term is defined above.

Article 2. Method of Payment

         This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall have the option of paying the interest on this Debenture in United States dollars or in common stock upon conversion pursuant to Article 1 hereof. The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

Article 3.  Conversion

         Section 3.1.  Conversion Privilege

         (a) The Holder of this Debenture shall have the right, at its option, to convert it into shares of common stock, par value $0.01 per share, of the Company ("Common Stock") at any time following the Due Date and which is before the close of business on the Maturity Date, except as set forth in Section 3.1
(c) below. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined pursuant to Section 3.2 and rounding the result to the nearest whole share.

         (b) Less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is $5,000 or a whole multiple of $5,000 and the provisions of this Article 3 that apply to the conversion of all of the Debenture shall also apply to the conversion of a portion of it. This Debenture may not be converted, whether in whole or in part, except in accordance with Article 3.

         (c) In the event all or any portion of this Debenture remains out-standing on the second anniversary of the date hereof, the unconverted portion of such Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 3.2.

         Section 3.2.  Conversion Procedure.

         (a) Debentures. Upon receipt by the Company or its designated attorney of a facsimile or original of Holder's signed Notice of Conversion and the receipt of the original Debenture to be converted in whole or in part in the manner set forth in 3.2(b) below, the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture is convertible in accordance with the provisions regarding conversion set forth in Exhibit A hereto. The Seller's transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

         (b) Conversion Procedures. The face amount of this Debenture may be converted anytime following the Due Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, this Debenture to be converted together with a facsimile or original of the signed Notice of Conversion which evidences Holder's intention to convert the Debenture indicated. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company or its designated attorney a facsimile or original of the signed Notice of Conversion, as long as the original Debenture(s) to be converted are received by the Company or its designated attorney within 5 business days thereafter. Unless otherwise notified by the Company in writing via facsimile the Company's designated attorney is Gary B. Wolff, Esq., 747 Third Avenue, 25th Floor, New York, New York 10017, (P) 212-644-6446, (F) 212-644-6498.

         (c) Common Stock to be Issued. Upon the conversion of any Debentures and upon receipt by the Company or its attorney of a facsimile or original of Holder's signed Notice of Conversion Seller shall instruct Seller's transfer agent to issue Stock Certificates without restrictive legend or stop transfer instructions, if at that time the Registration Statement covering such shares has been deemed effective (or with proper restrictive legend if the Registration Statement has not as yet been declared effective), in the name of Holder (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Seller warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Seller, except as may be set forth herein.

         (d) (i) Conversion Rate. Holder is entitled, at its option to convert the face amount of this Debenture, plus accrued interest, anytime following the Due Date, at 80% of the 10 day average closing bid price, as reported by Bloomberg LP, for the ten (10) consecutive trading days immediately preceding the applicable Conversion Date (the "Conversion Price"). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

                  (ii) Most Favored Financing. If after the Due Date, but prior to the Holder's conversion of all the Debentures, the Company raises money under either Regulation D or Regulation S on terms that are more favorable than those terms set forth in this Debenture, then in such event, the Holder at its sole option shall be entitled to completely replace the terms of this Debenture with the terms of the more beneficial Debenture as to that balance, including accrued interest and any accumulated liquidated damages, remaining on Holder's original investment. The Debentures are subject to a mandatory, 24 month conversion feature at the end of which all Debentures outstanding will be automatically converted, upon the terms set forth in this section ("Mandatory Conversion Date").

                  (e) Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

                  (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder a new Debenture equal to the unconverted amount, if so requested in writing by Holder.

                  (g) Within five (5) business days after receipt of the documentation referred to above in Section 3.2(b), the Company shall deliver a certificate, in accordance with Section 3(c) for the number of shares of Common Stock issuable upon the conversion. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder a new Debenture equal to the unconverted amount, if so requested in writing by Holder.

         In the event the Company does not make delivery of the Common Stock, as instructed by Holder, within 8 business days after delivery of this original Debenture, then in such event the Company shall pay to Holder an amount, in cash in accordance with the following schedule, wherein "No. Business Days Late" is defined as the number of business days beyond the 8 business days delivery period.
                                                     Late Payment for Each
                                                      $10,000 of Debenture
No. Business Days Late                               Amount Being Converted
----------------------                               ----------------------
         1                                                $100
         2                                                $200
         3                                                $300
         4                                                $400
         5                                                $500
         6                                                $600
         7                                                $700
         8                                                $800
         9                                                $900
         10                                               $1,000
         >10                                              $1,000 + $200 for each
                                                          Business Day Beyond 10

         The Company acknowledges that its failure to deliver the Common Stock within 8 business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture.

         To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 3.2(g) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 3.2(g) shall not apply but instead the provisions of Section 3.2(h) shall apply.

         The Company shall make any payments incurred under this Section 3.2(g) in immediately available funds within five (5) business days from the Conversion Date if late. Nothing herein shall limit a Holder's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver Common Stock to the Holder within 8 business days after the Conversion Date.

                  (h) The Company shall at all times reserve and have  available all Common Stock necessary to meet conversion of the Debentures by all Holders of the entire amount of Debentures then outstanding. If, at any time Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by Stockholders) available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures"), upon Holder's sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within three (3) business day of such default (with the original delivered by overnight or two day courier), and the Holder shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.
         The Company agrees to pay to all Holders of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Holder of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Holder's option, payable as follows: (i) in the event Holder elects to take such payment in cash, cash payments shall be made to such Holder of outstanding Debentures by the fifth day of the following calendar month, or (ii) in the event Holder elects to take such payment in stock, the Holder may convert such payment amount into Common Stock at the conversion rate set forth in section 4(d) at anytime after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory 24 month conversion period.

         The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture.

         Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

         (i) The Company shall furnish to Holder such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Debentures, including any amendment of or supplements thereto.

         (j) The Holder is limited in the amount of this Debenture it may convert and own. In no event except (i) with respect to a conversion pursuant to redemption by the Company or (ii) if there is (a) a public announcement that 50% or more of the Company is being acquired, (b) a public announcement that the Company is being merged, or (c) a change in control, shall the Holder be entitled to convert any Debentures to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or any of the Company's Warrants), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures, or exercise of any of the Company's Warrants, with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso. The Holder further agrees that if the Holder transfers or assigns any of the Debentures to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section as if such transferee or assignee were a signatory to the Subscription Agreement. Furthermore, the Company shall not permit such conversions that would violate the provisions of this Section 3.2(j), unless amended in writing upon mutual consent of the parties.

         (k) Redemption. Company reserves the right, at its sole option, to call a mandatory redemption of any percentage of the balance on the Debentures during the two year period following the Due Date. In the event the Company exercises such right of redemption up to and including the last day of the fourth (4th) month following the Due Date it shall pay the Holder, in U.S. currency One Hundred Fifteen (115%) of the face amount of the Debentures to be redeemed, plus accrued interest.In the event the Company exercises such right of redemption at anytime during the fifth (5th) or sixth (6th) months following the Due Date it shall pay the Holder, in U.S. currency One Hundred Twenty (120%) of the face amount of the Debentures to be redeemed, plus accrued interest. In the event the Company exercises such right of redemption at anytime after the last day of the sixth (6th) month following the Due Date it shall pay the Holder, in U.S. currency One Hundred Twenty-five (125%) of the face amount of the Debentures to be redeemed, plus accrued interest. The date by which the Debentures must be delivered to the Escrow Agent shall not be later than 5 business days following the date the Company notifies the Holder by facsimile of the redemption. The Company shall give the Holder at least 5 business day's notice of its intent to redeem.

         Section 3.3. Fractional Shares. The Company shall not issue fractional shares of Common Stock, or scrip representing fractions of such shares, upon the conversion of this Debenture. Instead, the Company shall round up or down, as the case may be, to the nearest whole share.

         Section 3.4. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued name other than its name.

         Section 3.5. Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock required pursuant to and upon the terms set forth in this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         Section 3.6. Restrictions on Transfer. This Debenture has not been registered under the Securities Act of 1933, as amended, (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act.

         Section 3.7. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Article 3.

Article 4.  Mergers

         The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

Article 5.  Reports

         The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

Article 6.  Defaults and Remedies

         Section 6.1. Events of Default. An "Event of Default" occurs if (a) the Company fails to comply with any of its agreements in this Debenture and such failure continues for the period and after the notice specified below, (b) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term " Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company does not cure it within five (5) business days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default".

         Section 6.2.  Acceleration.  If  an  Event  of  Default  occurs  and is continuing, the Holder hereof by notice to the Company, may declare the remaining principal amount of this Debenture to be due and payable. Upon such declaration, the remaining principal amount shall be due and payable immediately.

Article 7.  Registered Debentures

         Section 7.1. Series. This Debenture is one of a numbered series of Debentures which are identical except as to the principal amount and date of issuance thereof and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 and the regulations of the Securities and Exchange Commission promulgated thereunder. Such Debentures are referred to herein collectively as the "Debentures". The Debentures shall be issued in whole multiples of $5,000.

         Section 7.2. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

         Section 7.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in such denominations as agreed to by the Company and Holder.

         Section 7.4. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 8.  Notices

         Any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices, with a copy by fax to Gary B. Wolff, Esq. 747 Third Avenue, New York, NY 10017. The time when such notice is sent shall be the time of the giving of the notice.


Article 9.  Time

         Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which the banks in New York are not required or allowed to be closed.

Article 10.  Waivers

         The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal or conversion into Common Stock.



Article 11.  Rules of Construction

         In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 12.  Governing Law

         The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of New York applicable to agreements that are negotiated, executed, delivered and performed solely in the State of New York.

Article 13.                Litigation

         (a) Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the courts of the State of New York. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal courts of the State of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

         (b) Waiver of Jury Trial. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this agreement.

         (c) Submission To Jurisdiction . Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in the State of New York and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

         IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                                                    SWISSRAY INTERNATIONAL, INC.





                                                     By

                                                  Name:  Ruedi G. Laupper
                                                Title: Chairman and President

                                    Exhibit A

                              NOTICE OF CONVERSION


              (To be Executed by the Registered Holder in order to Convert the Debentures.)


         The undersigned hereby irrevocably elects, as of ______________, 199_ to convert $_________________ of the Debentures into Shares of Common Stock (the "Shares") of SWISSRAY INTERNATIONAL, INC. (the "Company") according to the conditions set forth in the Contingent Subscription Agreement dated _________________,1999.


Date of Conversion_________________________________________

Applicable Conversion Price_________________________________

Number of Shares Issuable upon this conversion______________

Signature___________________________________________________
                           [Name]

Address_____________________________________________________

------------------------------------------------------------

Phone______________________   Fax___________________________

                             Assignment of Debenture


        The undersigned hereby sell(s) and assign(s) and transfer(s) unto


                  (name, address and SSN or EIN of assignee)


                                                              Dollars ($       )
--------------------------------------------------------------------------------
(principal amount of Debenture, $5,000 or integral multiples of $5,000)

of principal amount of this Debenture together with all accrued and unpaid interest hereon.


Date:                               Signed:
                                    (Signature  must  conform in all respects to
                                     name of Holder shown on face of  Debenture)


Signature Guaranteed:

                                 Exhibit 10.62

                                 PROMISSORY NOTE


$1,400,000.00                                                  Switzerland

                                                               August   , 1999

         FOR VALUE RECEIVED, the undersigned, SWISSRAY INTERNATIONAL INC., a New York corporation (the "Borrower"), hereby promises to pay to the order of ABERDEEN AVENUE, LLC (the "Lender"), the principal amount of $1,400,000.00 in lawful money of the United States of America in same day or other immediately available funds, together with interest, payable on or before November __, 1999. In the event that this note is paid off on or before September __, 1999, then the Borrower shall pay the principal amount of $1,400,000 together with accrued interest of three percent (3.0%) totaling $42,000.

         In the event that this note is paid off after September __, 1999, the Borrower shall still be responsible for the $60,000 of accrued interest. Also, any principal amount still outstanding on September __, 1999, shall bear interest at a rate equal to three percent (3.0%) per thirty calendar day period on a pro rata basis until November __, 1999, (ie., Payment in full by the Borrower on November __, 1999 would be $1,484,000).

         Upon default in the payment of this Note when due on November __, 1999, the principal amount of this Note shall bear interest, commencing on November __, 1999 until paid in full, at the rate of five percent (5.0%) per thirty calendar day period as liquidated damages, and the entire amount of this debt shall become due and payable without the necessity for demand or notice, together with all costs of collection, including reasonable attorney's fees.

         The obligations of Borrower under this Note are secured under the provisions of that certain Security Agreement dated August __, 1999, by the "Collateral" and all "proceeds" as those terms are defined in the Security Agreement. The Collateral shall be purchase orders totaling $1,400,000, copies of which are attached hereto as Exhibit A.

         The Borrower acknowledges that its failure to pay this Note in full on November __, 1999 will cause the Lender to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Note a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty.

         Borrower hereby waives presentment, protest, notice of protest and notice of dishonor of this Note. The non-exercise by the Lender of any rights hereunder in any particular instance shall not constitute a waiver thereof in that or any other subsequent instance. The Borrower shall no create any class of indebtedness that ranks senior to this Note.

         Nothing contained herein shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid hereunder exceeds the maximum rate permitted by such law, such rate shall automatically be reduced to the maximum rate permitted by such law.

         The  Borrower  and any  endorsers  hereof,  for  themselves  and  their respective representatives, successors and assigns expressly (a) waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, diligence in collection, and the benefit of any applicable exemptions, including, but not limited to, exemptions claimed under insolvency laws, and (b) consent that the Lender may release or surrender, exchange or substitute any property or other collateral or security now held or which may hereafter be held as security for the payment of this Promissory Note, or may release any guarantor, or may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

         Borrower hereby grants to Lender a security interest in the Collateral to secure the payment of the entire Note balance. As to any Collateral, Lender shall have the rights of a secured party under the Uniform Commercial Code as in effect in the State of New York.

SECURED CREDITORS. Borrower represents and warrants that it shall not create or incur any indebtedness or obligation for borrowed money except for indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable, and shall not grant any other security interests until payment and performance in full of the obligations hereunder, unless Lender otherwise consents in writing. Borrower represents, warrants and covenants that the Collateral and proceeds are not subject to any security interest, lien, prior assignment, or other encumbrance of any nature whatsoever except for the security interest created by this Note.

         AFFIRMATIVE COVENANTS. Borrower covenants and agrees that from the date hereof until payment and performance in full of the obligations hereunder,unless Lender otherwise consents in writing:

         (a) Use of Proceeds. The proceeds disbursed under the Note shall be used solely for working capital and/or costs related to assembly and delivery of Borrower's ddR-Multi System.

         (b) Borrower represents and warrants that there are no actions, suits, investigations or proceedings pending or threatened against or affecting the validity or enforceability of this Note and there are no outstanding orders or judgments of any court or governmental authority or awards of any arbitrator or arbitration board against the Borrower, except as may be indicated in Borrower's current Registration Statement on Form S-1 as filed with the SEC under File No. 333-59829.

DEFAULT. If any of the following events occur (a "default"), Lender may declare the entire Note balance, together with any other amounts that Borrower owes Lender, to be immediately due and payable:

         (a) Borrower fails to pay when due any principal or interest under the terms of this Note;

         (b) Borrower fails to observe or perform any covenant or agreement set forth in this Note or in any instrument, document or agreement concerning the Collateral;

         (c) Borrower makes a general assignment for the benefit of its creditors, files or become the subject of a petition in bankruptcy, for an arrangement with its creditors or for reorganization under any federal or state bankruptcy or other insolvency law;

         (d) Borrower files or becomes the subject of a petition for the appointment of a receiver, custodian, trustee or liquidator of the party or of all or substantially all of its assets under any federal or state bankruptcy or other insolvency law;

         (e)      Borrower  is  voluntarily  or  involuntarily   terminated   or
dissolved;

         (f) Borrower or any accommodation maker, endorser or guarantor enters into any merger or consolidation, or sale, lease, liquidation or other disposition of all or substantially all of its assets or any transaction outside the ordinary course of its business or for less than fair consideration or substantially equivalent value without Lender's prior written consent; or

         (g) Any written representation or written statement made herein or any other written representation or written statement made or furnished to Lender by Borrower was materially incorrect or misleading at the time it was made or furnished.

         (h) Borrower fails to provide by November __, 1999, Purchase Orders totaling $1,400,000.

LITIGATION.

          (a) Forum Selection and Consent to Jurisdiction. Any litigation based on or arising out of, under, or in connection with, this Promissory Note shall be brought and maintained exclusively in the federal courts of the State of New York. The parties hereby expressly and irrevocably submit to the jurisdiction of the federal courts of the State of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Borrower further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

         (b) Waiver of Jury Trial. The Lender and the Borrower hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Lender or the Borrower. The Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Lender entering into this agreement.

MISCELLANEOUS.

         (a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

         (b) Neither this Promissory Note nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

         (c) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed: (i) if to the Borrower, c/o Gary B. Wolff 747 Third Avenue, 25th Floor New York, NY 10017 and (ii) if to Lender c/o Joseph B. LaRocco, Esq. 49 Locust Avenue, Suite 107, New Canaan, CT 06840.

         (d) This Promissory Note shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into, and to be performed in New York by and between residents of New York, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Lender, its successors and assigns. If any provision of this Promissory Note is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         THE BORROWER ACKNOWLEDGES THAT THE TRANSACTIONS IN CONNECTION WITH WHICH THIS NOTE WAS EXECUTED AND DELIVERED AND WHICH ARE CONTEMPLATED BY THE TERMS OF THE AGREEMENT ARE, IN ALL CASES, COMMERCIAL TRANSACTIONS; AND THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND ALL CONSTITUTIONAL RIGHTS IT MAY HAVE AS NOW CONSTITUTED OR HEREAFTER AMENDED, WITH REGARD TO NOTICE, ANY JUDICIAL PROCESS AND ANY AND ALL OTHER RIGHTS IT MAY HAVE, AND THE LENDER MAY INVOKE ANY PREJUDGMENT REMEDY AVAILABLE TO IT OR ITS SUCCESSORS OR ASSIGNS.

                                    SWISSRAY INTERNATIONAL INC.


                                    By_________________________________________
                                    Ruedi G. Laupper its Chairman and President duly authorized

                                 Exhibit 10.63


                                                     Contract

between

Rolcan Finance Ltd., c/o Akar Verwaltungs AG, Seestrasse 17
CH-8702 Zolliken                                             ("ROLCAN")


and
Swissray International, Inc. Turbistrasse 25-27,
CH-MO Hochdorf
The purpose of this contract entered into on April 14, 1999 is to facilitate the endeavors of SRMI's medium and long term business plans. The services rendered by ROLCAN include but are not limited to:


    The introduction of the SRMI management group to respective financial partners, financial brokers, and the continued development of market awareness for the underlying common stock of SRMI. These introductions will include an emphasis on introductions to offshore investors in Europe, the Middle East, and the Far East. In this regard we will also be assisting the Company in having its stock listed on various European exchanges.

    ROLCAN and its associates have succeeded in introducing SRMI to a major highly respected public relations company in the United States. Liviakis Financial Communications. After proper due diligence, the P.R. company has agreed to enter into long term agreement with SRMI in providing its expertise in the market place.

    ROLCAN will continue to monitor the financial requirements of SRMI and the performance of the underlying equity.

    ROLCAN, with SRMI will also develop the coordination of important pending news announcements to be disseminated to the respective shareholders.

This contract is entered into for a period of 18 months from the date of signing. For services rendered, in particular the introduction and co-ordination of Liviakis Financial Communications, and additional services as described above, ROLCAN'S one time fee is 800,000 shares of common stock in SWISSRAY International, Inc. to be piggy-backed in the registration statement.

With the acceptance of the above and the ratification by the board of SRMI, ROLCAN hereby requests SRMI to have the shares issued by SRMI's legal counsel, Mr. Gary B. Wolff, and delivered physically to ROLCAN's associate, Mr. Alfred Hahnfeldt.

Entered into this 14th day of April, 1999.

ROLCAN FINANCE LTD.                         SWISSRAY INTERNATIONAL, INC.


By ___________________                               By _______________________
       Roland Kaufmann                                        Ruedi G. Laupper
         Director                                Chairman and President

                                  ON LETTERHEAD





Swissray

Hrs4 In @ dhot.1 @y.




                        AUTHORIZED DISTRIBUTOR AGREEMENT

                THIS AGREEMENT (the  "Agreement")  is made effective the day of,
September 10, 1998, by and between Swissray America, Inc. a Delaware corporation, having its principal place of business at 5801 Soundview Drive, Suite 50, Gig Harbor, Washington 983J5 (which with its successors and assigns is hereinafter called "Swissray") and



                         Distributor's Full Legal Name)


                                      an individual,.partnership or corporation


                  (if a corporation show  name of state incorporated)

                                 having its principal place of business at
  (DBA, if different from legal name)



                                (street Address)



  (City/Town)                    (State)                     (Zip)

(which, with its successors and permitted assigns, is hereinafter called
 "Distributor").

                                   BACKGROUND

        A. Swissray is engaged in, among other things, the design, development, manufacture, sale and distribution of high quality diagnostic imaging equipment to the medical profession, hospitals, clinics, national accounts and government purchasers and has established a quality image and goodwill among consumers in the diagnostic imaging marketplace.

  B. Swissray desires to appoint a limited number of Distributors to sell certain

Swissray products and accessories thereto (hereinafter individually and collectively called "Swissray Products" or "Products"). Distributor desires to be appointed as an authorized Swissray Distributor, and hereby warrants and represents to Swissray that it shall at all times meet each of its requirements and obligations set forth in this agreement.

        C. Based upon the foregoing, and in reliance thereon, Swissray and Distributor agree as follows:

  Swissray
         1        Distributor APPOINTMENT

           1.1 Swissray hereby appoints distributor as an authorized Swissray Distributor for those Swissray Products listed in Exhibit A, annexed hereto. Exhibit A may be revised from time to time at Swissray's sole, absolute discretion upon sixty (60) days' prior written notice to Distributor. In the event that Distributor objects to such revision, it may so notify Swissray in writing and if within ten (10) days after such notice Swissray and Distributor do not reach agreement with regard to such revision, Distributor may terminate this Agreement upon fifteen (15) days' prigr written notice to Swissray. Distributor's appointment hereunder shall not apply to any Swissray Products except those listed in Exhibit A, as that Exhibit may be revised from time to time.

           1.2 The term of this agreement shall commence on the effective date set forth above and shall continue in full force and effect for a period of 1
  (one) year after which all terms of this agreement may be reconsidered.

                    1.3    Distributor hereby accepts the aforesaid appointment.

                    1.4 Distributor's appointment as an authorized Swissray Distributor shall be exclusive.

           1.5 Distributor's appointment as an authorized Swissray Distributor excludes OEM agreements; both in product and territory that Swissray has enforce. Distributor shall comply with the terms of any OEM agreement.

           1.6 Distributors appointment as an exclusive distributor excludes Yale New Haven and West Haven VA, Connecticut for 2 current Swissray quotations.

           o       DISTRIBUTOR STANDARDS

  Distributor agrees that it shall at all time fulfill each of the requirements (hereinafter collectively called "Distributor Standards") expressed in this paragraph 2 in general and, except for the Distributor Standards at paragraph 2.04(b) and 2.08, at each of Distributor's outlets authorized pursuant to paragraph 3, below, (hereinafter called "Authorized Retail Outlet"):

         2.1 Facilities.

          Distributor shall maintain both the interior and exterior of each Distributors locations) consistent with those of other high quality medical equipment providers.

    Swissray

                      2.2  Sales and Promotional Efforts.

                    2.2.1 Distributor shall use its best efforts to promote and sell Swissray Products through sales, advertising and other marketing programs and promotions, which emphasize the high quality, prestige, and sophistication of the Products. Distributor will comply with the lawful advertising policies and guidelines issued by Swissray from time to time including, without limitation, compliance with the requirements of any cooperative advertising program that Swissray might have in effect.

                    2.2.2  Distributor  shall  utilize   promotional   materials
  supplied free of charge by Swissray and shall make Swissray Product catalogues and sales literature available to customers.

                    2.2.3 Distributor's promotional and sales efforts relative to Swissray Products shall be consistent with Swissray's management business practices.

           2.3    Demonstration and Display.

           All Swissray Products displayed by Distributor shall be maintained in good condition.

           2.4    Inventory and Purchase Requirements.

                    2.4.1  When  applicable  the   Distributor   shall  maintain
  reasonable quantities of back up inventory for all Swissray Products which it displays.

                    2.4.2 Swissray may, from time to time, establish for Distributor written minimum requirements (the "Requirements") to purchase Products within specified periods of time (Exhibit F) . If 'within thirty (30) days of the date the Requirements are provided to Distributor (sixty (60) days if such Requirements are provided other than at the commencement of this Agreement or renewal thereof), Distributor does not object thereto in writing, Distributor will be deemed conclusively to have accepted the Requirements as reasonable and such agreement will then be deemed an integral part of this Agreement.

                    2.4.3 If Distributor objects to the Requirements, then, within ten (10) days from the date thereof, Swissray may, but need not, agree in writing to a reduction in the Requirements, and, if it does not do so, then either party at any time thereafter may terminate this Agreement at will, without further cause, by giving the other party fifteen (15) days' written notice.

                    2.4.4 In addition to its obligations to purchase the Requirements, Distributor's inventory of the Products shall at all times be sufficient in quantity and mix to enable Distributor to

  Swissray


  provide immediate delivery to customers desiring to purchase the

  Products based on expected sales volumes and Product delivery dates.

                    2.4.5 Personnel and Training.

          Distributor shall maintain at least one person at each office who is conversant with audio and video products in general and Swissray Products in particu - lar. To this end, Distributor shall require such persons to be familiar with the specifications, features and technical advantages of Swissray Products as set forth in literature and training material that may be provided by Swissray. Distributor shall use reasonable efforts to participate in local or regional training programs, which Swissray may run from time to time.

                    2.5    Service and Warranty.

           Distributor shall not make or attempt to make warranty repairs to the Products without the advance written authorization of Swissray.

                  2.6      Consumer Relations and Trade Practices.

                                  2.6.1     Distributor shall conduct its
 business
                                  operations in such          manner so as to
promote good customer relations.

                                  2.6.2     Distributor shall at no time engage
 in "bait

  and switch" or any other unfair or deceptive trade practice with respect to Swissray Products, and shall make no false, misleading or disparaging representations concerning Swissray or the Products in advertisements or otherwise.

                  2.6.3 Distributor shall make no representations to customers or to the trade with respect to the specifications or features of Swissray Products, except such as may be approved in writing or published by Swissray.

                  2.6.4      Distributor shall advise Swissray promptly

  concerning any information that may come to its attention as to charges, complaints or claims about Swissray Products by Distributor's customers or other persons.

                    2.6.5 Distributor will not imitate Swissray products or infringe in any way upon Swissray's trademarks, trade dress or other intellectual property, and will not involve itself in any way in the sale of imitations of Products or the sale of any Swissray brand products not intended for sale in the United States (i.e., gray market goods).

                  2.7      Distributor Reports.




  Swissray

          From time to time Swissray may ask Distributor to prepare and forward to Swissray reports relevant to Distributor's business regarding Swissray Products. All reports submitted by Distributor will become the property of Swissray. Swissray will use reports .submitted by Distributor only for Swissray's internal purposes in connection with this Agreement and for no other purpose. Swissray shall not disclose such reports to third parties except its professional advisors and then only in connection with this Agreement.

           2.8 Compliance with Laws.

          Distribu tor and Swissray shall comply with all applicable federal, state and local laws and regulations in performing its duties hereunder and in any of its dealings with Swissray Products.

         3        SUPPORT BY SWISSRAY Swissray shall provide Distributor with support, as
         follows:
           3.1 Swissray shall maintain such promotional programs as it believes in its sole, absolute judgment will enhance the sale of
           the    Products.

  3.2 Swissray shall, from time to time, make sales Literature and other promotional materials available to Distributor.

  3.3 Swissray shall maintain a network of authorized service centers, which shall provide both in-warranty and out-of-warranty services to consumers.

  3.4 Swissray shall, as may be necessary or appropriate from
  time to time,      provide technical      assistance    to    Distributor
  concerning Swissray Products.

           3.5 From time to time Swissray may suggest the level of resale pricing of Products.

  However, Distributor's resale prices, and its sales policies, shall be established solely by Distributor, and Swissray, its employees and agents retain no control of such resale prices or sales policies.


           4      GOVERNING TERMS AND CONDITIONS; PRICES, ORDERING AND
           FINANC@ REQUIREMENTS

           4.1 For purposes of this Agreement, "Terms of Sale" shall mean the terms set forth in Exhibit C, annexed hereto, and found on the reverse side of each Swissray invoice, as such Terms of Sale may be replaced, supplemented or modified, and "Price Scbedules" shall mean the Swissray Confidential Price Schedules as are issued and replaced, supplemented or modified from time to time by

  Swissray



Swissray. The Terms of Sale, Price Schedules are collectively referred to as the "Terms and Prices." The terms and conditions solely and exclusively governing the relationship of the parties to this Agreement and the sale of Products to Distributor will be as set forth in this Agreement and in both the Swissray Terms of Sale, and Price Schedules, as applicable. The provisions of this
Agreement and the Terms and Prices are cumulative. Nevertheless, except as specifically stated in this Agreement to the contrary, and except with respect to this paragraph 4.1 which shall be paramount, in the event of any irreconcilable conflict between this Agreement and the Terms and Prices, the latter will prevail.

         4.2 From time to time, Swissray may issue policies relating to the sale of Products including, without limitation, policies covering credit matters, product repair or replacement or. product returns; it may also issue from time to time special programs containing terms and conditions of sale which temporarily add to or deviate in part or in whole from the Terms and Prices. Such additional or different terms and conditions, while in effect, supersede the Terms and Prices to the extent of any conflict with them. Upon their issuance, and as replaced, supplemented or modified, such policies and such additional or different terms and conditions will be deemed a part of the Terms and Prices and will be binding upon Swissray and Distributor with respect to orders accepted after their issuance.

                  4.3      Distributor will purchase Products at Swissray's
                  standard          prices as set forth in the Price Schedules
in effect at
                  the time          the order is placed, less all applicable
discounts and
allowances as set forth in the Terms and Prices. Prices, less such discounts and allowances, shall be set forth on Swissray's invoice to Distributor. Notwithstanding anything to the contrary, all prices, discounts and allowances are subject to change by Swissray upon their issuance and without advance notice.

         4.4 Distributor will order Products from Swissray in accordance with ordering procedures established by Swissray from time to time. All purchase orders must be submitted by Distributor in writing to Swissray's sales representative or, if a sales representative is not involved, directly to Swissray. Telephone purchase orders must be confirmed in writing. All orders are subject to acceptance in writing at Swissray's principal place of business. Any shipment of Products to Distributor in whole or in partial fulfillment of any purchase order of Distributor will not be deemed to constitute an acceptance by Swissray of any of the terms and conditions of such purchase order, except as to identification of Products and the quantities involved, unless otherwise expressly agreed to in writing by Swissray. Swissray reserves the right to accept or reject orders in whole or in part in its sole, absolute discretion. Swissray shall also have the right in its sole, absolute discretion to cancel any backorders even if such orders have been accepted previously by



  Swissray




  acknowledgment, partial shipment or otherwise.

          4.5 Distributor represents and warrants to Swissray that it is in good and substantial financial condition and is able to pay all bills when due. At Swissray's request, Distributor shall furnish financial statements or additional information as may be necessary or appropriate to enable Swissray to determine Distributor's creditworthiness.

           4.6 Sales will be made on the credit terms in effect at the time that an.order is accepted. Swissray shall have the -right to establish credit limits for Distributor. If Distributor becomes delinquent in payment obligations or other credit or financial requirements established by Swissray, or, if in the opinion of Swissray, Distributor's credit becomes impaired, Swissray 1, may from time to time at its sole, absolute discretion, in addition to any rights or remedies provided by applicable law or the Terms of Sale, alter Distributor's credit limits (or other financial requirements established by Swissray) and take such actions as it may deem necessary to protect its financial position. '

          4.7 Swissray's standard terms and conditions shall apply to all transactions. (See attached Swissray Terms and Conditions)


5 CHANGES IN PRODUCTS, PARTS OR POLICIES

          Unless otherwise provided by applicable laws, Swissray may at any time add, change or cease making available any of the Products or parts without advance notice to Distributor, and Swissray shall not be liable to Distributor for failure to furnish the Products or parts of the model, design or type previously sold.


  6 DURATION OF AGREEMNT AND TERMINATION

           6.1 Unless earlier terminated as provided below, this Agreement shall remain in effect from one (1) year next following the date upon which this Agreement becomes effective as set forth on the first page of this Agreement. This Agreement may be renewed for one or more one-year periods if each party hereto gives written notice of such intent to the other party not less than sixty (60) days prior to the expiration of the initial or any renewal term. If, after the expiration of the initial or any renewal term, the Agreement has not been renewed as above provided, and if the parties nonetheless continue to do business, then the Agreement will continue in effect subject to all of its terms and conditions except that either party shall have the right to terminate the Agreement with or without cause, for any reason or for no reason, upon thirty (30) days' written notice to the other party.



                                                       -7-

  Swissray

                    6.2 This Agreement may be terminated prospectively as follows:

                  6.2.1 Distributor may terminate this Agreement at any time, with or without cause, for any reason of for no reason, on 30 days' prior written notice to Swissray or upon 15 days' prior written notice as provided in paragraphs 1.01, 2.04(c), above, or 11.07, below.

                                6.2.2       Swissray may terminate this
Agreement as follows:

                           6.2.2.1          Swissray may terminate this
Agreement by giving Distributor 30
days' prior written notice in the event Distributor will have failed to fulfill or perform any one or more of the duties, obligations or responsibilities undertaken by it pursuant to paragraphs 2, 5.06 and 11.01 of this Agreement and paragraphs 2, 5 [except with respect to non-payment provided for in paragraph 7.02(b) (ii) (4), below] and 6(c) of the Terms 'of Sale, or in the event of any change of which Distributor is required to notify Swissray pursuant to paragraph
11.09 of this Agreement, except that Swissray may terminate this Agreement upon 15 days' prior written notice as provided in paragraph 2.04(c), above.

                           6.2.2.2          Swissray may terminate this
Agreement by giving Distributor
written notice, effective immediately, in any of the following events:

                                    6.2.2.2.1        If Distributor has
 continued in default of any duty,
obligation or responsibility [other than as provided for in paragraph 7.02(b)(i), above, or other than as provided for in this paragraph 7.02(b)(ii)) imposed on it by this Agreement, for 30 days after Swissray gives written notice to Distributor of such default;

                                    6.      2. 2. 2. 2 Any assignment or
attempted assignment by
Distributor of any interest in this Agreement, or any

violation of paragraph 8, below in connection with a bulk sale or transfer; (I


                                    6.2.2.2.3        If Distributor becomes
insolvent, files or has filed
against it a petition in bankruptcy, makes a general assignment for the benefit of its creditors or has a receiver or trustee appointed for its business or a substantial portion of its properties;

                                    6.2.2.2.4        If Distributor defaults in
 the payment of any
indebtedness to Swissray when and as the same becomes due and payable, if such default has continued for a period of 10 days after written notice of such default is given to Distributor; or

                                    6.2.2.2.5        If Distributor makes a
 material false representation,
report or claim in connection with the

                         PA

  Swissray

  business relationship of the parties, or engages in fraud or criminal misconduct.

         6.3 Termination of this Agreement by Swissray for' cause or termination by Distributor with or without cause shall automatically accelerate the due date of all invoices for Swissray Products so that they shall become immediately due and payable as set forth in paragraph 5 of the Terms of Sale on the effective date of termination, even if longer terms had been previously agreed to.

         6.4 Termination of this Agreement by either party shall automatically cancel all open orders without liability., In the event of termination of this Agreement by either party wi@h advance notice, Swissray shall, at its sole option, be entitled to reject all or part of any orders received from Distributor after notice but prior to the effective date of termination. Notwithstanding any credit terms made available to Distributor prior to that time, any Swissray Products shipped during said final period shall be paid for by certified or cashier's check prior to shipment.

         6.5 Within ten (10) days following the effective date of termination of this Agreement, Distributor shall submit to Swissray a list of all new, undamaged and current Swissray Products owned by Distributor as of the effective date of termination. Swissray shall have the option in its sole, absolute discretion to repurchase (but shall not be obligated to repurchase) any or all of the Products upon providing written notice of its intention to Distributor within thirty (30) days after receipt of the list of the Products from Distributor. Upon receipt of notice that Swissray intends to exercise its repurchase option, Distributor will cause the Products selected by Swissray for repurchase to be delivered to such place(s) in the United States as Swissray may designate, freight pre-paid. Swissray shall have the right to inspect all returned merchandise before establishing final disposition. Upon inspection, Swissray shall be entitled to reject and return to Distributor, freight collect, any of the Products which, in Swissray's sole, absolute judgment, are in unacceptable condition. Distributor shall be credited for any accepted Swissray Products at the lower of: (i) the net invo ice prices at which the Products were originally purchased by Distributor, less any allowances which Swissray may have given Distributor on arccount of the Products; or (ii) the price for such Products prevailing at the effective date of termination of this Agreement, and, in both cases, less the costs of repair, refurbishing or repackaging, as may be necessary, and a minimum fee for restocking equal to 15% of the net invoice price credited to Distributor for Returned Products.

         6.6 Neither Swissray nor Distributor shall be liable to the other because of the termination of this Agreement (regardless of the circumstances thereof) for compensation, reimbursement or damages of any kind, including, without limitation, damages because


                                      -C)-

  Swissra

  fimlin@dhotw"ayy



  of loss of prospective profits or because of expenditures, investments, leases or any other types of commitments made in connection with the business of either of them. In the '.event of termination, Distributor shall remain liable for all outstanding invoices and unpaid accounts and Swissray shall remain liable for all credits due to Distributor with respect to requests for credit submitted by Distributor prior to termination or within ninety (90) days thereafter.

                    6.7 Upon termination of this Agreement, each party shall immediately:

                    6.7.i Discontinue any and all use of the trademarks of the other party, including such use in advertising or business materials of the other party (except as necessary to sell Products remaining in Distributor's inventory after termination, but in no event more than one hundred twenty (120) days after termination; and

                    6.7.2 Remove or obliterate any and all signs which designate Distributor as an authorized Swissray Distributor or which include any trademark of Swissray, and cease holding itself out, in any other manner, as an authorized Swissray Distributor; and

                    6.7.3 Notify and instruct publications and others which may list or publish Distributor's name as an authorized Swissray Distributor (including telephone directories, yellow pages and other business directories) to discontinue such listings.

  7 ASSIGNMENT

           7.1 Distributor is appointed as an authorized Swissray Distributor because of Swissray's confidence in Distributor, which confidence is personal in nature. Distributor may not assign, transfer or sell its rights under this Agreement (or delegate its obligations hereunder) without the prior written consent of Swissray, and any attempted assignment, transfer or sale (whether by transfer of stock, assets or otherwise) , absent such written consent, shall be null and void. Subject to these restrictions, the provisions of this Agreement shall be binding upon and shall
                    inure to        the benefit of the parties and their
permitted assigns.

           7.2 Distributor shall not sell or otherwise transfer a major part of its materials, supplies, merchandise or other inventory or a substantial part of its equipment in connection with a sale or transfer of inventory without first giving Swissray prior written notice as required by the Uniform Commercial Code and other applicable law.

                  7.3      Distributor shall not consummate any sale or transfer

                                      -in-

  Swissra

  Fimtki@dhOtaix-rayy



as set  forth  in  paragraph  7.2,  above,  unless  contemporaneously  therewith
Distributor pays all sums due and payable to Swissray as determined in accordance with paragraph 5 of the Terms of Sale, even if longer payment terms had been previously agreed to.

         7.4 If Distributor shall fail to pay to Swissray a@l monies due to Swissray as provided in paragraph 7.3, above, then proceeds or other consideration, tangible or intangible, received by Distributor in connection with the transfer described inrparagraph 7.2, above, shall be deemed to be held by the recipient of such proceeds in trust for the benefit of Swissray to the extent of the amount due and payable to Swissray as provided in paragraph 7.3, above. If the aforesaid proceeds or other consideration from such sale or transfer are not received directly by Distributor, then Distributor shall cause the person or other legal entity receiving such proceeds or consideration to hold such proceeds or consideration in trust for the benefit of Swissray to the extent of the amount due and payable to Swissray as provided in paragraph
                           7.3, above.      Such trust shall be subordinate to
 a prior security
                           interest held    by a person financing all or
substantially all of
                           Distributor's    inventory.  In the event that a
trust arises
hereunder, Distributor shall give written notice of such trust to the buyer or transferee of the materials, supplies, merchandise or other inventory or equipment described in paragraph 7.2, above, and to Swissray.

         7.5 If Distributor breaches any of its obligations under this paragraph 7 and Swissray is not paid the monies due as provided in paragraph 7.3, above, then, in the event that Swissray chooses to pursue any rights it may have in any forum in any jurisdiction to collect such monies from the aforesaid buyer or transferee of Distributor, Distributor will indemnify and hold Swissray harmless from and against any and all costs and expenses, including, without limitation, reasonable attorneys' fees in connection with such pursuit.

         7.6 Swissray retains the right to assign this contract in the event the Swissray is sold or merged.

  Swissray

  nmt bi @ d;otw xivv4




  8 MUTLIAL REI.EASE AND LIMITATIONS ON FUTURE CLAIMS

         8.1 Except as reserved in this paragraph 9.01, upon the mutual execution of this Agreement, and any renewal thereof, Swissray and Distributor hereby do and shall release each other of and from all manner of action and actions, cause and causes of action, suits, contracts, controversies, damages, claims and demands whatsoever, known or unknown, in law or in equity, whether under laws and regulations of federal, state or municipal governments, under the common law or otherwise, which sutli parties or their respective successors or assigns ever had, now have, or which they or any of them hereafter can, shall or may have against the other party by reason of any matter, cause or thing whatsoever from the beginning or time until the date hereof. Swissray reserves its rights against Distributor for payment with respect to any outstanding invoices and open accounts and with respect to the protection of its trademarks, other intellectual property rights and goodwill, and Distributor reserves its right against Swissray for any unissued credits, for prior accruals for cooperative advertising, if applicable, for matters regarding the protection of Distributor's trademarks and other intellectual property and for matters arising out of Swissray's Product liability. All cooperative advertising claims must be submitted in accordance with Swissray's cooperative advertising policy.

         8.2 Except as provided below in this paragraph 8.2, both Swissray and Distributor agree that any cause of action or claim hereafter arising out of the relationship between Swissray and Distributor, including any cause of action or claim for alleged breach of this Agreement, shall be barred unless arbitration (as provided in paragraph 10, below) or other action (if permitted by this Agreement) is commenced by the aggrieved party within one (1) year after the cause of action or claim first accrues. The aforesaid one (1) year limitation is in lieu of all other applicable statutes of limitation which may be longer in duration; however, such one (1) year period shall not apply to any causes of action or claim asserted against Distributor by Swissray arising from any delinquencies in payment for Swissray Products or asserted by Distributor with respect to third-party claims arising out of Swissray's Product liability.


9 ARBITRATION AND GOVERNING LAW

        Except with respect to each party's indemnity and the other rights of each party set forth in paragraph 10.5, b6low, the Arbitration and Governing Law provisions of paragraph 10 of the Terms of Sale attached as Exhibit C shall also govern any controversy or claim arising out of or relating to this )Wgreement, to the breach thereof, to the relationship created thereby or to

Swissray

the termination thereof, with the additional provision that if Distributor shall breach the provisions of paragraph 7 of this Agreement, it shall pay all of the costs and expense of Swissray, including, without limitation, reasonable attorneys' fees, in connection with such arbitration. The arbitrators award shall include such costs and expenses. The provisions of paragraph 9(d) of the Terms of Sale attached as Exhibit C shall govern any controversy or claim covered by paragraph 10.5, below.

         9.1 The internal law of the State of New York, exclusive of its conflict-of-laws principles shall govern claims or controversies that are not the subject of arbitration under these Terms, for this purpose, both DISTRIBUTOR and SWISSRAY h"ereby.


10 MISCELLANEOUS PROVISIONS

         10.1 Swissray and Distributor agree that their relationship is that of buyer and seller only, and Distributor shall be considered an independent contractor at all times with respect to its relationship with Swissray. Nothing in this Agreement shall be construed as creating the relationship of employer and employee, master and servant, franchiser and franchisee, principal and agent or joint venturers between the parties hereto. The relationship created by this Agreement does not create the grant by Swissray of a franchise to Distributor, and no federal or state franchise statute, law, regulation or rule will be deemed or construed to apply to the formation, operation, administration, expiration or termination of this Agreement. Except as authorized in writing neither party shall have any express or implied right or authority to assume or create any obligation on behalf of the other party, and shall not attempt to do so. This Agreement does not grant to either party a license to use any trade name, trademark, service mark or trade dress of the other party. Under no circumstance shall either party, its agents or employees, be considered the agent of the other party, its agents and employees, and neither party shall represent themselves directly or by implication as such.

         10.2 The failure or refusal by Swissray either to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right. A waiver of any provision of this Agreement must be in writing, signed by the waiving party to be effective.

         10.3 In the event that any of the provisions r of this Agreement or the application of any such provisions to the parties hereto with respect to their obligations hereunder shall be held by a court or other tribunal of competent jurisdiction to be Unlawful,

  Swissray

  invalid, or void or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. In the event, however, that any law, order, regulation, direction, restriction or limitation, or interpretation thereof, shall in the judgment of either party substantially alter the relationship between the parties under this Agreement, or the advantages derived from such relationship, such party may request the other party hereto to modify this Agreement, and, if, within thirty (30) days subsequent to the making of such request, the partibs hereto are unable ' to agree upon a mutually satisfactory modification hereof, then either party may terminate this Agreement without further cause on fifteen (15) days' prior written notice to the other party.

         10.4 The paragraph headings contained herein are for reference only and shall not be considered as substantive'.parts of

                                    this Agreement.           The use of the
singular or plural form shall
                                    include the other         form, and the use
of masculine, feminine or
                                    neuter gender shall       include the other
 genders.

         10.5 Each party agrees to and does hereby indemnify and hold harmless the other party and will, at the other party's request, defend the other party, its employees and agents, with respect to any claim, demand or liability asserted by a third party against such other party which is based upon any act or omission by the indemnifying party including, without limitation, any breach of this Agreement, and from any and all expenses and liabilities resulting therefrom (including, without limitation, reasonable attorneys' fees). Each party acknowledges that, should it breach any of its covenants with respect to trademarks or other intellectual property rights of the other party in this Agreement or in the Terms of Sale attached as Exhibit C, the other party will be irreparably harmed and will be entitled to an injunction preventing the other party from further breaching the Agreement or the Terms of Sale attached as Exhibit C without any further or more particularized showing of irreparable injury. Such an injunction may be applied for before any Court having jurisdiction thereof. In any such proceeding, the aggrieved party will be entitled to recover any damages it suffers as a result of the other's breach, including, without limitation, the recovery of any costs and reasonable attorneys' fees incurred in enforcing its rights under this Agreement or the Terms of Sale attached to Exhibit C.

         10.6 Neither party shall be liable under the provisions of this Agreement for direct or indirect damages (except with respect to Distributor's obligations to pay for Products) on accou@t of its failure to perform its obligations under this Agreement on account of reasons beyond its absolute, exclusive and unconditional control, and in no event shall either party be liable for any indirect, special, incidental, punitive or consequential damages,


                                                      -14-

  Swissray

  Fkdlndhw diotal@y.




  or loss of profits or financial investments, under any legal theory, sustained by the other party (or any person transacting business with such other party) in connection with its obligations under this Agreement or the relationship of the parties hereunder.

           10.7  Nothing  contained  herein  shall be  deemed to limit or affect
  Swissray's rights to modify, amend or change, in any way it deems to be necessary or appropriate, any of its Terms and Prices or its policies or procedures, regardless of whether or not such modifications, amendments or changes relate to matters contained in this Agreement; provided that, such modification, amendment or change is prospective in nature and Distributor has received notice of such modification, amendment or change prior to submitting its purchase order. In the event that Distributor objects to any such modification, amendment or change, it may so notify Swissray in writing, and if within ten (10) days after such notices Swissray and Distributor do not reach agreement with regard to such modification, amendment or change, Distributor may terminate this Agreement upon fifteen (15) days' prior written notice to Swissray.


           10.8 Unless otherwise specified in this Agreement, all notices and demands of any kind, which either Swissray or the Distributor may be required or desire to serve upon the other under the terms of this Agreement, shall be in writing and shall be served by personal delivery or by mail at their respective addresses set forth in this Agreement or at such other addresses as may be designated by the parties in writing. If by personal delivery, service shall be deemed complete upon such delivery. If by mail, service shall be deemed complete upon the expiration of the third day after the date of mailing, postage prepaid.

           10.9  This   Agreement   has  been  entered  into  by  Swissray  with
  Distributor in reliance upon:

                                       10.9.1        Distributor's
representation that the
                                       following person(s)
substantially participates) in the Ownership of Distributor:

  Name                 Address                    % Interest








10.9.2    Distributor's      representation     that     the

Swissra

nmt 1. d"d dhotal -I.Y




following person(s) will have full managerial authority and
                                    responsibility for        the operating
management of Distributor in the
                                    performance of this       Agreement:

                                    Name    Position

                                    Richard F. Ernst          President




                                       and

                    10.9.3 In the event of any contemplated change of controlling ownership,

  Distributor.will give Swissray prior written notice thereof (except in the event of a change caused by.the death of any such person(s), in which case Distributor will give Swissray immediate written notice thereof), but no such change or notice thereof will act as a waiver of any right of Swissray under this Agreement or at law unless and until embodied in an appropriate written waiver duly executed by the Vice President-Sales of Swissray.

           10.10 This Agreement shall be effective only after its execution by Distributor and its subsequent execution by an officer of Swissray at the principal office of Swissray. No other employee or representative of Swissray shall have any right or authority to execute this Agreement or any modification or waiver of this Agreement or to bind Swissray to any other agreement.

           10.11 This Agreement, together with its Exhibits and any other documents incorporated herein by reference, constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof. Any and all written or oral agreements heretofore or contemporaneously existing between the parties pertaining to the subject matter of this Agreement are expressly canceled. Except as otherwise provided by this Agreeme@t, this Agreement may not be altered, modified, amended or otherwise changed, except by a written instrument executed by both parties.

           10.12 The rights and remedies of the parties under this Agreement and the Terms, attached as Exhibit C, and Prices are cumulative with rights and remedies provided at law or in equity. Even if not expressly provided in the provisions of this Agreement, the obligations of a party which, if they are to have their stated effect must survive the termination of this Agreement, shall so survive for the period necessary to give full effect to their stated purpose.



                         10.13      This Agreement has been executed in multiple

  Swissra

  nm In @ dhotw @lty


  counterparts, each of which shall be deemed enforceable without production of the others.

                    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first hereinabove written.

  DISTRIBUTOR                                              Swissray America,Inc.


                                                                            By:

               Dist .-jjDur-or      s k'U.Li Legal N

               Title:

               SignLture
                                    By:

               Name--p.r,-nt        or type
               Title:

               Title:                                                       By:
                         Corp

           (indicate office)
                                                              Title:

Partner, Proprietor

Dated:                                            Dated:

                                 Exhibit 23.3(a)



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion of our report dated August 6, 1999 of our audit of the financial statement of Swissray International, Inc. for the years ended June 30, 1999 and 1998 in Swissray International, Inc.'s Amendment No. 2 to Form S-1 filed September 12, 1999.


                                            /Feldman Sherb Horowitz & Co., P.C./


                                             FELDMAN SHERB HOROWITZ & CO., P.C.





New York, New York
September 12, 1999